EXECUTION VERSION AGREEMENT AND PLAN OF MERGER by and among APPFOLIO, INC., LILAC MERGER SUB, INC., MOVE EZ, INC., and WT REPRESENTATIVE LLC as the Equityholder Representative, dated as of October 22, 2024

TABLE OF CONTENTS Page i ARTICLE I DEFINITIONS ......................................................................................................................... 1 Section 1.01 Defined Terms ....................................................................................................... 1 Section 1.02 Other Defined Terms ........................................................................................... 18 ARTICLE II THE MERGER ...................................................................................................................... 19 Section 2.01 The Merger. ......................................................................................................... 19 Section 2.02 Treatment of Company Stock .............................................................................. 20 Section 2.03 Treatment of Options, Warrants, Convertible Notes and Equity Rights.............. 20 Section 2.04 Paying Agent; Letter of Transmittal; Exchange of Certificates; Lost Certificates. .......................................................................................................... 23 Section 2.05 Additional Merger Procedures and Effects. ......................................................... 24 Section 2.06 Certificate of Incorporation ................................................................................. 24 Section 2.07 Bylaws ................................................................................................................. 24 Section 2.08 Directors and Officers .......................................................................................... 24 Section 2.09 Withholding Rights .............................................................................................. 24 Section 2.10 Appraisal Rights .................................................................................................. 25 Section 2.11 Reliance on Closing Certificate and Post-Closing Payment Spreadsheets .......... 25 ARTICLE III THE CLOSING TRANSACTIONS .................................................................................... 25 Section 3.01 The Closing .......................................................................................................... 25 Section 3.02 Holdback Amount ................................................................................................ 26 Section 3.03 Closing Certificate; Cash Payments at the Closing. ............................................ 26 Section 3.04 Deliveries to Purchaser at the Closing ................................................................. 27 Section 3.05 Deliveries to the Company at the Closing ........................................................... 28 Section 3.06 Post-Closing Adjustment ..................................................................................... 29 Section 3.07 Closing Mechanics ............................................................................................... 31 ARTICLE IV REPRESENTATIONS AND WARRANTIES REGARDING THE GROUP COMPANIES .................................................................................................................................................................... 31 Section 4.01 Organization ........................................................................................................ 31 Section 4.02 Authorization of Transactions.............................................................................. 31 Section 4.03 Noncontravention................................................................................................. 32 Section 4.04 Litigation .............................................................................................................. 32 Section 4.05 Capitalization. ...................................................................................................... 33 Section 4.06 No Subsidiaries .................................................................................................... 34 Section 4.07 Brokers’ Fees ....................................................................................................... 34 Section 4.08 Financial Statements ............................................................................................ 34 Section 4.09 Absence of Undisclosed Liabilities ..................................................................... 35 Section 4.10 Absence of Changes............................................................................................. 35 Section 4.11 Compliance with Laws. ....................................................................................... 37 Section 4.12 Title to Assets. ..................................................................................................... 37 Section 4.13 Real Property ....................................................................................................... 38 Section 4.14 Tax Matters. ......................................................................................................... 39 Section 4.15 Intellectual Property. ............................................................................................ 42 Section 4.16 Material Contracts................................................................................................ 44 Section 4.17 Insurance .............................................................................................................. 46 Section 4.18 Employees. ........................................................................................................... 46 Section 4.19 Employee Benefits. .............................................................................................. 48 Section 4.20 Environmental Laws ............................................................................................ 50 Section 4.21 Material Customers; Material Suppliers .............................................................. 50

Table of Contents (continued) Page ii Section 4.22 Related Party Transactions .................................................................................. 50 Section 4.23 Accounts Receivable ............................................................................................ 51 Section 4.24 Accounts Payable ................................................................................................. 51 Section 4.25 Bank Accounts; Powers of Attorney.................................................................... 51 Section 4.26 Warranties ............................................................................................................ 51 Section 4.27 Computer and Technology Security; Data Privacy. ............................................ 51 Section 4.28 COVID-19 ........................................................................................................... 52 Section 4.29 International Trade Matters ................................................................................. 53 Section 4.30 Compliance with Anti-Corruption Laws ............................................................. 53 Section 4.31 No Other Representations and Warranties ........................................................... 53 ARTICLE V REPRESENTATIONS AND WARRANTIES OF PURCHASER AND MERGER SUB .. 53 Section 5.01 Organization of Purchaser and Merger Sub ......................................................... 53 Section 5.02 Authorization ....................................................................................................... 53 Section 5.03 Noncontravention................................................................................................. 54 Section 5.04 Litigation .............................................................................................................. 54 Section 5.05 Brokers’ Fees ....................................................................................................... 54 Section 5.06 No Other Representations and Warranties ........................................................... 54 ARTICLE VI COVENANTS ..................................................................................................................... 54 Section 6.01 Conduct of Business Prior to the Closing ............................................................ 54 Section 6.02 Access .................................................................................................................. 55 Section 6.03 No Solicitation of Other Bids. ............................................................................. 55 Section 6.04 Consent. ............................................................................................................... 56 Section 6.05 Runoff Policies. ................................................................................................... 56 Section 6.06 Public Announcements ........................................................................................ 56 Section 6.07 Transfer Taxes ..................................................................................................... 56 Section 6.08 Tax Matters. ......................................................................................................... 57 Section 6.09 R&W Policy ......................................................................................................... 60 Section 6.10 Employee Benefit Matters ................................................................................... 60 Section 6.11 Parachute Payments ............................................................................................. 60 Section 6.12 Directors’ and Officers’ Indemnification and Insurance. .................................... 60 Section 6.13 Books and Records .............................................................................................. 61 Section 6.14 Further Assurances .............................................................................................. 61 ARTICLE VII CONDITIONS TO CLOSING ........................................................................................... 61 Section 7.01 Condition to Obligations of All Parties ............................................................... 61 Section 7.02 Conditions to Obligations of Purchaser ............................................................... 61 Section 7.03 Conditions to Obligations of the Company ......................................................... 62 Section 7.04 Waiver .................................................................................................................. 63 ARTICLE VIII INDEMNIFICATION ....................................................................................................... 63 Section 8.01 Survival of Representations, Warranties, Covenants and Agreements ................ 63 Section 8.02 Indemnification by the Equityholders .................................................................. 64 Section 8.03 Indemnification by Purchaser .............................................................................. 64 Section 8.04 Limitations on Indemnification. .......................................................................... 64 Section 8.05 Procedures for Third-Party Claims. ..................................................................... 66 Section 8.06 Procedures for Inter-Party Claims ....................................................................... 67 Section 8.07 Order of Recovery; Payment of Damages. .......................................................... 68

Table of Contents (continued) Page iii Section 8.08 Exclusive Remedies ............................................................................................. 69 Section 8.09 No Subrogation .................................................................................................... 69 Section 8.10 Treatment of Indemnity Payments ....................................................................... 69 Section 8.11 No Circular Recovery .......................................................................................... 69 ARTICLE IX TERMINATION .................................................................................................................. 70 Section 9.01 Termination .......................................................................................................... 70 Section 9.02 Effect of Termination ........................................................................................... 70 ARTICLE X MISCELLANEOUS.............................................................................................................. 71 Section 10.01 The Equityholder Representative. ........................................................................ 71 Section 10.02 No Third-Party Beneficiaries ............................................................................... 73 Section 10.03 Specific Performance. .......................................................................................... 73 Section 10.04 Entire Agreement ................................................................................................. 73 Section 10.05 Successors and Assigns ....................................................................................... 74 Section 10.06 Counterparts ......................................................................................................... 74 Section 10.07 Headings .............................................................................................................. 74 Section 10.08 Notices ................................................................................................................. 74 Section 10.09 Amendments and Waivers ................................................................................... 75 Section 10.10 Incorporation of Schedules and Exhibits ............................................................. 75 Section 10.11 Construction ......................................................................................................... 75 Section 10.12 Interpretation ........................................................................................................ 75 Section 10.13 Governing Law .................................................................................................... 76 Section 10.14 Waiver of Jury Trial ............................................................................................. 76 Section 10.15 Consent to Jurisdiction ......................................................................................... 76 Section 10.16 Disclosure Schedules ........................................................................................... 77 Section 10.17 Non-Reliance ....................................................................................................... 77 Section 10.18 Legal Representation ........................................................................................... 77

SCHEDULES & EXHIBITS SCHEDULES Closing Released Liens Schedule Closing Repaid Indebtedness Schedule Disclosure Schedules Key Stockholders Schedule Other Transaction Expenses Schedule Required Consents Schedule Working Capital Schedule EXHIBITS Exhibit A – Form of Support Agreement Exhibit B – Certificate of Merger Exhibit C – Form of Paying Agent Agreement Exhibit D – Form of R&W Policy Exhibit E– Form of Option Cancellation Agreement Exhibit F– Form of Warrant Cancellation Agreement Exhibit G – Form of Convertible Note Cancellation Agreement Exhibit H – Form of Letter of Transmittal Exhibit I – Form of Transaction Bonus and Release Agreement Exhibit J – Form of Written Consent Exhibit K – Form of Equity Rights Cancellation Agreement

1 AGREEMENT AND PLAN OF MERGER This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is entered into on October 22, 2024, by and among (a) AppFolio, Inc., a Delaware corporation (“Purchaser”), (b) Lilac Merger Sub, Inc., a Delaware corporation and wholly owned Subsidiary of Purchaser (“Merger Sub”), (c) Move EZ, Inc., a Delaware corporation (the “Company”), and (d) WT Representative LLC (the “Equityholder Representative”). Each of the above-referenced parties is sometimes herein referred to individually as a “Party” and collectively as the “Parties.” Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in Article I. RECITALS WHEREAS, Purchaser desires to acquire one hundred percent (100%) of the issued and outstanding Company Stock pursuant to the Merger on the terms and subject to the conditions set forth herein; WHEREAS, the Parties intend that Merger Sub be merged with and into the Company, with the Company surviving the merger on the terms and subject to the conditions set forth herein (the “Merger”); WHEREAS, the respective boards of directors or managers (as applicable) of Purchaser and Merger Sub have unanimously authorized, adopted and approved this Agreement and the Merger and determined that this Agreement and the Merger are desirable and in the best interests of their respective companies and equityholders; WHEREAS, the board of directors of the Company (i) has determined that the Merger is fair to, and in the best interests of, the Company and the Stockholders and has approved this Agreement and the Merger, and (ii) has recommended the adoption of this Agreement and approval of the Merger by the Stockholders in accordance with the DGCL; WHEREAS, the Company shall obtain, in accordance with Section 6.04, the Written Consent, pursuant to which, among other things, this Agreement will be adopted by the stockholders of the Company; and WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and material inducement to the execution of this Agreement by Purchaser and Merger Sub, each of the Persons set forth on the Key Stockholders Schedule attached hereto (the “Key Stockholders”) is entering into a support agreement with Purchaser, in substantially the form attached hereto as Exhibit A (collectively, the “Support Agreements”). NOW, THEREFORE, in consideration of the foregoing and the mutual promises herein made, and in consideration of the representations, warranties, covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows: ARTICLE I DEFINITIONS Section 1.01 Defined Terms. The following capitalized terms (in their respective singular and plural forms, as appropriate), as used in this Agreement, shall have the respective meanings set forth below:

2 “2018 Warrant Right” means certain rights issued by the Company in 2018 for warrants to purchase the respective numbers of shares of Series Seed Preferred Stock at the respective exercise prices, in each case, set forth in Schedule 4.05(b). “Accounting Principles” means GAAP, applied consistently using the same accounting methods, practices, principles, policies and procedures, with consistent classifications and valuation and estimation methodologies, that were used in the preparation of the Financial Statements for the most recent fiscal year end; provided that, in the event of a conflict between any such methods, practices, principles, policies, procedures, classifications, judgments or methodologies and GAAP, GAAP shall control. “Acquisition Proposal” means any inquiry, proposal or offer from any Person (other than Purchaser or any of its Affiliates) concerning (A) a merger, consolidation, liquidation, recapitalization, share exchange or other business combination transaction involving the Group Companies, (B) the issuance or acquisition of shares of capital stock or other equity securities of the Group Companies or (C) the sale, lease, exchange or other disposition of any significant portion of the Group Companies’ properties or assets. “Action” means any action, assessment, suit, proceeding (including arbitration proceeding), investigation, complaint, examination, subpoena, claim, charge, grievance, order, audit, governmental charge, investigation or inquiry, or oppositions, cancellations, and other challenges or disputes (whether civil, criminal, administrative, arbitral, judicial or otherwise, and whether at law or in equity). “Advisory Committee” means the persons appointed to advise the Equityholder Representative in matters pertaining to this Agreement pursuant to the WT Engagement Letter. “Affiliate” of a Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by Contract or otherwise, and the terms “controlled by” and “under common control with” have meanings correlative thereto. “Associate” means, with respect to any Person, any relative of such Person, any entity or business organization in which such Person owns, directly or indirectly, any beneficial interest, or any trust or estate as to which such Person serves as a trustee or in a similar capacity. “Business” means the business of the Group Companies as currently conducted and as proposed to be conducted as of the Closing Date. “Business Day” means a day other than Saturday, Sunday or any day on which the Federal Reserve Bank of New York is closed. “Card Association Rules” means the rules, regulations, bylaws, standards, policies, and procedures of the Card Associations, including with respect to the processing of Cardholder Data and the PCI-DSS, as revised from time to time. “Card Associations” means VISA U.S.A., Inc. and Visa International, Inc., MasterCard International, Inc., Discover Financial Services, LLC, American Express, Diners Club, Voyager, Carte Blanche, PayPal and any other card association, debit card network or similar entity and any legal successor organizations or association of any of them. “Cardholder Data” means credit, debit or other payment method information, including the number

3 assigned by a card issuer that identifies a cardholder’s account, card expiration date, data stored on the magnetic strip of a credit or debit card, PayPal or other online payment card processor account information and similar information (including any other information defined for or by the PCI -DSS or other PCI requirements as cardholder information or cardholder data). “CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act of 2020, as amended and any similar or successor legislation in any U.S. jurisdiction, and any official guidance issued thereunder and any other applicable Law or executive order or executive memo (including the Memorandum on Deferring Payroll Tax Obligations in Light of the Ongoing COVID-19 Disaster, dated August 8, 2020) intended to address the consequences of COVID-19, including IRS Notices 2020-22, 2020-65 and 2021- 11. “Cash” means, as of the applicable time of determination, the cash and cash equivalents of the Group Companies, expressly excluding Restricted Cash and net of the aggregate amount of uncleared checks, drafts and wires (and otherwise calculated in accordance with the Accounting Principles). “Certificate of Merger” means the Certificate of Merger in substantially the form attached hereto as Exhibit B. “Charter” means the Second Amended and Restated Certificate of Incorporation of the Company as filed with the Secretary of State of the State of Delaware on October 7, 2022, as amended by that certain Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of the Company, as filed with the Secretary of State of Delaware on February 21, 2024, as in effect immediately prior to the Effective Time. “Charter Documents” means (a) the articles or certificate of incorporation and the bylaws of a corporation (including, with respect to the Company, the Charter), (b) the partnership agreement and any statement of partnership of a general partnership, (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership, (d) the limited liability company agreement, operating agreement or company agreement and the certificate of formation or organization of a limited liability company, (e) the trust agreement and any documents that govern the formation of a trust, or (f) any other document similar to any of the those described in the foregoing clauses (a) through (e) (including, for the avoidance of doubt, the memorandum of association, and article of association or similar document or instrument of an entity formed under the laws of India, and with respect to the Company, the Financing Documents and any other Contract to which the Company and any of its Equityholders are parties and pursuant to which any material rights or obligations would be triggered by this Agreement or the Transactions), filed or entered into in connection with the creation, formation, organization or operation of a Person in any jurisdiction, and (g) any amendment, restatement, supplement or other modification to any of the foregoing. “Closing Cash” means the aggregate amount of Cash of the Group Companies as of immediately prior to the Closing. “Closing Equityholder Payment” means the Estimated Closing Consideration, minus the Holdback Amount, minus the Representative Expense Amount. “Closing Indebtedness” means the aggregate amount of Indebtedness of the Group Companies as of immediately prior to the Closing. “Closing Working Capital” means the Working Capital of the Group Companies as of immediately prior to the Closing.

4 “COBRA” means Part 4 of Subtitle B of Title I of ERISA, Section 4980B of the Code and any similar state Law. “Code” means the U.S. Internal Revenue Code of 1986, as amended. “Common Stock” means shares of the Company’s common stock, par value $0.00001 per share, issued and outstanding as of immediately prior to the Effective Time. “Common Stock Consideration” means an amount (which in no event shall be less than $0) equal to the Merger Consideration, minus the Preferred Liquidation Preference, minus the Convertible Note Cashout Amount, minus the Equity Rights Cashout Amount. “Common Stock Per Share Amount” means the quotient obtained by dividing (a) the sum of the Common Stock Consideration plus the aggregate exercise price of all In-the-Money Options and In-the- Money Warrants by (b) the sum of the total number of issued and outstanding shares of Common Stock plus the number of shares of Common Stock underlying In-the-Money Options and In-the-Money Warrants (in each case, determined as of immediately prior to the Effective Time). “Company 401(k) Plan” means each Employee Benefit Plan that includes a qualified cash or deferred arrangement within the meaning of Section 401(k) of the Code, including the MoveEasy 401(k) Plan. “Company Fundamental Representations” means the representations and warranties set forth in (a) Section 4.01 (Organization), Section 4.02 (Authorization of Transactions), the first sentence of Section 4.03 (Noncontravention) (with respect to clause (a) only), Section 4.05 (Capitalization), Section 4.06 (No Subsidiaries), Section 4.07 (Brokers’ Fees), and Section 4.14 (Tax Matters), and (b) the representations and warranties in the Transaction Documents identified as “Fundamental Representations” in Appendix D to the R&W Policy. “Company General Representations” means all of the representations and warranties made by the Company, any Equityholder or the Equityholder Representative in this Agreement, any of the other Transaction Documents or in any certificate delivered pursuant hereto or thereto, other than the Company Fundamental Representations. “Company Investors’ Rights Agreement” means that certain Amended and Restated Investors’ Rights Agreement, dated as of October 7, 2022, by and among the Company and the other Persons party thereto. “Company ROFR and Co-Sale Agreement” means that certain Amended and Restated Right of First Refusal and Co-Sale Agreement, dated as of October 7, 2022, by and among the Company and the other Persons party thereto. “Company Stock” means the Common Stock and the Preferred Stock. “Company Systems” means all of the following used by or for, or otherwise relied on by, the Group Companies (whether owned by or used on behalf of the Group Companies): computers; computer systems; servers; hardware; Software; firmware; middleware; websites; databases; networks; servers; workstations; routers; hubs; switches; data communication equipment and lines; telecommunications equipment and lines; co-location facilities and equipment; and all other information technology equipment and related items of automated, computerized or software systems, including any outsourced systems and processes (e.g., hosting locations) and all associated documentation. Company Systems include all products and

5 services offered or provided by the Group Companies. “Company Voting Agreement” means that certain Amended and Restated Voting Agreement, dated as of October 7, 2022, by and among the Company and the other Persons party thereto. “Confidential Information” means all information (whether or not specifically identified as confidential), in any form or medium, that is disclosed to, or developed or learned by, any of the Equityholders or any of their respective Affiliates or Representatives, whether as an equityholder or employee of the Group Companies or otherwise, that relates to the business, products, services or research of the Group Companies or any of their respective investors, partners, strategic alliance participants, employees or equityholders or any Affiliates of any of the foregoing, including (a) internal business information (including information relating to strategic plans and practices, business, accounting, financial or marketing plans, practices or programs, training practices or programs, salaries, bonuses, incentive plans and other compensation and benefits information, and accounting and business methods), (b) identities of, individual requirements of, specific contractual arrangements with, and information about, the Group Companies or their respective customers or their respective confidential information, (c) industry research compiled by or on behalf of the Group Companies, including identities of potential target companies, management teams and transaction sources identified by or on behalf of the Group Companies, (d) compilations of data and analyses, processes, methods, or track or performance records, and data or databases relating thereto, (e) information related to Intellectual Property Assets and updates of any of the foregoing and (f) the terms of this Agreement and the other Transaction Documents and the Transactions, including the Purchase Price, Estimated Closing Consideration and Actual Closing Consideration; provided, that “Confidential Information” shall not include any information which enters the public domain after the Closing other than as a result of a disclosure by any of the Equityholders or any of their respective Affiliates. “Contract” means any agreement, arrangement, award, contract, subcontract, lease, understanding, instrument, note, warranty, license, sublicense, insurance policy, plan or other commitment or undertaking of any nature, in the case of each of the foregoing, whether written or oral, whether express or implied and together with any amendments, extensions, guaranties, restatements, supplements, waivers or other modifications thereto. “Convertible Note” means a financial instrument that (a) evidences the Company’s obligation to pay to the holder thereof the principal amount owing under such instrument plus accrued interest thereon, and (b) provides for all or a portion of the balance thereunder to be convertible to Company Stock upon the occurrence of certain events or upon a certain date to the extent such amount remains outstanding at such time, and which is outstanding as of immediately prior to the Effective Time, a true, correct and complete list of which is set forth on Schedule 4.05(f). “Convertible Note Cashout Amount” means the aggregate amount paid pursuant to Section 2.03(c), Section 3.06(c), Section 3.06(d) and Section 10.01(g) in respect of Convertible Notes underlying the Convertible Note Cancellation Agreements executed and delivered to Purchaser at or prior to the Closing. “Convertible Noteholder” means a holder of a Convertible Note as of immediately prior to the Effective Time. “Damages” means any, costs, fees, expenses (including reasonable attorneys’ fees and other costs and expenses incident to any Action), damages, liabilities, Taxes, obligations, losses or deficiencies, and all amounts incurred and paid in investigation, defense or settlement of any of the foregoing (in each case, whether involving a Third-Party Claim or an Inter-Party Claim), or any Action relating thereto, provided that in no event shall Damages include any of the foregoing to the extent punitive or exemplary, except in

6 either case, to the extent actually incurred by and paid to an unaffiliated third party. “Data Room” means collectively, the Project Lilac electronic data room hosted by DealRoom made available to Purchaser and its Affiliates and Representatives by the Equityholders and the Company in connection with the negotiation of this Agreement. “Deferred Pre-Closing Tax Effect” means any of the following: (i) change in method of accounting for a Pre-Closing Tax Period, (ii) use of an improper method of accounting for a Pre-Closing Tax Period, including, for the avoidance of doubt, any Section 481(a) adjustments made for any taxable period in connection with any accounting method adjustment as required under Section 174 of the Code, (iii) Section 481 adjustment (or any analogous provision of state, local, or non-U.S. Tax Law and including any such adjustment resulting from the Transactions or a change from the cash method to the accrual method) made prior to Closing or required to be made in connection with or as a result of the Transactions, (iv) “closing agreement” as described in section 7121 of the Code (or any corresponding or similar provision of state, local or foreign Tax Law) executed on or prior to the Closing Date, (v) prepaid amount, advanced amount, or deferred revenue received or accrued on or prior to the Closing Date or accounts receivable or other receivables in existence on or prior to the Closing Date, (vi) use of the cash method of accounting on or prior to the Closing Date, (vii) installment sale or open transaction disposition made on or prior to the Closing Date that remains outstanding as of the Closing Date, or (viii) any intercompany transaction or excess loss account described in Treasury Regulations under section 1502 of the Code (or any corresponding or similar provision of state, local, or foreign Tax Law) made on or prior to the Closing Date. “Designated Jurisdiction” means any country or region which is itself the subject of Sanctions (including Crimea, Cuba, Iran, North Korea, Sudan and Syria). “DGCL” means the General Corporation Law of the State of Delaware. “Disclosure Schedules” means the disclosure schedules delivered by the Company to Purchaser concurrently with the execution and delivery of this Agreement. “Echo Equity Right” means the right to equity in the Company acquired by Echo Investors of Ohio, Ltd. as further described in Schedule 4.05(b). “Employee Benefit Plan” means (a) each “employee benefit plan” (as defined in Section 3(3) of ERISA) and (b) each other employment, consulting, independent contractor, severance, termination, separation, transition, salary continuation, bonus, incentive, retirement, supplemental retirement, excess benefit, pension, profit sharing, deferred compensation, tax gross-up, employee loan, retention, transaction, sale bonus, change in control, profits interest, equity option, equity appreciation right, restricted equity, performance equity, deferred equity, phantom equity or other equity or equity-based incentive, savings, life, health, welfare, disability, accident, medical, dental, vision, cafeteria, flex spending, adoption assistance, dependent assistance, employee assistance, tuition, vacation, hospitalization, sickness, death, paid-time-off, fringe benefit or other compensation or benefit plan, contract, program, agreement or arrangement of any kind, in each case whether written or unwritten and whether or not subject to ERISA (i) that is maintained, sponsored, contributed to or required to be contributed to by any Group Company, or (ii) with respect to which any Group Company has or could reasonably be expected to have any current, potential or contingent Liability (including any Liability on account of any ERISA Affiliate); provided, however, that “Employee Benefit Plan” shall not include offer letters with individual employees solely providing for base salaries or wages that are no greater than those set forth for such employee on Schedule 4.18(a), and customary employee duties without any of the compensation or benefit elements described herein.

7 “Environmental Laws” means all supranational, national, federal, state or local Laws, including all rules and regulations promulgated thereunder, and other provisions having the force or effect of Law, all judicial and administrative orders and determinations, and all contractual obligations, whenever enacted or in effect, relating to or imposing Liability or standards of conduct concerning matters arising out of or relating to health and safety, or pollution or protection of the environment or workplace, including any of the foregoing relating to the use, presence, generation, transport, treatment, storage, or disposal of any material defined as a “hazardous substance” or “hazardous waste” under any applicable Law. “Equity Rights” means the 2018 Warrant Rights and the Echo Equity Right. “Equity Rights Cashout Amount” means the aggregate amount paid pursuant to Section 2.03(d), Section 3.06(c), Section 3.06(d) and Section 10.01(g) in respect of Equity Rights underlying the Equity Rights Cancellation Agreements executed and delivered to Purchaser at or prior to the Closing. “Equity Rights Holder” means a holder of Equity Rights as of immediately prior to the Effective Time. “Equityholder” means any (a) Stockholder, (b) Optionholder, (c) Convertible Noteholder who has executed and delivered a Convertible Note Cancellation Agreement to Purchaser at or prior to the Closing, (d) Warrantholder who has executed and delivered a Warrant Cancellation Agreement to Purchaser at or prior to the Closing and (e) Equity Rights Holder who has executed and delivered an Equity Rights Cancellation Agreement to Purchaser at or prior to the Closing. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended. “ERISA Affiliate” means any Person that at any relevant time is or was treated as a “single employer” with any Group Company under Section of 414(b), (c), (m), or (o) of the Code. “Export Control Laws” means all Laws relating to the export, re-export, or transfer of any goods, software, technology, or services that are administered or enforced by any applicable Governmental Authority, including the U.S. Department of State, the U.S. Department of Commerce, the U.S. Department of Treasury and any foreign export control office. “Federal Trade Commission Act” means the Federal Trade Commission Act of 1914, as amended. “Financing Documents” means the Company Investors’ Rights Agreement, the Company ROFR and Co-Sale Agreement and the Company Voting Agreement. “Fraud” means actual and intentional common law fraud under the laws of the State of Delaware, and specifically excludes constructive and equitable fraud, with respect to the representations and warranties in this Agreement or the other Transaction Documents. “Fundamental Representations” means the Purchaser Fundamental Representations and the Company Fundamental Representations. “GAAP” means United States generally accepted accounting principles. “Governmental Authority” means any (a) government, (b) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official or entity and any court or other tribunal) or (c) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature, in the case of any of clause (a)

8 through (c), whether federal, state, local, municipal, foreign, supranational or of any other jurisdiction. “Government Contract” means (a) any Contract between a Group Company and a Governmental Authority and (b) any subcontract (at any tier) of a Group Company (i) with another entity under a prime contract held by a Group Company or (ii) with another entity that holds either a prime contract with such a Governmental Authority or a subcontract (at any tier) under such a prime contract, in each case, including any task orders or delivery orders issued under, or any modifications to, any such prime contract or subcontract, whether currently active or subject to an open audit period. “Group Companies” means, collectively, the Company and each of its Subsidiaries, including the Indian Subsidiary. “Holdback Amount” means an amount equal to $800,000. “In-the-Money Option” means an Option that, as of immediately prior to the Effective Time, has an exercise price per share that is less than the Common Stock Per Share Amount (determined at the applicable time). “In-the-Money Warrant” means a Warrant that, as of immediately prior to the Effective Time, has an exercise price per share that is less than the Common Stock Per Share Amount (determined at the applicable time). “Income Tax Return” means any Tax Return in respect of Income Taxes. “Income Taxes” means any Taxes based on or measured by reference to gross or net income or receipts, including any gross receipts Tax, franchise Tax, commercial activity Tax, business license Tax, or business and occupations Tax (to the extent, in each case, such Tax is imposed in lieu of an income Tax and excluding, for the avoidance of doubt, any sales or use Tax). “Indebtedness” means, without duplication, at a particular time, any of the following Liabilities of the Group Companies (whether current or non-current): (a) any indebtedness for borrowed money or issued in substitution or exchange for indebtedness for borrowed money; (b) any indebtedness evidenced by any loan agreement, note, bond, debenture or other debt security or similar instrument; (c) any Liabilities for the deferred or unpaid purchase price of property, assets, securities or services with respect to which a Group Company is liable (expressly excluding any trade accounts payable incurred in the Ordinary Course of Business and included in Working Capital, which shall not include any trade accounts payable aged over ninety (90) days), contingently or otherwise, including any “earn-outs” and “seller notes”, post-closing true- up obligations and other similar payments payable with respect to the acquisition of any business, assets or securities that are not yet earned, in each case, calculated as the maximum amount payable under or pursuant to such obligation; (d) any commitment assuring a creditor against Liabilities (including contingent reimbursement obligations with respect to letters of credit); (e) any obligations guaranteed in any manner (including guaranties in the form of an agreement to repurchase or reimburse); (f) any equipment financing or any obligations of leases determined to be capital or finance leases in accordance with GAAP (expressly excluding any obligations in respect of the Leases) with respect to which any Group Company is liable, contingently or otherwise; (g) $100,000, representing costs and expenses related to amending or correcting any improper method of accounting of the Company in respect of Section 174 of the Code for any Pre- Closing Tax Periods; (h) all Liabilities for Pre-Closing Taxes that are unpaid as of immediately prior to the Closing (including, for the avoidance of doubt, employment Taxes, payroll Taxes, India Taxes for Pre- Closing Tax Periods); (i) the aggregate amount of (i) any deferred compensation or defined contribution plan Liabilities (including any unpaid matching or other employer contributions) and any Liabilities (including withdrawal Liabilities) in connection with defined benefit pension, multiemployer pension, post-

9 retirement health, welfare benefit and annual or other deferred or long-term compensation obligations, whether or not accrued, in each case to the extent properly attributable to periods prior to the Closing; (ii) any severance obligations or post-employment benefit obligations owed or payable to any Service Provider whose employment or service has been terminated on or prior to the Closing; (iii) any commission, bonus or similar payments unpaid or payable as of the Closing, whether or not accrued; (iv) any unpaid vacation, floating holiday, sick pay or other paid time off obligations, whether or not accrued; and (v) the employer portion of any employment, payroll, and similar Taxes or other statutorily required payments payable on the Liabilities described in clauses (i)(i) through (i)(iv) immediately foregoing; (j) any obligations under currency or interest rate swaps, hedge, forward agreement or similar agreement or arrangements; (k) any Liabilities to any Related Party or any dividends or distributions payable or declared but not yet paid; (l) any cash overdrafts or accounts payable balances aged over ninety (90) days; (m) factored accounts receivable; (n) any deferred revenue or customer deposits; (o) any deferred rent obligations; and (p) accrued interest up to and including the Closing Date in respect of any of the Liabilities described in the foregoing clauses (a) through (o) of this definition and all premiums, penalties, charges, fees, expenses and other amounts that are necessary (including with respect to early termination) in connection with the payment and satisfaction in full of such obligations and the termination of all related Liens; provided that (x) Indebtedness shall expressly (i) include all of the Group Companies’ obligations with respect to the Equity Rights underlying the Equity Rights Cancellation Agreements that have not been executed and delivered to Purchaser at or prior to the Closing, and (ii) exclude any Transaction Expenses and amounts outstanding under the Convertible Notes underlying the Convertible Note Cancellation Agreements delivered to Purchaser at or prior to the Closing, and (y) solely for purposes of determining the Actual Closing Consideration (but not, for the avoidance of doubt, the Estimated Closing Consideration), Indebtedness shall be reduced by the amount of any reduction made to the accrued and unpaid sick time of the Company’s current employees after giving effect to the Company’s maximum carryover policy in effect as of the Closing Date. “Indemnification Pro Rata Percentage” means, with respect to each Equityholder, an amount equal to the quotient obtained by dividing (a) the aggregate proceeds received by such Equityholder (measured each time a payment is made pursuant to this Agreement) by (b) the aggregate proceeds received by all Equityholders (measured each time a payment is made pursuant to this Agreement), as set forth in the Closing Certificate and as updated from time to time in any Post-Closing Payment Spreadsheet. “Indemnified Party” means either a Purchaser Indemnified Party or an Equityholder Indemnified Party, as applicable. “Indemnifying Party” means any Person providing indemnification pursuant to the provisions of Article VIII. “Indian Subsidiary” means Home Concierge Move Easy Private Limited, an entity formed under the Laws of India. “Intellectual Property” means all rights, title, and interests in and to the following throughout the world: (a) issued patents and patent applications (including all divisionals, continuations, continuations-in- part, extensions, reexaminations and reissues thereof), patent disclosures, inventions and invention disclosures (whether or not patentable or reduced to practice), (b) trademarks, service marks, trade dress, trade names, corporate names, logos, slogans, and other indicia of source (and all translations, transliterations, and combinations of the foregoing) and Internet domain names, social media sites and social media handles, together with all goodwill associated with each of the foregoing, (c) copyrights and copyrightable works, including all original works of authorship, (d) Trade Secrets, (e) Software, (f) all rights of publicity, including the right to use the name, voice, likeness, signature and biographies of real persons, together with all goodwill related thereto, (g) all other intellectual, proprietary or industrial rights,

10 including agreements and licenses related to any of the foregoing, and (h) all registrations and applications for any of the foregoing. “Intellectual Property Agreements” means all agreements, licenses, sublicenses, consent to use agreements, settlements, coexistence agreements, covenants not to sue, permissions, Software escrow agreements, and other Contracts (including any right to receive or obligation to pay royalties or any other consideration), whether written or oral, (a) relating to any Company Intellectual Property, or (b) otherwise affecting a Group Company’s ability to use or disclose any Intellectual Property, in each case to which a Group Company is a party, beneficiary or otherwise bound. “Intellectual Property Assets” means all Intellectual Property that is owned or purported to be owned by any of the Group Companies. “Intellectual Property Registrations” means all Intellectual Property Assets that are subject to any issuance, registration, application or other filing by, to or with any Governmental Authority or authorized private registrar in any jurisdiction, including registered trademarks, domain names and copyrights, issued and reissued patents and pending applications for any of the foregoing. “Investment” as applied to any Person means any (a) direct or indirect purchase or other acquisition by such Person of any notes, obligations, instruments, securities or other ownership interest (including joint venture interests) of any other Person and (b) loan or capital contribution by such Person to any other Person. “IRS” means the U.S. Internal Revenue Service. “Judgment” means any judgment, decision, order, decree, settlement, conciliation, writ, injunction, stipulation, determination, ruling, quasi-judicial decision or award, or administrative decision or award entered or issued by or with any court or Governmental Authority. “Knowledge” means, with respect to the Group Companies, the actual knowledge of Venkatesh Ganapathy, Niraj Patel, Arun R. Sengottiyan and Megan Mulligan, and all facts of which any such Person or Persons, after reasonable inquiry, should be aware. “Law” means all laws (including common law), constitutions, treaties, statutes, codes, ordinances, regulations, rules, orders, Judgments or acts of any Governmental Authority. “Liability” means any liability, obligation, indebtedness, debt, deficiency, interest, Tax, penalty, fine, claim, demand, judgment, cause of action, or other loss (including loss of benefit or relief), cost or expense of any kind or nature whatsoever, whether known or unknown, suspected or unsuspected, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, whether or not foreseeable, and whether due or become due and regardless of when asserted. “Lien” means any security interest, pledge, license, bailment (in the nature of a pledge or for purposes of security), mortgage, deed of trust, option, warrant, purchase right, commitment, right of first refusal, grant of a power to confess judgment, conditional sale and title retention agreement (including any lease in the nature thereof), charge, third-party claim, demand, equity, security title, lien, encumbrance, restriction on voting or transfer (other than any restrictions on transfer under the Securities Act and state securities Laws), or other similar arrangement or interest in real or personal property. “Liquidation Amount” means with respect to each share of Preferred Stock, the greater of (a) the Common Stock Per Share Amount, and (b) (i) $1.527669 per share, with respect to the Series Seed Preferred

11 Stock, (ii) $1.222135 per share, with respect to the Series Seed-1 Preferred Stock, (iii) $0.749536 per share, with respect to the Series Seed-2 Preferred Stock, (iv) $1.847705 per share, with respect to the Series Seed- 3 Preferred Stock, and (v) $1.847705 per share, with respect to the Series A Preferred Stock. “Malicious Software” means any software or hardware components designed or intended to damage, disrupt or otherwise interfere with a Company System, including any: malicious or disabling code or instructions, timer, copy protection device, clock, counter or other limiting design or routing; ransomware; “back-door;” “time bomb;” “Trojan horse;” “worm;” “drop dead device;” “virus;” “material bug;” corruptant; malware; “spyware;” or other similar programs (as such terms are understood in the cybersecurity industry) that could permit unauthorized or unlawful access, disablement, erasure or interference with any Company System, Software, or data of the Group Companies, or otherwise render the Company Systems incapable of being used in the manner for which they were designed. “Material Adverse Effect” means any effect, change, event or circumstance that, individually or in the aggregate, is or would reasonably be expected to be materially adverse to the businesses, assets and properties, financial condition, operating results or operations of the Group Companies, but shall exclude (i) any effects, changes, events or circumstances related to or resulting from (in each case other than to the extent they have a disproportionate impact on the Group Companies relative to other businesses in its industry) general economic, banking, currency, capital market, regulatory, political or environmental conditions (including acts of war, declared or undeclared, armed hostilities, terrorism, public health conditions or weather conditions), (ii) conditions generally affecting the industries in which the Business operates; (iii) any action expressly required by this Agreement or any action taken at the written request of Purchaser; (iv) any changes in applicable Laws or accounting rules (including GAAP) or the enforcement, implementation or interpretation thereof; or (v) any failure by the Business to meet any internal projections (whether or not shared with Purchaser), forecasts or revenue or earnings predictions (provided that the effects, changes, events or circumstances underlying such failures (subject to the other provisions of this definition) shall not be excluded); provided, however, that in the case of each of the foregoing clauses (i), (ii) and (iv), any such effect, change, event or circumstance shall not be excluded to the extent that, individually or in the aggregate, such effect, change, event or circumstance has or would reasonably be expected to have a disproportionate adverse effect on the businesses, assets and properties, financial condition, operating results or operations of the Group Companies relative to other companies operating in the same industries or geographies in which the Group Companies operate. “Merger Consideration” means the Estimated Closing Consideration plus the amount, if any, of the Post-Closing Payment (including, for the avoidance of doubt, disbursements of all or any portion of the Holdback Amount or the Representative Expense Amount, as applicable). “Non-U.S. Plan” means each Employee Benefit Plan or other benefit or compensation plan, program, agreement, or arrangement that is subject to the applicable Law of a jurisdiction other than the United States (whether or not United States Law also applies), or primarily for the benefit of any Service Provider who resides or works primarily outside of the United States. “Offer Letters” means the offers of employment to Venkatesh Ganapathy, Niraj Patel, and Megan Mulligan, in the form previously agreed to by the Purchaser and such employees. “Open-Source Software” means Software that is licensed pursuant to an open source, copyleft or community source code license (including any libraries or code, software, technologies or other materials that are licensed or distributed under any General Public License, Lesser General Public License, MIT License, Apache License or similar license arrangement or other distribution model). “Option” means an option to acquire shares of common stock of the Company granted pursuant to

12 the Plan and which is outstanding as of immediately prior to the Effective Time. “Optionholder” means a holder of an Option as of immediately prior to the Effective Time. “Ordinary Course of Business” means, with respect to any Person, the ordinary course of business of such Person consistent with past custom and practice (including with respect to quantity and frequency). “Paycheck Protection Program” means the Paycheck Protection Program established by the Coronavirus Aid, Relief, and Economic Security Act, signed into law on March 27, 2020. “Paying Agent” means Wilmington Trust, National Association. “Paying Agent Agreement” means the Paying Agent Agreement, in substantially the form attached hereto as Exhibit C, to be entered into at the Closing by and among Purchaser, the Equityholder Representative and the Paying Agent. “Payroll Tax Executive Order” means the Presidential Memorandum on Deferring Payroll Tax Obligations in Light of the Ongoing COVID-19 Disaster, as issued on August 8, 2020, and including any administrative or other guidance published with respect thereto by any Governmental Authority (including IRS Notice 2020-65). “PCI-DSS” means the Payment Card Industry Data Security Standard. “Permits” means all licenses, permits, franchises, approvals, authorizations, qualifications, clearances, registrations, notifications, exemptions, certificates of need, accreditations, certifications, declarations, participation agreements, consents or orders of, or filings with, any Governmental Authority or any other Person. “Person” means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a Governmental Authority or another entity. “Personal Information” means (i) any data or information relating to an identified or identifiable natural individual (including any employee, agent, contractor, customer, customer’s member, or website visitor), (ii) any other data or information that constitutes personal data, personal information, or personally identifiable information under any applicable Privacy Law, and (iii) Cardholder Data. An identifiable natural individual is one who can be identified, directly or indirectly, in particular by reference to an identifier such as a name, an identification number, location data or an online identifier or to one or more factors specific to the physical, physiological, genetic, mental, economic, cultural or social identity of that natural individual. “Plan” means the 2020 Move EZ, Inc. Equity Incentive Plan. “Post-Closing Payment” any amount payable to (or to the Paying Agent for distribution to) the Equityholders pursuant to, Section 3.06(c), Section 3.06(d) or Section 10.01(g) (including, for the avoidance of doubt, disbursements from the Holdback Amount or the Representative Expense Amount). “Post-Closing Payment Spreadsheet” means a schedule, prepared in accordance with this Agreement by the Equityholder Representative, and delivered to Purchaser and the Paying Agent no later than five (5) Business Days prior to the date of payment of the Post-Closing Payment to which such schedule relates, setting forth the following, and which is accompanied by reasonable documentation required to make such payment: (a) the portion of such Post-Closing Payment payable to each Equityholder

13 (before any applicable Tax withholding), (b) the portion of such Post-Closing Payment payable per share of Preferred Stock and Common Stock, (c) updates or new instructions, including the names of all of the Equityholders and their respective addresses and wire transfer instructions, if different or in addition to those set forth on the Closing Certificate and (d) if applicable, the updated Indemnification Pro Rata Percentage of each Equityholder. “PPACA” means the Patient Protection and Affordable Care Act, including the Health Care and Education Reconciliation Act of 2010, as amended, and together with all rules, regulations and guidance promulgated thereunder. “Pre-Closing Tax Period” means any taxable period ending on or prior to the Closing Date and the portion of any Straddle Period ending on and including the Closing Date. “Pre-Closing Taxes” means all Liabilities (which amount shall not be less than $0 in the aggregate for any jurisdiction, Taxpaying entity or Tax regime) whether or not yet due and payable and ignoring, for this purpose, any Tax payments made on the Closing Date or funded by Cash, and in the case of any Straddle Period, determined in accordance with the conventions set forth in Section 6.08(d), (a) for Taxes of or in respect of the Equityholders or their Affiliates for any taxable period (including, for the avoidance of doubt, any such Taxes resulting from the Transactions), (b) for Taxes of or imposed on the Group Companies (including any predecessors, deemed or actual) for any Pre-Closing Tax Period (including any Taxes resulting from the Transactions), (c) for the employer’s share of all employment, payroll and similar Taxes incurred by any Group Company (i) in connection with payments made by such Group Company in connection with the Transactions or (ii) Pre-Closing Tax Periods deferred pursuant to the CARES Act or the Payroll Tax Executive Order or otherwise in respect of any Pre-Closing Tax Period, (d) for Taxes of another Person (including any predecessor, deemed or actual) imposed on any of the Group Companies pursuant to Treasury Regulations Section 1.1502-6 or any analogous state, local or non-U.S. Law or regulation, or by reason of any of the Group Companies having been a member of any consolidated, combined, unitary or similar group on or prior to the Closing Date, (e) for Taxes of another other Person (including any predecessor, deemed or actual) imposed on any of the Group Companies pursuant to any contractual agreement entered into on or before the Closing Date or as a transferee or successor, by Contract or otherwise, (f) for any Tax that would not have been imposed but for a breach by any of the Group Companies, the Equityholders or the Equityholder Representative of any covenant or agreement contained in the Transaction Documents, (g) for Taxes attributable to a breach of any representation or warranty set forth in the Tax Representations, (h) for any Transfer Taxes borne by the Equityholders pursuant to Section 6.07, (i) for Taxes of any Person for any tax period (including after the Closing) or portion thereof in respect of or arising from any income (or portion thereof) attributable to any Pre-Closing Tax Period (including the portion of any Straddle Period ending on the Closing Date) described in Section 951 or Section 951(A) of the Code with respect to any of the Group Companies that is a “controlled foreign corporation” within the meaning of Section 957 of the Code, and (j) for any Taxes of any Person for any tax period in respect of any election made under Section 965(h) of the Code in respect of any Group Company, and (k) for any costs or expenses incurred by any Purchaser Indemnified Party in respect of defending, negotiating or settling any Action with respect to, or otherwise mitigating (including through a voluntary disclosure agreement or by amending or correcting any Tax Returns), any matters set forth in the foregoing clauses (a) through (k). Notwithstanding anything to the contrary herein, for purposes of the determination of any Pre-Closing Taxes hereunder, all items of income and gain attributable to any Deferred Pre-Closing Tax Effects shall be included in the Pre-Closing Tax Period and any Taxes of any Person for any tax period arising from or attributable to any Deferred Pre-Closing Tax Effects shall be treated as Pre-Closing Taxes. “Preferred Liquidation Preference” the aggregate Liquidation Amount as of immediately prior to the Effective Time for all shares of Preferred Stock.

14 “Preferred Stock” means, collectively, the Series Seed Preferred Stock, Series Seed-1 Preferred Stock, Series Seed-2 Preferred Stock, Series Seed-3 Preferred Stock and Series A Preferred Stock. “Preferred Stock Per Share Amount” means the quotient obtained by dividing (a) the sum of the Preferred Liquidation Preference by (b) the total number of issued and outstanding shares of Preferred Stock as of immediately prior to the Effective Time. “Privacy Laws” means all Laws that govern: (a) the privacy, security, confidentiality of Personal Information, Company Systems, (b) the use or disclosure of Personal Information in connection with online marketing or advertising, (c) Personal Information breach notification or (d) the purposes for which Personal Information may be Processed. Without limiting the generality of the foregoing, “Privacy Laws” includes: (i) the Federal Trade Commission Act; (ii) the Controlling the Assault of Non-Solicited Pornography and Marketing Act of 2003, 15 U.S.C. §7701 et seq.; (iii) the Telephone Consumer Protection Act, 47 U.S.C. § 227, as amended, including by the Junk Fax Prevention Act of 2005, 47 U.S.C. § 227 et. seq.; (iv) the Telemarketing and Consumer Fraud and Abuse Prevention Act, 15 U.S.C. §§ 6101-6108, as amended; (v) all state Law equivalents of the foregoing (i)-(iv); (vi) the California Consumer Privacy Act, as amended by the California Privacy Rights Act; (vii) the EU/EEA General Data Protection Regulation; (viii) all state Personal Information breach notification Laws; (ix) all state Laws prohibiting consumer fraud and deceptive business practices; (x) implementing regulations concerning such Laws. Privacy Laws also include the Card Association Rules and other applicable industry self-regulatory standards related to the privacy, security, confidentiality or Processing of Personal Information. “Privacy Obligations” means all applicable Privacy Laws and any obligations under Contracts, the Privacy Policies of the Group Companies, and any consents obtained by the Group Companies, in each case that are related to privacy, security, data protection or Processing of Sensitive Data, or the security of Company Systems used in connection with the Processing of Sensitive Data. “Privacy Policies” means, collectively, all of the Group Companies’ rules, policies and procedures and notices previously or currently published on any of the Group Companies’ websites, domains or Software, contained within any of the Group Companies’ terms of use, online privacy policies or otherwise made available by the Group Companies regarding (a) the collection, use, storage, disposal, protection, disclosure, sale, transfer or distribution of Sensitive Data of individuals, including such information from visitors and users of any of the Group Companies’ websites, domains or software, and (b) the rights made available to such individuals under applicable Privacy Laws. “Processing” means any operation or set of operations which is performed on Personal Information or Sensitive Data, whether or not by automated means, including collection, recording, organization, structuring, storage, adaptation, alteration, moderation, retrieval, consultation, use, disclosure, transmission, dissemination, control or otherwise making available, alignment or combination, restriction, erasure or destruction. “Purchase Price” means $80,000,000. “Purchaser Fundamental Representations” means the representations and warranties set forth in Section 5.01 (Organization of Purchaser and Merger Sub), Section 5.02 (Authorization), the first sentence of Section 5.03 (Noncontravention) (with respect to clause (a) only) and Section 5.05 (Brokers’ Fees). “R&W Insurer” means VALE Insurance Services, LLC. “R&W Policy” means that certain “buyer-side” representations and warranties insurance policy that Purchaser is obtaining from the R&W Insurer, in the form attached hereto as Exhibit D.

15 “Related Party” means (a) the Equityholders, (b) any current or former officer, director, manager, employee, member, equityholder or Affiliate of any Group Company or any Equityholder (as applicable), and (c) any Associate of any such Person in the foregoing clause (a) or clause (b). “Related Party Transactions” means all Contracts, payables, receivables, Liabilities, Indebtedness and other transactions between any Group Company, on the one hand, and any Related Party, on the other hand. “Representative” means, with respect to any Person, such Person’s officers, managers and directors (or persons holding comparable positions), employees, consultants, independent contractors, subcontractors, leased employees, volunteers, temporary workers, direct or indirect equityholders, controlling Persons, accountants, advisors, legal and other representatives, agents, executors, heirs, successors and permitted assigns. “Representative Expense Amount” means $500,000. “Restricted Cash” means any cash or cash equivalents that are (a) subject to (i) restrictions or limitations on distribution or (ii) restrictions, limitations or Taxes on use or repatriation to the United States, in each case, by Law, Contract or otherwise, or (b) held as collateral or deposits by any Group Company or provided as collateral or a deposit by any Group Company with any other Person (including customer deposits and security deposits made or held by the Company); provided that Restricted Cash shall not include of cash held in the non-U.S. bank accounts of, and used in the operation of the businesses of, the Indian Subsidiary, in an amount not to exceed $25,000 (but for the avoidance of doubt, any cash held in such non-U.S. bank accounts in excess of such amount shall be treated as “Restricted Cash” for all purposes hereunder). “Sanctioned Person” means any Person that is (a) the subject or target of Sanctions, including any Person listed in any Sanctions-related list of designated Persons maintained by the U.S. Office of Foreign Assets Control, the U.S. Department of State, the United Nations Security Council, the European Union, any member state thereof or any other applicable Sanctions authority and (b) fifty percent (50%) or more owned or otherwise controlled by any such Person or Persons described in the foregoing clause (a). “Sanctions” means all Laws relating to economic sanctions administered or enforced by any applicable Governmental Authority, including the U.S. Office of Foreign Assets Control, the U.S. Department of State, the United Nations Security Council, the European Union and any member state thereof. “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. “Security Breach” means any (a) unlawful or unauthorized destruction, loss, alteration, corruption, or other misuse of Sensitive Data Processed by any Group Company; (b) unauthorized or unlawful acquisition, access to, or sale, sharing, disclosure, rental or other dissemination of Sensitive Data; or (c) other data security incident that compromises the security, integrity, availability or confidentiality of Sensitive Data. “Sensitive Data” means all (a) confidential information, proprietary information, and other Trade Secrets, and (b) Personal Information and any other information protected by Law, Contract or the PCI- DSS that is collected, created, maintained, stored, transmitted, used, disclosed or otherwise Processed by or for the Business.

16 “Series A Preferred Stock” means shares of the Company’s Series A Preferred Stock, par value $0.00001 per share, issued and outstanding as of immediately prior to the Effective Time. “Series Seed Preferred Stock” means shares of the Company’s Series Seed Preferred Stock, par value $0.00001 per share, issued and outstanding as of immediately prior to the Effective Time. “Series Seed-1 Preferred Stock” means shares of the Company’s Series Seed 1 Preferred Stock, par value $0.00001 per share, issued and outstanding as of immediately prior to the Effective Time. “Series Seed-2 Preferred Stock” means shares of the Company’s Series Seed 2 Preferred Stock, par value $0.00001 per share, issued and outstanding as of immediately prior to the Effective Time. “Series Seed-3 Preferred Stock” means shares of the Company’s Series Seed 3 Preferred Stock, par value $0.00001 per share, issued and outstanding as of immediately prior to the Effective Time. “Service Provider” means any current or former employee, officer, director, retiree, independent contractor or consultant of any Group Company. “Software” means any and all (a) computer programs and applications, architectures, libraries, applications for mobile devices, including pads and mobile phones, firmware and middleware, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (b) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (c) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing and (d) all programmer and user documentation, including user manuals and training materials, relating to any of the foregoing. “Stockholder” means each holder of Company Stock. “Straddle Period” means a taxable period beginning on or prior to the Closing Date and ending after the Closing Date. “Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, or (b) if a limited liability company, partnership, association or other business entity, a majority of the membership, partnership, limited liability company or other similar ownership interest therein for purposes of either an economic or voting interest is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of such Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, limited liability company or other business entity if such Person or Persons shall be allocated a majority of partnership, limited liability company or other business entity gains or losses or shall be or control the managing director or general partner of such partnership, limited liability company or other business entity. “Tax” means (a) any federal, state, local or non-U.S. taxes, charges, fees, levies, duties, customs or other similar assessments or Liabilities of any kind (including income, receipts, ad valorem, value added, excise, real or personal property, sales, occupation, service, stamp, transfer, registration, severance, premium, windfall or excess profits, customs duties, use, licensing, healthcare, escheat or unclaimed property (in each case whether treated as a tax under local Law), withholding, employment, social security, unemployment, disability, payroll, share, capital, surplus, alternative, minimum, add-on minimum, tax on

17 “global low-taxed intangible income” (as defined in Section 951A of the Code), estimated, franchise or any other taxes, charges, fees, levies, disallowed or invalid governmental credit or refund or claim with respect thereto, or other similar assessments or Liabilities of any kind whatsoever and denominated by any name whatsoever), whether computed on a separate, consolidated, unitary or combined basis or in any other manner, and includes any interest, fines, penalties, assessments, deficiencies or additions thereto, in each case whether or not yet due or payable or whether contested or not (b) any and all Liability for amounts described in clause (a) imposed as a result of being a member of an affiliated, consolidated, combined, unitary or similar group, including pursuant to Treasury Regulations Section 1.1502-6 or any analogous or similar state, local or non-U.S. Law or regulation and (c) any and all Liability for amounts described in clause (a) or (b) of any Person payable as a transferee or successor, by Contract or pursuant to any Law, rule or regulation or otherwise. “Tax Representations” means the representations and warranties set forth in Section 4.14 (Tax Matters) and, to the extent related to Taxes, the representations and warranties set forth in Section 4.10 (Absence of Changes), Section 4.18 (Employees) and Section 4.19 (Employee Benefits). “Tax Return” means any return, declaration, estimated return, report, claim for refund, information return or statement or other document (including any amendment thereto and any related or supporting schedules, statements or information) with respect to any Tax filed or required to be filed with any Governmental Authority or Taxing Authority or agency or in connection with the determination, assessment or collection of any Tax of any party or the administration of any Laws, regulations or administrative requirements relating to any Tax. “Tax Sharing Agreement” means a Contract (or portion thereof), a principal purpose of which is the sharing or allocation of or indemnification for Taxes. “Taxing Authority” means any Governmental Authority having or purporting to have jurisdiction with respect to any Tax. “Trade Secrets” means any trade secrets and other rights in confidential or proprietary information, including rights in customer and vendor lists, data and customer records, reports, Software development methodologies, technical information, process technology, plans, drawings, blueprints, business forecasts and marketing strategies, and know-how. “Transaction Documents” means this Agreement, the Paying Agent Agreement, each Support Agreement, each Option Cancellation Agreement, each Warrant Cancellation Agreement, each Convertible Note Cancellation Agreement, each Letter of Transmittal, each Equity Rights Cancellation Agreement, each Transaction Bonus and Release Agreement, and all other agreements, documents, certificates and instruments required to be delivered or executed in connection herewith. “Transaction Expenses” means the aggregate amount of all fees, costs, expenses and other amounts accrued, incurred or committed to, or subject to reimbursement by or on behalf of the Group Companies or the Equityholders, whether directly or for the benefit of the Equityholders (to the extent a Group Company is responsible for the payment thereof) in anticipation of, in connection with, or otherwise related to, the investigation, diligence, negotiation, preparation, execution or delivery of any Transaction Document, the Transactions or any related or alternative transactions that remain unpaid as of the Closing, including all (a) fees, expenses and other costs of legal counsel, investment bankers, brokers, accountants and other Representatives and consultants (including any Liabilities of the Company pursuant to that certain letter agreement, dated as of September 24, 2024, by and between the Company and Moderne Ventures Core Fund II, L.P. providing for reimbursement of certain expenses), (b) severance (including “double trigger” severance), termination or similar payments or benefits, change of control payments or benefits and

18 transaction, loan forgiveness, retention, or similar payments or benefits, in each case, in whole or in part, payable, triggered by, accelerating, accruing or arising as a result of the Transactions (whether alone or in connection with any other event, including the passage of time) and the employer portion of any employment, payroll, and similar Taxes or other statutorily required payments with respect to any such payments or benefits or in connection with the payment or vesting of any Option or any other equity or equity-based incentives, (c) amounts paid in connection with obtaining or making (as applicable) any consents, filings, notices, permits, authorizations, consents or approvals of, with or to Governmental Authorities or third parties in connection with the Transactions, (d) fifty percent (50%) of the fees, expenses and costs associated with the Runoff Policies reduced by the amount previously paid by the Company, if any, (e) all of the fees and expenses payable to the Paying Agent or the Equityholder Representative in connection with the Transactions, (f) (i) the initial $240,000 in respect of premiums and underwriting fees with respect to the R&W Policy; provided, however, that such amounts shall be not be deemed a Liability of the Company for any purpose unless and until the Closing occurs, and (ii) fifty percent (50%) of any amounts in respect of premiums and underwriting fees with respect to the R&W Policy in excess thereof, and (g) the items set forth on the Other Transaction Expenses Schedule attached hereto. “Transactions” means the Merger and all other transactions contemplated by this Agreement and each of the other Transaction Documents. “Transfer Taxes” has the meaning set forth in Section 6.07. “Treasury Regulations” means the regulations under the Code promulgated by the United States Treasury Department. “U.S.” and “United States” means the United States of America. “Warrantholder” means each holder of a Warrant. “Warrants” means each warrant or Contract to acquire equity interests issued, awarded, or granted by the Company, excluding the Options, and which is outstanding as of immediately prior to the Effective Time. “Working Capital” means, as of any given time of determination, an amount (which may be positive or negative) equal to (a) all current assets of the Company as of such time, expressly excluding cash and cash equivalents and Tax assets, minus (b) all current liabilities of the Company as of such time, but excluding Indebtedness, Transaction Expenses and Tax Liabilities, in each case, calculated in accordance with the Working Capital Schedule attached hereto (including the illustrative example set forth therein) and, to the extent not inconsistent therewith, the Accounting Principles. “Working Capital Target” means -$324,516.30 (which, for the avoidance of doubt, is a negative number). “WT Engagement Letter” means that certain Representative Engagement Agreement, by and among the Equityholder Representative, the Company and certain Equityholders that are party thereto, dated as of even date herewith. Section 1.02 Other Defined Terms. Each of the following terms is defined on the page set forth opposite such term: 280G Approval................................................. 28 Accountants...................................................... 29 Actual Closing Consideration .......................... 30 Anti-Corruption Laws ...................................... 53

19 Bank Accounts ................................................. 51 Board Recommendation ................................... 32 Book-Entry Shares ........................................... 23 Certificate ......................................................... 23 Closing ............................................................. 25 Closing Certificate ........................................... 26 Closing Date..................................................... 25 Closing Repaid Indebtedness ........................... 26 Company Assets............................................... 38 Company Conditions ....................................... 62 Company Intellectual Property ........................ 42 Confidentiality Agreement ............................... 73 Convertible Note Cancellation Agreement ...... 22 Dissenting Shares ............................................. 25 Effective Time ................................................. 19 Equity Rights Cancellation Agreement ............ 22 Equityholder Indemnified Party ....................... 64 Equityholder Prepared Tax Return .................. 57 Estimated Closing Consideration ..................... 27 Estimated Indebtedness .................................... 26 Estimated Transaction Expenses ...................... 26 Estimated Working Capital .............................. 26 Excluded Shares ............................................... 20 Financial Statements ........................................ 34 Insurance Policies ............................................ 46 Inter-Party Claim ............................................. 67 Item of Dispute ................................................ 29 Latest Balance Sheet ........................................ 34 Leased Real Property ....................................... 38 Leases .............................................................. 38 Legal Communications .................................... 77 Letter of Transmittal ........................................ 23 Material Contracts ........................................... 43 Material Customers .......................................... 50 Material Suppliers ............................................ 50 Notice of Disagreement ................................... 29 Option Cancellation Agreement ...................... 21 Payoff Letters .................................................. 26 Permitted Liens ................................................ 37 Permitted Removal .......................................... 77 Post-Closing Adjustment ................................. 29 Potential Parachute Payments .......................... 59 Purchaser Conditions ....................................... 61 Purchaser Indemnified Party............................ 63 Purchaser Prepared Pre-Closing Tax Return ... 57 Residual Communication................................. 78 Retained Counsel ............................................. 77 Runoff Policies ................................................ 56 Surviving Corporation ..................................... 19 Tax Contest ...................................................... 58 Tax Incentive ................................................... 41 Third-Party Claim ............................................ 66 Transfer Taxes ................................................. 56 Waived 280G Benefits ..................................... 60 Warrant Cancellation Agreement ................ 4, 21 Written Consent ............................................... 56 ARTICLE II THE MERGER Section 2.01 The Merger. (a) Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, on the basis of the representations, warranties, covenants and agreements set forth herein, Merger Sub shall merge with and into the Company in accordance with Section 251 of the DGCL, whereupon the separate existence of Merger Sub shall cease and the Company shall continue its corporate existence under the DGCL as the surviving corporation (in such capacity, the Company is sometimes referred to herein as the “Surviving Corporation”) and a wholly owned Subsidiary of Purchaser. (b) At the Closing, Purchaser and the Company shall cause the Certificate of Merger to be executed, acknowledged and filed with the Secretary of State of the State of Delaware in accordance with the DGCL. The Merger shall become effective at such time as the Certificate of Merger is executed and acknowledged and duly filed with the Secretary of State of the State of Delaware or at such later time as Purchaser and the Company may agree and specify in the Certificate of Merger (the “Effective Time”). (c) The Merger shall have the effects set forth in Section 259 of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving

20 Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation. Section 2.02 Treatment of Company Stock. At the Effective Time, by virtue of the Merger and without any additional action on the part of the Company, Purchaser, Merger Sub, any Stockholder or any holder of shares of capital stock of Merger Sub, in each case upon the terms and subject to the conditions set forth herein: (a) Each share of Preferred Stock (other than the Excluded Shares and the Dissenting Shares) shall automatically be cancelled and extinguished and converted into the right to receive, in cash and without interest thereon, the Preferred Stock Per Share Amount, subject to the delivery of a Letter of Transmittal (as defined below) in accordance with Section 2.04(b), including the holder of such Preferred Stock agreeing to be bound by the release of claims as provided therein. (b) Each share of Common Stock (other than the Excluded Shares and the Dissenting Shares) shall automatically be cancelled and extinguished and converted into the right to receive, in cash and without interest thereon, the Common Stock Per Share Amount, subject to the delivery of a Letter of Transmittal (as defined below) in accordance with Section 2.04(b), including the holder of such Common Stock agreeing to be bound by the release of claims as provided therein. (c) Each share of capital stock of the Company held immediately prior to the Effective Time by the Company as treasury stock, or by Purchaser or Merger Sub (collectively, the “Excluded Shares”) shall automatically be canceled for no consideration, and no payment shall be made with respect thereto. (d) Each share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall automatically be converted into and become one (1) validly issued, fully paid and non-assessable share of common stock, par value $0.0001 per share, of the Surviving Corporation. Section 2.03 Treatment of Options, Warrants, Convertible Notes and Equity Rights. (a) Options. (i) Prior to the Closing, the Company shall take such actions necessary or desirable to provide that (A) each Option that is not an In-the-Money Option (whether or not vested) shall be cancelled, terminated and extinguished without any consideration paid therefor at the Effective Time, (B) each In-the-Money Option (whether or not vested) shall be cancelled, terminated and extinguished at the Effective Time in exchange for the right to receive the consideration set forth in this Section 2.03(a) and in Section 3.06(c), Section 3.06(d) and Section 10.01(g), and (C) the Plan and all stock option agreements and grant notices provided thereunder shall terminate effective as of the Closing. Pursuant to the terms and subject to the conditions set forth herein, by virtue of the Merger, at the Effective Time, each In-the-Money Option shall be cancelled and exchanged for the right to receive, subject to applicable Tax withholdings, an amount in cash equal to the product of (x) the aggregate number of shares of Common Stock underlying such Option immediately prior to the Closing, multiplied by (y) the difference of (I) the Common Stock Per Share Amount minus (II) the applicable exercise price per share of such In-the-Money Option. Upon the cancellation of each Option in accordance with this Section 2.03(a), each Optionholder shall cease to have any rights, and the Group Companies shall cease to have any Liabilities, with respect thereto, except with respect to the rights of any Optionholder to receive the consideration (if any) payable with respect thereto pursuant to this Section 2.03(a) and in Section 3.06(c), Section 3.06(d) and Section 10.01(g).

21 (ii) Notwithstanding anything herein to the contrary, (A) as a condition to receiving any payment pursuant to this Agreement in respect of his or her Options, each Optionholder shall be required, and the Company shall cause such Optionholder, to execute and deliver to the Company an Option Cancellation Agreement, in substantially the form attached hereto as Exhibit E (an “Option Cancellation Agreement”) and (B) consideration in respect of any Option shall not be payable if the relevant Optionholder has not executed and delivered to the Company an Option Cancellation Agreement. The Company shall provide Purchaser with a copy of each Option Cancellation Agreement received by it following its execution by the applicable Optionholder. Consideration in respect of each Option shall be paid through the Company’s payroll systems, and for Optionholders who are employees or former employees of any Group Company, subject to any applicable Tax withholdings. (b) Warrants. (i) Prior to the Closing, the Company shall take such actions necessary or desirable to provide that (A) each Warrant that is not an In-the-Money Warrant shall be cancelled, terminated and extinguished without any consideration paid therefor at the Effective Time, (B) each In-the- Money Warrant shall be cancelled, terminated and extinguished at the Effective Time in exchange for the right to receive the consideration set forth in this Section 2.03(b) and in Section 3.06(c), Section 3.06(d) and Section 10.01(g). Pursuant to the terms and subject to the conditions set forth herein, by virtue of the Merger, at the Effective Time, each In-the-Money Warrant shall be cancelled and exchanged for the right to receive, subject to applicable Tax withholdings, an amount in cash equal to the product of (x) the aggregate number of shares of Common Stock underlying such Warrant immediately prior to the Closing, multiplied by (y) the difference of (I) the Common Stock Per Share Amount minus (II) the applicable exercise price per share of such In-the-Money Warrant. Upon the cancellation of each Warrant in accordance with this Section 2.03(b), each Warrantholder shall cease to have any rights, and the Group Companies shall cease to have any Liabilities, with respect thereto, except the rights of any Warrantholder to receive the consideration (if any) payable with respect thereto pursuant to this Section 2.03(b) and Section 3.06(c), Section 3.06(d) and Section 10.01(g). (ii) Notwithstanding anything herein to the contrary, (A) as a condition to receiving any payment pursuant to this Agreement in respect of his or her Warrants, each Warrantholder shall be required, and the Company shall cause such Warrantholder, to execute and deliver to the Company an Warrant Cancellation Agreement, in substantially the form attached hereto as Exhibit F (a “Warrant Cancellation Agreement”) and (B) consideration in respect of any Warrant shall not be payable if the relevant Warrantholder has not executed and delivered to the Company an Warrant Cancellation Agreement. The Company shall provide Purchaser with a copy of each Warrant Cancellation Agreement received by it following its execution by the applicable Warrantholder. (c) Convertible Notes. (i) Prior to the Closing, the Company shall take such actions necessary or desirable to provide that each Convertible Note shall be cancelled, terminated and extinguished at the Effective Time in exchange for the right to receive the consideration set forth in this Section 2.03(c) and in Section 3.06(c), Section 3.06(d) and Section 10.01(g). By virtue of the Merger, at the Effective Time, each Convertible Note shall be cancelled and exchanged for the right to receive, subject to applicable Tax withholdings, an amount in cash equal to the amount that would have been paid under Section 2.02(a) had the applicable Convertible Noteholder elected, as of immediately prior to the Effective Time, to convert the Investment Amount (as defined under such Convertible Note) into a number of shares of Series A Preferred Stock equal to the quotient determined by dividing (A) the Investment Amount, by (B) $1.847705. Upon the cancellation of each Convertible Note in accordance with this Section 2.03(c), each Convertible Noteholder shall cease to have any rights, and the Group Companies shall cease to have any liabilities, with

22 respect thereto, except the rights of any Convertible Noteholder to receive the consideration (if any) payable with respect thereto pursuant to this Section 2.03(b) and in Section 3.06(c), Section 3.06(d) and Section 10.01(g). (ii) Notwithstanding anything herein to the contrary, (A) as a condition to receiving any payment pursuant to this Agreement in respect of his or her Convertible Note, each Convertible Noteholder shall be required, and the Company shall cause such Convertible Noteholder, to execute and deliver to the Company a Convertible Note Cancellation Agreement, in substantially the form attached hereto as Exhibit G (a “Convertible Note Cancellation Agreement”) and (B) consideration in respect of any Convertible Note shall not be payable if the relevant Convertible Noteholder has not executed and delivered to the Company a Convertible Note Cancellation Agreement. The Company shall provide Purchaser with a copy of each Convertible Note Cancellation Agreement received by it following its execution by the applicable Convertible Noteholder. (d) Equity Rights. (i) Prior to the Closing, the Company shall take such actions necessary or desirable to provide that each Equity Right shall be cancelled, terminated and extinguished at the Effective Time in exchange for the right to receive the consideration set forth in this Section 2.03(d) and in Section 3.06(c), Section 3.06(d) and Section 10.01(g). (A) By virtue of the Merger, at the Effective Time each 2018 Warrant Right shall be cancelled and exchanged for the right to receive, subject to applicable Tax withholdings, an amount in cash equal to the product of (x) the aggregate number of shares of Series Seed Preferred Stock underlying such 2018 Warrant Right immediately prior to the Closing, multiplied by (y) the difference of (I) the Preferred Stock Per Share Amount minus (II) the applicable exercise price per share of such 2018 Warrant Right. Upon the cancellation of each Warrant in accordance with this Section 2.03(d)(i)(A), each holder of a 2018 Warrant Right shall cease to have any rights, and the Group Companies shall cease to have any Liabilities, with respect thereto, except the rights of any holder of 2018 Warrant Rights to receive the consideration (if any) payable with respect thereto pursuant to this Section 2.03(d)(i)(A) and in Section 3.06(c), Section 3.06(d) and Section 10.01(g). (B) By virtue of the Merger, at the Effective Time, the Echo Equity Right shall be cancelled and exchanged for the right to receive, subject to applicable Tax withholdings, an amount in cash equal to the amount that would be payable pursuant to Section 2.02(a) with respect to 21,480 shares of Series Seed-1 Preferred Stock. Upon the cancellation of the Echo Equity Right in accordance with this Section 2.03(d)(i)(B), the holder of the Echo Equity Right shall cease to have any rights, and the Group Companies shall cease to have any liabilities, with respect thereto, except the rights of such holder to receive the consideration (if any) payable with respect thereto pursuant to this Section 2.03(d)(i)(B) and in Section 3.06(c), Section 3.06(d) and Section 10.01(g). (ii) Notwithstanding anything herein to the contrary, (A) as a condition to receiving any payment pursuant to this Agreement in respect of an Equity Right, each Equity Rights Holder shall be required, and the Company shall cause such Equity Rights Holder, to execute and deliver to the Company an Equity Rights Cancellation Agreement, in substantially the form attached hereto as Exhibit K (an “Equity Rights Cancellation Agreement”) and (B) consideration in respect of any Equity Right shall not be payable if the relevant holder has not executed and delivered to the Company an Equity Rights Cancellation Agreement. The Company shall provide Purchaser with a copy of each Equity Rights Cancellation Agreement received by it following its execution by the applicable Equity Rights Holder.

23 Section 2.04 Paying Agent; Letter of Transmittal; Exchange of Certificates; Lost Certificates. (a) The Paying Agent shall act as paying agent in effecting the exchange of cash for certificates which, immediately prior to the Effective Time, represented Company Stock (each, a “Certificate”) and which are converted into the right to receive a portion of the Merger Consideration pursuant to Section 2.02, if any, or any such shares of Company Stock represented by book-entry (“Book- Entry Shares”). (b) As promptly as practicable and in any event within one (1) day following the date hereof, the Company shall cause the Paying Agent to send to the Stockholders (i) a letter of transmittal in substantially the form attached hereto as Exhibit H (the “Letter of Transmittal”) and (ii) instructions for use in effecting the surrender of the Certificates or Book-Entry Shares described in Section 2.04(a) above. (c) At or after the Effective Time, each Stockholder shall surrender to the Paying Agent, as applicable, Certificates, duly endorsed in blank or accompanied by duly executed stock powers, or Book-Entry shares, together with a duly executed Letter of Transmittal, representing the number of shares of Company Stock held by such holder. (d) As soon as practicable after the Effective Time or, with respect to any Certificates or Book-Entry Shares that have not been surrendered to the Paying Agent as of the Effective Time, two (2) Business Days after surrender of such Certificates or Book-Entry Shares, the Paying Agent shall pay each Stockholder who has surrendered such Stockholder’s Certificates, duly endorsed in blank or accompanied by duly executed stock powers, or Book-Entry Shares (or an “agent’s message” in customary form and such other evidence of surrender, if any, as the Paying Agent may reasonably request in respect of a Book-Entry Share), together with a duly executed Letter of Transmittal, the amount of cash to which such Stockholder is entitled hereunder as of the applicable time of payment, if any. Surrendered Certificates and Book-Entry Shares shall be canceled. Until so surrendered and exchanged, each such Certificate or Book-Entry Share shall represent solely the right to receive the portion of the Merger Consideration into which the shares it represented was converted pursuant to Section 2.02, if any, and neither the Paying Agent, the Surviving Corporation nor any other Person shall be required to pay the holder thereof the portion of the Merger Consideration to which such Stockholder would otherwise have been entitled. (e) Notwithstanding the foregoing, if any Certificate shall have been lost, stolen or destroyed, then, upon the making of an affidavit of such fact by the Person claiming such Certificate to be lost, stolen or destroyed and the providing of an indemnity by such Person, in customary form and substance acceptable to Purchaser and the Equityholder Representative and sufficient to indemnify against any claim that may be made on account of the loss, theft or destruction of such Certificate, together with a duly executed Letter of Transmittal, the Paying Agent shall issue, in exchange for such lost, stolen or destroyed Certificate, the portion of the Merger Consideration, if any, to be paid in respect of the share(s) of Company Stock represented by such Certificate, in the amounts, at the times, and in the manner contemplated hereunder. (f) Any portion of the amount deposited with the Paying Agent that remains undistributed to the former holders of shares of Company Stock as of the date that is one (1) year after the Closing Date shall be delivered to Purchaser upon demand, and any holders of shares of Company Stock who have not then surrendered their Certificates or Book-Entry Shares in accordance with this Section 2.04 shall thereafter look only to the Surviving Corporation (subject to abandoned property, escheat and similar Laws) for satisfaction of their claims for any amounts owed hereunder. Any amounts deposited with the Paying Agent remaining unclaimed by the former holders of shares of Company Stock two (2) years after the Closing Date (or, if earlier, immediately prior to such time when the amounts would otherwise escheat to or become property of any Governmental Authority) shall become, to the extent permitted by applicable

24 Law, the property of Purchaser free and clear of any claims or interest of any Person previously entitled thereto. (g) Notwithstanding anything to the contrary, neither Purchaser, the Surviving Corporation, the Paying Agent nor any other Person shall be liable to any Equityholder for such Equityholder’s portion of the Merger Consideration delivered to a Governmental Authority if such delivery is required pursuant to any applicable abandoned property, escheat or similar Law. Section 2.05 Additional Merger Procedures and Effects. (a) No interest or dividends shall be paid or accrued on the Merger Consideration. If all or any portion of the Merger Consideration is to be delivered to any Person other than the Person in whose name the Certificate or Book-Entry Share surrendered therefor is registered, it shall be a condition to such right to receive such Merger Consideration that the Certificate or Book-Entry Share so surrendered shall be properly endorsed or otherwise be in a form for transfer and that the Person surrendering such Certificate or Book-Entry Share shall pay to the Surviving Corporation any Transfer Taxes or other Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate or Book-Entry Share surrendered, or shall establish to the satisfaction of the Surviving Corporation that such Tax has been paid or is not applicable. (b) No dividends or other distributions with respect to shares of capital stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate or Book- Entry Share with respect to the shares of capital stock represented thereby. (c) After the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of any shares of capital stock which were outstanding immediately prior to the Effective Time. Section 2.06 Certificate of Incorporation. The certificate of incorporation of Merger Sub as in effect immediately prior to the Effective Time shall be, from and after the Effective Time, the certificate of incorporation of the Surviving Corporation (except that such certificate of incorporation shall be amended to indicate that the name of the corporation shall be “Move EZ, Inc.”) and, as so amended, shall be the certificate of incorporation of the Surviving Corporation. Section 2.07 Bylaws. The bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be, from and after the Effective Time, the bylaws of the Surviving Corporation (except that the title thereof shall read “Amended and Restated Bylaws of Move EZ, Inc.” and the name of the Surviving Corporation shall be Move EZ, Inc.) and, as so amended, shall be the bylaws of the Surviving Corporation. Section 2.08 Directors and Officers. Prior to the Effective Time, the directors and officers of the Company shall, and the Company shall cause such directors and officers to, tender their resignations effective as of the Effective Time. From and after the Effective Time, until their successors are duly elected or appointed and qualified in accordance with applicable Law (or their earlier death, resignation or removal), the directors and officers of Merger Sub immediately prior to the Effective Time shall be the directors and officers, as applicable, of the Surviving Corporation. Section 2.09 Withholding Rights. Purchaser, the Group Companies, and their respective Affiliates shall be entitled to deduct and withhold or cause there to be deducted or withheld from amounts otherwise payable pursuant to the Transaction Documents such amounts as any such Person is required to deduct and withhold under the Code or any provision of state, local or non-U.S. Tax Law. Upon the request of Equityholder Representative, Purchaser shall use commercially reasonable efforts to reasonably

25 cooperate with Equityholder Representative to reduce or mitigate any such withholdings (other than in respect of any withholdings as a result of the Company’s or any Equityholders failure to deliver the Tax documents required under Section 3.04(g), the Letter of Transmittal, the Option Cancellation Agreement, the Warrant Cancellation Agreement or the Convertible Note Cancellation Agreement or in connection with any payments treated as compensation for applicable income Tax purposes). Any such deducted or withheld amounts shall be treated for all purposes of this Agreement and any Transaction Document as having been paid to the Person in respect of which such deduction and withholding was made. Notwithstanding anything in this Agreement to the contrary, any amounts payable pursuant to this Agreement that constitute compensation for U.S. federal, state, local or non-U.S. income Tax purposes shall be paid (and any applicable withholding shall be managed) through the applicable Group Companies’ ordinary payroll procedures. Section 2.10 Appraisal Rights. Notwithstanding anything in this Agreement to the contrary, any Share held by a Stockholder who (a) has not voted in favor of the Merger or consented thereto in writing and (b) has demanded appraisal for such shares of Company Stock in accordance with Section 262 of the DGCL and not otherwise lost, waived or withdrawn such Stockholder’s right to appraisal under Section 262 of the DGCL with respect to such shares (collectively, the “Dissenting Shares”) shall not be converted into the right to receive a portion of the Merger Consideration pursuant to Section 2.02 but instead, at the Effective Time, shall be cancelled and cease to exist and shall represent only those rights provided by Section 262 of the DGCL; provided that if any such Stockholder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under the DGCL, the right of such Stockholder to such appraisal of such Stockholder’s shares of Company Stock shall cease and such shares of Company Stock shall be deemed converted as of the Effective Time into the right to receive a portion of the Merger Consideration, without interest, as provided in this Article II. The Company shall deliver prompt notice to Purchaser of any demands for appraisal of any shares of Company Stock, and Purchaser shall have the right to participate in all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, without the prior written consent of Purchaser, make any payment with respect to, or settle or offer to settle or approve or agree to any withdrawal of, any such demands, or agree to do any of the foregoing. Section 2.11 Reliance on Closing Certificate and Post-Closing Payment Spreadsheets. Notwithstanding anything to the contrary herein, the Parties each acknowledge and agree that each of Purchaser, Merger Sub, the Surviving Corporation, the Paying Agent and the Equityholder Representative may rely on the Closing Certificate, and each of Purchaser, Merger Sub, the Surviving Corporation and the Paying Agent may rely on each Post-Closing Payment Spreadsheet, in each case, as being true, complete and correct for purposes of the calculation of all cash payments payable to the Equityholders hereunder, and none of Purchaser, Merger Sub, the Surviving Corporation, the Paying Agent and, solely in the case of the Closing Certificate, the Equityholder Representative shall have any liability to any Equityholder or any other Person as a result of such reliance. Once Purchaser has funded any amount to the Paying Agent, Purchaser shall have no further liability with respect to such amount, including with respect to the payment or allocation of such amount to the Equityholders. ARTICLE III THE CLOSING TRANSACTIONS Section 3.01 The Closing. The closing of the Transactions (the “Closing”) shall take place at no later than three (3) Business Days after the last of the conditions set forth in Article VII have been satisfied or waived (other than conditions which, by their nature, are to be satisfied on the Closing Date) via exchange of electronic signatures or on such other date or time or at such other place as the Company and Purchaser may mutually agree upon in writing and shall deemed to be effective as of the open of business. The date of the Closing is referred to herein as the “Closing Date.”

26 Section 3.02 Holdback Amount. The Equityholders hereby authorize and instruct Purchaser to deduct the Holdback Amount from the consideration otherwise payable to the Equityholders at the Closing, which shall be retained by Purchaser in order to support the Equityholders’ payment obligations, if any, under Section 3.06. Section 3.03 Closing Certificate; Cash Payments at the Closing. (a) No later than one (1) Business Day prior to the Closing Date, the Company shall deliver to Purchaser: (i) a certificate, duly certified by the Chief Financial Officer of the Company, or such other officer with similar responsibility for financial affairs, and in form and substance acceptable to Purchaser (the “Closing Certificate”), setting forth in form and substance acceptable to Purchaser, (A) the Company’s good faith estimates of the Closing Working Capital, the Closing Indebtedness, the Closing Cash and the Transaction Expenses, in each case, in reasonable detail prepared in accordance with the relevant definitions in this Agreement, (B) the calculation of each Equityholder’s Indemnification Pro Rata Percentage as of the Closing and the relative priority of each class and series of Company Stock with respect to the allocation of the Merger Consideration in accordance with the Charter and the pro rata percentage of the Estimated Closing Consideration (net of the Holdback Amount and the Representative Expense Amount) each Equityholder is entitled to receive at the Closing and pursuant to Section 3.06(c) and Section 3.06(d), (C) with respect to each Optionholder, (I) each Option held by such Optionholder and the number of shares of Common Stock subject thereto, (II) the exercise price per share for each Option and (III) whether each such Option is an In-the-Money Option, (D) with respect to each Warrantholder, (I) each Warrant held by such Warrantholder and the number of shares of Common Stock subject thereto, (II) the exercise price per share for each Warrant and (III) whether each such Warrant is an In-the-Money Warrant, (E) with respect to each Convertible Noteholder, (I) each Convertible Note held by such Convertible Noteholder, (II) the Investment Amount of each such Convertible Note as of immediately prior to the Closing, and (III) the number of shares of Series A Preferred Stock into which each such Convertible Note held by such Convertible Noteholder would have been convertible, determined in the manner described in Section 2.03(c)(i), (F) with respect to each Stockholder, the name, last known mailing address and email address (as listed in the corporate records of the Company) of such Stockholder and the specific Company Stock owned, including, for any certificated Company Stock, the certificate number(s), the face amount(s) evidenced on such certificate(s) and the date(s) of issuance stated on such certificate(s) and, for book-entry shares, the book-entry amount(s) and book-entry share issuance date(s), (G) with respect to each Equity Rights Holder holding 2018 Warrant Rights (I) each 2018 Warrant Right held by such Equity Rights Holder and the number of shares of Series Seed Preferred Stock subject thereto and (II) the exercise price per share for each such Equity Rights Holder; (H) with respect the Echo Equity Right, the holder thereof and the number of shares of Series Seed-1 Preferred Stock subject thereto, and (I) wire transfer instructions for (I) the payroll accounts of the Company to which Purchaser shall, subject to the terms and conditions of this Agreement, deliver the consideration payable to the Optionholders in respect of the Options (if any) at the Closing pursuant to Section 2.03, and (II) the accounts of any payees of Transaction Expenses or Indebtedness; and (ii) (A) payoff letters (the “Payoff Letters”) with respect to the Indebtedness set forth on the Closing Repaid Indebtedness Schedule attached hereto (the “Closing Repaid Indebtedness”), in form and substance satisfactory to Purchaser and duly executed by the applicable holders thereof and (B) releases of all Liens granted in connection with or otherwise securing any Closing Repaid Indebtedness (other than Permitted Liens), including any applicable UCC termination statements. Concurrently with delivery of the Closing Certificate, the Company shall also deliver to Purchaser, in form and substance acceptable to Purchaser, all information on which the calculations reflected in the Closing Certificate are based. (b) The Purchase Price shall be (i) decreased by (A) the Closing Indebtedness shown on the Closing Certificate (the “Estimated Indebtedness”), (B) the Transaction Expenses shown on the Closing Certificate (the “Estimated Transaction Expenses”) and (C) the positive amount (if any) by which the Working Capital Target exceeds the Closing Working Capital shown on the Closing Certificate (the

27 “Estimated Working Capital”), and (ii) increased by (A) the Closing Cash shown on the Closing Certificate, and (B) the positive amount (if any) by which the Estimated Working Capital exceeds the Working Capital Target. The Purchase Price, as adjusted by this Section 3.03(b), is referred to as the “Estimated Closing Consideration”. (c) At the Closing, Purchaser shall: (i) retain the Holdback Amount as support for the Equityholders’ payment obligations (if any) under Section 3.06; (ii) deliver the Representative Expense Amount to the Equityholder Representative, by wire transfer of immediately available funds, to the account specified in writing by the Equityholder Representative; (iii) pay (or cause to be paid) the Estimated Transaction Expenses to those Persons and in those amounts identified in the Closing Certificate; provided that any amounts properly treated as compensation for Tax purposes shall be paid through the Company’s payroll at or as promptly as practicable following the Closing; (iv) pay (or cause to be paid) the Estimated Indebtedness to those Persons and in those amounts set forth in the Payoff Letters; provided that amounts in respect of Taxes not yet due and payable as of the Closing Date included in Estimated Indebtedness shall be retained by Purchaser for payment to the applicable Taxing Authority; and (v) pay (or cause to be paid) to the Paying Agent an amount equal to the Closing Equityholder Payment, for distribution to the Equityholders in accordance with the Closing Certificate; provided that, in the case of Optionholders who are current or former employees of the Company, the respective portions of such funds payable in respect of Options held by the same shall be paid to the Surviving Corporation, and the Surviving Corporation shall (subject to any applicable Tax withholdings) deliver such funds to such former holders of Options through the Company’s payroll systems. Section 3.04 Deliveries to Purchaser at the Closing. The Company shall deliver (or cause to be delivered) to Purchaser at the Closing: (a) all (i) consents by, and evidence of all notifications to, third parties, set forth on the Required Consents Schedule, in each case, on terms and in form and substance reasonably satisfactory to Purchaser, and (ii) filings, Permits, and other authorizations and consents under all applicable Laws that are set forth on Required Consents Schedule, in each case, on terms and conditions reasonably satisfactory to Purchaser; (b) letters of resignation, effective as of the Closing, in form and substance reasonably satisfactory to Purchaser, from each director and officer, and each other Person holding any comparable position, of the Group Companies; (c) [Intentionally Omitted.]; (d) a certificate executed and delivered by the Secretary or other officer of the Company certifying as to (i) the Charter Documents of the Group Companies, each as in effect as of immediately prior to the Effective Time, (ii) the resolutions of the board of directors of the Company approving, adopting and declaring advisable this Agreement, the Merger and the other Transactions and the due adoption thereof, (iii) the Written Consent and due adoption of the resolutions set forth therein and (iv)

28 a certificate of good standing (or applicable equivalent) for the Company from the State of Delaware and for each of its Subsidiaries, from each Subsidiary’s respective jurisdiction of formation, in each case, dated within five (5) Business Days of the Closing Date; (e) a certificate of an officer of the Company certifying that the conditions set forth in Section 7.02(a), Section 7.02(b) and Section 7.02(g) have been duly satisfied; (f) evidence, reasonably satisfactory to Purchaser, that the Company has obtained a release of all Liens identified on the attached Closing Released Liens Schedule; (g) (A) a notice to the IRS, in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2) dated as of the Closing Date, together with written authorization for Purchaser to deliver such notice to the IRS on behalf of the Company after the Closing, and (B) a certificate, stating interests in the Company are not “United States real property interests” as defined in Section 897(c) of the Code for the applicable period described in Section 897(c)(1)(A)(ii) of the Code, prepared in accordance with the Treasury Regulations under Sections 897 and 1445 of the Code, each in form and substance satisfactory to Purchaser; (h) the Paying Agent Agreement, duly executed by the Equityholder Representative and the Paying Agent; and (i) written resolutions duly adopted by the Board of Directors terminating each Company 401(k) Plan effective as of no later than the day immediately prior to the Closing Date; (j) evidence, reasonably satisfactory to Purchaser that a vote of the Company’s stockholders who are eligible to vote was solicited as set forth in Section 6.11 and that either (i) the requisite percentage of stockholder approval was obtained with respect to the Waived 280G Benefits (the “280G Approval”), or (ii) the 280G Approval was not obtained, and, as a consequence, the Waived 280G Benefits shall not be paid or provided; (k) Warrant Cancellation Agreements, duly executed by each Warrantholder; (l) Convertible Note Cancellation Agreements, duly executed by each Convertible Noteholder; (m) Transaction Bonus and Release Agreements, in substantially the form attached hereto as Exhibit I (each, a “Transaction Bonus and Release Agreement”), duly executed by the Company and each of the individuals set forth on Schedule 4.05(b); (n) Call Option Agreement, in form and substance reasonably acceptable to Purchaser, duly executed by the Company, the Indian Subsidiary and Veena Patel; (o) Equity Rights Cancellation Agreements, duly executed by each Equity Rights Holder; and (p) Offer Letters, duly executed by each of Venkatesh Ganapathy, Niraj Patel, and Megan Mulligan. Section 3.05 Deliveries to the Company at the Closing. Purchaser shall deliver to the Company at Closing:

29 (a) the Paying Agent Agreement duly executed by Purchaser; (b) a certificate executed and delivered by the Secretary or other officer of Purchaser certifying as to the resolutions of the board of directors of Purchaser and Merger Sub approving, adopting and declaring advisable this Agreement and the Transactions and the due adoption thereof; (c) a certificate of an officer of Purchaser certifying that the conditions set forth in Section 7.03(a) and Section 7.03(b) have been duly satisfied; and (d) Offer Letters, executed by Purchaser. Section 3.06 Post-Closing Adjustment. Following the Closing, the Merger Consideration shall be adjusted as set forth in this Section 3.06 (the “Post-Closing Adjustment”). (a) Final Closing Statement. Within sixty (60) days after the Closing Date, Purchaser shall prepare and deliver to the Equityholder Representative a closing statement (the “Closing Statement”), which will reflect Purchaser’s determination of (i) the Transaction Expenses, (ii) the Closing Working Capital, (iii) the Closing Indebtedness, and (iv) the Closing Cash, in each case, in reasonable detail prepared in accordance with the relevant definitions and schedules in this Agreement, and shall not include any changes in assets or liabilities as a result of purchase accounting adjustments or other changes arising from or resulting as a consequence of the transactions contemplated hereby or after the Closing or otherwise at the direction of the Purchaser. The Parties agree that the purpose of this provision is to ensure that the preparation of the Closing Statement reflects only Purchaser’s determination of the items set forth therein in accordance with this Agreement, and does not permit the introduction of different accounting methods, policies, principles, or practices beyond those described in the relevant definitions and schedules in this Agreement. (i) If the Equityholder Representative disagrees with Purchaser’s determination of the Transaction Expenses, the Closing Working Capital, the Closing Indebtedness or the Closing Cash, in each case, as reflected on the Closing Statement, the Equityholder Representative may, within forty-five (45) days after delivery by Purchaser of the Closing Statement, deliver a written notice (the “Notice of Disagreement”) to Purchaser setting forth in reasonable detail, (i) each item of dispute (each an “Item of Dispute”), (ii) the dollar amount and the basis for each such Item of Dispute and (iii) the Equityholder Representative’s calculation of each such Item of Dispute. If Purchaser does not receive a Notice of Disagreement within forty-five (45) days after delivery by Purchaser of the Closing Statement, the Closing Statement shall be conclusive and binding upon each of the Parties. (ii) If Purchaser receives a Notice of Disagreement from the Equityholder Representative within forty-five (45) days after delivery by Purchaser of the Closing Statement, Purchaser and the Equityholder Representative shall attempt in good faith to resolve each Item of Dispute (and all such discussions related thereto shall, unless otherwise agreed in writing by Purchaser and the Equityholder Representative, be governed by Rule 408 of the Federal Rules of Evidence (and any applicable similar state rule)), and, if any Item of Dispute is so resolved, the Closing Statement and Notice of Disagreement shall be modified to the extent necessary to reflect such resolution. If any Item of Dispute remains unresolved as of the thirtieth (30th) day after timely delivery by the Equityholder Representative of the Notice of Disagreement, Purchaser and the Equityholder Representative shall jointly retain Moss Adams (or, if such firm is unable or unwilling to serve in such capacity, such other accounting firm upon which Purchaser and the Equityholder Representative mutually agree in writing) (the “Accountants”) to resolve such remaining disagreement (acting as an expert and not as an arbitrator), it being understood that any item not included as an Item of Dispute in the Notice of Disagreement in the form delivered to the Accountants shall be conclusive and binding upon each of the Parties as set forth on the Closing Statement. Purchaser and the

30 Equityholder Representative shall request that the Accountants render a determination as to each unresolved Item of Dispute as soon as practicable after their retention, and, in any event, within thirty (30) days after their retention, and each of Purchaser, the Equityholder Representative and each of their respective Representatives shall cooperate with the Accountants, and shall provide the Accountants with reasonable access to their respective books, records, personnel and Representatives and such other information as the Accountants may reasonably request, so as to enable them to make such determination as quickly and accurately as practicable. The Accountants shall consider only those items and amounts that were set forth in the Closing Statement and the Notice of Disagreement and that remain unresolved by Purchaser and the Equityholder Representative, and in resolving any such unresolved Item of Dispute, the Accountants may not assign a value to any such item greater than the greatest value for such item claimed by either Party nor less than the smallest value for such item claimed by either Party. In addition to the foregoing, any disputes regarding the dispute resolution process contemplated under this Section 3.06 shall also be submitted to the Accountants. The Accountants’ determination(s) shall be based upon the definitions of Transaction Expenses, Closing Working Capital, Closing Indebtedness and Closing Cash (as applicable) included herein. The Accountants’ determination of each remaining Item of Dispute submitted to them shall be in writing, shall conform with this Section 3.06 and, absent manifest error, shall be conclusive and binding upon each of the Parties, and the Closing Statement shall be modified to the extent necessary to reflect such determination(s). (iii) The Accountants shall allocate their fees, costs and expenses between Purchaser on the one hand, and the Equityholder Representative, on behalf of the Equityholders, on the other hand, based upon the percentage which the portion of the contested amount not awarded to each such Person bears to the amount actually contested by such Person. (b) Determination of Actual Closing Consideration. The Purchase Price, as (i) decreased by (a) the Closing Indebtedness, (b) the Transaction Expenses and (c) the amount (if any) by which the Working Capital Target exceeds the Closing Working Capital, and (ii) increased by (a) the Closing Cash and (b) the amount (if any) by which the Closing Working Capital exceeds the Working Capital Target, in each case, as such amounts are finally determined pursuant to this Section 3.06 (as applicable), is referred to as the “Actual Closing Consideration”. (c) Decrease in Merger Consideration. If the Actual Closing Consideration is less than the Estimated Closing Consideration, Purchaser shall release to itself from the Holdback Amount an amount equal to the excess of the Estimated Closing Consideration over the Actual Closing Consideration. To the extent there is any remaining balance of the Holdback Amount after Purchaser has released such amount to itself, Purchaser shall pay such remaining balance of the Holdback Amount to the Paying Agent (for distribution to the Equityholders in accordance with the Paying Agent Agreement). To the extent the balance of the Holdback Amount is not sufficient to satisfy such payment obligation, the remainder of such payment obligation shall be paid to Purchaser directly by the Equityholder Representative on behalf of the Equityholders (in proportion to their respective Indemnification Pro Rata Percentages). For the avoidance of doubt, and notwithstanding anything to the contrary contained herein, the Equityholder Representative shall not be obligated to use any of its own funds to fulfill the obligation of the Equityholders contained in this Section 3.06(c), but instead shall solely be responsible for communicating such obligation to the Equityholders and the respective amounts they are required to remit to Purchaser (provided that, for the avoidance of doubt, the Equityholders shall be responsible (in proportion to their respective Indemnification Pro Rata Percentages) to pay any such amount owed to Purchaser, within the timeframe set forth in Section 3.06(e), to the extent not otherwise paid by the Equityholder Representative). Notwithstanding the foregoing, in the case of Optionholders who are current or former employees of the Company, the respective portions of such funds payable in respect of Options held by the same shall be paid to the Surviving Corporation, and the Surviving Corporation shall (subject to any applicable Tax withholdings) deliver such funds to such former holders of Options through the Company’s payroll systems.

31 (d) Payments to the Equityholders. If the Actual Closing Consideration is greater than the Estimated Closing Consideration, Purchaser shall pay to the Paying Agent (for distribution to the Equityholders in accordance with the Paying Agent Agreement) (i) the Holdback Amount, and (ii) the excess of the Actual Closing Consideration over the Estimated Closing Consideration. Notwithstanding the foregoing, in the case of Optionholders who are current or former employees of the Company, the respective portions of such funds payable in respect of Options held by the same shall be paid to the Surviving Corporation, and the Surviving Corporation shall (subject to any applicable Tax withholdings) deliver such funds to such former holders of Options through the Company’s payroll systems. (e) Manner of Payments. All payments required to be made by this Section 3.06 shall be made within fifteen (15) Business Days after determination of the Actual Closing Consideration and, with respect to any payments owed to the Equityholders, delivery by the Equityholder Representative to Purchaser of the applicable Post-Closing Payment Spreadsheet, in each case, by wire transfer of immediately available funds to a bank account designated in writing by the applicable payee. (f) Merger Consideration Adjustment. Any payments under this Section 3.06 other than the release of all or a portion of the Holdback Amount to the Equityholders shall be treated as an adjustment to the Merger Consideration for Tax purposes unless otherwise required by applicable Law. Section 3.07 Closing Mechanics. Except as otherwise expressly provided herein, all deliveries, payments and other transactions and documents relating to the Closing (a) shall be interdependent and none shall be effective unless and until all are effective (except to the extent that the Party entitled to the benefit thereof has waived in writing satisfaction or performance thereof) and (b) shall be deemed to be consummated simultaneously. ARTICLE IV REPRESENTATIONS AND WARRANTIES REGARDING THE GROUP COMPANIES Except as set forth in the Disclosure Schedules, which, subject to Section 10.16, shall disclose exceptions to the representations and warranties organized according to the corresponding sections of this Agreement, the Company represents and warrants to Purchaser and Merger Sub as follows, as of the date hereof and as of the Closing (except where a particular date or time is otherwise specified): Section 4.01 Organization. Each Group Company is duly organized, validly existing and in good standing under the Laws of the jurisdiction of such Group Company’s formation or organization and is, except as would not be reasonably expected to have a material adverse effect, duly qualified, licensed or admitted to do business as a foreign entity and is in good standing in every jurisdiction in which the operation of the Business or the ownership of its assets require it to be qualified, licensed, admitted or in good standing as a foreign entity, which such jurisdictions are set forth on Schedule 4.01. The copies of each Group Company’s Charter Documents which have been provided to Purchaser are correct and complete and reflect all amendments made thereto at any time prior to the date of this Agreement. The Company has provided to Purchaser true and correct copies of the Charter Documents of each Group Company. The Charter Documents of each Group Company delivered pursuant to Section 3.04(d) are (i) the only Charter Documents of such Group Company and (ii) in full force and effect and have not been amended, restated, supplemented or otherwise revised. No Group Company is in default under, or in violation of any provision of, its Charter Documents. Section 4.02 Authorization of Transactions. (a) Each Group Company has full right, power and authority to execute and deliver

32 this Agreement and the other Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder. The Transaction Documents to which each Group Company is a party have been, or will be at the Closing, duly executed and delivered by such Group Company and, assuming due authorization, execution and delivery by the other parties thereto, this Agreement and the other Transaction Documents to which it is a party constitute, or will constitute at the Closing, the legal, valid and binding obligations of such Group Company, each enforceable in accordance with their respective terms and conditions (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general equitable principles). (b) The board of directors of the Company, at a meeting duly called and held or by unanimous written consent, has duly adopted resolutions by unanimous vote (i) approving and declaring advisable this Agreement and the Merger, (ii) declaring and recommending to the Stockholders that it is advisable and in the best interests of the Company and the Stockholders that the Company enter into this Agreement and consummate the Merger on the terms and subject to the conditions set forth in this Agreement, which resolutions, as of the date of this Agreement, have not been subsequently rescinded, modified or withdrawn (the “Board Recommendation”), and subsequent to the Board Recommendation and prior to the Closing, the Written Consent was duly executed, validly obtained and delivered, a true and correct copy of which was delivered to Purchaser as required pursuant to this Agreement, in each case in accordance with all applicable Laws. No further act or proceeding on the part of any Group Company or its equityholders is necessary to authorize any Transaction Document to which such Group Company is a party or the Transactions. Section 4.03 Noncontravention. The execution and delivery by each Group Company of the Transaction Documents to which such Group Company is party, and the consummation of the Transactions or the performance of any obligations under any Transaction Document to which such Group Company is party has not and will not (a) violate, breach, conflict with, or constitute a default under any provisions of such Group Company’s Charter Documents, (b) violate, conflict with or result in a violation of, or constitute a default (whether after the giving of notice, lapse of time or both) under, any provision of any Law to which such Group Company or any of its properties or assets are subject, (c) except as set forth on Schedule 4.03, violate, conflict with or result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, result in or create in any Person the right to, accelerate, terminate, modify or cancel, require any notice, authorization or consent under, result in the obligation to make any payment (including any change of control, severance or similar payments), or result in the imposition or creation of a Lien other than Permitted Liens upon or with respect to such Group Company’s equity securities (including, in the case of the Company, the Company Stock) or assets of such Group Company under, any Contract to which such Group Company is a party, or by which such Group Company or any of such Group Company’s assets or properties are bound, or any Permit that has been issued to such Group Company or relating to any of its assets, (d) result in or give rise to any Liability, penalty, forfeiture or restriction on such Group Company, (e) result in the imposition of any Lien upon any equity interests or assets of any Group Company or (f) result in Purchaser or any of its Affiliates or assets becoming bound by any Contract (other than this Agreement and the other Transaction Documents to which any of the foregoing Persons is a party). No Permit is required to be obtained or made, from or to any Governmental Authority or any other Person, by or on behalf of any Group Company in connection with the execution, delivery and performance of the Transaction Documents or the consummation of the Transactions. No Group Company has received any written or oral notice from any Governmental Authority indicating that such Governmental Authority would oppose or not promptly grant or issue its consent or approval, if requested, with respect to the Transactions. No Group Company is required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Authority in connection with the consummation of the Transactions. Section 4.04 Litigation. There is, and there has been, no Action, whether written or oral, pending

33 or, to the Company’s Knowledge, threatened, by, against, related to or affecting any Group Company (or any Representative of any Group Company, in such Person’s capacity as such), at Law or in equity by or before a third Person or a Governmental Authority, including any Action which if adversely determined, could reasonably be expected to prevent, enjoin or otherwise delay the Transactions. No Group Company has received any notice of, and there has not been any, accident, happening, conduct or event involving any services performed in connection with or on behalf of such Group Company that is reasonably likely to result in or serve as a basis for any material Action. Except as provided in Schedule 4.04, as of the date hereof, no Group Company is subject to or bound by any material settlement or conciliation agreement, or any Judgment. There are, and there have been, no Judgments outstanding (including any unsatisfied Judgments) against, relating to or affecting any Group Company, or against, relating to or affecting any Representative of any Group Company (in their capacity as such). Section 4.05 Capitalization. (a) The Company Stock comprises all of the issued and outstanding capital stock of the Company, and the Company Stock, the Warrants, Convertible Notes and the Options collectively comprise all of the issued and outstanding equity interests of the Company. Schedule 4.05(a) sets forth, as of the date hereof, the record and beneficial owners of the Company Stock and the number of shares of each class of Company Stock owned by such persons, in each case, and with no restrictions on the voting or transfer thereof (except as set forth in the Financing Documents or arising under applicable state or federal securities Laws). (b) Except as set forth on Schedule 4.05(b), the Company Stock set forth on Schedule 4.05(a), the Options set forth on Schedule 4.05(d), the Warrants set forth on Schedule 4.05(e) and the Convertible Notes set forth on Schedule 4.05(f), there are no issued, reserved for issuance, authorized or outstanding (i) Company Stock or other equity or voting interests of any Group Company, (ii) securities of any Group Company convertible into or exchangeable or exercisable for Company Stock, or other equity or voting interests in, any Group Company or containing any profit participation features, or (iii) outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other similar Contracts or commitments that could require any Group Company to issue, sell or otherwise cause to become outstanding Company Stock or other equity interests of any Group Company. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of any of the Company Stock or other outstanding equity interests of any Group Company other than as set forth in the Financing Documents, in any case, to which the Company is a party, by which the Company is bound, or which otherwise exists to the Company’s Knowledge. There are no outstanding or authorized equity appreciation, phantom equity, profit participation or similar rights with respect to any Group Company, or any repurchase, redemption or other obligation to acquire for value any Company Stock or other equity interests of any Group Company. (c) All of the Company Stock is duly authorized, validly issued, fully paid and nonassessable and not subject to, or issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of applicable Law, each Group Company’s Charter Documents or any agreement to which any Group Company is a party or otherwise bound other than the Financing Documents. There are no accrued and unpaid dividends or distributions with respect to the Company Stock. The Company Stock was duly authorized and validly issued in compliance with all applicable federal or state securities Laws and is fully paid and nonassessable. (d) There are 795,000 shares of Common Stock reserved for issuance under the Plan. As of the close of business on the last Business Day prior to the date hereof, Options to purchase 124,654 shares of Common Stock were outstanding and 526,367 shares of Common Stock remained available for future grants under the Plan. Schedule 4.05(d) accurately sets forth with respect to each such outstanding

34 Option: (i) the name of the record and beneficial holder, (ii) the date of grant, (iii) the number of shares of Common Stock subject thereto, (iv) the per share exercise price, (v) the vesting schedule (including any acceleration provisions) and the portion vested and unvested, (vi) whether such Option is intended to be an “incentive stock option” as defined in Section 422 of the Code and (vii) the expiration date. Each grant of an Option has been authorized by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents. Each award agreement governing the grant of an Option was duly executed and delivered by each party thereto and is in full force and effect. Each grant of an Option was made in accordance with the terms of the Plan and all applicable legal requirements. Each Option has an exercise price that equals or exceeds the fair market value of a share of the Common Stock as of the date of grant of such Option (and as of any later modification thereof) within the meaning of Section 409A of the Code and within the meaning of Section 422 of the Code with respect to any Option that is intended to be an incentive stock option within the meaning of Section 422 of the Code. The treatment of the Options in accordance with Section 2.03 is permitted under the Plan, all Contracts applicable to such Options, and all applicable Laws. As of immediately prior to the Effective Time, all Options are In-the-Money Options. (e) Schedule 4.05(e) accurately sets forth with respect to each outstanding Warrant: (i) the name of the record and beneficial holder, (ii) the date of issuance, (iii) the number of shares of Common Stock subject thereto, (iv) the per share exercise price and (v) the expiration date. As of immediately prior to the Effective Time, all Warrants are In-the-Money Warrants. (f) Schedule 4.05(f) accurately sets forth with respect to each outstanding Convertible Note, (i) the name of the record and beneficial holder, (ii) the date of issuance, (iii) the original principal amount of such Convertible Note, (iv) the interest rate payable thereunder, (v) the Investment Amount (as defined in such Convertible Note) and (vi) the number of shares of Series A Preferred Stock into which each such Convertible Note held by such Convertible Noteholder is convertible, determined in the manner described in Section 2.03(c)(i). Section 4.06 No Subsidiaries. Except as set forth on Schedule 4.06, no Group Company has, or has ever had, any Subsidiaries, and no Group Company owns any debt security or equity interest in any other Person (other than its equity interests in the Indian Subsidiary as set forth on Schedule 4.06) or has entered into any Contract obligating it to acquire any such security or interest. Section 4.07 Brokers’ Fees. No Person has or will have any Liability to pay any fees, commissions or other compensation to any broker, finder, investment banker, financial advisor, agent or other similar Person with respect to the Transactions on the basis of any arrangements made by or on behalf of the Group Companies, the Equityholders, or any Affiliates of any of the foregoing. Any and all such fees and expenses and other obligations payable in connection with or as a result of the Transactions will be treated as a Transaction Expense. Section 4.08 Financial Statements. Schedule 4.08 contains true and complete copies of the following financial statements (collectively, the “Financial Statements”): (i) with respect to the Company, (A) the unaudited balance sheets of the Company as of December 31, 2022 and December 31, 2023, and the related unaudited consolidated statements of income, owners’ equity and cash flows for the fiscal years then ended, and (B) the unaudited balance sheet of the Company as of September 30, 2024 (the “Latest Balance Sheet”) and the related unaudited consolidated statements of income, owners’ equity and cash flows for the nine (9)-month period then ended, and (ii) with respect to the Indian Subsidiary, (A) the unaudited balance sheets of the Indian Subsidiary as of March 31, 2022 and March 31, 2023, and the related unaudited consolidated statements of income, owners’ equity and cash flows for the fiscal years then ended, and (B) the unaudited balance sheet of the Company as of September 30, 2024 and the related unaudited

35 consolidated statements of income, owners’ equity and cash flows for the six (6)-month period then ended. Each of the Financial Statements (including in all cases the notes thereto, if any) has been prepared from, and is consistent with, the books and records of the Group Companies (which books and records are correct and complete in all material respects) and fairly presents, in all material respects, the financial condition and results of operations of the Group Companies as of the times and for the periods referred to therein, and the Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, subject to the absence of footnote disclosures (none of which footnote disclosures would, alone or in the aggregate, be materially adverse to the business (including the Business), operations, assets, liabilities, financial condition, operating results, cash flow or working capital of the Group Companies). Each Group Company maintains a system of internal controls sufficient to provide reasonable assurance that transactions involving such Group Company are properly authorized and accurately recorded to permit the preparation of the Financial Statements. Revenue reflected on the Financial Statements (A) presents a true and fair view of such revenue for the periods presented, (B) represents bona fide, arm’s-length sales transactions entered into in the Ordinary Course of Business, (C) is recorded in the respective period in which the sales transaction occurred and (D) retroactively reflects any price reductions or other subsequent adjustments to monthly revenue that are actually allowed or granted, including trade and quantity discounts, returns, rebates, chargebacks and other sales allowances. Section 4.09 Absence of Undisclosed Liabilities. No Group Company has any material Liability except for (a) Liabilities set forth on the Latest Balance Sheet, (b) Transaction Expenses, (c) Liabilities which have arisen since the date of the Latest Balance Sheet in the Ordinary Course of Business (none of which has arisen in connection with or is a result of a breach of Contract, tort, infringement, environmental Liability, or any Law, or any related Action). There is no transaction, arrangement or other relationship between any Group Company, on the one hand, and any unconsolidated or other off-balance sheet entity, on the other hand. Section 4.10 Absence of Changes. Since December 31, 2023, there has been no Material Adverse Effect. Without limiting the foregoing, since December 31, 2023, each Group Company has been operated in the Ordinary Course of Business, and no Group Company has: (a) sold, licensed, sublicensed, leased, transferred, conveyed, assigned, abandoned, permitted to lapse, encumbered, securitized or otherwise disposed of any of its material assets, tangible or intangible (including any material rights under or with respect to Intellectual Property Assets (other than items of Intellectual Property Registrations expiring at the end of their statutory terms)), or purchased any assets or properties of any Person, or disclosed any Trade Secrets of the Group Companies, in each case other than for fair consideration in the Ordinary Course of Business; (b) entered into any Contract or caused the acceleration, termination, modification to or cancellation of any Contract that would constitute a Material Contract; (c) caused or suffered any acceleration, amendment, termination (partial or complete), modification or cancellation of, or granted any waiver or given any consent or release with respect to, any Contract (or series of related Contracts) with a customer or otherwise involving more than $50,000 or any lease, sublease or licensee or other agreement for the use or occupancy of real property, in each case to which any Group Company is a party or by which any Group Company or any of such Group Company’s assets are bound, and, to the Company’s Knowledge, no party intends to take any such action; (d) made any capital expenditures or commitments therefor exceeding $50,000 in the aggregate, or made any capital investment in, any loan to or any acquisition of (or series of related capital investments in, loans to, or acquisitions of) the securities or assets of any Person;

36 (e) issued any note, bond or other debt security or created, incurred, assumed or guaranteed any Indebtedness or made any voluntary purchase, cancellation, prepayment or complete or partial discharge in advance of a scheduled payment date with respect to, or granted any waiver of any right of a Group Company under, any Indebtedness of, or indebtedness owing to, a Group Company; (f) cancelled, compromised, waived, amended or released any debt, right or claim (or series of related rights or claims) or settled or compromised any Action; (g) incurred or suffered of any Lien other than a Permitted Lien on any of its assets; (h) delayed or postponed the payment of accounts or other amounts payable or other obligations or Liabilities or accelerated the collection of any accounts or other amounts receivable outside the Ordinary Course of Business, or made any change in accounting practices or policies other than as required by GAAP or applicable Law, including not having changed conduct related to cash management customs and practices (including with respect to maintenance of working capital balances, collection of accounts receivable, payment of accounts payable, accrued liabilities and other liabilities and pricing and credit policies) or, since the date of the Latest Balance Sheet, having changed conduct related to cash management in any manner whatsoever, including as a result of or in connection with COVID-19; (i) implemented or announced any employee layoffs; (j) made, changed or rescinded any Tax election, adopted or changed (or made a request to any Taxing Authority to change) any annual accounting period, adopted or changed (or made a request to any Taxing Authority to change) any method, policy or practice of accounting, changed any cash management practice, filed any amended Tax Return, prepared any Tax Return in a manner inconsistent with past practices, failed to file, on a timely basis, including allowable extensions, with the appropriate Taxing Authority, any Tax Return, failed to timely pay or remit (or caused to be timely paid or remitted) any Taxes due, entered into any settlement or closing agreement relating to any Tax, settled or compromised any Action in respect of Taxes, entered into a Tax Sharing Agreement, requested a ruling with respect to Taxes, surrendered any right to claim a refund, offset or other reduction in Tax Liability or incurred any Tax Liability outside the Ordinary Course of Business, consented to any extension or waiver of the limitations period applicable to any Tax claim or assessment, or taken or omitted to take any other action that had or would have the effect of increasing the present or future Tax Liability or decreasing any present or future Tax benefit of the Group Companies; (k) sold, securitized, factored or otherwise transferred any accounts receivable; (l) experienced any material damage, destruction, casualty or loss, or material interruption in use (whether or not covered by insurance) to any real or personal property or equipment; (m) (i) adopted, entered into, funded, changed the payments or benefits under, terminated or materially amended any Employee Benefit Plan or any arrangement that would be an Employee Benefit Plan if in effect on the date hereof, (ii) accelerated the vesting, payment or funding of any compensation or benefit to any Service Provider, (iii) increased the compensation or benefits (other than increases in base compensation in the Ordinary Course of Business that do not exceed 3% in the aggregate or 5% for any individual) of any Service Provider, (iv) forgave any indebtedness of any Service Provider, (v) granted, awarded or paid any equity or equity-based award, bonus, change in control payment, retention, severance, deferred compensation or other payment or benefit to any Service Provider, (vi) waived, released or limited in any material respect any restrictive covenant obligation of, any Service Provider, (vii) hired or terminated any Service Provider (other than an individual with annual compensation that does not exceed $75,000), (viii) entered into, modified, or extended any collective bargaining agreement or recognized any

37 labor union, works council, labor organization or group of employees as the bargaining representative for employees of any Group Company, or (ix) incurred or suffered any material labor dispute or disturbance; (n) made any loans or advances (or forgiveness of any loan) to any Related Party or Affiliate or entered into any transaction with or for the benefit of any Related Party, any Group Company or any Affiliate of any of the foregoing other than the Transactions; (o) authorized or effected any amendment or change in its Charter Documents; (p) initiated or became the subject of any Action or being subject to any Judgment; (q) authorized, issued, sold or otherwise disposed of any equity interests, or granted any options, warrants, profits interests or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of equity interests, or modified or amended any right of any holder of any such interests; (r) declared, set aside or paid any dividend or made any distribution with respect to any equity interests (whether in cash or in kind, and including any dividends or distributions effectuated as “tax distributions”) or directly or indirectly redeemed, purchased or otherwise acquired any equity interests; (s) adopted any plan of merger, consolidation, reorganization, liquidation or dissolution or filing of a petition in bankruptcy under any provisions of federal or state bankruptcy Law or consented to the filing of any bankruptcy petition against a Group Company under any similar Law; or (t) authorized or entered into any Contract to do any of the foregoing or authorized, taken or agreed to take (or fail to take) any action with respect to the foregoing. Section 4.11 Compliance with Laws. (a) Each Group Company is in compliance, and has been in compliance, in all material respects, with, all applicable Laws (including any Laws relating to insurance regulation and the provision of insurance) and Judgments. No written notices have been received by and no claims have been filed against any Group Company alleging that it is not in compliance with any Law, Judgment or Permit. (b) Each Group Company owns, holds or possesses and each Group Company has at all times complied with, and is in compliance with, all Permits which are required for the operation and ownership of the Business or use and occupancy of the Leased Real Property. Schedule 4.11(b) sets forth a complete and correct list and brief description of each Permit owned, held or possessed by each Group Company as of the Closing Date, and all such Permits are valid and in full force and effect. Each Group Company has fulfilled and performed in all material respects its obligations under each, and is not in material breach or default under any, of the Permits which such Person owns, holds or possesses, no written notice of cancellation, default or dispute concerning any Permit, or of any event, condition or state of facts described in the preceding clause, has been received by each Group Company in connection with the consummation of the Transactions or otherwise, and all of the Permits set forth on Schedule 4.11(b) will be available for use by the Surviving Corporation immediately after the Closing. No Group Company has been a party to or subject to any Action seeking to revoke, suspend or otherwise limit any Permit. Section 4.12 Title to Assets. (a) Each Group Company is in possession of, and owns good and marketable title, free and clear of all Liens (other than (i) statutory Liens for current Taxes (A) not yet due and payable and (B)

38 for which adequate reserves are reflected on the Latest Balance Sheet in accordance with GAAP and (ii) Liens (other than for Taxes) otherwise reflected on the Latest Balance Sheet (collectively, “Permitted Liens”)), to all of the properties and assets (1) reflected on the face of the Latest Balance Sheet, (2) located on any of the premises of such Group Company or (3) used or held for use in the conduct of the Business, except, in the case of clauses (2) and (3) immediately foregoing, for the Leased Real Property. (b) Each Group Company has a valid leasehold interest in, or a valid license to use (i) each of the properties and assets it purports to lease or license (as applicable), in each case, as reflected as leased or licensed, as applicable, on the Latest Balance Sheet, and (ii) each of the properties and assets purported to have been leased or licensed by such Group Company, as applicable, since the date of the Latest Balance Sheet, in each case, free and clear of all Liens, except for Permitted Liens. (c) No assets or properties other than those described in Section 4.12(a) and Section 4.12(b) (collectively, the “Company Assets”) are used in the conduct of the Group Companies’ business, and neither the Equityholders nor any of the Related Parties, owns any interest in any assets or properties used in, or necessary or desirable for, the conduct of any Group Company’s business as presently conducted or proposed to be conducted. The Company Assets constitute all of the property and assets necessary for the continued operation of the business of the Group Companies after the Closing in substantially the same manner as operated prior to the Closing. (d) The facilities, machinery, equipment and other tangible assets of each Group Company have been maintained in all material respects in accordance with normal industry practice, are in good condition and repair in all material respects, fit for their particular purpose, and are usable in the Ordinary Course of Business. Each Group Company owns or leases under valid leases all assets and properties necessary for the conduct of the Business as currently conducted and as currently proposed to be conducted. Section 4.13 Real Property (a) No Group Company owns, or has ever owned, any real property. (b) Schedule 4.13(b) sets forth and describes, including the address, monthly rent amount and the name of the landlord, sublandlord, licensor or grantor, a true and complete list of all leases, subleases, licenses, occupancy agreements and other similar agreements, in each case, whether written or oral, and including all amendments, extensions, renewals, guaranties and other agreements with respect thereto (collectively hereinafter referred to as the “Leases”) and lists all real property leased, subleased, licensed to or otherwise used or occupied by any Group Company (the “Leased Real Property”). The Leased Real Property comprises all of the real property occupied or operated in connection with, used or intended to be used in, or otherwise related to, the Business. The Group Companies have delivered to Purchaser correct and complete copies, or, if oral, a complete and accurate written description, of the Leases. Each Group Company and each other Person that is a party to each Lease has complied and is complying, in all material respects, with the terms of each such Lease, and no event has occurred, or condition exists, which, with the giving of notice or lapse of time or both would constitute a breach, default or termination event by the tenant or landlord under any such Lease. No Group Company has pledged, mortgaged or otherwise granted a Lien on its leasehold interest in any Leased Real Property. Each of Leases is in full force and effect and grants the tenant or subtenant under the Lease the exclusive right to use and occupy the demised premises thereunder. No Group Company has received any written notice of (i) violations of building codes and/or zoning ordinances or other Laws affecting the Leased Real Property, (ii) existing, pending or threatened condemnation proceedings affecting the Leased Real Property or (iii) existing, pending or threatened zoning, building code or other moratorium proceedings, or similar matters which could reasonably be expected to adversely affect the ability to use the Leased Real Property as currently used.

39 Neither the whole nor any material portion of any Leased Real Property has been damaged or destroyed by fire or other casualty. All buildings, structures, improvements, fixtures, building systems and equipment, and all components thereof, located on, attached to and included in the Leased Real Property are, in all material respects, in good condition and repair and sufficient for the operation of, and occupancy relative to, the Business in the Ordinary Course of Business. There are no subtenants, sublicensees or others having rights to use or occupy the Leased Real Property. All tenant allowances, rent abatements and other similar inducements and payments to be paid to any Group Company under the Leases have been paid in full and all construction obligations to be performed by the landlords under the Leases have been fully performed. Section 4.14 Tax Matters. (a) The Group Companies have each timely and properly filed all income and other material Tax Returns such Group Company is required to file under applicable Laws, and all such Tax Returns are true, complete and correct in all material respects and have been prepared in compliance with all applicable Laws. The Group Companies have each timely and properly paid in full to the appropriate Taxing Authority all material Taxes due and payable by it (whether or not such Taxes are shown or required to be shown as due and payable on a Tax Return). (b) The Group Companies have each timely and properly withheld and paid over to the appropriate Taxing Authority all material Taxes which it is required to withhold from amounts paid or owing to any employee, member, creditor or other third party and all IRS Forms W-2 and 1099 (and any comparable forms under state, local and non-U.S. Tax Law) required with respect thereto have been properly completed and timely and properly filed. The Group Companies are each in compliance with, and its records contain all information and documents necessary to comply with, all applicable information reporting and withholding requirements under applicable Laws relating to Tax. Each employee and independent contractor of the Group Companies has been properly classified for payroll and other employment Tax purposes. No payments made by the Group Companies to any person that is a non-U.S. person been subject to U.S. withholding taxes. (c) No Group Company has waived any statute of limitations with respect to any Taxes or agreed to or applied for any extension of time for filing any Tax Return which has not been filed, and no Group Company has requested or consented to extend to a date later than the Closing Date the period in which any Tax may be assessed or collected by any Taxing Authority. (d) The accrual for Taxes on the Latest Balance Sheet (as adjusted for the passage of time through the Closing Date in accordance with GAAP) would be adequate to pay all Tax Liabilities of the Group Companies if their current tax year were treated as ending on the date of the Latest Balance Sheet or as of the Closing Date, as the case may be (excluding any amount recorded which is attributable solely to timing differences between book and Tax income). No Group Company has incurred any Liabilities for Taxes since the date of the Latest Balance Sheet outside the Ordinary Course of Business or as expressly contemplated by this Agreement. (e) No Tax Return of any of the Group Companies has been the subject of an Action by a Governmental Authority, and there is no non-U.S., federal, state, provincial or local Action relating to such Group Company’s Taxes or Tax Returns pending, in progress or threatened. No Group Company is subject to any currently effective order, judgment, ruling or decree of any court or Taxing Authority with respect to any Tax. No Group Company has received from any U.S. federal, state, local or non-U.S. Taxing Authority (including jurisdictions where such Person has filed Tax Returns) any (i) notice indicating an intent to open any potential Action, (ii) request for information related to Tax matters or (iii) notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted or assessed by any Taxing Authority against such Group Company. There are no unresolved claims concerning any Tax Liability of

40 any of the Group Companies. (f) No Group Company has ever received any claim or notice from a Taxing Authority in a jurisdiction where such Group Company do not file Tax Returns that such Group Company is or may be subject to Taxes assessed by such jurisdiction. No Group Company has (i) been a member of an affiliated group or filed or been included in a combined, consolidated, unitary or similar Income Tax Return and (ii) any Liability for the Taxes of any Person under Treasury Regulations Section 1.1502-6 (or similar provision of Law), as a transferee or successor, by Contract, or otherwise. No Group Company is a party to or bound by any Tax Sharing Agreement. No Group Company is a party to any joint venture, partnership or other arrangement that is treated as a partnership for Tax purposes. No Group Company is subject to Tax in any jurisdiction, other than the country in which it was organized, by virtue of having a permanent establishment, fixed place of business, or otherwise. (g) No Group Company will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting, including under Section 481(a) of the Code (or any predecessor provision or any similar provision of state, local, federal or non-U.S. Tax Law), or use of an improper method of accounting, for a Pre-Closing Tax Period, (ii) “closing agreement,” as described in Section 7121 of the Code (or any corresponding provision of state, local or non-U.S. Income Tax Law) executed on or before the Closing Date, (iii) prepaid or deposit amount received on or prior to the Closing Date, (iv) intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local, or non-U.S. Tax Law) entered into prior to the Closing Date, (v) installment sale or open transaction disposition made on or prior to the Closing Date, (vi) inclusion under Code Section 965(a) or any election under Section 965(h) or Section 965(i) of the Code, (vii) income inclusion pursuant to Section 951 or Section 951A of the Code with respect to any interest held in a “controlled foreign corporation” (as that term is defined in Section 957 of the Code) in or in respect of any Pre-Closing Tax Period arising from any transaction that is outside the Ordinary Course of Business, (viii) use of the cash method of accounting on or before the Closing Date, (ix) debt instrument held by such Group Company on or before the Closing Date that was acquired with “original issue discount” as defined in Section 1273(a) of the Code or is subject to the rules set forth in Section 1276 of the Code, (x) Deferred Pre-Closing Tax Effect, (xi) ownership of “United States property” (as defined in Section 956(c) of the Code) or a “passive foreign investment company” (within the meaning of Section 1297 of the Code) on or prior to the Closing Date, or (xii) gain recognition agreement under Section 367 of the Code (or any corresponding or similar provision of federal, state, local or non-U.S. law). (h) No election has been made under Section 965(h) of the Code in respect of any Group Company and no Group Company will be required to pay after the Closing Date any Taxes as a result of an election made prior to the Closing Date pursuant to Section 965(h) of the Code. (i) The Group Companies have made available to Purchaser accurate and complete copies of all Income Tax Returns and other Tax Returns of the Group Companies, and statements of deficiencies assessed against, or agreed to by, the Group Companies for all Tax periods ending on or after January 1, 2017, and all written correspondence to any of the Group Companies from, or from any of the Group Companies to, a Taxing Authority relating thereto. Schedule 4.14(i) sets forth each jurisdiction in which the Group Companies file, are required to file or since January 1, 2019 have been required to file a Tax Return, or have been liable for any material amount of Taxes, including on a “nexus” basis in connection with the ownership, operation or management of the Business or any of the Group Companies’ assets. The Group Companies have disclosed on their Tax Returns all positions taken therein that could reasonably be expected to give rise to a substantial understatement of Tax within the meaning of Section 6662 of the Code (or any similar provision of state, local or non-U.S. Tax Law).

41 (j) There are no Liens for Taxes (other than Permitted Liens) upon the assets of the Group Companies. (k) No Group Company is, nor has such Group Company ever been, a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code. The Company does not have a permanent establishment (within the meaning of an applicable Tax treaty) or office or fixed place of business in a jurisdiction outside the United States. (l) No property of the Group Companies is held in an arrangement that is or could be classified as a partnership for U.S. federal income Tax purposes. (m) The Group Companies have each (i) properly collected all material sales or similar (and use Taxes due and payable) Taxes required to be collected in the time and manner required by any applicable Law and remitted all such sales or similar Taxes and applicable use Taxes to the applicable Governmental Authority in the time and in the manner required by any applicable Law, (ii) returned all sales and similar Taxes erroneously collected from any Person to such Person (or, if such Person cannot be located or is no longer in business, remitted such sales Tax to the appropriate Governmental Authority) in the time and in the manner required by any applicable Law and (iii) collected and maintained all resale certificates and other documentation required to qualify for any exemption from the collection of sales and similar Taxes. (n) For U.S. federal Income Tax purposes, the Company uses the cash method of accounting and uses the calendar year for its taxable year, up through the tax year ending December 31, 2023, and thereafter, the Company made a change in accounting method election on an amended income tax return for the 2023 tax year to be treated as an accrual method taxpayer for the 2023 tax year and subsequent tax years. (o) There is no power of attorney given by or binding upon any of the Group Companies with respect to Taxes for any period for which the statute of limitations (including any waivers or extensions) has not yet expired that is currently in effect. (p) For U.S. federal, state and local income Tax purposes, since its date of formation each of the Group Companies has been properly classified as a C corporation. The Company has never made an election to be classified as an S corporation on IRS Form 2553 or IRS Form 8869. (q) None of the outstanding equity securities of the Group Companies constitute “restricted equity” (i.e., equity that is subject to a risk of forfeiture) for purposes of the Code with respect to which an election under Section 83(b) of the Code has not been timely and properly made. (r) Each Group Company is in compliance with all terms and conditions of any Tax exemption, Tax holiday or other Tax reduction Contract or order of any Taxing Authority (each, a “Tax Incentive”), and the consummation of the Transactions will not have any adverse effect on the validity and effectiveness of any such Tax Incentive or otherwise result in the termination or recapture of any Tax Incentive. (s) None of the Tax attributes (including net operating loss carry-forwards and general business Tax credits) of the Group Companies is limited by Sections 269, 382, 383, 384 or 1502 of the Code (or any corresponding or similar provision of state, local or foreign Tax Law), excluding, for the avoidance of doubt, any such limitations resulting from the Transactions. (t) The Group Companies have not participated, within the meaning of Treasury

42 Regulations Section 1.6011-4(c), in any (i) “reportable transaction” within the meaning of Section 6011 of the Code and the Treasury Regulations thereunder, (ii) “tax shelter” or “confidential corporate tax shelter” within the meaning of Section 6111 of the Code and the Treasury Regulations thereunder or (iii) “potentially abusive tax shelter” within the meaning of Section 6112 of the Code and the Treasury Regulations thereunder. (u) No Group Company has distributed shares of another Person nor had its shares distributed by another Person in a transaction that was intended or purported to be governed in whole or in part by Section 355 or Section 361 of the Code (v) Each plan, program, agreement or arrangement of the Group Companies that is or forms part of a “nonqualified deferred compensation plan” (within the meaning of Section 409A(d) of the Code) has been administered, documented and maintained in all material respects in accordance with Section 409A of the Code and the rules and regulations promulgated thereunder, such that no Tax, interest or penalty is or has been due and owing in respect of such arrangement failing to be in compliance therewith. No Group Company has any “gross-up” or indemnity obligations for Taxes imposed under Section 4999 or 409A of the Code. No payment or benefit which could be made with respect to any a “disqualified individual” (as defined in Section 280G of the Code and the regulations thereunder) is reasonably expected to be characterized as a “parachute payment” within the meaning of Section 280G(b)(2) of the Code. (w) The Group Companies have not taken any action with respect to Taxes pursuant to the Families First Coronavirus Response Act, the CARES Act, or other Coronavirus Aid, including any action that resulted in or will result in the delay or reduction in the payment or the deposit of any Taxes, any delay in the filing of any Tax Return, any material Tax election or other Tax-related filing (including pursuant to IRS Notice 2020-18, IRS Notice 2020-23 or any similar or related guidance for federal, state or local Tax purposes), any change in accounting method or accounting period, any amendment to any Tax Return, any consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment, any claim for refund, any utilization of any Tax credits (including any Employee Retention Credit), Tax benefits or other Tax incentives, or any other similar effects relating to Taxes or Tax Returns. (x) For purposes of this Section 4.14, any reference to any Group Company shall be deemed to include any Person that merged with or was liquidated or converted (or is deemed to have liquidated or converted for U.S. federal Income Tax purposes) into the applicable Group Company. Section 4.15 Intellectual Property. (a) Schedule 4.15(a) contains a complete and accurate list, as of the date hereof, of all (i) Intellectual Property Registrations and (ii) Intellectual Property Assets, including Software, that are not included in Intellectual Property Registrations but that are material to the operation of the Business as currently conducted and as currently proposed to be conducted. All required filings and maintenance/renewal fees related to the Intellectual Property Registrations have been timely filed with and paid to the relevant Governmental Authorities and authorized registrars, and there are no such fees due within six (6) months of the date of this Agreement. (b) The Group Companies are the sole and exclusive legal and beneficial, and with respect to the Intellectual Property Registrations, record, owners of all right, title and interest in and to the Intellectual Property Assets, and has the valid right to use, assign, transfer, and commercially exploit all other Intellectual Property used in or necessary for the conduct of the Business as currently conducted and as currently proposed to be conducted (collectively, with the Intellectual Property Assets, the “Company Intellectual Property”), in each case, free and clear of Liens (other than Permitted Liens). The Group Companies own and possesses the entire right, title and interest in and to all Intellectual Property created or

43 developed by, for or under the direction or supervision of the Group Companies or to the actual or demonstratively anticipated research or development conducted by the Group Companies, and all Persons who have participated in such creation or development have executed and delivered to the applicable Group Company a valid and enforceable written agreement (i) providing for the non-disclosure by such Person of any Trade Secrets of the Group Companies, and (ii) providing for the present assignment by such Person to the applicable Group Company of any Intellectual Property arising out of such Person’s employment by, engagement by or contract with such Group Company. No funding, facility, resource or personnel of any educational institution or Governmental Authority were used, directly or indirectly, to develop or create, in whole or in part, any Intellectual Property Assets. (c) The Company Intellectual Property constitutes all the Intellectual Property that is necessary for the conduct of the Business as currently conducted and as currently proposed to be conducted. The consummation of the Transactions shall not result in the restriction, limitation, loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other Person in respect of, the Group Companies’ right to own any Intellectual Property Assets, or use or hold for use any other Company Intellectual Property as owned, used or held for use in the conduct of the Business as currently conducted or as currently proposed to be conducted. No current or former partner, director, officer, or employee of the Group Companies will, after giving effect to each of the Transactions, own or retain any ownership rights in or to, have the right to receive any royalty or other payment with respect to, any of the Intellectual Property Assets. (d) To the Company’s Knowledge, the Intellectual Property Assets, and the rights of the Group Companies in the Intellectual Property Assets, are valid, subsisting and enforceable. The Group Companies have taken all necessary steps, at least consistent with industry standards, to protect and maintain the Intellectual Property Assets and to protect and preserve the confidentiality of all Trade Secrets included in the Intellectual Property Assets or otherwise provided to the Group Companies, including requiring all Persons having access thereto to execute written confidentiality and non-disclosure agreements. There has not been any unauthorized access, disclosure, or use of any such Trade Secrets, including by any unauthorized employees or former employees. (e) The Intellectual Property Assets and conduct of the Business as currently and formerly conducted, and as currently proposed to be conducted, have not infringed, misappropriated, diluted or otherwise violated, and do not and will not infringe, misappropriate, dilute or otherwise violate, the Intellectual Property or other rights of any Person. To the Company’s Knowledge, no Person has infringed, misappropriated, diluted or otherwise violated, or is currently infringing, misappropriating, diluting or otherwise violating, any Intellectual Property Assets. (f) There are no Actions (including any oppositions, interferences or re-examinations) settled, pending or threatened (including in the form of offers to obtain a license), and there have not been any such Actions (including any written threat of Action) within the seven (7) year period preceding the date of this Agreement, (i) alleging any infringement, misappropriation, dilution or violation of the Intellectual Property of any Person by the Group Companies in connection with the Business, (ii) challenging the validity, enforceability, registrability or ownership of any Intellectual Property Assets or the Group Companies’ rights with respect to any Intellectual Property Assets, or (iii) by a Group Company or any other Person alleging any infringement, misappropriation, dilution or violation by any Person of any Intellectual Property Assets. (g) Except as set forth in Schedule 4.15(g) no Software included in Intellectual Property Assets is, or contains or is derived from any Open-Source Software that, as used by the Group Companies, would operate to (i) undermine a claim of ownership to any Software included in the Intellectual Property Assets, (ii) require the disclosure, licensing, or distribution of any source code for any portion of

44 such Software included in the Intellectual Property Assets, or (iii) otherwise impose any limitation, restriction, or condition on the right or ability of any Group Company to use, distribute or provide access to any Software included in the Intellectual Property Assets. Section 4.16 Material Contracts. (a) Schedule 4.16(a) includes a correct and complete list, as of the date hereof, of all of the following Contracts to which any Group Company is a party or by which any Group Company or any of its assets or properties is bound (all Contracts set forth or required to be set forth on Schedule 4.16(a), together with the Financing Documents, collectively, the “Material Contracts”): (i) Contracts for the employment or engagement of any Service Provider on a full-time, part-time, consulting, independent contractor or other basis that is not cancellable without material payment or penalty or without more than 30 days’ advance notice, or that provides severance or other termination payments or change of control or other special compensation arrangement, benefits or loans to Service Providers; (ii) Contracts for Indebtedness or any agreement or indenture relating to the borrowing of money or to the mortgaging, pledging, guaranteeing or otherwise placing a Lien on any asset or group of assets of any Group Company; (iii) partnership, joint venture, collaboration, joint marketing, reseller, channel partner, revenue share arrangement, shareholders’ or other similar Contracts with any Person other than the Financing Documents and customer contracts entered into in the Ordinary Course of Business; (iv) Contracts (A) relating to Investments in any Person, (B) relating to the acquisition, issuance, voting, registration, sale or transfer of any securities, or (C) providing any Person with any right to repurchase, redeem, or any preemptive right, participation right or right of first refusal with respect to, any equity interests of any Group Company; (v) lease, sublease, license or other similar Contracts under which any Group Company is lessee or lessor of, or holds or operates or permits any third party to hold or operate, any property, real or personal, including the Leases; (vi) Intellectual Property Agreements or Contracts related to Company Systems that, in each case, are either material to the Business or involve annual aggregate consideration in excess of $25,000 (excluding Contracts for non-customized, commercially available, off-the-shelf Software on generally standard terms and conditions involving annual aggregate consideration less than $25,000); (vii) Contracts or groups of related Contracts under which any Group Company receives data for use in the Business other than customer agreements entered into in the Ordinary Course of Business; (viii) Contracts with (A) any Material Customer, (B) any Material Supplier and (C) any other customers, suppliers and vendors of any of the Group Companies for the purchase or sale of goods or services involving annual payments in excess of $50,000, which cannot be canceled by the Companies without payment or penalty upon notice of thirty (30) days or less; (ix) all Contracts granting powers of attorney or similar authorizations by the Company to any Person;

45 (x) Contracts containing any provision or covenant prohibiting or limiting the ability of any Group Company to engage in any business activity or compete with any Person or solicit or hire any customer, employee or other service provider in any geographical area; (xi) Contracts prohibiting or limiting the ability of any Person to compete with any Group Company; (xii) Contracts containing any provision or covenant concerning the exclusive provision of goods or services by or to any Group Company, or Contracts under which any Group Company has agreed to purchase a minimum quantity of goods or services; (xiii) Contracts that provide for the indemnification of any Person or the assumption of any liability of any Person other than customer contracts entered into in the Ordinary Course of Business; (xiv) Contracts that contain a “most favored nation” or similar provision or grant exclusivity rights to any third party; (xv) Contracts that prohibit subcontracting without consent of a third party or that require subcontractors thereunder to comply with another Person’s security standards; (xvi) letters of intent, memorandums of understanding or definitive Contracts relating to the acquisition or disposition of any business or securities (whether by merger, sale of equity, sale of assets or otherwise); (xvii) Contracts (A) providing for the disposition of any material assets or the business of any Group Company, (B) granting any Person any option, right of first refusal or preferential or similar right to purchase any material assets or the business of any Group Company, or (C) providing for the acquisition of any material assets or the business of any other Person, in each case, whether by merger, sale of stock, sale or assets or otherwise; (xviii) profit sharing, profits interest, equity option, equity purchase, equity appreciation, phantom equity, deferred compensation, severance or other similar plans or Contracts for the benefit of any Group Company’s current or former directors, managers, shareholders, members, officers or employees; (xix) collective bargaining agreements or other Contracts to or with any labor union or other employee Representative; (xx) settlement, conciliation or similar Contracts with any Governmental Authority or any other Person; (xxi) any Government Contracts; (xxii) warranty Contracts with respect to products sold or services rendered; (xxiii) agency, marketing, advertising, sales, promotion or distribution Contracts other than customer contracts entered into in the Ordinary Course of Business; (xxiv) Contracts pursuant to which another Person hosts or handles Sensitive Data other than customer contracts entered into in the Ordinary Course of Business; and

46 (xxv) other material Contracts (or groups of related Contracts) not entered into in the Ordinary Course of Business. (b) As of the date hereof, each Material Contract is in full force and effect and is a legal, valid and binding obligation of the applicable Group Company (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general equitable principles). Each Group Company has performed in all material respects all obligations required to be performed by it and is not, and to the Company’s Knowledge, no other Party is, in material default, or in material breach of or in receipt of any claim of material default or material breach, under any Material Contract to which such Group Company is bound; and no event has occurred which with the passage of time or the giving of notice or both would result in a material default, breach or event of noncompliance under any Material Contract. No Group Company has provided to or received from any counterparty to any such Material Contract any written notice announcing, contemplating or threatening to, and to the Company’s Knowledge, no Group Company is otherwise aware of any intention by any counterparty to any such Material Contract to: (i) terminate (other than Material Contracts that are expiring pursuant to their terms) or not renew such Material Contract, (ii) seek the renegotiation of such Material Contract in any material respect, or (iii) substitute performance under such Material Contract in any material respect. The Group Companies have provided Purchaser with a correct and complete copy of, or, if oral, a complete and accurate written description of, each Material Contract, together with all amendments, waivers, modifications, or other changes thereto. Section 4.17 Insurance. Schedule 4.17 contains a description of each insurance policy (including the names of the carriers of such policies, the expiration date and all claims pending thereunder) maintained by each Group Company with respect to the Business or the properties and assets of the Group Companies (including policies providing property, casualty, liability and workers’ compensation coverage) (the “Insurance Policies”). Each such Insurance Policy is in full force and effect as of the Closing and is legal, valid, fully paid, binding and enforceable in accordance with its terms. No Group Company is in breach or default in any material respect with respect to any obligations thereof under any such Insurance Policy (including any such breach or default with respect to the payment of premiums or the giving of notice). To the Company’s Knowledge, no event has occurred which, with notice or the lapse of time or both, would constitute such a breach or default or permit termination or modification under any such Insurance Policy. During the past five (5) years, (a) no insurance carrier has disputed or denied coverage of any claim with respect to any Group Company (or any assets, properties, products, employees, operations or business thereof), (b) no insurance carrier has cancelled or threatened to cancel any Insurance Policy and (c) there have been no cancellations or lapses in any Insurance Policy. True, accurate and complete copies of all claims, pending claims, incidents and settlements, whether covered by insurance or not, have been delivered to Purchaser. Section 4.18 Employees. (a) Schedule 4.18(a) contains a list, current through the date hereof, of the name of each employee and officer of each of the Group Companies, together with such Person’s position or function, work location, date of hire, annual base salary or hourly wage rate (as applicable), any incentive, severance or bonus arrangement with respect to such Person, such Person’s aggregate annual compensation for calendar year 2023, any increases to such Person’s base salary, wages, bonus or other compensation to which the Company has committed, such Person’s unused vacation or paid time off accrual, whether such Person is employed on a full-time or part-time basis, whether such Person is classified as exempt or non- exempt under the Fair Labor Standards Act and/or any applicable state law (to the extent such employee is subject to the Laws of the United States), and, with respect to any such Person on leave at the time of the Closing, the nature of such leave and the anticipated date of return for such Person, which list is complete and accurate as of the Closing Date. Schedule 4.18(a) also contains a list of the name of each independent

47 contractor or consultant of each of the Group Companies, together with such Person’s position or function, work location, date of engagement, annual compensation, any incentive, severance or bonus arrangement with respect to such Person and work hours, which list is complete and accurate as of the Closing Date. Schedule 4.18(a) also contains a list of the name of each member of each of the Company’s board of directors (or similar governing body) and a list of the name of each officer of the Company. (b) No employee or independent contractor of any Group Company has notified any Group Company of such Person’s intent to terminate employment or services with the Group Companies. There are and have been no, pending or threatened, Actions, disputes, disagreements or controversies between any of the Group Companies, on the one hand, and any employee, former employee, consultant or other independent contractor of the Company or any labor union or similar labor organization, on the other hand. None of the Group Companies is or has been party to or bound by any collective bargaining agreement or collective bargaining relationship with any labor union or similar labor organization. To the Knowledge of the Group Companies, no union organizing or decertification activities are underway or threatened, and no such activities have occurred. There are no pending or, to the Knowledge of the Group Companies, threatened, work stoppages, strikes, lockouts or other organized labor disputes with respect to any Group Company, and no such dispute has occurred. (c) Except as otherwise disclosed on Schedule 4.18(c), (i) the Group Companies has complied in all material respects with all Laws relating to labor and employment, including all Laws relating to employment practices, the hiring, promotion, assignment, and termination of employees, discrimination, retaliation and whistleblowing, wrongful discharge, equal employment opportunities, disability, labor relations, wages and hours, hours of work, payment of wages, immigration, workers’ compensation, employee benefits, background and credit checks, mass layoffs and plant closings, working conditions, occupational safety and health, family and medical leave, employee terminations, data privacy and data protection; (ii) all consultants and independent contractors of or to any of the Group Companies are properly classified as such for purposes of applicable Law; (iii) all employees of the Company classified as exempt under the Fair Labor Standards Act and similar state Law are properly classified as such for purposes of applicable Law; (iv) all individuals employed by the Company within the U.S. are lawfully permitted to work in the U.S, and the Company has not received a notification from the U.S. Department of Homeland Security, the Social Security Administration or any other Governmental Authority that the social security number it has for one or more employees does not match the records of such Governmental Authority; (v) the Group Companies are and have been in compliance in all material respects with all applicable Laws regarding immigration and employment of non-citizen workers, including (for employees in the U.S.) all Form I-9 requirements and other documentation requirements with respect thereto; (vi) there is not presently pending or existing, and there has not been, and to the Knowledge of the Group Companies, there is not and has not been threatened, any claim or complaint against any Group Company brought by or on behalf of any applicant for employment, any current or former employee, consultant, independent contractor, subcontractor, leased employee, volunteer, or “temp” of any Group Company, or any Governmental Authority, in each case, in connection with an allegation of a violation of any fair employment practice Law or any other applicable Law (including common law), relating to the employment of labor, compensation for employment or termination of employment, by, on behalf of or otherwise related to employees or independent contractors of any Group Company; (vii) no employee or independent contractor of any Group Company has been or is being investigated in connection with any misconduct, nor is any Group Company subject to any disciplinary action in connection with such misconduct, that could cause any damage to the reputation of any Group Company, the Business or such Person; and (viii) to the Knowledge of the Group Companies, no employee or independent contractor of any Group Company has engaged in any conduct, or aided or assisted any other person or entity to engage in any conduct or cover-up of such conduct, that could cause any damage to the reputation of any Group Company, the Business or such Person, including, but not limited to, any conduct constituting sexual misconduct, sexual harassment, harassment, or discrimination. The Group Companies have not implemented any plant closing or layoff of employees or other employment

48 action that has implicated or could implicate the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar Law, and no such action will be implemented without advance notification to Purchaser. The Group Companies have paid all wages, salaries, bonuses, commissions, wage premiums, fees, expense reimbursements, severance amounts, and other compensation that have come due and payable to their employees, independent contractors and other individual service providers pursuant to any Law, Contract or policy. Section 4.19 Employee Benefits. (a) Schedule 4.19(a) contains a complete and accurate list of each Employee Benefit Plan. With respect to each Employee Benefit Plan, the Company has provided Purchaser with true and complete copies of, where applicable, (i) the most current plan document (or a written summary of the material terms of each Employee Benefit Plan that is not set forth in a written document), adoption agreement, summary plan description and all relevant amendments and summaries of material modifications, (ii) the most recently filed Form 5500 and attached schedules, audited financial statements, and actuarial valuations, (iii) the most recent favorable determination or opinion letter issued by the IRS with respect to an Employee Benefit designed to be qualified under Code Section 401(a), (iv) the three most recent nondiscrimination, coverage and other compliance tests performed under the Code, (v) all related trust agreements, insurance policies or other funding instruments and all custodial, administrative, recordkeeping, investment management and service Contracts and any other material documents pursuant to which such Employee Benefit Plan is maintained, funded and administered and (vi) copies of all material notices, letters and other correspondence, non-routine communications and filings with any Governmental Authority during the past six (6) years or otherwise relating to any active or ongoing matter with respect to any Employee Benefit Plan. (b) Each Employee Benefit Plan (and each related trust, insurance Contract or fund) has been established, maintained, funded and administered in all material respects in accordance with its terms and in compliance in all material respects with all applicable Laws, including ERISA and the Code (and in each case, the rules, regulations and guidance promulgated thereunder). Each Group Company and each ERISA Affiliate has complied and is in compliance, in all material respects, with the applicable requirements of COBRA and the PPACA. None of the Group Companies has been subject to or incurred (whether or not assessed) any civil action or penalty under Section 502 of ERISA or any penalty or Tax under the PPACA or under Sections 4980B, 4980D, 4980H, 6721 or 6722 of the Code and to the Knowledge of the Company, no fact or circumstance exists with respect to any Employee Benefit Plan that could reasonably be expected to subject any Group Company, or with respect to any period on or after the Closing, Purchaser or any of its Affiliates, to any such civil action, penalty or Tax. Each Employee Benefit Plan that is intended to be tax qualified under Section 401(a) of the Code is so qualified and has received, is covered by, or may rely on a favorable determination letter or opinion letter from the IRS, to the effect that such Employee Benefit Plan is so qualified and that the plan and any trust related thereto are exempt from federal income Tax under Sections 401(a) and 501(a), respectively, of the Code, and nothing has occurred that could reasonably be expected to adversely affect the qualified status of any such Employee Benefit Plan. No Service Provider has been improperly excluded from any Employee Benefit Plan. With respect to each Employee Benefit Plan, there has been no non-exempt “prohibited transaction” (as such term is defined in Section 406 of ERISA and Section 4975 of the Code) and no breach of fiduciary duty (as determined under ERISA) or any other failure to act or comply in connection with the administration or investment of the assets of such Employee Benefit Plan. (c) No Group Company nor any ERISA Affiliate has ever maintained, sponsored, contributed to, or had any obligation to contribute to, or had any obligation or Liability under or with respect to any (i) “defined benefit plan” (as defined in Section 3(35) of ERISA) or any other plan subject to the funding requirements of Section 412 or 430 of the Code or Section 302 or Title IV of ERISA, (ii)

49 “multiemployer plan” (as defined in Section 3(37) of ERISA), (iii) plan, program, agreement or arrangement that provides for post-retirement or post-termination medical, life insurance or other similar benefits (other than health continuation coverage required by COBRA for which the covered individual pays the full cost of coverage), (iv) multiple employer plan (as described in section 413(c) of Code or Section 210 of ERISA), or (v) “voluntary employees’ beneficiary association” within the meaning of Section 501(c)(9) of the Code. Except as set forth on Schedule 4.19(c), no Group Company nor any ERISA Affiliate has ever maintained, sponsored, contributed to, or had any obligation to contribute to, or had any obligation or Liability under or with respect to any “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA). No Group Company nor any ERISA Affiliate has any current or potential Liability under Title IV of ERISA. (d) With respect to each Employee Benefit Plan, all payments, premiums, contributions, distributions, reimbursements and accruals for all periods ending on or prior to the Closing Date shall have been made or accrued on the Latest Balance Sheet in accordance with GAAP, and there is no unfunded Liability with respect thereto which is not reflected on the Latest Balance Sheet. (e) No Action with respect to any Employee Benefit Plan (other than routine claims for benefits) is pending, to the Company’s Knowledge, or threatened and no Employee Benefit Plan is or has been the subject of an examination or audit by a Governmental Authority. None of the assets of either any Group Company or any Employee Benefit Plan is subject to any Lien under ERISA or the Code. The obligations of all Employee Benefit Plans that provide health, welfare or similar insurance are fully insured by bona fide third-party insurers. No Employee Benefit Plan is maintained through a human resources and benefits outsourcing entity, professional employer organization, or other similar vendor or provider, except to provide third-party administrative or recordkeeping services to an Employee Benefit Plan sponsored by any Group Company. (f) Except as set forth on Schedule 4.19(f), neither the execution of this Agreement, nor any of the Transactions could (either alone or upon the occurrence of any additional or subsequent events) could: (i) entitle any Service Provider to severance pay or any other payment or benefit (whether in cash, property or the vesting of property); (ii) accelerate the time of payment, funding, or vesting, or increase the amount of compensation due to any Service Provider, (iii) result in the funding or forfeiture of compensation or benefits due to, or result in the forgiveness of indebtedness of, any Service Provider, (iv) except as required or limited by applicable Law, limit or restrict the right of any Group Company or any successor to merge, amend or terminate any Employee Benefit Plan, or (v) increase any Liability or the amount payable, or result in any other material obligation under an Employee Benefit Plan or otherwise, to any Service Provider. (g) With respect to each Non-U.S. Plan, (i) if required to have been approved by any non-United States Governmental Authority (or permitted to have been approved to obtain any beneficial tax or other status), any such Non-U.S. Plan has been so approved or timely submitted for approval, no such approval has been revoked (nor, to the Company’s Knowledge, has revocation been threatened) and no event has occurred since the date of the most recent approval or application therefor that is reasonably likely to affect any such approval or increase the costs relating thereto, (ii) if intended to be funded or book reserved, any such Non-U.S. Plan is fully funded or book reserved, as appropriate, based upon reasonable actuarial assumptions, (iii) no material Liability exists or reasonably could be imposed upon the assets of any Group Company by reason of any such Non-U.S. Plan, (iv) apart from any general indemnity in favor of the trustees given by a Group Company under the governing documents of any such Non-U.S. Plan, no Group Company has given any indemnity, undertaking or guarantee in respect of any such Non-U.S. Plan, and (v) the financial statements of any such Non-U.S. Plan accurately reflect such Non-U.S. Plan’s Liabilities and accruals for contributions required to be paid to such Non-U.S. Plan, in accordance with applicable generally accepted accounting principles consistently applied.

50 Section 4.20 Environmental Laws. Each Group Company has obtained and have at all times complied with, and are in compliance with all Permits which are required for the occupation of its facilities and the ownership and operation of the Business under all applicable Environmental Laws. No Group Company nor any of its predecessors has treated, stored, handled, transported, released or disposed of any substance, arranged for or permitted the disposal of any substance, exposed any Person to any substance or condition, or owned or operated its business or any property or facility (and no such property or facility is contaminated by any substance) so as to give rise to any current or future Liability, including any corrective or remedial obligation under any Environmental Laws. Each Group Company and each of its predecessors has at all times complied and is in compliance with all Environmental Laws, and no Action has been threatened, filed or commenced against the any of them, and no notice, report or other information has been received by any of them, alleging any failure to comply with, or any Liability or potential Liability under, any Environmental Laws. No Group Company has assumed or undertaken, provided any indemnification with respect to, or otherwise become subject to, any Liability of any other Person under any Environmental Laws. Each Company has delivered to Purchaser all environmental reports, audits, assessments and any other material environmental, health or safety documents relating to such Company or any of their respective predecessors or any of their current or former facilities or operations. Section 4.21 Material Customers; Material Suppliers (a) Schedule 4.21(a) contains a true, correct and complete list of the Group Companies’ ten (10) largest customers based on the amount of revenue recognized during calendar years 2022 and 2023 and for the period from January 1, 2024 through the date of the Latest Balance Sheet (collectively, the “Material Customers”), and for each of the Material Customers, the revenue recognized by such Material Customer during the twelve (12) month periods ended December 31, 2022 and 2023, and for the period from January 1, 2024 through the date of the Latest Balance Sheet, as applicable. None of the Material Customers has canceled or otherwise terminated or provided any indication to any Group Company of its intent to terminate its relationship with any Group Company, or provided any indication of its intent to decrease or limit in any material respect its purchases from any Group Company. No Group Company is involved in any dispute with any Material Customers, and no Material Customer is an Affiliate of any Group Company. (b) Schedule 4.21(b) contains a true, correct and complete list of (i) the twenty (20) largest suppliers of Group Companies (including, for the avoidance of doubt, suppliers with whom the Group Companies cooperate to provide concierge services available on the Group Companies’ propriety electronic platforms utilized by the Group Companies’ customers) during calendar years 2022 and 2023 and for the period from January 1, 2024 through the date of the Latest Balance Sheet, measured by cost of materials or services purchased during such period and the dollar amount of such purchased materials or services with respect to each such supplier and (ii) any sole source suppliers, vendors or service suppliers or any supplier with respect to which the loss of the relationship could have a material and adverse effect on any Group Company’s business (collectively, the “Material Suppliers”). None of the Material Suppliers has canceled or otherwise terminated or provided any indication to any Group Company of its intent to terminate its relationship with any Group Company, or provided any indication of its intent to decrease or limit in any material respect its business with any Group Company. No Group Company is involved in any dispute with any of the Material Suppliers, and none of the Material Suppliers is an Affiliate of any Group Company. Section 4.22 Related Party Transactions. Except as set forth in Schedule 4.22, no Group Company nor, as it may affect such Group Company’s business, any of its Affiliates, has been, and none of the foregoing is, a party to any Contract or course of dealing with any Related Party. Except as set forth in Schedule 4.22, no Group Company provides, or causes to be provided, any assets, services or facilities to any Related Party. Except as set forth in Schedule 4.22 or as an employee of any Group Company in the

51 Ordinary Course of Business, no Related Party provides, or causes to be provided, any assets, services or facilities to any Group Company nor, as it may affect such Group Company’s business, any of its Affiliates. Except as set forth in Schedule 4.22, and the ownership of the Company Stock by the Equityholders, no Related Party has any interest of any nature in any of the assets and properties used for or related to the Business, has any claim or cause of action against any Group Company, or, as it may affect such Group Company, any of its Affiliates, or owes or is owed any payment or Liability to or by such Group Company, as applicable. Section 4.23 Accounts Receivable. The accounts and notes receivable reflected on the Latest Balance Sheet in the aggregate (a) represent legal, valid and binding obligations for services actually performed by the applicable Group Company, enforceable in accordance with their terms, (b) are not the subject of any Action and (c) have arisen only from bona fide sales transactions in the Ordinary Course of Business and are payable on ordinary trade terms. The accounts and notes receivable, and costs in excess of billings balances, in each case, reflected on the Latest Balance Sheet in the aggregate, are collectible in the Ordinary Course of Business in amounts similar to amounts historically collected (net of contractual allowances and adequate bad debt reserves established in accordance with GAAP and prior practice). There are no contests, claims, counterclaims, rights of set off or other defenses with respect to the accounts and notes receivable. Section 4.24 Accounts Payable. Set forth on Schedule 4.24 is an accurate and complete breakdown and (as applicable) aging, in each case as of the Closing Date, of (a) the accounts payable of each Group Company, (b) any customer deposits or other deposits held by each Group Company and (c) all notes payable and other Indebtedness of each Group Company. Section 4.25 Bank Accounts; Powers of Attorney. Set forth on Schedule 4.25 is a correct and complete list of (a) each bank, trust company and stock or other broker with which each Group Company has an account, credit lien or safe deposit box or vault, or otherwise maintains a relationship (collectively, the “Bank Accounts”), (b) all Persons authorized to draw on, or to have access to, each of the Bank Accounts and (c) all Persons authorized by proxies, powers of attorney or other like instruments to act on behalf of each Group Company. Section 4.26 Warranties. Each product sold or delivered and each service rendered by a Group Company, in each case, that was sold, delivered or rendered, as applicable, since the adoption of such Group Company’s standard form terms and conditions, if applicable, has been in conformity in all material respects with all standard form terms and conditions and all applicable contractual commitments and all express and implied warranties. No Group Company has any material Liabilities for replacement or repair of, or otherwise in connection with, any such product or services. None of the customers of any Group Company is entitled to any bonus, rebate, setoff, refund or credit from such Group Company. Each Group Company has complied in all material respects with all applicable contractual, express and implied warranties. Section 4.27 Computer and Technology Security; Data Privacy. (a) The Company Systems are sufficient for the operation of the Business as currently conducted, and the Group Companies have purchased appropriate licenses for all material Software currently used, and currently proposed to be used, by the Group Companies in such operations. (b) The Group Companies are and have been in compliance with all Privacy Obligations in all material respects. (c) The Group Companies have made Privacy Policies available to individuals in compliance with all Privacy Obligations in all material respects. Such Privacy Policies fully and accurately

52 disclose how the Group Companies Process or directs the Processing of Personal Information and the rights available to individuals under Privacy Laws. (d) The Group Companies have implemented and maintains a commercially reasonable information security program comprised of processes, policies, and technical, physical and administrative safeguards necessary to comply with Privacy Obligations. The Group Companies designed the information security program to (A) identify and address internal and external risks to the privacy, confidentiality, security, integrity and availability of the Company Systems including Sensitive Data Processed therein against loss, theft, unauthorized or unlawful Processing, or other misuse, and (B) maintain notification procedures in compliance in all material respects with applicable Privacy Obligations in the event of a Security Breach. The Group Companies are and have been in compliance with such information security program. (e) The Group Companies have (i) back-ups, (ii) disaster recovery, business continuity and emergency mode operation procedures designed to ensure the availability of Sensitive Data to the Group Companies’ authorized users. (f) The Group Companies have implemented and maintains reasonable safeguards, including using virus checking Software, consistent with reasonable industry standards applicable to the Business, to monitor Company Systems, with respect to introduction of any Malicious Software. (g) The Group Companies have contractually obligated all third-party service providers, vendors, suppliers, subcontractors, or other third parties Processing Sensitive Data, in each case on behalf of the Group Companies, to (i) comply with applicable Privacy Obligations in all material respects, (ii) maintain reasonable and appropriate technical, physical and administrative safeguards designed to protect the privacy, confidentiality, integrity and security of all Sensitive Data, and (iii) take reasonable steps to protect Sensitive Data from loss, theft, unauthorized or unlawful Processing or other misuse. To the Knowledge of the Company, none of the Group Companies’ material third-party service providers, vendors, suppliers, subcontractors, or other third parties Processing the Group Companies’ Sensitive Data, have (A) suffered any Security Breach that resulted in any unauthorized access to or use of any Sensitive Data, (B) breached any obligations relating to Sensitive Data in a Contract with a Group Company or (C) violated any Privacy Obligations. (h) The Group Companies have not experienced any actual incidents of, or received written third-party claims alleging, a: (i) Security Breach; or (ii) material damage or other material disruption to a Company System. To the extent required to maintain compliance with Privacy Laws, the Group Companies have obtained and maintained all rights, authority, consents and authorizations necessary to receive, access, use, disclose and otherwise Process the Sensitive Data in its possession or under its control. (i) The Group Companies have not received or sent any written notice, complaint or other communication from or to any Governmental Authority or other Person, and no Action has been asserted or is pending or, to the Company’s Knowledge, threatened against any Group Company, alleging or providing notice of a violation of any Privacy Obligations. (j) The Group Companies maintain insurance for liability stemming from or relating to any Security Breaches that may impact the Business or Company Systems with reasonable insurance coverage limits. Section 4.28 COVID-19. No Group Company has applied for or received any grant, loan, forbearance, deferral, benefit or other type of relief in connection with or incidental to the COVID-19

53 outbreak, including any of the foregoing applied for, or received pursuant to, the CARES Act, the Paycheck Protection Program or any other program provided or administered by the United States Small Business Administration. Section 4.29 International Trade Matters. Each Group Company is in compliance, in all material respects, with all applicable Export Control Laws and Sanctions. No Group Company nor any officer, director, or employee of such Group Company is a Sanctioned Person or is a national of, organized in, or resident in any Designated Jurisdiction. Section 4.30 Compliance with Anti-Corruption Laws. Since January 1, 2019, no Group Company nor any of its Representatives or other Persons acting on their behalf, has at any time, directly or indirectly, made any unlawful payment or given, offered, promised, or authorized or agreed to give, any money or thing of value to an official of a Governmental Authority, employee of an entity owned or controlled by a Governmental Authority or any Person in violation of any applicable anti-corruption Laws, including the U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act of 2012, any laws enacted pursuant to, or arising under, the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or any other Laws relating to bribery or corruption (collectively, “Anti- Corruption Laws”). Since January 1, 2019, there have been no Actions (including any internal investigation) pending or, to the Knowledge of the Company, threatened, involving any Group Company related to any actual or alleged violation of the Anti-Corruption Laws. Section 4.31 No Other Representations and Warranties. Except for the representations and warranties contained in this Agreement and the other Transaction Documents, none of any Group Companies or any of their Representatives, or any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of the Group Companies, including any representation or warranty as to the accuracy or completeness of any information regarding the Company furnished or made available to Purchaser and its Affiliates or Representatives (including any information, documents or material made available to Purchaser in the Data Room, management presentations, or in any other form in expectation of the transactions contemplated hereby) or as to the future revenue, profitability or success of the Company, or any representation or warranty arising from statute or otherwise in law, and all such other representations and warranties are hereby expressly disclaimed. ARTICLE V REPRESENTATIONS AND WARRANTIES OF PURCHASER AND MERGER SUB Purchaser and Merger Sub represent and warrant to the Stockholders severally as follows as of the date hereof and as of the Closing (except where a particular date or time is otherwise specified): Section 5.01 Organization of Purchaser and Merger Sub. Purchaser is a corporation duly formed, validly existing and in good standing under the Laws of the State of Delaware. Merger Sub is a corporation duly formed, validly existing and in good standing under the Laws of the State of Delaware. Purchaser and Merger Sub are each duly qualified, licensed or admitted to do business as a foreign entity and are in good standing in every jurisdiction in which the operation of their respective businesses or the ownership of their respective assets requires them to be so qualified, licensed, admitted or in good standing as a foreign entity. Section 5.02 Authorization. Purchaser and Merger Sub have full right, power and authority to execute and deliver the Transaction Documents to which they are a party and to perform their respective obligations thereunder. The execution and delivery by Purchaser and Merger Sub of the Transaction Documents, and the performance by them of their respective obligations thereunder, and the consummation by Purchaser and Merger Sub of the transactions contemplated hereby and thereby have been duly

54 authorized by all requisite corporate action. The Transaction Documents to which Purchaser or Merger Sub is a party have been, or will be at the Closing, duly executed and delivered by Purchaser and/or Merger Sub (as applicable) and, assuming due authorization, execution and delivery by the other parties thereto, constitute, or will constitute at the Closing, the legal, valid and binding obligations of Purchaser and/or Merger Sub (as applicable), enforceable in accordance with their respective terms and conditions (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general equitable principles). Section 5.03 Noncontravention. Subject to the approval and adoption of this Agreement, the Merger and the other Transactions by Purchaser, as the sole stockholder of Merger Sub, the execution and delivery by Purchaser and Merger Sub of the Transaction Documents do not, and the consummation of the Transactions by Purchaser and Merger Sub will not, (a) violate or conflict with any provisions of Purchaser’s or Merger Sub’s respective Charter Documents, (b) violate or conflict with any Law to which Purchaser or Merger Sub is subject or (c) violate, conflict with or result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, result in acceleration of, create in any Person the right to accelerate, terminate, modify or cancel, require any notice under, or result in the imposition or creation of a Lien upon or with respect to any shares of equity or assets of Purchaser or Merger Sub under, any Contract to which Purchaser or Merger Sub is party, or by which Purchaser or Merger Sub or any of their assets or properties are bound, except in the case of clauses (b) and (c) as could not reasonably be expected to have a material adverse effect on Purchaser’s or Merger Sub’s ability to consummate the Transactions. No Permit is required to be obtained or made by or on behalf of Purchaser or Merger Sub in connection with the execution, delivery and performance of the Transaction Documents or the consummation of the Transactions. Section 5.04 Litigation. There is no Action pending or, to Purchaser’s knowledge, threatened against Purchaser or Merger Sub, which, if adversely determined, could reasonably be expected to (a) delay, hinder or prevent the consummation of the Transactions by Purchaser or Merger Sub or (b) have, individually or in the aggregate with all other such Actions, a material adverse effect on the ability of Purchaser or Merger Sub to perform their respective obligations under the Transaction Documents. Section 5.05 Brokers’ Fees. No Person shall have any Liability to pay any fees, commissions or other compensation to any broker, finder, investment banker, financial advisor, agent or other similar Person with respect to the Transactions on the basis of any arrangements by or on behalf of Purchaser or Merger Sub or any of their respective Affiliates. Section 5.06 No Other Representations and Warranties. Except for the representations and warranties contained in this Agreement and the other Transaction Documents, none of Purchaser, Merger Sub, or any of their Representatives has made or makes any other express or implied representation or warranty, either written or oral, on behalf of Purchaser or the Merger Sub, including any representation or warranty as to the accuracy or completeness of any information regarding the Purchaser or Merger Sub furnished or made available to the Group Companies and its Affiliates or Representatives (including any information, documents or material made available to such parties, management presentations, or in any other form in expectation of the transactions contemplated hereby) or as to the future revenue, profitability or success of the Surviving Corporation, or any representation or warranty arising from statute or otherwise in law. ARTICLE VI COVENANTS Section 6.01 Conduct of Business Prior to the Closing. From the date hereof until the Closing, except as otherwise provided in this Agreement or consented to in writing by Purchaser in its discretion

55 (such consent not to be unreasonably withheld), the Company shall (a) conduct the Business in the Ordinary Course of Business consistent with past practice, (b) use commercially reasonable efforts to maintain and preserve intact the current business organization and operations of the Group Companies, including the Business, and to preserve the rights, franchises, goodwill and relationships of the employees, customers, lenders and suppliers, regulators of, and others having relationships with, the Business or the Group Companies, (c) take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable Law to satisfy the closing conditions set forth in Article VII and consummate and make effective the Transactions as promptly as practicable, including obtaining, making or sending, as applicable, all notifications, filings, registrations, approvals, consents and waivers that are necessary to consummate the Transactions and (d) not take any action that could reasonably be expected to delay, hinder or prevent the consummation of the Transactions. Section 6.02 Access. From the date hereof until the Closing, the Company shall: (a) afford Purchaser and its Representatives full and free access to, and the right to inspect, all of the properties, assets, premises, books and records, Contracts and other documents and data related to the Group Companies, and all of its personnel, customers and suppliers, (b) furnish Purchaser and its Representatives with such financial, operating and other data and information related to the Group Companies as Purchaser or any of its Representatives may reasonably request, and (c) instruct the Representatives of the Group Companies to cooperate with Purchaser in its investigation of the Group Companies. No investigation by Purchaser or other information received by Purchaser shall operate as a waiver or otherwise affect any representation, warranty or agreement given or made by the Group Companies in this Agreement or otherwise. Purchaser shall, and shall instruct its Representatives to, abide by the terms of the Confidentiality Agreement (as defined below) with respect to any access or information provided pursuant to this Section 6.02. Prior to the earlier of the Closing or the valid termination of this Agreement, without the prior written consent of the Company, which may be withheld for any reason, Purchaser shall not contact (i) any employees of the Company (other than members of the Company’s board of directors, Venkatesh Ganapathy, Niraj Patel, Arun R. Sengottiyan, and Megan Mulligan), or (ii) any suppliers to, or customers of, the Company (other than in the ordinary course of the Purchaser’s or its Affiliates’ business (so long as such contact does not relate to and is not in connection with this Agreement or the Transactions)). Section 6.03 No Solicitation of Other Bids. (a) The Company shall not, and shall not authorize or permit any of its Affiliates or any of its Representatives to, directly or indirectly, (i) encourage, solicit, initiate, facilitate or continue inquiries regarding an Acquisition Proposal, (ii) enter into discussions or negotiations with, or provide any information to, any Person concerning a possible Acquisition Proposal or (iii) enter into any Contracts (whether or not binding) regarding an Acquisition Proposal. The Company shall immediately cease and cause to be terminated, and shall cause its Affiliates all of its Representatives to immediately cease and cause to be terminated, all existing discussions or negotiations with any Persons conducted heretofore with respect to, or that could lead to, an Acquisition Proposal. (b) In addition to the other obligations under this Section 6.03, the Company shall promptly (and in any event within two (2) Business Days after receipt thereof by the Company, its Affiliates or any of its Representatives) advise Purchaser orally and in writing of any Acquisition Proposal, any request for information with respect to any Acquisition Proposal or any inquiry with respect to, or which could reasonably be expected to result in, an Acquisition Proposal, the material terms and conditions of such request, Acquisition Proposal or inquiry, and the identity of the Person making such request, Acquisition Proposal or inquiry. (c) The Company agrees that the rights and remedies for noncompliance with this Section 6.03 shall include having such provision specifically enforced by any court having equity

56 jurisdiction, it being acknowledged and agreed that any such breach or threatened breach shall cause irreparable injury to Purchaser and that money damages would not provide an adequate remedy to Purchaser. Section 6.04 Consent. The Company shall use its reasonable best efforts to obtain, within twenty-four (24) hours following the execution and delivery of this Agreement, written consents irrevocably executed and delivered in accordance with Section 228 of the DGCL of Stockholders holding at least (i) ninety five percent (95%) of the voting power of the Preferred Stock and the Common Stock, voting together as a single class on an as-converted basis and (ii) ninety five percent (95%) of the voting power of the Preferred Stock, approving and adopting this Agreement, the Merger and the other Transactions, in substantially the form attached hereto as Exhibit J (the “Written Consent”), which Written Consent shall have become effective in accordance with the DGCL. The materials submitted to the Stockholders in connection with obtaining the Written Consent shall include the Board Recommendation. Promptly following receipt of the Written Consent, the Company shall deliver a copy thereof to Purchaser and a written notice of the Transactions to the Stockholders who did not execute the Written Consent. Section 6.05 Runoff Policies. Prior to the Closing, Purchaser shall obtain, and the Company shall pay for fifty percent (50%) of (as a Transaction Expense), all claims-made policy form coverages (including but not limited to directors’ and officers’ liability insurance, fiduciary liability insurance, employment practices liability, cyber, errors & omissions insurance) for the benefit of the Surviving Corporation and its Subsidiaries and covering the current and former directors and officers and operations of the Group Companies as of the date hereof for a period of six (6) years after the Closing (the “Runoff Policies”), with respect to claims arising from acts, events or omissions that occurred at or prior to the Closing. Section 6.06 Public Announcements. The Parties agree that none of the Company, the Equityholder Representative or any Equityholder or any Affiliates or Representatives of the foregoing may issue or make any press release or other public announcement (including in any trade journal or other publication) or any announcement to any of the Group Companies’ customers, vendors or employees, in each case, of or related to this Agreement or the Transactions without the prior written consent of Purchaser; provided that to the extent the Purchaser makes any press release or other public announcement of regarding the Transactions, (a) Purchaser shall provide a draft thereof to the Equityholder Representative in advance of making such press release or other public announcement, and reasonably consider in good faith the Equityholder Representative’s comments thereto, and (b) the Equityholder Representative or any Equityholder or any Affiliates or Representatives of the foregoing may issue or make a subsequent press release or other public announcement of or related to this Agreement or the Transactions so long as the content thereof is limited to communications or information included in such press release or other public announcement previously issued or made by the Purchaser. Section 6.07 Transfer Taxes. All transfer, documentary, sales, use, value added, gross receipts, conveyance, excise, recording, license, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with the Transactions (collectively, “Transfer Taxes”), if any, shall be borne equally by the Equityholders and Purchaser. The Party responsible under applicable Law will file all necessary Tax Returns and other documentation with respect to all such Transfer Taxes (the expense of which shall be borne equally by the Purchaser and Equityholders (with the Equityholders obligations being in proportion to their respective Indemnification Pro Rata Percentages)) and, if required by applicable Law, the other applicable Parties will join in the execution of any such Tax Returns and other documentation. Any and all indirect capital gains or corporate income Taxes imposed by any non-U.S. Governmental Authority incurred in connection with the Transactions and in respect of the Indian Subsidiary (collectively, “Indirect Capital Gains or Income Taxes”) shall be borne by the Equityholders (in proportion to their respective Indemnification Pro Rata Percentages), regardless of the Person liable for such Taxes under applicable Law or local custom. Purchaser and the Equityholders shall cooperate in

57 executing and filing any Tax Returns, affidavits and other documents relating to any Indirect Capital Gains or Income Taxes. Section 6.08 Tax Matters. (a) Tax Sharing Agreements. Any and all existing Tax Sharing Agreements to which any Group Company is a party shall be terminated, and all payables and receivables arising thereunder shall be settled, in each case, prior to the Closing Date. After the Closing Date, no Group Company shall have any further rights or Liabilities thereunder or under any payables or receivables arising thereunder. (b) Cooperation on Tax Matters. The Equityholders and the Equityholder Representative shall cooperate fully, as and to the extent reasonably requested by Purchaser, in connection with the preparation and filing of any Tax Return and any Action with respect to Taxes. Such cooperation shall include the retention and, upon request, the provision of records and information which are reasonably relevant to any such Tax Return or Action and shall also include making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. (c) Preparation of Tax Returns. (i) Equityholder Representative (the expense of which shall be borne by the Equityholders, including from the Representative Expense Amount) shall prepare, or cause to be prepared (and in doing so shall be permitted to work with the Company’s historical tax return preparer), all Income Tax Returns of the Group Companies required to be filed for taxable periods ending on or prior to the Closing Date (excluding any Straddle Period) and that are first due after the Closing Date (any such Tax Return an “Equityholder Prepared Tax Return”). All Equityholder Prepared Tax Returns shall be prepared in accordance with this Agreement. Equityholder Representative shall provide a draft of all Equityholder Prepared Tax Returns to Purchaser no later than twenty (20) days prior to the due date thereof for Purchaser’s review, comment and approval, which such approval shall not be unreasonably withheld. Purchaser shall file such Equityholder Prepared Tax Returns. (ii) Purchaser shall have the right to prepare and file, or cause to be prepared and filed, all Tax Returns of the Group Companies that have not been filed as of the Closing other than Equityholder Prepared Tax Returns (any such Tax Return a “Purchaser Prepared Pre-Closing Tax Return”). Purchaser shall provide a draft of any such Purchaser Prepared Pre-Closing Tax Return (excluding any such Tax Return that is in respect of a Straddle Period) that reflects a material amount of Pre-Closing Taxes for a Pre-Closing Tax Period and would be grounds for a claim for indemnification pursuant to Article VIII to Equityholder Representative no later than twenty (20) days prior to the due date thereof for Equityholder Representative’s reasonable review, comment, and approval, which such approval shall not be unreasonably withheld. Purchaser’s costs and expenses related to the preparation of any Purchaser Prepared Pre-Closing Tax Return with respect to a Straddle Period shall be prorated between Purchaser, on the one hand, and Equityholder Representative, on the other hand, in the same manner that the Taxes shown as due and payable on such Tax Return are prorated pursuant to Section 6.08(d).

58 (iii) Notwithstanding anything herein to the contrary, Purchaser, in its sole discretion and at its sole cost and expense (provided that the Parties acknowledge and agree that the Company has borne the initial $100,000 in respect of such costs and expenses as Indebtedness hereunder), shall have the right to amend or correct, or cause to be amended or corrected, any Income Tax Returns of the Company in order to amend or correct any improper method of accounting of the Company in respect of Section 174 of the Code for any Pre-Closing Tax Periods and file any such amended tax returns with the applicable Taxing Authority, including by causing the Company to make an elective accounting method change by filing IRS Form 3115 (Application for Change in Accounting Method) specifically with regard to changing its method of accounting in respect of Section 174 of the Code. (iv) The Equityholders and Purchaser acknowledge and agree that for U.S. federal income tax purposes no election under Section 336(e) (or any analogous election under state, local or non-U.S. Law) shall be made with respect to the Group Companies with respect to the transactions contemplated by this Agreement. (d) Allocation of Tax Liability for Straddle Periods. For purposes of this Agreement, in the case of any Taxes that are imposed on a periodic basis and are payable for a Straddle Period, the portion of such Tax allocable to the Pre-Closing Tax Period shall in the case of any (i) Taxes other than gross receipts, value added, sales or use Taxes and Taxes based upon or related to income or payments, be deemed equal to the amount of such Tax for the entire Straddle Period multiplied by a fraction the numerator of which is the number of days in the Straddle Period ending on and including the Closing Date and the denominator of which is the number of days in the entire Straddle Period and (ii) Tax based upon or related to income or payments and any gross receipts, sales or use Tax, be deemed equal to the amount which would be payable if the relevant Tax period ended on and included the Closing Date (and for such purpose, in the case of any Taxes attributable to the ownership of any interest in any partnership or other “flow-through” entity (including any “controlled foreign corporation” (within the meaning of Section 957(a) of the Code or any comparable U.S. state or local Law)), such computation shall be made as if the taxable period of such partnership, other “flow-through” entity (including any “controlled foreign corporation” (within the meaning of Section 957(a) of the Code or any comparable U.S. state or local Law)) ended as of the end of the day on the Closing Date (whether or not such Taxes arise in a Straddle Period of the applicable owner)). The costs and expenses of preparing any Tax Return for a Straddle Period shall be allocated in the same proportion as the Taxes payable with respect to such Tax Return. (e) Contest Provisions. To the extent this Section 6.08(e) conflicts with Section 8.05, this Section 6.08(e) shall control. Equityholder Representative shall have the right to control all Actions with respect to Taxes or Tax Returns of the Group Companies for a Pre-Closing Tax Period (excluding any Straddle Period) and that, if determined adversely to the taxpayer or after the lapse of time, would be grounds for a claim for indemnity pursuant to Section 8.02 (a “Tax Contest”). The Equityholder Representative shall have the right, at the sole expense of the Equityholders, to elect, within twenty (20) days of receiving notice from Purchaser, to control any Tax Contest. With respect to any Tax Contest the Equityholder Representative elects to control (an “Equityholder Tax Contest”), (i) Purchaser will have the right to participate (at Purchasers’ expense) in any such Equityholder Tax Contest, (ii) the Equityholder Representative shall keep Purchaser reasonably informed of the details and status of such Equityholder Tax Contest (including by providing Purchaser with copies of any pleadings, correspondence, and other documents) and (iii) the Equityholder Representative shall consult with Purchaser and shall not settle or compromise of any Equityholder Tax Contest without Purchaser’s prior written consent, which consent shall not be unreasonably conditioned, withheld or delayed. The rights of the Equityholders and Equityholder Representative with respect to any Tax Contest shall be subject to any rights of the insurer with respect to such Tax Contest pursuant to the R&W Policy, unless the Equityholder Representative agrees that the Equityholders will be fully liable for any Liabilities resulting from such Tax Contest. Purchaser shall have the right to control any Tax Contest that the Equityholder Representative does not elect to control (a

59 “Purchaser Tax Contest”). With respect to any Purchaser Tax Contest, (i) Purchaser shall keep the Equityholder Representative reasonably informed of the details and status of such Purchaser Tax Contest (including by providing the Equityholder Representative with copies of any pleadings, correspondence, and other documents as Equityholder Representative may reasonably request) and (ii) Purchaser shall not settle or compromise any Purchaser Tax Contest without the Equityholder Representative’s consent, which consent shall not be unreasonably conditioned, withheld or delayed. The failure or delay of Purchaser in complying with this Section 6.08(e) will not reduce or affect the obligations of the Equityholders hereunder (including the Equityholders’ indemnification obligations hereunder). (f) Voluntary Disclosure Agreements. Unless otherwise required by applicable Law or as contemplated by this Agreement (including Section 6.08(c)(iii)) Purchaser shall not, without the consent of the Equityholder Representative (which consent shall not be unreasonably withheld, conditioned or delayed), cause the Company to enter into any voluntary disclosure agreement or similar programs or otherwise voluntarily approach a Taxing Authority regarding Tax positions taken by the Group Companies (including by way of filing of new or amended Tax Returns) for any Pre-Closing Tax Period (excluding any Straddle Period) (including whether or not the Group Companies had Tax Return filing obligations or Tax payment obligations in any jurisdiction); provided, however, that Purchaser and the Group Companies may take any such action without the prior consent of the Equityholder Representative to the extent any such action would not reasonably be expected to give rise to an indemnification payment obligation of the Equityholders pursuant to Section 8.02 for Pre-Closing Taxes. (g) Tax Refunds. From and after the Closing Date, any refund of Taxes, or Tax credit in lieu thereof of the type and in such amount that is specifically set forth on Schedule 6.08(g) actually received in cash by or actually credited to and actually utilized to reduce Taxes otherwise payable by Purchaser or its Affiliates with respect to Taxes paid by the Group Companies for any Pre-Closing Tax Period (each, a “Pre-Closing Tax Refund”) shall be for the account of the Equityholders. Purchaser shall pay over to the Equityholder Representative any such refund or the amount of any such credit (net of any Taxes of the Group Companies arising as a result thereof and any reasonable out-of-pocket costs incurred in connection with the collection, receipt, utilization or paying over of any such Pre-Closing Tax Refund) within ten (10) days after the cash receipt or utilization thereof. Notwithstanding anything herein to the contrary, no payment shall be required with respect to any Pre-Closing Tax Refund under this Section 6.08(g) to the extent such Pre-Closing Tax Refund (i) relates to the carryback of any Tax attribute generated after the Closing Date, (ii) was taken into account as an asset in calculating the Merger Consideration, as finally determined, or (iii) is required to be paid to any other Person pursuant to any Contract entered into by the Group Companies prior to Closing or pursuant to any applicable Law. To the extent any Pre-Closing Tax Refund is subsequently disallowed, the Equityholder Representative (on behalf of the Equityholders) shall promptly repay the amount of such disallowed refund to Purchaser, along with any Taxes, penalties, interest or other out-of-pocket costs of Purchaser or its Affiliates associated with such disallowance, within ten (10) days of Purchaser’s notice to the Equityholder Representative. For the avoidance of doubt, the Equityholder Representative shall not be responsible for using any of its own funds to fulfill the obligation contained in this Section 6.08(g) and shall solely be responsible for acting in good faith to collect any amounts owed to Purchaser from the Equityholders (provided that, for the avoidance of doubt, the Equityholders shall be responsible (in proportion to their respective Indemnification Pro Rata Percentages) to pay any such amount owed to Purchaser, within such ten (10) day period, to the extent not otherwise paid by the Equityholder Representative).

60 Section 6.09 R&W Policy. Purchaser acknowledges and agrees that on the date of this Agreement, Purchaser has procured the R&W Policy substantially in the form attached hereto as Exhibit D. Purchaser agrees that it will not terminate the R&W Policy, amend or waive the subrogation provisions set forth therein as they relate to the Equityholders or amend or waive the R&W Policy in any manner that would be materially adverse to the Equityholders, in each case, without the prior written consent of the Equityholder Representative. Section 6.10 Employee Benefit Matters. Prior to the Closing, the Company shall use commercially reasonable efforts to take or cause to be taken all actions necessary (including the adoption of resolutions and plan amendments and the delivery of any required notices) to terminate each Company 401(k) Plan, effective as of no later than the day immediately prior to the Closing Date, using the forms of resolutions, plan amendments, notices and other documents prepared to effectuate the termination of each Company 401(k) Plan agreed to by Purchaser and the Company prior to the execution of this Agreement. Section 6.11 Parachute Payments. Prior to the Closing, the Company shall conduct or arrange for an analysis under Code Section 280G to determine whether payments and/or benefits payable or otherwise owed in connection with the transactions contemplated by this Agreement to any “disqualified individual” (within the meaning of Code Section 280G) will constitute or could reasonably be expected to constitute “parachute payments” (within the meaning of Code Section 280G) (any such payments and/or benefits being “Potential Parachute Payments”). To the extent there are any Potential Parachute Payments, then prior to the Closing, the Company shall (i) secure from each Person who has a right to any Potential Parachute Payments, a waiver of such Person’s rights to some or all of such Potential Parachute Payments (the “Waived 280G Benefits”) applicable to such Person so that all remaining payments or benefits applicable to such Person shall not be deemed to be “excess parachute payments” that would not be deductible under Section 280G of the Code and (ii) seek the approval of its stockholders who are entitled to vote in a manner that complies with Section 280G(b)(5)(B) of the Code and Treasury Regulations Section 1.280G-1, which shall include adequate written disclosure to all stockholders who are entitled to vote prior to such vote, of any such Waived 280G Benefits. The Company has provided Purchaser the parachute payment calculations prepared by the Company or its advisors which shall, when received, be deemed a representation and warranty by the Company as to the information set forth therein, with the same effect as if it were set forth in Section 4.14 hereof. Additionally, at least one (1) Business Day prior to obtaining the aforementioned Section 280G waivers, and prior to seeking such stockholder approval, the Company shall provide drafts of such waivers and such stockholder approval materials to Purchaser for its review and comment (which comments shall be considered in good faith). Purchaser shall use commercially reasonable efforts to deliver to the Company all relevant information with respect to any new compensation or benefit arrangements entered into by Purchaser that could be Potential Parachute Payments at least five (5) Business Days prior to the Closing Date. Section 6.12 Directors’ and Officers’ Indemnification and Insurance. (a) Purchaser agrees that all rights to indemnification, advancement of expenses and exculpation by the Company now existing in favor of each Person who is now, or has been at any time prior to the date hereof or who becomes prior to the Closing Date, an officer or director of the Company, as provided in the Charter Documents, in each case as in effect on the date of this Agreement, shall survive the Closing Date and shall continue in full force and effect in accordance with their respective terms for a period not to exceed six (6) years following the Closing Date. (b) The obligations of Purchaser and the Company under this Section 6.12 shall not be terminated or modified in such a manner as to adversely affect any director or officer to whom this Section 6.12 applies without the consent of such affected director or officer (it being expressly agreed that the directors and officers to whom this Section 6.12 applies shall be third-party beneficiaries of this Section

61 6.12, each of whom may enforce the provisions of this Section 6.12). (c) In the event Purchaser, the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in either such case, Purchaser shall use commercially reasonable efforts to ensure that proper provision be made so that the successors and assigns of Purchaser or the Surviving Corporation, as the case may be, shall assume all of the obligations set forth in this Section 6.12. (d) Notwithstanding anything herein to the contrary, (i) in no event shall any Person committing Fraud be entitled to indemnification or exculpation for Fraud by such Person, (ii) any indemnification or exculpation available to any Indemnified Party under the Company’s Charter Documents shall be secondary to the indemnification and exculpation available under the Runoff Policies, and (iii) this Section 6.12 shall not affect any rights or remedies otherwise available to Purchaser and its Affiliates (including, from and after the Closing, the Company) hereunder or under any of the other Transaction Documents. Section 6.13 Books and Records. For a period of six (6) years after the Closing, Purchaser and Surviving Corporation shall: (a) use commercially reasonable efforts to retain the books and records (including personnel files) of the Group Companies relating to periods prior to the Closing in accordance with Purchaser’s policies for retention of books and records; and (b) upon reasonable prior written notice, during Purchaser’s business hours (and in a manner that does not interfere unreasonably with the operations of the Company or Purchaser), afford the Equityholder Representative remote electronic access to such books and records, including without limitation to be able to save and print copies thereof, solely to the extent necessary to prepare and file any Tax Return required to be prepared and filed under this Agreement, the defense of any Tax Contest or in connection with any regulatory disclosure obligation of any of the Equityholders under applicable Law; provided that the review and copying of any and all such books and records shall be at the sole cost and expense of the Equityholders (and shall be paid by the Equityholder Representative on their collective behalf). Section 6.14 Further Assurances. At and after the Closing, each of the Parties shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the Transactions (including the Merger). ARTICLE VII CONDITIONS TO CLOSING Section 7.01 Condition to Obligations of All Parties. The obligations of each Party to consummate the Transactions shall be subject to the fulfillment, at or prior to the Closing, of the following condition: no Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Action which is in effect and has the effect of making the Transactions illegal, otherwise restraining or prohibiting consummation of such Transactions or causing any of the Transactions to be rescinded following completion thereof. Section 7.02 Conditions to Obligations of Purchaser. The obligations of Purchaser and Merger

62 Sub to consummate the Transactions shall be subject to the fulfillment or Purchaser’s waiver, at or prior to the Closing, of each of the following conditions (collectively, the “Purchaser Conditions”): (a) The Company General Representations shall be true and correct in all respects on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects, except where the failure of such representations and warranties to be true and correct would not have a Material Adverse Effect.). The Company Fundamental Representations shall be true and correct in all material respects (in each case, disregarding for this purpose any qualifications therein referencing the terms “materiality,” “Material Adverse Effect” or other terms of similar import or effect) on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects). (b) The Company shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and each of the other Transaction Documents to be performed or complied with by it prior to or on the Closing Date; provided that, with respect to agreements, covenants and conditions that are qualified by materiality, the Company shall have performed such agreements, covenants and conditions, as so qualified, in all respects. (c) The Written Consent shall have been obtained and delivered to Purchaser in accordance with Section 6.04. (d) None of the Stockholders shall have exercised and not subsequently withdrawn, statutory appraisal rights pursuant to Section 262 of the DGCL with respect to any shares of Company Stock. (e) No Action shall have been commenced against Purchaser, Merger Sub or the Company which seeks to and is reasonably likely to prevent, delay or impede the Closing. (f) The Company shall have delivered to Purchaser duly executed counterparts to the Transaction Documents and such other documents and deliveries set forth in Section 3.04. (g) From the date of this Agreement, there shall not have occurred any Material Adverse Effect with respect to the Company. (h) The Company shall have given all notices and obtained and delivered all approvals, consents and waivers that are listed in the Required Consents Schedule to Purchaser. (i) The Support Agreements shall be in full force and effect. Section 7.03 Conditions to Obligations of the Company. The obligations of the Company to consummate the Transactions shall be subject to the fulfillment or the Company’s waiver, at or prior to the Closing, of each of the following conditions (collectively, the “Company Conditions”): (a) Other than the Purchaser Fundamental Representations, the representations and warranties of Purchaser and Merger Sub contained in this Agreement, the other Transaction Documents and any certificate or other writing delivered pursuant hereto shall be true and correct in all respects on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects and except where the failure

63 of such representations and warranties to be true and correct would not have a Material Adverse Effect). The Purchaser Fundamental Representations shall be true and correct in all material respects (in each case, disregarding for this purpose any qualifications therein referencing the terms “materiality,” “Material Adverse Effect” or other terms of similar import or effect) on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects). (b) Purchaser and Merger Sub shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and each of the other Transaction Documents to be performed or complied with by them prior to or on the Closing Date; provided that with respect to agreements, covenants and conditions that are qualified by materiality, Purchaser and Merger Sub shall have performed such agreements, covenants and conditions, as so qualified, in all respects. (c) All approvals, consents and waivers that are listed on Schedule 5.03 (if any) shall have been received, and executed counterparts thereof shall have been delivered to the Company at or prior to the Closing. (d) Purchaser shall have delivered to the Company duly executed counterparts to the Transaction Documents and such other documents and deliveries set forth in Section 3.05. Section 7.04 Waiver. Purchaser and the Company (as applicable) may each, in its sole discretion, waive in writing, in whole or in part, conditionally or unconditionally, to the extent permissible under applicable Law, the completion of any Purchaser Conditions or Company Conditions, as the case may be. ARTICLE VIII INDEMNIFICATION Section 8.01 Survival of Representations, Warranties, Covenants and Agreements. All of the representations, warranties, covenants and agreements contained in this Agreement (including the obligations of the Equityholders to indemnify, defend and hold harmless the Purchaser Indemnified Parties under Section 8.02 and any claim arising out of Fraud) shall survive the Closing indefinitely and shall not terminate, except as set forth below: (a) all of the covenants and agreements contained in this Agreement shall survive until fully performed or observed in accordance with their terms (to the extent possible); provided that the covenants and agreements of the Company (but not the Surviving Corporation) contained in this Agreement shall terminate as of Closing; (b) all representations and warranties contained in this Agreement (other than the Fundamental Representations) shall terminate upon, and not survive, the Closing; and (c) the Fundamental Representations shall survive until the date that is six (6) years following the Closing Date. Notwithstanding the foregoing, (i) any representation, warranty or covenant that would otherwise terminate in accordance with the immediately preceding sentence shall, if a notice shall have been given under Section 8.05 or Section 8.06 (as applicable) on or prior to such termination date, survive until the related claim for indemnification has been satisfied or otherwise finally resolved as provided in this Article VIII, and (ii) claims arising out of Fraud shall survive indefinitely. For purposes of Section 8.02 or Section

64 8.03, the existence of a breach of this Agreement or any other Transaction Document and the determination of any Damages related thereto shall be made without regard for any qualification in the representations and warranties (other than references to “Material Contracts”, “Material Customers” or “Material Suppliers” in Article IV) by materiality, in all material respects, “Material Adverse Effect” or similar qualifications or words of similar effect. Section 8.02 Indemnification by the Equityholders. Subject to the limitations set forth in this Article VIII, from and after the Closing, the Equityholders shall, severally and not jointly, based on their respective Indemnification Pro Rata Percentages (except as otherwise expressly provided herein), indemnify, defend and hold harmless Purchaser, the Surviving Corporation and each of their respective Affiliates, and each of the equityholders, partners and Representatives of the foregoing, and any Person claiming by or through any of them (each, a “Purchaser Indemnified Party”), against and in respect of any and all Damages arising out of, resulting from, or incurred in connection with: (a) any inaccuracy in or breach of any Company Fundamental Representations; (b) any Pre-Closing Taxes (to the extent such amounts were not taken into account in the determination of the Actual Closing Consideration); (c) the breach of, or failure to perform or observe, any covenant or agreement to be performed by any Equityholder or the Equityholder Representative hereunder; (d) any claim or demand (and the defense of any such claim or demand) made by any Equityholder relating to the Transactions, including that any Equityholder or other Person (i) is entitled to receive any amount in connection with the Transactions in excess of what such Person is entitled to receive pursuant to the terms hereof, including in connection with, or as a result of, (A) any demand for appraisal pursuant to Section 262 of the DGCL or otherwise, (B) any Contract with the Company, (C) any Law or (D) any claim of ownership not disclosed hereunder and (ii) did not receive what such Person is entitled to receive pursuant to the terms hereof due to any actual or alleged errors, omissions or inaccuracies in the Closing Certificate or any allocation, distribution or payment made in accordance with the Closing Certificate; (e) any Fraud by the Equityholders, the Equityholder Representative or (as it relates to actions or omissions prior to the Closing) the Company in connection with this Agreement or any of the other Transaction Documents; (f) the matters set forth on Schedule 8.02(f); or (g) the matters set forth on Schedule 8.02(g), so long as such matters remain subject to specific exclusions under the R&W Policy. Section 8.03 Indemnification by Purchaser. Subject to the limitations set forth in this Article VIII, from and after the Closing, Purchaser shall indemnify, defend and hold harmless each of the Equityholders, and any Person claiming by or through any of them (each, a “Equityholder Indemnified Party”), against and in respect of any and all Damages arising out of, resulting from, or incurred in connection with (a) any inaccuracy or breach of any Purchaser Fundamental Representation or (b) the breach of, or failure to perform or observe, any covenant or agreement to be performed by Purchaser (or, following the Closing, the Company) hereunder or under any other Transaction Document. Section 8.04 Limitations on Indemnification.

65 (a) Cap. (i) Without limiting the generality of Section 8.07, the Equityholders’ maximum aggregate liability to the Purchaser Indemnified Parties with respect to any Damages indemnifiable pursuant to Section 8.02 shall not exceed the Purchase Price. (ii) Without limiting the generality of Section 8.07, each Equityholder’s individual maximum aggregate liability to the Purchaser Indemnified Parties with respect to any Damages indemnifiable pursuant to Section 8.02 shall not exceed the Purchase Price, multiplied by such Equityholder’s Indemnification Pro Rata Percentage. (iii) Purchaser’s maximum aggregate liability to the Equityholder Indemnified Parties with respect to any Damages indemnifiable pursuant to Section 8.03 shall not exceed the Purchase Price. (b) Duty to Mitigate. Each Indemnified Party shall, and cause its Affiliates to, (i) use commercially reasonable efforts to mitigate any Damages that would be subject to indemnification hereunder to the extent required under applicable Law, and, (ii) in the case of any Purchaser Indemnified Party, seek to recover under the Runoff Policies prior to recovering from the Equityholders if it determines in good faith that Damages may be recoverable under the same; provided that, notwithstanding anything to the contrary in this Agreement, (x) in no event shall any Indemnified Party be required to initiate or pursue any Action against any insurance carrier or other Person to mitigate Damages and (y) with respect to any claim for which recovery is initially sought under the R&W Policy or the Runoff Policies, the survival period with respect to any such claim shall be tolled for the period of time during which such claim is pending with the applicable insurer (i.e., such that the period during which a Purchaser Indemnified Party is permitted to make an indemnification claim hereunder in the event coverage is denied by the applicable insurer is extended by the same number of days). No Indemnified Party shall be entitled to recovery for the same Damages twice. (c) Reduction of Damages for Insurance. (i) The amount of Damages subject to indemnification pursuant to Section 8.02 shall be reduced by the amount of duplicative insurance proceeds actually received by any Purchaser Indemnified Party (including in respect of the Runoff Policies), net of any deductible or co-payment other than under the R&W Policy, and other costs related to recovery and Purchaser’s reasonable estimate of resulting increases in insurance premiums. The Purchaser Indemnified Parties shall remit to the Paying Agent for distribution to the Equityholders, in accordance with the Paying Agent Agreement as modified by the applicable Post-Closing Payment Spreadsheet, any duplicative insurance proceeds (in each case, net of any deductible or co-payment other than under the R&W Policy, and other costs related to recovery and Purchaser’s reasonable estimate of resulting increases in insurance premiums) actually received by the Purchaser Indemnified Parties with respect to Damages for which the Purchaser Indemnified Parties have been previously compensated pursuant to Section 8.02; provided that the Purchaser Indemnified Parties shall not have any obligation to remit any portion of such insurance recoveries in excess of the amount of any indemnity payment actually received from the Equityholders with respect to such Damages. (ii) Notwithstanding the foregoing, the Purchaser Indemnified Parties shall have no obligation to, (A) mitigate any Damages except to the extent provided in Section 8.04(b), (B) delay (and the Equityholders shall have no right to delay payment of) any claim or recovery with respect to any Damages that may be subject to reduction under this Section 8.04(b) for any reason (including to determine what amount will actually be received by any Purchaser Indemnified Party) or (C) make any insurance claim or pursue or collect any third-party indemnity or contribution amounts (except to the extent any

66 Purchaser Indemnified Party is required to seek recovery from the R&W Policy pursuant to Section 8.07(a)). (iii) Purchase Price Adjustment. No Damages may be claimed under Section 8.02 or Section 8.03 by any Indemnified Party (and the amount of Damages subject to indemnification pursuant to Section 8.02 or Section 8.03 shall be reduced) to the extent such Damages were already taken into account in the determination of the Actual Closing Consideration (as finally determined after the Closing pursuant to Section 3.06). (d) Individual Obligations. (i) Notwithstanding anything foregoing to the contrary, no Equityholder shall be liable, whether directly or indirectly, for any indemnification obligations for Damages arising out of or resulting from any breach of any representation, warranty, covenant, or agreement made by any party, or Fraud committed by any Party, in each case, other than such Equityholder, the Equityholder Representative or the Company. (ii) Notwithstanding anything to the contrary in this Agreement or any related documents, the maximum aggregate liability of any Equityholder for any and all claims that indemnifiable or otherwise recoverable Damages have been incurred by any Person, including those arising from breach of any representation, warranty, covenant, or agreement contained herein or otherwise arising out of or relating to this Agreement, shall in no event exceed an amount equal to the aggregate portion of the Merger Consideration actually received by such Equityholder. All claims against an Equityholder shall be limited accordingly, except in the case of Fraud by such Equityholder, in which event the foregoing limitation shall not apply. (e) Limitation on Tax Indemnity. Notwithstanding anything to the contrary in this Agreement, the Purchaser Indemnified Parties shall not be entitled to indemnification from the Equityholders pursuant to Section 8.02 for Taxes (or related Liabilities) in respect of a taxable period (or portion thereof) beginning after the Closing Date to the extent arising from any loss, reduction, or unavailability in any taxable period (or portion thereof) beginning after the Closing Date of any net operating loss carryforward or other tax attribute carryforward of any Group Company that was generated in a Pre- Closing Tax Period whether such loss, disallowance, or unavailability arises from the amendment or correction of Tax Returns, Tax Contest, or otherwise. Section 8.05 Procedures for Third-Party Claims. (a) In the case of any claim for indemnification arising from a claim of a third-party (each, a “Third-Party Claim”), an Indemnified Party shall give prompt written notice to the Indemnifying Party (or to Equityholders’ Representative if the Indemnified Party is a Purchaser Indemnified Party) of any claim or demand for which such Indemnified Party has knowledge and as to which it may request indemnification hereunder; provided that no delay on the part of an Indemnified Party in providing such notice shall relieve such Indemnifying Party from any obligation hereunder unless, and then solely to the extent that, such Indemnifying Party can reasonably demonstrate that such Indemnifying Party is actually prejudiced thereby. Such notice by the Indemnified Party shall describe the Third-Party Claim in reasonable detail and shall indicate the estimated amount of the Damages that have been or may be sustained by the Indemnified Party, in each case, to the extent reasonably practicable. Subject to the limitations set forth in this Section 8.05, the Indemnifying Party shall have the right to assume the defense of any Third-Party Claim (including appointing reputable counsel reasonably acceptable to the Indemnified Party to lead counsel in connection with such defense) at the Indemnifying Party’s expense, if within twenty (20) days of the Indemnifying Party’s receipt of a notice of a Third-Party Claim, the Indemnifying Party certifies to the

67 Indemnified Party in writing such Indemnifying Party’s its obligations to indemnify the Indemnified Party in connection with such Third-Party Claim (subject to the other limitations set forth in Section 8.04). In any such event, the Indemnified Party shall cooperate in good faith in such defense. With respect to any claim in which the Indemnified Party is a Purchaser Indemnified Party, the Indemnifying Party shall not be entitled to assume or continue (as applicable) control of such defense (unless agreed to in writing by the Indemnified Party), and shall be responsible for the reasonable fees and expenses of counsel retained by the Indemnified Party, if (A) the Third-Party Claim for indemnification relates to or arises in connection with any criminal or quasi-criminal Action or any Action involving a Governmental Authority, (B) an adverse determination with respect to the Third-Party Claim giving rise to such claim for indemnification would reasonably be expected to have a material effect on any Purchaser Indemnified Party’s business relations or future business prospects, (C) the Third-Party Claim is asserted directly or on behalf of a Person that is or has been a customer, supplier or subcontractor (or any subcontractor of a subcontractor) of any of the Purchaser Indemnified Parties, (D) the Third-Party Claim seeks an injunction or equitable relief against any of the Purchaser Indemnified Parties, (E) the Damages incurred in connection with such Third-Party Claim would be reasonably likely to exceed the Indemnifying Party’s liability under this Agreement, (F) the Indemnifying Party fails to prosecute or defend such Third-Party Claim vigorously and diligently or (G) the Indemnified Party has been advised by counsel that (x) a reasonable likelihood exists of a conflict of interest between the Indemnifying Party and the Indemnified Party or (y) the Indemnified Party has one or more defenses not available to the Indemnifying Party, in each case, with respect to such Third-Party Claim. In the event that the Indemnifying Party assumes the defense of any Third-Party Claim, the Indemnified Party shall have the right, at its own cost and expense, to participate in the defense of any Third-Party Claim with counsel selected by it, subject to the Indemnifying Party’s right to control the defense thereof; provided that the Indemnifying Party shall be responsible for fees and expenses incurred by the Indemnified Party prior to the date the Indemnifying Party assumes control of such defense. (b) If the Indemnifying Party is not entitled to, or does not, assume control of such defense, or ceases control or its right to control any such defense, in each case, pursuant to this Section 8.05, the Indemnified Party shall have the right to control such defense without waiving any rights that the Indemnified Party may have against the Indemnifying Party under this Article VIII or otherwise; provided that no Third-Party Claim may be settled by such Indemnified Party without the written consent of such Indemnifying Party, such consent not to be unreasonably conditioned, delayed or withheld. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not enter into settlement of any Third- Party Claim without the prior written consent of the Indemnified Party unless, pursuant to or as a result of such settlement or cessation, (i) neither injunctive or other equitable relief nor any other operational restrictions will be imposed against the Indemnified Party or any of its Affiliates, (ii) an unconditional term thereof is an express, unconditional and irrevocable release of the Indemnified Party from all Liabilities with respect to such Third-Party Claim with prejudice in form and substance reasonably acceptable to the Indemnified Party and (iii) there is no finding or admission of any violation of Law or wrongdoing by the Indemnified Party in connection therewith. (c) Notwithstanding anything to the contrary in this Section 8.05, if the Indemnified Party is a Purchaser Indemnified Party, the Equityholder Representative shall have the exclusive right to control the defense or consent to the settlement of any Third-Party Claim on behalf of any Equityholder that is the Indemnifying Party with respect to such Third-Party Claim. Section 8.06 Procedures for Inter-Party Claims. Notwithstanding anything herein to the contrary, any claim by an Indemnified Party for indemnification not involving a Third-Party Claim (each, an “Inter-Party Claim”) may be asserted by giving the Indemnifying Party (or Equityholders’ Representative, if the Indemnified Party is a Purchaser Indemnified Party) written notice thereof; provided that the failure to so notify shall not relieve the Indemnifying Party of its obligations hereunder except if, and only to the extent that, the Indemnifying Party can reasonably demonstrate that the Indemnifying Party

68 is actually prejudiced thereby. If the Indemnifying Party does not notify the Indemnified Party in writing within thirty (30) days following its receipt of such notice that the Indemnifying Party disputes its Liability to the Indemnified Party, (a) in the event that such notice specifies Damages incurred in connection with such Inter-Party Claim, the Indemnifying Party will be deemed to have agreed to the Inter-Party Claim set forth in such notice solely with respect to the amount of Damages specified in such notice, and the Indemnifying Party shall be deemed to have rejected such Inter-Party Claim with respect to the amount of Damages in excess of such amount, and the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement, and (b) in the event such notice does not specify damages incurred in connection with such Inter-Party Claim, the Indemnifying Party shall be deemed to have rejected such Inter-Party Claim, and the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement. Section 8.07 Order of Recovery; Payment of Damages. (a) Any Damages indemnifiable pursuant to Section 8.02(a) or Section 8.02(b) (other than Damages arising in connection with Fraud) shall be satisfied in the following order: (i) first, by recovery under the R&W Policy (to the extent coverage is available thereunder, as determined in accordance with Section 8.07(c)); and (ii) second, directly from the Equityholders in accordance with Section 8.07(d). (b) Any Damages indemnifiable pursuant to (i) Section 8.02(c), Section 8.02(d) (other than with respect to Damages that are also indemnifiable under Section 8.02(a) or Section 8.02(b)), Section 8.02(e) or Section 8.02(g) (so long as such matters remain subject to specific exclusions under the R&W Policy), or (ii) pursuant to Section 8.02(f) to the extent coverage is not available under the Runoff Policies, shall be satisfied directly from the Equityholders in accordance with Section 8.07(d). (c) For purposes of Section 8.07(a): (i) If, after a Purchaser Indemnified Party has properly submitted a claim for coverage under the R&W Policy in connection with any Damages incurred that would otherwise be subject to coverage under Section 8.02(a) or Section 8.02(b), and (x) a Purchaser Indemnified Party receives from the R&W Insurer a notice of final denial of coverage with respect to all or any portion of the amount of Damages that may be subject to a claim for indemnification under this Agreement covered by the R&W Policy or (y) the amount of such Damages exceeds the applicable R&W Policy coverage limits, then with respect to the portion of Damages for which recourse under the R&W Policy has been denied or otherwise adversely determined against a Purchaser Indemnified Party or that exceeds the applicable R&W Policy coverage limits, the R&W Policy shall be deemed not “available” for all purposes under this Agreement; provided that coverage for a claim shall not be deemed “unavailable” on account of such claim being under the applicable retention (it being expressly agreed that the Equityholders shall have no responsibility for amounts under the retention amount of the R&W Policy). In addition, notwithstanding anything to the contrary in this Agreement, (A) if a Purchaser Indemnified Party has reasonably determined that coverage is not expected to be available under the R&W Policy, including due to an exclusion from coverage under the R&W Policy or coverage limits under the R&W Policy already having been exhausted or (B) if Damages incurred are subject to coverage under Section 8.02(c), Section 8.02(d) (other than with respect to Damages that are indemnifiable under Section 8.02(a) or Section 8.02(b)), Section 8.02(e), Section 8.02(f) or Section 8.02(g) (so long as such matters remain subject to specific exclusions under the R&W Policy), the Purchaser Indemnified Party shall have no obligation to assert a claim under the R&W Policy, and the R&W Policy shall be deemed not “available” for all purposes under this Agreement. (ii) For the avoidance of doubt, nothing contained in this Agreement shall require or be construed to require Purchaser or any other Purchaser Indemnified Party to commence any

69 Action (other than the submission of, and reasonable good faith efforts to, pursue a claim for coverage) against the R&W Insurer under or in respect of the R&W Policy in any event. Notwithstanding the foregoing, if coverage for such Damages is denied under the R&W Policy solely because Purchaser failed to submit a claim in accordance with the terms of the R&W Policy or otherwise failed to comply with the terms of the R&W Policy, no Purchaser Indemnified Party shall be entitled to recover Damages in respect of such claim from the Equityholders. (d) Within three (3) Business Days following the final determination of the amount of any Damages payable to a Purchaser Indemnified Party pursuant to this Article VIII, the Purchaser Indemnified Party, may recover from each Equityholder such Equityholder’s Indemnification Pro Rata Percentage of any such Damages, which amount shall be payable to the Purchaser Indemnified Party within five (5) Business Days after such final determination, by wire transfer of immediately available funds to the of such excess. (e) Subject to Section 8.04, promptly, and in any event within five (5) Business Days following the final determination of the amount of any Damages payable to an Equityholder Indemnified Party pursuant to this Article VIII (or, if later, three (3) Business Days after the Equityholder Representative’s delivery to Purchaser of an applicable Post-Closing Payment Spreadsheet), Purchaser shall pay to the Paying Agent (for distribution to the applicable Equityholder Indemnified Parties in accordance with the Paying Agent Agreement) the amount of such Damages to the account or accounts designated by the Equityholder Representative. Section 8.08 Exclusive Remedies. Subject to Section 10.03, the Parties acknowledge and agree that their sole and exclusive remedy with respect to any and all claims (other than claims arising from Fraud) for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or, to the extent coverage is available under the R&W Policy, in any other Transaction Documents, shall be pursuant to the indemnification provisions set forth in this Article VIII. Nothing in this Article VIII shall limit any Person’s right to seek and obtain any equitable relief or other remedy to which any Person shall be entitled on account of any Fraud. For the avoidance of doubt, notwithstanding anything in this Section 8.08 to the contrary, this Article VIII shall not be the sole and exclusive remedy for any breach of any covenant, agreement or obligation (other than representations and warranties) set forth in any other Transaction Document (nor shall it be deemed to limit any of the rights or remedies of the Purchaser Indemnified Parties under law or at equity in any manner whatsoever). Section 8.09 No Subrogation. The Equityholders and their Affiliates and Representatives shall not seek (and shall not be entitled to) reimbursement or contribution from, subrogation to, or indemnification by, the Company or the Surviving Corporation under their respective Charter Documents, this Agreement, applicable corporate or similar Laws or other legal requirements or Contracts or otherwise, in respect of any amounts due from the Equityholders to any Purchaser Indemnified Party under this Article VIII or otherwise in connection with any claim made in connection with the Transactions. Section 8.10 Treatment of Indemnity Payments. Any payment made pursuant to this Article VIII shall be treated as an adjustment to the Merger Consideration for Tax purposes unless otherwise required by applicable Law. Section 8.11 No Circular Recovery. No Equityholder Indemnified Party shall have, or attempt to exercise or assert, any right of contribution, indemnity, advancement or subrogation, or any other right or remedy, in each case against Purchaser or the Company, or any of their respective Affiliates, following the Closing in connection with any claim or indemnification Liability to which any Equityholder Indemnified Party may become subject under any of the Transaction Documents. The Equityholder Representative hereby agrees, on behalf of the Equityholders and each of the other Equityholder

70 Indemnified Parties, that no Equityholder Indemnified Party will make any claim for indemnification (whether such claim is for Damages of any kind or otherwise, and whether such claim is pursuant to any statute, Charter Document, Contract or otherwise) against any Purchaser Indemnified Party with respect to any claim brought by a Purchaser Indemnified Party against any Equityholder Indemnified Party relating to any of the Transaction Documents or the Transactions. With respect to any claim brought by a Purchaser Indemnified Party against any Equityholder Indemnified Party relating to this Agreement, the other Transaction Documents or any of the Transactions, the Equityholders expressly waive any right of subrogation, advancement, indemnification and other claims against each of the Purchaser Indemnified Parties with respect to any amounts owed by the Equityholders pursuant to this Article VIII. ARTICLE IX TERMINATION Section 9.01 Termination. This Agreement may be terminated at any time prior to the Closing: (a) by the mutual written consent of the Company and Purchaser; (b) by Purchaser by written notice to the Company if: (i) neither Purchaser nor Merger Sub is then in material breach of any provision of this Agreement and there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by the Company pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Section 7.01 or Section 7.02 and such breach, inaccuracy or failure has not been cured by the Company within five (5) days of the Company’s receipt of written notice of such breach from Purchaser; or (ii) any of the conditions set forth in Section 7.01 or Section 7.02 shall not have been fulfilled within thirty (30) days of the date of this Agreement, unless such failure shall be due to the failure of Purchaser to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing. (c) by the Company by written notice to Purchaser if: (i) the Company is not then in material breach of any provision of this Agreement and there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Purchaser pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Section 7.01 or Section 7.03 and such breach, inaccuracy or failure has not been cured by Purchaser within five (5) days of Purchaser’s receipt of written notice of such breach from the Company; or (ii) any of the conditions set forth in Section 7.01 or Section 7.03 shall not have been fulfilled within thirty (30) days of the date of this Agreement, unless such failure shall be due to the failure of the Company to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing. Section 9.02 Effect of Termination. In the event of the termination of this Agreement in accordance with this Article IX, this Agreement shall forthwith become void and there shall be no Liability on the part of any Party except: (a) as set forth in Section 6.06, this Article IX and Article X hereof; and

71 (b) that nothing herein shall relieve any Party from Liability for any willful breach of any provision hereof or in respect of any claim based on Fraud. ARTICLE X MISCELLANEOUS Section 10.01 The Equityholder Representative. (a) Each Equityholder, by virtue of such Equityholder’s approval of this Agreement, delivery of a Letter of Transmittal, an Option Cancellation Agreement or a Warrant Cancellation Agreements or acceptance of any consideration contemplated by Article II, shall have irrevocably nominated, constituted and appointed the Equityholder Representative as the agent, agent for service of process and true and lawful attorney-in-fact of such Equityholder, with full power of substitution, to act in the name, place and stead of such Equityholder with respect to this Agreement and the taking by the Equityholder Representative of any and all actions (whether prior to, contemporaneously with, or after such nomination, constitution and appointment) and the making of any decisions required or permitted to be taken or made by the Equityholder Representative under this Agreement, which in each case and as applicable shall have accordingly been ratified by such Equityholder, including the exercise of the power to execute, deliver, acknowledge, certify and file (in the name of any or all of the Equityholders or otherwise) any and all documents and to take any and all actions that the Equityholder Representative may, in its sole discretion, determine to be necessary, desirable or appropriate on or after the date hereof, including the power to act on behalf of any Equityholder in any dispute, litigation or arbitration involving this Agreement and the power to receive on behalf of, and to distribute (after payment of any unpaid expenses chargeable to an Equityholder in connection with the Transactions), all amounts payable to such Equityholder under the terms of this Agreement. (b) All notices delivered by Purchaser or the Surviving Corporation to the Equityholder Representative (whether pursuant to this Agreement or otherwise) shall constitute notice to the Equityholders. (c) Without limiting the generality of this Section 10.01 and notwithstanding anything to the contrary contained in this Agreement, Purchaser shall be entitled to deal exclusively with the Equityholder Representative on all matters with respect to the Transactions, and each Purchaser Indemnified Party shall be entitled to deal exclusively with the Equityholder Representative on all matters relating to Article VIII, and each of them shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of any Equityholder by the Equityholder Representative, and on any other action taken or purported to be taken by the Equityholder Representative on behalf of any Equityholder by the Equityholder Representative, as fully binding upon such Equityholder. (d) The Equityholder Representative may resign at any time following thirty (30) days written notice to the Equityholders and Purchaser. If the Equityholder Representative shall resign, die, become disabled, be dissolved or otherwise be unable to fulfill its responsibilities as representative of the Equityholders, then the Advisory Committee shall, within thirty (30) days after such resignation, death, disability or dissolution, appoint a successor representative reasonably acceptable to Purchaser. Any successor appointed pursuant to either of the two (2) preceding sentences shall become the “Equityholder Representative” for purposes of this Agreement. (e) The Equityholder Representative shall incur no liability of any kind with respect to any action or omission by the Equityholder Representative in connection with the Equityholder Representative’s services pursuant to this Agreement any agreements ancillary hereto, except in the event

72 of liability directly arising from the Equityholder Representative’s gross negligence or willful misconduct. In no event shall the Equityholder Representative be responsible or liable for special, indirect, punitive, incidental or consequential loss or damages or any kind whatsoever. The Equityholder Representative shall not be liable for any action or omission pursuant to the advice of counsel or accounting specialist (it being understood that any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith). The Equityholders shall defend and hold harmless the Equityholder Representative for and against any and all losses, liabilities, damages, claims, penalties, fees, fines, costs and expenses arising out of or in connection with the Equityholder Representative’s execution and performance of this agreement (“Representative Losses”), in each case as the Representative Loss is suffered or incurred, provided that in the event that any such Representative Loss is finally adjudicated to have been directly caused by the gross negligence or willful misconduct of the Equityholder Representative, the Equityholder Representative will reimburse the Equityholders the amount of such indemnified Representative Losses to the extent attributable to such gross negligence or willful misconduct. If not paid directly to the Equityholder Representative by the Equityholders, any such losses may be recovered by the Equityholder Representative from the funds in the Representative Expense Amount or any other funds that may become payable provided that this sessions does not relieve the Equityholders from the obligation to promptly pay the Representative Losses as they are suffered or incurred, nor does it limit the Equityholder Representative from seeking any remedies available to it at law or otherwise. For the avoidance of doubt and not withstanding anything contained to the contrary herein, the Equityholder Representative shall have no obligation to extend its own funds to satisfy any obligation of the Equityholders contained in this Agreement, including but not limited to those obligations set forth in Article III and Article VI hereof (provided that the Equityholders shall be responsible (in proportion to their respective Indemnification Pro Rata Percentages) to fulfill the Equityholder Representative’s and their respective obligations hereunder to the extent not fulfilled by the Equityholder Representative). (f) The Equityholder Representative hereby represents and warrants to Purchaser and Merger Sub that: (i) the Equityholder Representative is a Delaware limited liability company validly existing and in good standing under the Laws of the State of Delaware (ii) the Equityholder Representative has all requisite power and authority and has taken all action necessary in order to execute and deliver this Agreement and to perform its obligations hereunder and thereunder and (iii) this Agreement has been duly executed and delivered by the Equityholder Representative and, assuming the valid execution and delivery by all parties hereto and thereto, constitutes a valid and binding obligation of the Equityholder Representative, enforceable against the Equityholder Representative in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law). (g) The Representative Expense Amount will be retained by the Equityholder Representative and shall be used to pay or reimburse the Equityholder Representative for any Representative Losses, included but not limited to any third-party expenses incurred in the connection with its services hereunder, pursuant to this Agreement or the Paying Agent Agreement or otherwise in connection with the Transactions. The Equityholder Representative is not providing any investment supervision, recommendations or advice and shall have no responsibility or liability for any loss of principal of the Representative Expense Amount other than as a result of its gross negligence or willful misconduct. The Equityholder Representative is not acting as a withholding agent or in any similar capacity in connection with the Representative Expense Amount and has no tax reporting or income distribution obligations. The Equityholders will not receive any interest on the Representative Expense Amount and assign to the Equityholder Representative any such interest. The Equityholder Representative may, at its discretion, contribute funds to the Representative Expense Amount from any consideration otherwise distributable to the Equityholders. As soon as reasonably determined by the Equityholder Representative that the Representative Expense Amount is no longer required to be withheld, the balance of the Representative

73 Expense Amount, if any, will be distributed to the Paying Agent (for distribution to the Equityholders in accordance with the Paying Agent Agreement as may be modified by the applicable Post-Closing Payment Spreadsheet); provided that, in the case of Optionholders who are current or former employees of the Company, the respective portions of such funds payable in respect of Options held by the same shall be paid to the Surviving Corporation, and the Surviving Corporation shall (subject to any applicable Tax withholdings) deliver such funds to such former holders of Options through the Company’s payroll systems. (h) No member of the Advisory Committee shall incur no liability of any kind with respect to any action or omission by such person in connection with services under the WT Engagement Letter, except in the event of liability directly arising from such member’s willful misconduct. In no event shall a member of the Advisory Committee be responsible or liable for special, indirect, punitive, incidental or consequential loss or damages or any kind whatsoever. The Equityholders shall defend and hold harmless the each member of the Advisory Committee for and against any and all losses, liabilities, damages, claims, penalties, fees, fines, costs and expenses arising out of or in connection with any Action brought against any such Advisory Committee resulting from service on the Advisory Committee (“Advisor Losses”), in each case as the Advisor Loss is suffered or incurred, provided that in the event that any such Advisor Loss is finally adjudicated to have been directly caused by willful misconduct of such member of the Advisory Committee, such member will reimburse the Equityholders the amount of such indemnified Representative Losses to the extent attributable to such willful misconduct. Section 10.02 No Third-Party Beneficiaries. Except as expressly set forth in Section 2.11, Section 6.04, Section 6.12, Article VIII, Section 10.01(h) and Section 10.18 this Agreement is not intended to, and shall not, confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns; provided, however, that with respect to breaches by Purchaser, Merger Sub or the Surviving Corporation of their representations, warranties, covenants and agreements set forth in this Agreement or any certificate delivered pursuant hereto, the Equityholder Representative may, seek recourse on behalf of the Equityholders (who shall be deemed express third party beneficiaries of such right) to the extent permitted under this Agreement (for the avoidance of doubt, subject in all cases to Section 8.08). Section 10.03 Specific Performance. (a) The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at Law or in equity. For the avoidance of doubt, notwithstanding anything else in this Agreement, in no event shall specific performance of Purchaser’s or Merger Sub’s obligation to consummate the Transactions survive any termination of this Agreement. (b) Each Party further agrees that: (i) no such Party will oppose the granting of an injunction or specific performance as provided herein on the basis that the other party has an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity; (ii) no such Party will oppose the specific performance of the terms and provisions of this Agreement; and (iii) no other Party or any other Person shall be required to obtain, furnish, or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 10.03 and each Party irrevocably waives any right it may have to require the obtaining, furnishing, or posting of any such bond or similar instrument. Section 10.04 Entire Agreement. The Transaction Documents together with constitute the entire agreement among the Parties and supersede any prior understandings, agreements or representations by or

74 among the Parties, written or oral, that may have related in any way to the subject matter hereof (including that certain Letter of Intent, dated as of August 23, 2024, by and between the Purchaser and the Company). Effective as of the Closing, that certain Nondisclosure Agreement, dated as of August 1, 2024, by and between Purchaser and the Company (the “Confidentiality Agreement”), is hereby terminated and is of no further force or effect. Section 10.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of such Party’s rights, interests or obligations hereunder without the prior written approval of the other Parties; provided that Purchaser may (a) assign any or all of its rights and interests hereunder to one or more of its Affiliates or to any of their financing sources as collateral security and (b) designate one or more of its Affiliates to perform its obligations hereunder; provided, further, that in the case of clause (a) or (b) foregoing, Purchaser shall remain primarily responsible for the performance of its obligations hereunder. Section 10.06 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement and any amendments hereto, to the extent signed and delivered by means of digital imaging and electronic mail, shall be treated in all manner and respects as an original contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. Section 10.07 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. Section 10.08 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if (a) delivered personally against written receipt, (b) delivered by email transmission against email confirmation, (c) mailed by prepaid first class certified mail, return receipt requested or (d) mailed by overnight courier prepaid, to the Parties at the following addresses and email addresses, as applicable: If to Purchaser, Merger Sub or, following the Closing, the Company: AppFolio, Inc. 70 Castilian Drive Santa Barbara, CA 93117 Attention: Evan Pickering, Associate General Counsel Email: evan.pickering@gmail.com with a copy (which shall not constitute notice) to: Massumi + Consoli LLP 2029 Century Park East, Suite 280 Los Angeles, CA 90067 Attention: Peter Massumi, P.C.; Daniel Dubelman P.C. Email: pmassumi@mcllp.com; ddubelman@mcllp.com If to the Equityholder Representative or the Equityholders: WT Representative LLC 50 South Sixth Street, Suite 1290 Minneapolis, MN 55402

75 Attention: Fiona Boger Email: RepNotices@wilmingtontrust.com with a copy (which shall not constitute notice) to: The Gillespie Law Group, Ltd. 4428 Wellington Road Boulder, CO 80301 Attention: David Gillespie Email: dgillespie@gillespiegroup.law All such notices, requests and other communications will, if delivered (i) personally to the address as provided in this Section 10.08 or by email transmission to the email address as provided in this Section 10.08, be deemed given on the day so delivered, or, if delivered personally after 5:00 p.m. local time of the recipient or if delivered personally or by email transmission on a day other than a Business Day, then on the next proceeding Business Day, (ii) by mail in the manner described above to the address as provided in this Section 10.08, be deemed given on the earlier of the third (3rd) Business Day following mailing or upon receipt and (iii) if delivered by overnight courier to the address as provided for in this Section 10.08, be deemed given on the earlier of the first (1st) Business Day following the date sent by such overnight courier or upon receipt, in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section 10.08. Any Party from time to time may change his, her or its address, email address or other information for the purpose of notices to that Party by giving notice specifying such change to each of the other Parties. Section 10.09 Amendments and Waivers. No amendment or modification of any provision of this Agreement shall be valid unless the same shall be in writing and signed, if prior to the Closing, by the Company and Purchaser or, if after the Closing, by the Equityholder Representative and Purchaser. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder shall be valid unless made in writing, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty, covenant or agreement hereunder or affect in any way any rights arising by virtue of any such prior or subsequent occurrence. Section 10.10 Incorporation of Schedules and Exhibits. The schedules and exhibits identified in this Agreement are incorporated herein by reference and made a part hereof. Section 10.11 Construction. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party. If any Party has breached any representation, warranty, covenant or agreement contained in this Agreement in any respect, the fact that there exists another representation, warranty, covenant or agreement relating to the same subject matter (regardless of the relative levels of specificity) which such Party has not breached shall not detract from or mitigate the fact that such Party is in breach of the first representation, warranty, covenant or agreement. Section 10.12 Interpretation. The words “include” and “including,” and other words of similar import when used herein shall not be deemed to be terms of limitation but rather shall be deemed to be followed in each case by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of

76 nouns, pronouns and verbs shall include the plural and vice versa. Any capitalized term used in any Schedule or Exhibit but not otherwise defined therein will have the meaning given to such term in this Agreement. Any reference to “days” means calendar days unless Business Days are expressly specified. If any action under this Agreement is required to be done or taken on a day that is not a Business Day, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter. The word “if” and other words of similar import when used herein shall be deemed in each case to be followed by the phrase “and only if.” The words “herein,” “hereto,” “hereunder” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular Article, Section or other subdivision of this Agreement. When a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. Any reference herein to “dollars” or “$” shall mean United States dollars. Any document or item shall be deemed “made available to”, “delivered to” or “provided to” Purchaser within the meaning of this Agreement only if such document or item is provided in the Data Room prior to 5:00 p.m., Pacific Time, at least three (3) Business Days prior to the date hereof (and not removed therefrom prior to the Closing). Any dollar amounts or thresholds set forth herein shall not be used as a determinative benchmark for establishing what is or is not “material” or a “Material Adverse Effect” (or words of similar import) under this Agreement. References to any statute, listing rule, rule, standard, regulation or other Law will be (a) interpreted to include any revision of or successor to the same, regardless of how it is numbered or classified and (b) deemed to include a reference to the corresponding rules and regulations, if any, and each of them as amended, modified, supplemented, consolidated, replaced or rewritten from time to time. Any reference herein to a Governmental Authority shall be deemed to include reference to any successor thereto. Any representation or warranty of the Company set forth in this Agreement shall also be deemed to apply to any predecessor of the Company (but shall be subject to any applicable time duration set forth in such representation or warranty). Section 10.13 Governing Law. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the Schedules and Exhibits hereto shall be governed by, and construed in accordance with, the Laws of the state of Delaware without giving effect to any choice of law or conflict of law rules or provisions (whether of the state of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the state of Delaware. In furtherance of the foregoing, the internal Laws of the state of Delaware shall control the interpretation and construction of this Agreement (and all Schedules and Exhibits hereto), even though under that jurisdiction’s choice of law or conflict of law analysis, the substantive Laws of some other jurisdiction would ordinarily apply. Section 10.14 Waiver of Jury Trial. AS A SPECIFICALLY BARGAINED FOR INDUCEMENT FOR EACH OF THE PARTIES TO ENTER INTO THIS AGREEMENT (AFTER HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL), EACH PARTY HERETO EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY, TO THE EXTENT PERMISSIBLE UNDER APPLICABLE LAW. Section 10.15 Consent to Jurisdiction. EACH OF THE PARTIES IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF DELAWARE FOR THE PURPOSES OF ANY ACTION ARISING OUT OF THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY. EACH OF THE PARTIES FURTHER AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY U.S. REGISTERED MAIL TO SUCH PARTY’S ADDRESS SET FORTH IN SECTION 10.08 SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY ACTION IN THE STATE OF DELAWARE WITH RESPECT TO ANY MATTERS TO WHICH IT HAS SUBMITTED TO JURISDICTION IN THIS SECTION 10.15. EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO

77 THE LAYING OF VENUE OF ANY ACTION UNDER THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR THE TRANSACTIONS IN THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF DELAWARE, AND HEREBY AND THEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. Section 10.16 Disclosure Schedules. The information set forth in each section or subsection of the Disclosure Schedules shall be deemed to provide the information contemplated by, or otherwise qualify, the representations and warranties of the Company and Equityholders set forth in the corresponding section or subsection of this Agreement and any other section or subsection of Article IV, but only to the extent that it is reasonably apparent on the face of such disclosure that it applies to such other section or subsection of Article IV. Any item of information, matter or document disclosed or referenced in, or attached to, the Disclosure Schedules shall not constitute, or be deemed to constitute, an admission of liability or obligation regarding such matter. No disclosure in the Disclosure Schedules relating to any possible breach or violation of any agreement or law shall be construed as an admission or indication that any such breach or violation exists or has actually occurred. Section 10.17 Non-Reliance. The Purchaser and Merger Sub acknowledge that they have each conducted to its satisfaction its own independent investigation and verification of the financial condition, results of operations, assets, liabilities, properties and projected operations of the Group Companies. Except for the specific representations and warranties made in this Agreement or any of the other Transaction Documents, each of Purchaser and Merger Sub acknowledges and agrees that (a) the Company is not making and has not made any representation or warranty, expressed or implied, at law or in equity, in respect of the Company or any of the Company’s assets, liabilities, operations, prospects or condition (financial or otherwise), including with respect to merchantability or fitness for any particular purpose of any assets, the nature or extent of any liabilities, the prospects of the business of the Company, the effectiveness or the success of any operations, or the accuracy or completeness of any confidential information memoranda, documents, projections, material or other information (financial or otherwise) regarding the Company or its businesses furnished to Purchaser or its representatives or made available to Purchaser and its representatives in any other form in expectation of, or in connection with, the transactions contemplated hereby; (b) each of Purchaser and Merger Sub specifically disclaims that it is relying upon or has relied upon any such other representations or warranties that may have been made by any Person, and acknowledges and agrees that the Company has specifically disclaimed and does hereby specifically disclaim any such other representations or warranty made by any Person; and (c) Purchaser is effecting the Merger subject only to the specific representations and warranties set forth in this Agreement and the other Transaction Documents, and in any certificate delivered pursuant hereto or thereto. The Purchaser further agrees (i) none of the Equityholders, the Company or any other Person shall have or be subject to any liability to the Purchaser, the Company or any other Person resulting from the distribution to the Purchaser of, or the Purchaser’s use of, any such projections or forecasts or any other information, document or material provided to or made available to the Purchaser or their Affiliates or Representatives in certain “data rooms,” management presentations or in any other form in expectation of the Transactions, except to the extent that any such information is subject to a representation or warranty contained in this Agreement or the other Transaction Documents, and (ii) the Purchaser has not relied on any such information, document or material described in the foregoing clause (i), except to the extent any such information is subject to a representation or warranty contained in this Agreement or the other Transaction Documents. Section 10.18 Legal Representation. It is acknowledged by each of the Parties that the Company has retained The Gillespie Law Group, Ltd and Ice Miller LLP (together, the “Retained Counsel”) to act as their counsel in connection with the Transactions and that the Retained Counsel has not acted as counsel for any other party in connection with the Transactions and that none of the other parties has the status of a

78 client of the Retained Counsel for conflict of interest or similar purposes as a result thereof. The Parties hereby agree, on their own behalf and on behalf of their respective managers, directors, equityholders, members, partners, officers, employees and Affiliates, that, in the event that a dispute relating to the Transactions arises after the Closing between the Equityholders, on the one hand, and the Surviving Corporation, Purchaser or its Affiliates, on the other hand, the Retained Counsel may represent the Equityholders in such dispute even though the interests of the Equityholders (or any of their Affiliates) may be directly adverse to Purchaser or the Surviving Corporation, and even though the Retained Counsel may have represented the Company in a matter substantially related to such dispute, or may be handling ongoing matters for the Company unrelated to the Merger. Purchaser further agrees that, as to all communications among the Retained Counsel, on the one hand, and the Company, on the other hand, made in connection with the negotiation and consummation of the Transactions that are entitled to the protection of the attorney- client privilege, attorney work-product doctrine or similar protection under applicable law (collectively, the “Legal Communications”), the attorney-client privilege (as it relates to the Retained Counsel), and after the Closing, the expectation of client confidence belongs to the Equityholders and shall not pass to or be claimed by Purchaser or the Surviving Corporation; provided that the Equityholders shall not waive such privilege without the prior written consent of Purchaser, not to be unreasonably withheld. Legal Communications shall not include information about facts and circumstances, communications that do not involve the giving of legal advice with respect to a matter specific to the Merger. Notwithstanding the foregoing, in the event that a dispute arises between Purchaser, the Surviving Corporation or any of their respective Affiliates and a third party (other than an Equityholder or any of their respective Affiliates) after the Closing, Purchaser may assert the attorney-client privilege to prevent disclosure of confidential communications by the Retained Counsel to such third party or such privilege may be asserted by the Retained Counsel in connection with its representation of a party in such dispute; provided, however, that Purchaser may not waive such privilege without the prior written consent of the Equityholder Representative. To the extent that Legal Communications are contained in files or other materials maintained by the Retained Counsel, such portion of such files or other materials that contain Legal Communications constitute property of the Equityholders. Purchaser and the Surviving Corporation agree that they will not (a) intentionally access or use the Legal Communications, including by way of review of any electronic data, communications or other information, or by seeking to have the Equityholders waive the attorney-client or other privilege, or by otherwise asserting that Purchaser has the right to waive the attorney-client or other privilege or (b) seek to obtain the Legal Communications from Retained Counsel, in each case, other than in connection with a dispute with any third party. In furtherance of the foregoing, it shall not be a breach of any provision of this Agreement if prior to the Closing, the Company, the Equityholders or any of their respective representatives or Affiliates takes any action to protect from access or remove from the premises of the Company (or any offsite back-up or other facilities) any Legal Communications, including without limitation by segregating, encrypting, copying, deleting, erasing, exporting or otherwise taking possession of any Legal Communications (any such action, a “Permitted Removal”); provided that it shall be a breach of this Agreement if prior to the Closing, the Company, the Equityholders or any of their respective representatives or Affiliates takes any action to protect from access or remove from the premises of the Company (or any offsite back-up or other facilities) any communication with Retained Counsel that is not a Legal Communication, including without limitation by segregating, encrypting, copying, deleting, erasing, exporting or otherwise taking possession of any such communication that is not a Legal Communication. In the event that, notwithstanding any good faith attempts by the Company or the Equityholders or any of their respective representatives to achieve a Permitted Removal of any Legal Communication, any copy, backup, image, or other form or version or electronic vestige of any portion of such Legal Communication remains accessible to or discoverable or retrievable by the Company, the Surviving Corporation or Purchaser after the Closing (each, a “Residual Communication”), Purchaser agrees that it will not, and that it will cause its representatives and Affiliates not to, intentionally access, retrieve, restore, recreate, unarchive or otherwise gain access to or view any Residual Communication for any purpose.

79 (Remainder of Page Intentionally Left Blank; Signature Pages Follow)

Signature Page to Agreement and Plan of Merger IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above. PURCHASER: APPFOLIO, INC. By: Name: William Shane Trigg Its: President and Chief Executive Officer MERGER SUB: LILAC MERGER SUB, INC. By: Name: William Shane Trigg Its: President and Chief Executive Officer Docusign Envelope ID: 404BB081-B828-4DAC-8905-F1D2A52F1B55

Signature Page to Agreement and Plan of Merger IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above. COMPANY: MOVE EZ, INC. By: Name: Venkatesh Ganapathy Its: President Docusign Envelope ID: 4BB741F9-46A8-46E8-A6E7-11BF00FFDFA9

Signature Page to Agreement and Plan of Merger IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written. EQUITYHOLDER REPRESENTATIVE: WT REPRESENTATIVE LLC By: Name: Fiona Boger Its: Manager Docusign Envelope ID: 6DBB2321-0645-4D33-97DF-2623D8FDA52A

EXHIBIT A FORM OF SUPPORT AGREEMENT See attached.

EXECUTION VERSION SUPPORT AGREEMENT This Support Agreement (the “Support Agreement”), is entered into as of October 22, 2024, by and among Move EZ, Inc., a Delaware corporation (the “Company”), AppFolio, Inc., a Delaware corporation (“Purchaser”), and the Person set forth on the signature pages hereto under the heading “Signing Stockholder” (the “Signing Stockholder”), in connection with the transactions contemplated by that certain Agreement and Plan of Merger, dated as of October 22, 2024 (as amended, restated, supplemented or modified from time to time in accordance with its terms, the “Merger Agreement”), by and among Purchaser, Lilac Merger Sub, Inc., a Delaware corporation (“Merger Sub”), the Company and WT Representative LLC, a Delaware limited liability company (the “Equityholder Representative”). Capitalized terms used and not otherwise defined in this Support Agreement shall have the respective meanings ascribed to them in the Merger Agreement. In order to induce Purchaser, Merger Sub and the Company to enter into the Merger Agreement, the Signing Stockholder, hereby agrees, to the extent set forth below, as follows: 1. Written Consent. Prior to the Effective Time, at every meeting of the stockholders of the Company called with respect to any of the following matters, and at every adjournment or postponement thereof, and on every action or approval by written consent or resolution of the stockholders of the Company with respect to any of the following matters, the Signing Stockholder shall vote all of its shares of Company Stock (a) in favor of the approval of the Merger, the Merger Agreement, the other Transaction Documents and the other transactions contemplated thereby, in accordance with the Charter and the Company’s other Charter Documents and the Delaware General Corporation Law (“DGCL”), and (b) against any other matter that would reasonably be expected to impede, interfere with, delay, postpone or adversely affect the Merger or any of the transactions contemplated by the Merger Agreement, this Support Agreement or any of the other Transaction Documents. In addition, promptly (and in any event, within twenty-four (24) hours) following the execution hereof, the Signing Stockholder shall (i) execute and deliver, or cause to be executed and delivered, as applicable, an action by written consent in the form attached hereto as Annex A (the “Written Consent”) evidencing the Signing Stockholder’s approval of and consent to the Merger, the Merger Agreement and the other transactions contemplated by the Merger Agreement in accordance with the Charter and the Company’s other Charter Documents and the DGCL, and (ii) execute and deliver a Letter of Transmittal substantially in the form attached hereto as Exhibit G to the Merger Agreement, in accordance with Section 2.04(b) of the Merger Agreement. 2. Merger Consideration Payment. The Signing Stockholder acknowledges that the Signing Stockholder’s applicable portion of the Merger Consideration (subject to any applicable withholding obligations) (the “Merger Consideration Payment”), together with the other terms of the Merger Agreement and this Support Agreement, represents all consideration to which the Signing Stockholder is entitled in respect of (a) all Company Stock and any other class or series of capital stock or other equity securities of the Company, whether authorized as of or after the date hereof (“Capital Stock”), and (b) any other security or obligation that is by its terms, directly or indirectly, convertible into or exchangeable or exercisable for Capital Stock and any option, warrant or other right to, directly or indirectly, subscribe for, purchase or acquire Capital Stock (“Stock Equivalents”), disregarding any restrictions or limitations on the exercise of such rights, in each case, held directly or indirectly by the Signing Stockholder. The Signing Stockholder understands and agrees that (i) a portion of the Merger Consideration Payment will be (x) retained by Purchaser to support any payment obligations of the Signing Stockholder pursuant to Section 3.06(c) of the Merger Agreement and (y) retained by the Equityholder Representative to pay the Equityholder Representative Expenses pursuant to Section 10.01(g) of the Merger Agreement, (ii) the Signing Stockholder shall only be entitled to such amount (if at all) as and when such amount becomes payable in accordance with the applicable provisions of the Merger Agreement, and (iii) the

Signing Stockholder is bound as a Stockholder and an Equityholder by, and shall comply with the terms applicable to an “Equityholder” pursuant to the Merger Agreement, including, but not limited to, Sections 3.06, 6.03, 6.07, and 10.01 thereof. 3. Equityholder Representative. The Signing Stockholder, in his, her or its capacity as a holder, directly or indirectly, of Capital Stock or Stock Equivalents, hereby irrevocably and unconditionally (a) appoints and constitutes the Equityholder Representative (and any successor Equityholder Representative appointed in accordance with the terms of the Merger Agreement), as of the Effective Time, as his, her or its agent, proxy and attorney-in-fact to the full extent specified in Section 10.01 of the Merger Agreement; (b) agrees to be bound by all decisions and actions taken by the Equityholder Representative in accordance with the Merger Agreement and the other Transaction Documents; (c) adopts, ratifies, confirms and approves in all respects all such decisions and actions taken by the Equityholder Representative in good faith in furtherance of the Transactions prior to the date hereof and (d) acknowledges and agrees to the limitations on the Equityholder Representative’s liability and duties and the Equityholder Representative’s right to indemnification set forth in Section 10.01(e) of the Merger Agreement. 4. Dissenters’ Rights. The Signing Stockholder hereby irrevocably and unconditionally (a) waives and agrees to refrain from exercising any dissenters’ rights, appraisal rights or similar rights (collectively, “Dissenters’ Rights”) the Signing Stockholder may have with respect to all of the shares of Capital Stock or Stock Equivalents the Signing Stockholder owns, directly or indirectly, as of the date of this Support Agreement and all of the shares of Capital Stock or Stock Equivalents the Signing Stockholder acquires, directly or indirectly, after the date of this Support Agreement that may arise with respect to the Merger or any of the Transactions, including without limitation, under the DGCL and (b) agrees that the Signing Stockholder will not bring, commence, institute, maintain, prosecute, participate in or voluntarily aid any Action, in law or in equity, in any court or before any Governmental Authority, which (x) challenges the (A) validity of or seeks to enjoin the operation of any provision of this Support Agreement or the Merger Agreement or (B) evaluation, negotiation or entry into the Merger Agreement or the consummation of the transactions contemplated by the Merger Agreement, (y) alleges that the execution and delivery of this Support Agreement by the Signing Stockholder, or the approval of the Merger Agreement by the board of directors of the Company (the “Company Board”), breaches any fiduciary or other duty or obligation of the Company Board or any member thereof, or (z) alleges a breach of any rights the Signing Stockholder or any of its Affiliates has or may have pursuant to the Charter Documents of the Company. 5. Restrictive Covenants. From and after the Closing, without in any way limiting the terms, conditions, covenants or agreements of any agreement or arrangement between the Signing Stockholder, on the one hand, and Purchaser, the Company or any of their respective affiliates, on the other hand, or any policy of Purchaser, the Company or any of their respective affiliates by which the Signing Stockholder may be bound, in consideration of Purchaser’s and Merger Sub’s payment of all amounts and performance of all obligations due under the Transaction Documents, and as a condition precedent to Purchaser’s and Merger Sub’s consummation of the Transactions, the Signing Stockholder covenants and agrees that: (a) Non-Competition. During the period commencing on the Effective Time and ending on the fifth (5th) anniversary of the date thereof (the “Restrictive Covenant Period”), the Signing Stockholder shall not, and shall cause his, her or its Affiliates, and his, her or its officers and directors or managers (or persons holding comparable positions), employees, consultants, contractors, subcontractors, leased employees, volunteers, temporary workers, equityholders, members, controlling Persons, partners, accountants, advisors, legal and other representatives, agents, executors, heirs, successors and permitted assigns (collectively, the “Signing Stockholder Representatives”) and each of their respective Affiliates and representatives (collectively, the Signing Stockholder’s “Restricted Parties”), not to, directly or indirectly, render services, consulting services or other assistance to, own, manage, operate, control, invest or acquire an interest in, whether as a proprietor, equityholder, member, joint venturer, employee, contractor, officer, director, debt or equity investor, lessor or other representative, any Person that engages in any business competitive in any manner with the Company or any of its Subsidiaries (a “Competing Business”) (including directly or indirectly as a division or group of a larger organization) in the United States of America and Canada or otherwise engage in or conduct (whether as an owner, operator, manager, representative or otherwise) in a Competing Business in the United States of America and Canada, in any role in which the Signing Stockholder or any Restricted Parties could use or benefit from confidential information or relationships learned or developed as a result of the Signing Stockholder’s capacity as a direct or indirect holder of Capital Stock or Stock Equivalents. Notwithstanding anything in this Support Agreement to the contrary, the Signing Stockholder may acquire up to two percent (2%) of any class of securities of any company engaged in a Competing Business where such securities are publicly traded on a national securities exchange or in the over-the-counter market so long as the Signing Stockholder holds such securities as a passive investment and does not take an active part in the management or direction of such company and does not act as a consultant therefor or in any way render services thereto. (b) Non-Solicitation; No-Hire. During the Restrictive Covenant Period, the Signing Stockholder shall not, and the Signing Stockholder shall cause the Signing Stockholder’s Restricted Parties to not, directly or indirectly, (i) recruit, solicit or otherwise induce or attempt to induce any employee or independent contractor of Purchaser, the Company or any of their respective affiliates to leave the employment or services of Purchaser, the Company or any of their respective affiliates, as applicable, or in any way interfere with the relationship between Purchaser, the Company or any of their respective affiliates and any employee, consultant or independent contractor thereof, (ii) employ, hire or otherwise retain any Person who is an employee, consultant or independent contractor of Purchaser, the Company or any of their respective affiliates while such Person has any relationship with Purchaser, the Company or any of their respective affiliates, as applicable, and for one hundred eighty (180) days thereafter or (iii) recruit, solicit or otherwise induce or attempt to induce any customer, prospective customer, supplier, licensee, licensor, franchisee or other business relation of Purchaser, the Company or any of their respective affiliates to terminate, reduce or adversely modify its business with Purchaser, the Company or any of their respective affiliates, as applicable, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation of Purchaser, the Company or any of their respective affiliates, as applicable. (c) Non-Disclosure. The Signing Stockholder shall, and shall cause each of his, her or its affiliates and the Signing Stockholder Representatives to, (i) keep confidential all confidential, non-public or proprietary information and materials regarding (A) Purchaser, the Merger Sub, the Company and their respective affiliates and (B) the Merger Agreement, each of the other Transaction Documents and each other agreement, instrument, document or certificate required or contemplated to be entered into under the terms of the Merger Agreement or the other Transaction Documents and the Transactions (except to the extent (x) disclosure of such information is required by Law or (y) the information becomes publicly known except through the actions or inactions of the Signing Stockholder or his, her or its affiliates or the Signing Stockholder Representatives), (ii) promptly deliver to Purchaser or the Company or destroy (at Purchaser’s option) any such information covered by the immediately foregoing clause (i)(A) that remains in such Person’s possession or control, (iii) take all reasonable steps (and cause his, her or its affiliates to take all reasonable steps) to safeguard such information and to protect against disclosure, misuse, espionage, loss and theft and, (iv) in the event the Signing Stockholder or any of his, her or its affiliates is required by Law to disclose any such information, the Signing Stockholder shall promptly notify Purchaser and the Company in writing, which notification shall include the nature of the legal requirement and the extent of the required disclosure, and shall cooperate with Purchaser and the Company to preserve the confidentiality of such information consistent with applicable Law; provided, further, that nothing herein will be deemed to restrict or limit (or require notice to or authorization of the Company with respect to) disclosures by the Signing

Stockholder (or his, her or its affiliates) (I) to any governmental agency in connection with filing a charge, cooperating with or participating in an investigation or proceeding, or reporting a suspected violation of Law, (II) for the purpose of engaging in protected conduct, including concerted protected activity under Section 7 of the National Labor Relations Act, and (III) related to any sexual assault or sexual harassment dispute arising after the date of this Agreement (collectively, the “Protected Activities”), or to his, her or its legal, accounting, tax and financial advisers to the extent reasonably necessary for any such adviser to perform his, her or its legal, accounting, tax and financial services, respectively, for the Signing Stockholder (or such affiliate); provided that such disclosure is to Persons who have a need to know such information and such Persons are subject to confidentiality obligations substantially similar as those provided in this paragraph with respect thereto. Notwithstanding the foregoing, Signing Stockholder may disclose confidential information, without violating the obligations of this Section 5(c), to the extent the disclosure is required (a) in connection with any Tax Return filed by such Signing Stockholder, (b) to a financial advisor, attorney, consultant, employee, accountant or other professional who is subject to customary confidentiality obligations with respect to such information for the purpose of obtaining advice or services from such party, and (c) during the course of pursuing or defending indemnification claims (or the matters underlying such indemnification claims). The Signing Stockholder shall be responsible for any publication or disclosure of any such confidential information or materials by the Signing Stockholder’s Representatives (including any Person described in the foregoing clause (b)) in violation of the confidentiality obligations of this Support Agreement. (d) Non-Disparagement. The Signing Stockholder will not, and will cause each Restricted Party of the Signing Stockholder not to, directly or indirectly, make or publish, verbally or in writing, any negative or disparaging statements or communications concerning Purchaser, the Company or any of their respective affiliates or Subsidiaries, any of their respective services, products or practices, or their respective representatives or direct or indirect equityholders, which statements are or are reasonably likely to be construed as being injurious to the best interests of such Person, including statements alleging that such Person has acted improperly, illegally or unethically or has engaged in business practices which are improper, illegal or unethical, at any time from and after the Effective Time; provided that nothing herein will be deemed to restrict or limit the Signing Stockholder or any of the Signing Stockholder’s Restricted Parties from engaging in any Protected Activities. (e) Severability. If a court of competent jurisdiction declares that any term or provision of this Section 5 is invalid or unenforceable, the parties hereto agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of such term or provision, to delete specific words or phrases or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Support Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed. (f) Additional Acknowledgments. The Signing Stockholder hereby agrees and acknowledges as follows: (i) immediately prior to the Effective Time, the Signing Stockholder has accrued substantial goodwill related to the Company, and Purchaser would be substantially compromised should the Signing Stockholder be permitted to engage in any activity prohibited by Section 5(a) (Non-Competition), Section 5(b) (Non-Solicitation; No-Hire), Section 5(c) (Non-Disclosure) or Section 5(d) (Non-Disparagement); (ii) at the Effective Time, the Signing Stockholder shall receive valuable consideration for all of the Signing Stockholder’s direct or indirect ownership interest in the Company, including in respect of the goodwill related to the Business, and the Signing Stockholder therefore has material economic interests in the consummation of the Transactions; (iii) the Signing Stockholder agrees, on behalf of the Signing Stockholder and each of the Signing Stockholder’s Restricted Parties, that the non-competition, non- solicitation and no-hire, non-disclosure and non-disparagement covenants contained in this Section 5 are reasonable with respect to period, geographical area and scope and are each essential parts of the

Transactions in order to protect Purchaser’s and its affiliates’ legitimate interests in the acquisition of the Company and the Business (including the goodwill related to the Business); and (iv) in the event of a breach or violation by the Signing Stockholder of this Section 5, the Restrictive Covenant Period for the Signing Stockholder, as applied to the Signing Stockholder and each of the Signing Stockholder’s Restricted Parties, shall be automatically extended by the amount of time between the initial occurrence of such breach or violation and when such breach or violation has been duly cured. 6. Affiliate Agreements. (a) Terminating Agreements. Subject to clause (b) below, the Signing Stockholder hereby agrees that, at the Effective Time, without any further action by any of the parties to such agreements: (i) all agreements between the Company, on the one hand, and one or more Signing Stockholders (in the Signing Stockholder’s capacity as a Stockholder, and not as an employee, consultant, director, officer or any other capacity), on the other hand (including those agreements, understanding and arrangements identified under the heading “Terminating Agreements” on Annex B to this Support Agreement) (the “Affiliate Agreements”) shall automatically and irrevocably terminate and cease to be in force and effect (or to the extent any such agreements cannot be automatically terminated pursuant to the foregoing clause and any such agreement’s terms, then the Signing Stockholder agrees to take all actions and execute all documents to terminate each such agreement effective on or prior to the Effective Time); (ii) all rights and privileges granted, accruing or inuring pursuant to the Affiliate Agreements shall automatically be irrevocably relinquished and surrendered; and (iii) all obligations and duties owed or required to be performed pursuant to the Affiliate Agreements shall automatically be irrevocably waived and released (including with respect to any provisions that purport to survive the termination thereof). (b) Surviving Agreements. Notwithstanding anything to the contrary in this Support Agreement, the provisions of clause (a) above shall not apply to the Merger Agreement, the other documents contemplated therein and/or the agreements, if any, listed under the heading “Surviving Agreements” on Annex B, and each of the foregoing shall not terminate upon the Effective Time and shall remain in full force and effect in accordance with their terms. 7. Release. (a) Effective as of the Effective Time, the Signing Stockholder, on behalf of such Signing Stockholder and each of such Signing Stockholder’s Affiliates and Representatives (each, a “Releasor”), hereby unconditionally and irrevocably acquits, remises, discharges and forever releases Purchaser, Merger Sub and the Company and their respective Affiliates (including, from and after the Effective Time, the Surviving Corporation), and each Representative of each of the foregoing Persons (collectively, the “Releasees”), from any and all Liabilities, including those arising under any Law or Contract, both at law and in equity, which any Releasor, or any of their respective heirs, executors, administrators or assigns, now has, has ever had, or may hereafter have against any Releasee arising contemporaneously with or prior to the Effective Time or on account of or arising out of any matter, cause, event or circumstance occurring contemporaneously with or prior to the Effective Time (all of the foregoing collectively referred to herein as the “Released Claims”), expressly excluding (i) the right to receive the portion of the Merger Consideration to which the Signing Stockholder is entitled to subject to and in accordance with the terms and conditions set forth in the Merger Agreement and any rights and claims arising pursuant to the Merger Agreement or any of the other Transaction Documents, including, without limitation, with respect to any breach thereof, (ii) if the Signing Stockholder is an employee of the Company, any obligation by any Releasee to pay (A) expense reimbursements for expenses incurred by the Signing Stockholder prior to the Effective Time that are reimbursable under the Company’s expense reimbursement policies, and (B) any accrued but unpaid wages, salaries or other cash compensation or benefits payable to the Signing Stockholder in respect of services rendered prior to the Effective Time, (iii) any claims arising under any

Surviving Agreements, if any, and (iv) any claims relating to (A) any rights to indemnification or reimbursement pursuant to the Company’s Charter Documents (subject, in all cases, to Sections 6.12 and 8.11 of the Merger Agreement) or (B) any rights under the Runoff Policies, and (v) any rights that may not be released under applicable Law. The Signing Stockholder, on behalf of such Signing Stockholder and the other Releasors, hereby irrevocably covenants to refrain from, directly or indirectly, asserting any Released Claim, or commencing, instituting, or causing to be commenced, any Action of any kind against any Releasee, based upon any matter released hereby. (b) The Signing Stockholder, on behalf of such Signing Stockholder and the other Releasors, hereby acknowledges and intends that the foregoing release shall be effective as a bar to each and every one of the Released Claims. Each of the Signing Stockholder, on behalf of such Signing Stockholder and the other Releasors, expressly consents that the foregoing release shall be given full force and effect in accordance with each and every express term or provision thereof, including those relating to any Released Claim and any unknown and unsuspected claims (notwithstanding any state statute that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated claims). The Signing Stockholder, on behalf of such Signing Stockholder and the other Releasors, shall be deemed to relinquish, to the extent it is applicable, and to the full extent permitted by applicable Law, the provisions, rights and benefits of Section 1542 of the California Civil Code (“Section 1542”), which provides: A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY. The Signing Stockholder, on behalf of such Signing Stockholder and the other Releasors, shall be deemed to relinquish, to the extent applicable, and to the fullest extent permitted by applicable Law, the provisions, rights and benefits conferred by any Law of any state or territory of the United States, including any principle of common law, which is similar, comparable or equivalent to Section 1542. The Signing Stockholder, on behalf of such Signing Stockholder and the other Releasors, acknowledges and agrees that the foregoing waiver is an essential and material term of this Agreement and that, without such waiver, Purchaser and Merger Sub would not have agreed to the terms of the Merger Agreement or this Agreement. 8. Merger Consideration. The Signing Stockholder ratifies, confirms and approves the distribution of the Merger Consideration pursuant to the terms of the Merger Agreement. The Signing Stockholder acknowledges and agrees that the consideration payable to the Signing Stockholder pursuant to the Merger Agreement provides good and sufficient consideration for every representation, warranty, promise, duty, release, obligation, agreement and right contained in this Support Agreement and the Merger Agreement. 9. Additional Covenants. (a) The Signing Stockholder agrees not to sell, transfer, pledge, encumber or otherwise dispose of any shares of Capital Stock or Stock Equivalents owned, directly or indirectly, by him, her or it (other than pursuant to the Merger Agreement or pursuant to laws of descent) and shall not enter into any other agreement to do the foregoing without Purchaser’s prior written consent (except any agreement Purchaser reasonably requests that the Signing Stockholder execute in connection herewith). In addition, the Signing Stockholder shall not (except to the Company or otherwise pursuant to any agreement with the Company or any of its Affiliates) grant any proxies, deposit any shares of Capital Stock or Stock Equivalents into a voting trust or enter into any other voting agreement with respect to the shares of Capital Stock or Stock Equivalents. The Signing Stockholder agrees that the remedies at law for a breach of this Section 9(a) will be inadequate and that Purchaser shall be entitled to specific performance and injunctive relief to enforce this Support Agreement and prevent any violation hereof (and shall have all other rights and remedies at law or equity). The Signing Stockholder hereby waives any objection to the imposition of such relief and remedies. (b) The Signing Stockholder hereby acknowledges that he, she or it is aware of the Signing Stockholder’s rights to dissent to the Merger and request an appraisal of the fair market value of shares of Capital Stock or Stock Equivalents held directly or indirectly by the Signing Stockholder pursuant to the DGCL and that by signing the Written Consent and this Support Agreement, the Signing Stockholder irrevocably waives, his, her or its dissenters’ rights of such shares in accordance with the DGCL. (c) The Signing Stockholder agrees to pay or cause to be paid (i) to the Company immediately prior to the Closing Date the aggregate amount of any outstanding advances and any other Indebtedness owed by him, her or it to the Company and (ii) all fees and expenses incurred by or on behalf of the Signing Stockholder in connection with the negotiation, preparation or execution of this Support Agreement, the Merger Agreement or any documents or agreements contemplated hereby or thereby or the performance or consummation of the transactions contemplated hereby or thereby. 10. Representations and Warranties. The Signing Stockholder represents and warrants to Purchaser and Merger Sub, severally and not jointly, that solely as to itself, himself or herself, as follows below: (a) The Signing Stockholder has full right, power, capacity and authority to execute and deliver this Support Agreement and the other Transaction Documents to which he, she or it is party, to consummate the transactions contemplated hereby and thereby and to perform his, her or its obligations hereunder and under the Merger Agreement and the other Transaction Documents, and assuming due authorization, execution and delivery by the other parties thereto, this Support Agreement and the other Transaction Documents to which he, she or it is party constitute the legal, valid and binding obligations of the Signing Stockholder and each enforceable in accordance with their respective terms and conditions (except as such enforceability may be limited by bankruptcy, insolvency, moratorium or similar Laws affecting creditor’s rights generally and by general equitable principles). (b) The execution and delivery by the Signing Stockholder of this Support Agreement and the other Transaction Documents to which he, she or it is party, and the consummation of the transactions contemplated hereby and thereby or the performance of any obligations under any other Transaction Document to which he, she or it is party, will not (i) violate or conflict with any provisions of the Signing Stockholder governing documents, if applicable, (ii) violate, conflict with or result in a violation of, or constitute a default (whether after the giving of notice, lapse of time or both) under any provision of any Law to which the Signing Stockholder is subject, or (iii) violate, conflict with or result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, result in or create in any Person the right to, accelerate, terminate, modify or cancel, require any notice, authorization or consent under any agreement by which the Signing Stockholder is a party, or by which any of the Signing Stockholder’s assets or properties are bound. The Signing Stockholder is not required to give any notice to, make any filing with, or obtain any authorization, consent or approval of any Governmental Authority in connection with his, her or its execution and delivery of this Support Agreement or the other Transaction Documents. (c) There is, and there has been, no written Action, pending or, to the knowledge of the Signing Stockholder threatened against, related to or affecting the Signing Stockholder, at law or in equity, by or before a third Person or a Governmental Authority, including any Action with respect to the transactions contemplated by this Support Agreement and the other Transaction Documents to which would adversely affect the Signing Stockholder’s performance of his, her, or its material obligations under this Support Agreement, the other agreements contemplated hereby to which the Signing Stockholder is party or the consummation of the transactions contemplated hereby and thereby. (d) The Signing Stockholder has or will have no obligation to pay any fees, commissions or other compensation to any broker, finder, investment banker, financial advisor, agent or other similar Person with respect to the transactions contemplated by this Support Agreement, the Merger Agreement or any other document contemplated hereby or thereby based on any contract to which the Signing Stockholder is a party or that is otherwise binding upon the Signing Stockholder. (e) The Signing Stockholder holds of record and owns beneficially the shares of Capital Stock or Stock Equivalents held by him, her or it free and clear of any Liens or any restrictions on transfer (other than any restrictions under the Securities Act of 1933, as amended (the “Securities Act”), and state securities laws). Except for this Support Agreement, the Signing Stockholder is not a party to any option, warrant, right, contract, call, put or other agreement or commitment providing for the disposition or acquisition of any securities other than the Terminating Agreements. (f) The Signing Stockholder (i) has received and had the opportunity to review a copy of the Merger Agreement, and has had an opportunity to ask questions and receive answers concerning the terms and conditions of the Merger Agreement, (ii) hereby acknowledges that he, she or it has adequate information concerning the business and financial condition of the Company to make an informed and adequate decision regarding the Merger independently without reliance on the Company or any other Signing Stockholder and has made his, her or its own analysis and decision to approve the Merger and the Merger Agreement and to execute this Support Agreement, and (iii) has consulted with (or has had the opportunity to but has decided not to) his, her or its own legal counsel and financial advisors regarding this Support Agreement and the Merger Agreement. (g) The representations and warranties contained in this Section 10 shall survive until the date that is ninety (90) days following the expiration of the applicable statute of limitations (other than in the event of Fraud). 11. Reasonable Best Efforts. Upon the terms and subject to the conditions set forth in this Support Agreement, the Signing Stockholder shall use his, her or its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with such other parties hereto in doing, all things reasonably necessary, proper or advisable under applicable Law or otherwise to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Support Agreement and the Merger Agreement. In addition to the foregoing, the Signing Stockholder shall not take any action, or fail to take any action, that is intended to, or has (or would reasonably be expected to have) the effect of, preventing, impairing, delaying or otherwise adversely affecting the consummation of the Merger or the ability of such party to fully perform his, her or its obligations under this Support Agreement. 12. Miscellaneous. (a) This Support Agreement may be executed in counterparts (including by means of electronic transmission), each of which shall be deemed an original but become effective with respect to each party only upon (i) execution of the Merger Agreement by all parties thereto, and (ii) execution by such party regardless of whether any other Signing Stockholder has failed to execute a separate Support Agreement. Notwithstanding anything to the contrary, if the Merger Agreement is terminated in accordance with its terms, this Support Agreement shall automatically terminate and become void, ab initio. No amendment, change, modification or termination of this Support Agreement or any part hereof shall be effective or binding unless made in writing and signed by each party hereto. Delivery of an executed counterpart of a signature page to this Support Agreement by electronic delivery based on common standards (e.g., PDF) will be effective as delivery of a manually executed counterpart of this Support Agreement. This Support Agreement (including the Annexes hereto) shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Support Agreement, the Merger Agreement (including all Exhibits and Schedules referred to in the Merger Agreement or delivered under it and all documents entered into pursuant to the transactions contemplated by the Merger Agreement) and any agreement between Purchaser, Merger Sub and/or their respective affiliates, on the one hand, and the Company, the Equityholder Representative and/or their respective affiliates, on the other hand, constitute the entire agreement among the parties hereto and supersede any prior understandings, agreements, or representations by or between or among the parties hereto, written or oral, which may have related to the subject matter hereof in any way. Notwithstanding the foregoing, the Surviving Agreements will remain in full force in effect following the Effective Time. (b) This Support Agreement and any controversy, dispute or claim arising hereunder or related hereto (whether by contract, tort or otherwise) shall be governed by and construed in accordance with the domestic Laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware and without regard to any borrowing statute that would result in the application of the statutes of limitations or repose of any other jurisdiction. In furtherance of the foregoing, the Laws of the State of Delaware will control even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive or procedural Law of some other jurisdiction would ordinarily or necessarily apply. The parties hereto submit to the exclusive jurisdiction of the Chancery Court of the State of Delaware and any state appellate court therefrom within the State of Delaware (or if the Chancery Court of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court sitting in the State of Delaware and any federal appellate court therefrom) in respect of the interpretation and enforcement of the provisions of this Support Agreement and any related agreement, certificate or other document delivered in connection herewith and by this Support Agreement waive, and agree not to assert, any defense in any action for the interpretation or enforcement of this Support Agreement and any related agreement, certificate or other document delivered in connection herewith that they are not subject to such jurisdiction or that such action may not be brought or is not maintainable in such courts or that this Support Agreement may not be enforced in or by such courts, that the action is brought in an inconvenient forum, or that the venue of the action is improper. (c) All notices, demands and other communication to be given or delivered hereunder or by reason of the provisions of this Support Agreement will be in writing and will be deemed to have been given (i) when delivered personally to the recipient, (ii) one (1) Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid) (provided that notice provided in accordance with this clause (ii) will only be deemed to be duly given if also delivered in accordance with clause (ii)), or (iii) if sent by electronic mail when transmitted, to the addresses indicated in Section 10.08 of the Merger Agreement in the case of the Company, Purchaser or Merger Sub or below in the case of the Signing Stockholder (unless another address is so specified in writing). (d) TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUPPORT AGREEMENT, THE TRANSACTION DOCUMENTS OR THE TRANSACTIONS. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY

WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SUPPORT AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12(D). (e) If the Signing Stockholder (i) is married and is a resident of a community property state (including California), or (ii) is a party to a community property agreement or arrangement with the Signing Stockholder’s spouse, the Signing Stockholder hereby affirms that (i) he or she has delivered with this Support Agreement a Spousal Consent in the form attached hereto as Annex C (the “Spousal Consent”), executed by the Signing Stockholder’s spouse and (ii) the Signing Stockholder’s spouse is competent to execute and deliver the Spousal Consent. (f) Section 10.12 of the Merger Agreement is incorporated herein by reference, and shall apply to the terms and provisions of this Support Agreement and the parties hereto mutatis mutandis. (Remainder of Page Intentionally Left Blank; Signature Pages Follow)

Signature Page to Support Agreement This Support Agreement has been duly executed as of the date first set forth above. PURCHASER: APPFOLIO, INC. By: Name: Its:

Signature Page to Support Agreement This Support Agreement has been duly executed as of the date first set forth above. COMPANY: MOVE EZ, INC. By: Name: Its:

Signature Page to Support Agreement This Support Agreement has been duly executed as of the date first set forth above. SIGNING STOCKHOLDER: By: Name: Date: Address: Email:

ANNEX A Written Consent See attached.

ANNEX B List of Terminating Agreements 1. Amended and Restated Voting Agreement, dated as of October 7, 2022, by and among the Company, the Signing Stockholder and the other Persons party thereto. 2. Amended and Restated Right of First Refusal and Co-Sale Agreement, dated as of October 7, 2022, by and among the Company, the Signing Stockholder and the other Persons party thereto. 3. Amended and Restated Investors’ Rights Agreement, dated as of October 7, 2022, by and among the Company, the Signing Stockholder and the other Persons party thereto. List of Surviving Agreements 1. None.

ANNEX C Spousal Consent I, ____________________, spouse of ___________________ (“Signing Stockholder”), acknowledge that I have read the Support Agreement, executed by Signing Stockholder on or about [_________], 2024, (the “Agreement”), and that I know the contents of the Agreement. I am aware that the Agreement contains provisions regarding shares of Capital Stock or Stock Equivalents that my spouse may own, directly or indirectly, including any interest that I might have therein. I understand and agree that my interest, if any, in any shares of Capital Stock or Stock Equivalents subject to the Agreement shall be irrevocably subject to the Agreement and the other agreements referred to therein. I further understand and agree that any community property interest that I may have in such shares of Capital Stock or Stock Equivalents shall be similarly subject to the Agreement and the other agreements referred to therein. I irrevocably constitute and appoint Signing Stockholder as my true and lawful attorney and proxy in my name, place and stead to sign, make, execute, acknowledge, deliver, file and record all documents which may be required, and to manage, vote, act and make all decisions with respect to (whether necessary, incidental, convenient or otherwise), any and all shares of Capital Stock or Stock Equivalents in which I now have or hereafter acquire any interest and in any and all shares of Capital Stock or Stock Equivalents now or hereafter held of record, directly or indirectly, by Signing Stockholder (including but not limited to, the right, without further signature, consent or knowledge, to exercise amendments and modifications of, and to terminate, the foregoing agreements and to dispose of any and all such shares of Capital Stock or Stock Equivalents), with all powers I would possess if personally present, it being expressly understood and intended that the foregoing power of attorney and proxy is coupled with an interest; and this power of attorney is a durable power of attorney and will not be affected by disability, incapacity or death of Signing Stockholder, or dissolution of marriage and this proxy will not terminate without the consent of Signing Stockholder and the Company. I am aware that the legal, financial and related matters contained in the Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this consent. I have either sought such guidance or counsel or determined after reviewing the Agreement carefully that I will not seek such guidance or counsel. By: Print Name: Dated:

EXHIBIT B CERTIFICATE OF MERGER See attached.

CERTIFICATE OF MERGER OF LILAC MERGER SUB, INC. WITH AND INTO MOVE EZ, INC. October 22, 2024 Pursuant to Section 251 of the General Corporation Law of the State of Delaware (the “DGCL”), Move EZ, Inc., a Delaware corporation (the “Corporation”), hereby certifies as follows: FIRST: The name and state of incorporation of each of the constituent corporations of the merger (the “Constituent Corporations”) are as follows: Name of Corporation State of Incorporation Move EZ, Inc. Delaware Lilac Merger Sub, Inc. Delaware SECOND: An Agreement and Plan of Merger, dated as of October 22, 2024 (the “Merger Agreement”), by and among the Constituent Corporations and the other parties thereto, has been approved, adopted, executed and acknowledged by each of the Constituent Corporations in accordance with the requirements of Section 251 of the DGCL. THIRD: The Corporation shall be the surviving corporation of the merger (the “Surviving Corporation”). The name of the Surviving Corporation is “Move EZ, Inc.”. FOURTH: Upon the effectiveness of the filing of this Certificate of Merger, the Certificate of Incorporation of the Surviving Corporation shall be amended and restated in its entirety by virtue of the merger to read as set forth on Exhibit A hereto, and, as so amended and restated, shall be the Certificate of Incorporation of the Surviving Corporation. FIFTH: The Merger Agreement is on file at Move EZ, Inc., c/o AppFolio, Inc., 70 Castilian Drive, Santa Barbara, CA 93117, the principal place of business of the Surviving Corporation. SIXTH: A copy of the Merger Agreement will be furnished by the Surviving Corporation upon request and without cost to any stockholder of either of the Constituent Corporations. SEVENTH: The Merger shall become effective immediately upon the filing of this Certificate of Merger with the Secretary of State of the State of Delaware. (Remainder of Page Intentionally Left Blank; Signature Page Follows)

Signature Page to Certificate of Merger IN WITNESS WHEREOF, this Certificate of Merger has been executed as of the date first written above. MOVE EZ, INC. By: Name: Venkatesh Ganapathy Title: Chief Executive Officer

EXHIBIT A THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF MOVE EZ, INC. ARTICLE 1 The name of this corporation is MOVE EZ, INC. (the “Corporation”). ARTICLE 2 The address of the registered office of the Corporation in the State of Delaware is 251 Little Falls Drive, Wilmington, Delaware 19808, County of New Castle. The name of the Corporation’s registered agent at such address is Corporation Service Company. ARTICLE 3 The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as amended from time to time. ARTICLE 4 The total number of shares of capital stock which this Corporation shall have authority to issue is One Thousand (1,000) shares of Common Stock, $0.0001 par value per share. ARTICLE 5 (a) The election of directors need not be by written ballot unless otherwise provided in the Bylaws. The number of directors of the Corporation will be as specified in the Corporation’s Bylaws. (b) Meetings of the stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the General Corporation Law of the State of Delaware) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or by the Bylaws of the Corporation. (c) The Corporation reserves the right to amend, alter or repeal in any respect any provision of the Certificate of Incorporation in the manner now or subsequently prescribed by statute, and all rights and powers conferred upon directors or stockholders in this Certificate of Incorporation or any amendment hereof are conferred subject to this reservation. ARTICLE 6 (a) To the fullest extent permitted by applicable law, a director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director.

(b) To the fullest extent permitted by applicable law, the Corporation may indemnify any person made or threatened to be made a party to any action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of any other enterprise. (c) Any repeal or modification of this Article 6 by the stockholders of the Corporation shall be prospective only and shall not eliminate or reduce the effect of this Article 6 in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article 6, would accrue or arise prior to such repeal or modification. ARTICLE 7 The Board of Directors of the Corporation shall have the power to make, alter, amend or repeal the Bylaws of the Corporation, or adopt new Bylaws, without any action on the part of the stockholders. ARTICLE 8 Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware, or (iv) any action asserting a claim governed by the internal affairs doctrine, shall be the Court of Chancery of the State of Delaware, in all cases subject to such court having personal jurisdiction over the indispensable parties named as defendants. * * * * *

EXHIBIT C FORM OF PAYING AGENT AGREEMENT See attached.

EXECUTION VERSION WILMINGTON TRUST, NATIONAL ASSOCIATION PAYING AGENT AGREEMENT This Paying Agent Agreement dated as of October 22, 2024 (this “Agreement”) is entered into by and among AppFolio, Inc., a Delaware corporation (“Purchaser”), WT Representative LLC (the “Equityholder Representative” and, together with Purchaser, the “Parties”), and Wilmington Trust, National Association, a national association, as paying agent (the “Paying Agent”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Merger Agreement (defined below); provided, however, that Purchaser and the Equityholder Representative acknowledge that the Paying Agent will not be responsible for determining or making inquiry into any term, capitalized or otherwise, not defined herein. WHEREAS, reference is made to that certain Agreement and Plan of Merger dated October 22, 2024 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Merger Agreement”) by and among Purchaser, Lilac Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Purchaser (“Merger Sub”), Move EZ, Inc., a Delaware corporation (the “Company”) and the Equityholder Representative, pursuant to which, among other things, Merger Sub will merge with and into the Company (the “Merger”), whereupon the separate existence of Merger Sub shall cease and the Company shall continue its corporate existence as the surviving corporation (in such capacity, the Company is sometimes referred to herein as the “Surviving Corporation”) and a wholly owned subsidiary of Purchaser; WHEREAS, by virtue of the transactions contemplated by the Merger Agreement, at the Effective Time, among other things, each share of Company Stock, each In the Money Option, each In the Money Warrant and each Convertible Note (other than the Excluded Shares and the Dissenting Shares) shall automatically be converted into the right to receive cash consideration in the manner set forth in the Merger Agreement; WHEREAS, to be eligible to receive payment of any portion of the Merger Consideration, the Holders are required to complete and submit certain documentation in the form of a letter of transmittal (a “Letter of Transmittal”), and as applicable, IRS Forms W-9 or appropriate Internal Revenue Service (“IRS”) Forms W-8 and/or Certificates of Indemnity (“Additional Documentation”, and the administering of the solicitation, receipt, review and processing of Letters of Transmittal and any such Additional Documentation is referred to as Letter of Transmittal processing (“Letter of Transmittal Processing”)); WHEREAS, the Parties desire that the Paying Agent act as its agent for the purpose of administering the Letter of Transmittal Processing and distributing cash to eligible Holders and to the Surviving Corporation (for further distribution to the Optionholders); WHEREAS, pursuant to the Merger Agreement, Purchaser and the Equityholder Representative desire that the Paying Agent disburse to the Equityholder Representative the Representative Expense Amount in accordance with this Agreement; and WHEREAS, the Parties desire that the Paying Agent make certain payments in respect of the Estimated Indebtedness and Estimated Transaction Expenses, on behalf of Purchaser or the Company, as applicable, as specified in Section 4.6 of this Agreement. NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

2 ARTICLE I Section 1.1 Appointment and Acceptance of Paying Agent. Purchaser and the Equityholder Representative hereby appoint the Paying Agent to act in accordance with the instructions set forth in this Agreement including, but not limited to, the distribution of Merger Consideration to certain Equityholders (the “Holders”) in connection with the Merger Agreement. The Paying Agent hereby accepts such appointment and agrees to be bound by and comply with the terms of this Agreement. The individuals listed on Exhibit D-1 and Exhibit D-2 hereto are authorized by the Parties to give the Paying Agent any instructions in connection with the Paying Agent engagement contemplated hereunder. Section 1.2 Establishment of Account(s). The Paying Agent will establish a non-interest bearing account to hold funds for the benefit of the Holders (the “Payment Fund”) and such other accounts as it may reasonably require from time to time (such accounts being referred to herein collectively as “Accounts”). The Payment Fund shall remain un-invested and therefore shall not earn interest. Promptly upon request, the Paying Agent will provide a statement to Purchaser and the Equityholder Representative detailing Account balance(s) and the status of the payments detailed on Payments Spreadsheet (as defined below). If a request is not received, Purchaser and the Equityholder Representative each acknowledges that it will not receive statements. Section 1.3 Deposit of Estimated Closing Consideration. As soon as practicable at or following the Effective Time, Purchaser shall deposit (or cause to be deposited) with the Paying Agent cash in immediately available funds sufficient to pay (i) the Estimated Closing Consideration (net of the Holdback Amount and the Representative Expense Amount) and (ii) an amount equal to the Transaction Payments (as defined below). Section 1.4 Deposit of Additional Amounts. Additional amounts may be added to the Payment Fund and may be deposited to the Account(s), from time to time, by or on behalf of the Equityholder Representative or Purchaser (such additional deposits being herein referred to as “Additional Amounts”). Such Additional Amounts shall be disbursed in accordance with the Payments Spreadsheet and as directed in writing by Purchaser and the Equityholder Representative. ARTICLE II Section 2.1 Holder Records. At least two Business Days prior to the earlier of the close of the transaction (the “Effective Time”), or the date Purchaser (or their counsel) instructs the Paying Agent to distribute the Holder Solicitation Documents (as defined below) (the “Solicitation Date”), the Company or its counsel shall deliver to the Paying Agent the Holder records and information in an excel format reasonably acceptable to the Paying Agent and substantially in the form set forth on Schedule A hereto (such records and information the “Payments Spreadsheet”), which includes: (a) a complete and correct listing of the Holders as of the Effective Time and identifying with specificity for each Holder: i) name, name of authorized representative (if applicable), telephone number and email address; ii) for holders of Company Stock (“Stockholders”), holders of warrants (“Warrantholders”), holders of Convertible Notes (“Convertible Noteholders”) and holders of Equity Rights (“Equity Right Holders”): a. the specific type and quantity of securities owned, certificate number(s) (if applicable), and date(s) of issuance stated on such

3 certificate(s) or for book-entry shares, book-entry share issuance date(s); and b. the initial payment amount allocable to each security, if known at that time; and iii) for purposes of 1099-B tax reporting, with respect to any securities specifically identified on the Payments Spreadsheet as “covered securities” (defined in Section 6045 of the Internal Revenue Code of 1986 as amended (the “Code”)), (1) such covered security’s acquisition date and (2) such covered security’s acquisition price for the purpose of reporting cost basis reporting for such covered security. (b) The Paying Agent is entitled to rely solely on the Holder information set forth on the Schedule A in the performance of its obligations under this Agreement with respect thereto, including (i) in receiving and acting on any Letter of Transmittal received from a Holder, whether submitted via email, in paper form, electronically through the Wilmington Trust electronic platform or via Intralinks VIA; (ii) in inviting any Holder to access the Wilmington Trust electronic platform and submit information and other documentation to the Paying Agent through that website; and (iii) in receiving payment instructions from Holders, whether the payment is to such Holder or to third parties as directed by such Holder. The Paying Agent is hereby relieved of any liability to the Parties or any Holders for any such acts done or payments made in accordance with Schedule A. (c) As soon as practicable following Closing, the Equityholder Representative or Company counsel shall deliver a complete and correct list of Holder dissenters (“Dissenters”), if any, in the form of Schedule A along with instructions as to the disposition of such Dissenting Shares should they be presented to the Paying Agent for exchange. The Paying Agent shall have no obligation to notify Dissenters, if any, of the effectiveness of the Merger or otherwise any other form of notice or direction as may be required by law. (d) The authorized parties listed on Exhibit D-1 and Exhibit D-2 and their counsel (for further clarity, the Equityholder Representative’s counsel is The Gillespie Law Group, Ltd. may update Holder records either in writing or by providing the Paying Agent with an updated Payments Spreadsheet. (e) The Paying Agent is entitled to rely solely on the Transaction Payments (as defined below) information set forth on Schedule B attached hereto in the performance of its obligations under this Agreement with respect thereto. The Paying Agent is hereby relieved of any liability to the Parties or any Holders for any such acts done or payments made in accordance with Schedule B. ARTICLE III Section 3.1 Letter of Transmittal Solicitation. On the Solicitation Date, the Paying Agent shall mail or make available electronically to the Holders, using the mailing or electronic address provided to the Paying Agent on Schedule A, the Letter of Transmittal (a copy of which is attached hereto as Exhibit A), Option Cancellation Agreement and other transaction documents as the Purchaser feels are necessary to effectuate the exchange of securities (the “Holder Solicitation Documents”) (initial copies of which are attached hereto as Exhibit B) provided that the Paying Agent receives copies of such Holder Solicitation Documents from Purchaser two business days prior to the Solicitation Date. Both the Letter of Transmittal and Option Cancellation Agreement provide the Holders with the option to request that payment be made by wire transfer to the wire remittance instructions such Holder provides (“Optional Payment Instructions”).

4 Notwithstanding anything to the contrary contained herein, the Parties acknowledge and agree that the Paying Agent shall not commence the solicitation described in this Section 3.1 until they have received executed signature pages to this Agreement from the Parties. For the avoidance of doubt, Purchaser acknowledges and agrees that neither a Holder’s Optional Payment Instructions nor the payment amounts and timing of payment received from the Purchaser constitute a payment order, as defined in Article 4A of the Uniform Commercial Code (“UCC Article 4A”), and that the Paying Agent will be the originator (as that term is defined in UCC Article 4A) of all payment orders for wire transfers utilizing a Holder’s Optional Payment Instructions. Purchaser also acknowledges that the Holder is solely responsible for the accuracy of any Optional Payment Instructions, and the Paying Agent is entitled to rely on the Holder’s Optional Payment Instructions when making payment to the Holder. Section 3.2 Mailing Physical Letters of Transmittal. As soon as practicable upon receiving direction from Purchaser, the Equityholder Representative or their respective counsel, the Paying Agent shall send, or cause to be sent to each Holder who is unable to utilize the electronic platform or who wishes to receive a physical Letter of Transmittal, a physical Letter of Transmittal in substantially the form attached as Exhibit A (and the Paying Agent shall promptly notify Purchaser and the Equityholder Representative of any such Holder). If the Equityholder Representative elects not to use the electronic platform for the collection of any documents, the Paying Agent shall send, or cause to be sent, the aforementioned documents to all Holders, as applicable, and as soon as practicable upon receiving direction to do so from the Equityholder Representative or its counsel. The physical Letter of Transmittal provides Holders with the option to request that payment be made by wire transfer to such Holder’s Optional Wire Instructions and shall advise such Holder of the procedure for surrendering to the Paying Agent physical share certificate(s) for payment of cash. Section 3.3 Receipt and Review of Letters of Transmittal. The Paying Agent will review all Letters of Transmittal and physical share certificates (and any other Additional Documentation) delivered or mailed to the Paying Agent by Holders, either electronically, via Intralinks or by mail, to ascertain that they have been duly executed (such Holders, the “Tendering Holders”). If a Holder requests that payment be made to an individual or entity other than the registered holder, the Paying Agent shall require a medallion guarantee, unless such requirement has been waived in writing by Purchaser or their counsel. The Paying Agent shall have no liability for any actions taken, or errors in judgment made, in good faith by it or any of its officers, employees or agents, unless it shall have been negligent in ascertaining the pertinent facts. Section 3.4 Deficient and/or Incomplete Documentation. In cases where the Letter of Transmittal or Additional Documentation has been improperly completed or executed, or where the physical certificates presented are not in proper form for transfer, or if some other irregularity exists in connection with their surrender, including any irregularity relating to stop transfer instructions, the Paying Agent will promptly consult with both Purchaser and the Equityholder Representative (and their respective counsel to the extent such Party so elects) on taking such actions as are necessary to cause such irregularity to be corrected as expeditiously as possible. Section 3.5 Intentionally Omitted. Section 3.6 Intentionally Omitted. Section 3.7 Intentionally Omitted. Section 3.8 Re-Sending of Documentation. Upon request by Purchaser, the Equityholder Representative or their respective counsel, the Paying Agent shall send a follow-up email or a physical Letter of Transmittal to Holders that have failed to tender their securities for exchange.

5 Section 3.9 Request for Information by Holders. The Paying Agent will promptly respond to any telephone, email or mail requests for information relating to the Letter of Transmittal Processing and the payment of cash therefor. ARTICLE IV Section 4.1 Payment of Estimated Closing Consideration. As soon as practicable at or following the Effective Time, the Purchaser shall deposit with the Paying Agent sufficient cash in immediately available funds to pay the Estimated Closing Consideration to Holders in respect of their securities in accordance with this Agreement. Upon written confirmation from the Purchaser or their counsel, the Paying Agent shall make payments in accordance with Schedule A, a final version of which may be provided to the Paying Agent by the Buyer or their counsel via e-mail on or prior to the Effective Time, to any Tendering Holders pursuant to the payment instructions, whether check or wire, as set forth by the holder on their Letter of Transmittal or submitted through the Wilmington Trust FASTTRACK portal. For the avoidance of doubt, the Paying Agent shall not be responsible for expending or risking its own funds or otherwise incurring any financial liability in the performance of any of its duties in this Agreement and may refrain from issuing any payments until the Estimated Merger Consideration has been deposited in its entirety. Section 4.2 Payment of Additional Amounts. Purchaser, or Equityholder Representative may from time-to-time deposit additional funds after the Effective Time into the Paying Account to be distributed in accordance with an updated Schedule A, which may be delivered via e-mail to the Paying Agent, and as directed in writing by Purchaser to Holders who qualify as Tendering Holders. Section 4.3 Intentionally Omitted. Section 4.4 Changes to Holder Contact Information and Payment Instructions. If a Holder requests to change their contact information or payment instructions, the Holder may do so in writing via physical mail, email or via the Wilmington Trust FASTTRACK portal. The Paying Agent shall have no obligation or duty to update the contact information or payment instructions of Holder until the Paying Agent is able to verify either the identity or authority of the Holder making the change or, in the case of updated payment instructions, conduct a call-back with Holder. To note, for security purposes Holder may only provide updated payment instructions to receive funds via wire transfer through FASTTRACK or by submitting an updated form of Letter of Transmittal with the Optional Payment Instructions box completed. Purchaser acknowledges and agrees that given the particular circumstances of the Paying Agent, including the nature of its business, the size, type and frequency of its instructions, transactions and files, internal procedures and systems, these security procedures are a commercially reasonable method of verifying the authenticity of payment instructions, including without limitation the Optional Payment Instructions. The Paying Agent shall be entitled to request and receive written instructions from a Holder and shall have no responsibility or liability for any losses or damages of any nature that may arise from any action taken or not taken by the Paying Agent in accordance with the written direction of the Holder. Section 4.5 Change of Payee. The Holder may direct the Paying Agent to make payments to another person or entity by assigning the right to receive additional amounts to such person or entity in a Letter of Transmittal. The Paying Agent will require such Holder to provide an indemnity agreement (“Certificate of Indemnity”) in substantially the form attached as Exhibit C duly completed and executed by such Holder. Notwithstanding anything to the contrary contained herein, no Certificate of Indemnity shall be required in the event of clerical error or subsequent change with respect to a Stockholder’s name to the extent the Payments Spreadsheet is thereafter updated to account for such error or change pursuant to Section 2.1(e) and, for the avoidance of doubt, payments shall be made to such Stockholder pursuant hereunder without any additional required documentation as if the Payments Spreadsheet had been corrected for such error or updated for such change in name ab initio. The foregoing sentence shall apply

6 mutatis mutandis with respect to any successor-in-interest (including by intestacy) of Stockholder upon the provision to the Paying Agent of additional documentation reasonably satisfactory to the Paying Agent showing that such person has succeeded to the rights and responsibilities of such Stockholder. Section 4.6 Payment of Representative Expense Amount, Indebtedness and Transaction Expenses. Immediately following written notice by Purchaser or the Equityholder Representative (e-mail being sufficient) confirming that the Closing has occurred, the Paying Agent shall, on behalf of Purchaser or the Equityholder Representative, promptly (and in any event on the same business day) make the payments to the payees in respect of the Representative Expense Amount, Estimated Indebtedness or Estimated Transaction Expenses in the amounts and using the wire instructions set forth on Schedule B hereto (collectively, the “Transaction Payments”). Promptly thereafter, the Paying Agent shall confirm to Purchaser and Equityholder Representative that such payments have been made. ARTICLE V Section 5.1 Tax Certifications and Reporting. The Paying Agent will perform tax reporting on behalf of Purchaser in accordance with the following: (a) As part of the Letter of Transmittal process, the Paying Agent will solicit an IRS Form W- 9 or appropriate IRS Form W-8, as applicable, from each Holder as part of the Letter of Transmittal process. (b) The Paying Agent will solicit any additional information in connection with IRS Form W- 8 as the Paying Agent may require or deem necessary pursuant to Chapters 3 and 4 of the Code, and the Treasury Regulations promulgated thereunder. (c) The Purchaser agrees and acknowledges that the Paying Agent’s duties are purely ministerial and upon the express written direction of the Purchaser and the Paying Agent is not the “Payor”, “Middleman” or “Broker” on behalf of the Purchaser or Equityholder Representative as defined in Chapters 3, 4, 24 and 61 of the Code, Title 26, United States Code, but is instead an agent on behalf of the Purchaser to report payments from the Payment Fund on behalf of the Purchaser or Equityholder Representative in accordance with this Agreement. The Paying Agent will apply federal and state backup withholding as required by federal and state law and regulations on the applicable reportable date for any Holder who has not provided a taxpayer identification number, as required, for the solicitations under Section 5.1(a) above. (d) The Purchaser hereby directs that the Paying Agent report as indicated: (1) Payments to Stockholders, Warrantholders, Convertible Noteholders and Equity Rights Holders, shall be prepared and transmitted on IRS Form 1099- B for any US persons (actual or presumed), unless otherwise directed on Schedule A (with any amounts payable in respect of any accrued and unpaid interest in respect of Convertible Noteholders reported on IRS Form 1099-INT as directed on Schedule A). The Equityholder Representative hereby directs the Paying Agent to apply the cost basis reporting information set forth in the Payments Spreadsheet for any securities that are specifically identified on the Payments Spreadsheet as “covered securities”. The Paying Agent may prepare IRS Form 1099-B for the amounts set forth in the Payments Spreadsheet and the Paying Agent shall have no responsibility whatsoever to independently verify the accuracy of such information. For any securities listed on the Payments Spreadsheet that are not specifically identified as “covered

7 securities”, as defined in Section 6045(g) of the Code, or do not include all necessary information required to report accurate cost basis, such security shall be treated as non-covered. (2) Purchaser acknowledges that, pursuant to Code Section 865(a)(2), Estimated Closing Consideration paid on account of corporate shares is sourced to the residency of the selling shareholder. As such, Estimated Closing Consideration, when paid to non-resident alien (“NRA”) holders, is characterized as foreign source gross proceeds. The Paying Agent and Purchaser acknowledge that foreign source gross proceeds are not subject to withholding and reporting under Chapter 3 of the Code. Purchaser and Paying Agent acknowledge that payments of gross proceeds to NRA holders, as determined through the submission of adequate IRS Form W-8 documentation upon which the Paying Agent may rely to establish foreign beneficial ownership, are not subject to withholding or reporting on IRS Form 1042-S under Chapter 3 or Chapter 4 of the Code so long as the IRS Form W-8 certification is valid and current. (e) Purchaser and the Equityholder Representative, solely in its capacity as Equityholder Representative and on behalf of the Equityholders, as applicable, severally and not jointly, shall indemnify, defend and hold the Paying Agent harmless from and against any tax, late payment, interest, penalty or other cost or expense that may be assessed against the Paying Agent arising out of or in connection with the performance of the Paying Agent’s obligations under the terms of this Section 5.1 unless such tax, late payment, interest, penalty or other expense was finally adjudicated by a court of competent jurisdiction to have been directly caused by the fraud, gross negligence or willful misconduct of the Paying Agent. The indemnification provided by this section is in addition to the indemnification provided in Section 8.5 below and shall survive the resignation or removal of the Paying Agent and the termination of this Agreement. If the Paying Agent is entitled to any indemnification pursuant to this Section 5.1(e), each of Purchaser, on the one hand, and the Equityholder Representative, on the other hand, shall be liable for one-half of such amount. (f) Paying Agent shall have no tax withholding or reporting responsibilities with respect to the Transaction Payments. ARTICLE VI Section 6.1 Unclaimed Property Administration. The Paying Agent will initiate unclaimed property reporting services for cash amounts that remain for non-Tendering Holders that may be deemed abandoned or otherwise subject to applicable unclaimed property law or regulation. Such services may include preparation of unclaimed property reports, delivery of abandoned property to various states, completion of required due diligence notifications, responses to inquiries from owners, and such other services as may reasonably be necessary to comply with applicable unclaimed property laws or regulations. The Parties shall assist the Paying Agent and provide such cooperation as may reasonably be necessary in the performance of the services hereunder including delivery to the Paying Agent of any and all such unclaimed property related to the Holders transaction which may not otherwise be in the Paying Agent’s possession.

8 ARTICLE VII Section 7.1 Advice of Counsel. (a) Advice in Case of Defective Submission. The Paying Agent is authorized to cooperate with and furnish information to Purchaser or the Equityholder Representative and shall seek and follow, and may rely upon, advice of Purchaser, the Equityholder Representative or their respective counsel with respect to any action to be taken by the Paying Agent if the Paying Agent receives any of the following: (i) any improperly completed or executed Letter of Transmittal; (ii) any request that payment be made with respect to any Company Stock to any person other than the registered holder thereof; or (iii) any request by a Holder that the Paying Agent take any action other than that specified in this Agreement with respect to the exchange of his or her Company Stock for cash, any request for payments to former holders of other types of securities, or any request for payments of Additional Amounts. (b) Advice in Other Cases. Notwithstanding the provisions of Section 7.1(a) above, the Paying Agent may, when the Paying Agent deems it desirable and after prior consultation with both Purchaser and the Equityholder Representative, seek advice of the Paying Agent’s own counsel in connection with the Paying Agent’s services as Paying Agent hereunder and the Paying Agent shall be entitled to rely in good faith upon any such advice received in writing and to be compensated for the reasonable and documented out-of-pocket fees and expenses of such counsel. ARTICLE VIII Section 8.1 Merger Agreement. Each of Purchaser and Equityholder Representative acknowledges that the Paying Agent is not a party to the Merger Agreement and as such is assumed to be wholly unfamiliar with, and not bound by, the terms contained therein. The Paying Agent shall have no duty to know or inquire as to the performance or nonperformance of any provision of any other agreement, instrument, or document other than this Agreement. This Agreement and the exhibits hereto set forth the entire agreement and understanding of the parties related to this transaction and supersedes all prior agreements and understandings, oral or written. Section 8.2 Fees and Expenses. The Equityholder Representative and Purchaser will, severally and not jointly, pay or cause to be paid to the Paying Agent fees for the Paying Agent’s services hereunder as set forth in Exhibit E attached hereto, payable upon Closing. Paying Agent may engage external agents to perform some of the functions and responsibilities contemplated herein (e.g., mailing services, etc.). All reasonable and documented out-of-pocket costs not contemplated by Exhibit E will be reimbursed to the Paying Agent by the Equityholder Representative and Purchaser upon receipt of an invoice. Such costs may include, but are not limited to, postage, mail insurance, stationery and supplies, checks, envelopes, paper stock and fees and expenses of counsel. Paying Agent agrees that it will endeavor to obtain competitive rates for out-of-pocket costs; however, these costs as passed on to the Equityholder Representative and Purchaser may include charges to cover the cost of receipt and handling of invoices. This section hereto shall survive the resignation or removal of the Paying Agent and the termination of this Agreement. If the Paying Agent is entitled to any fees and expenses pursuant to this Section 8.2, each of Purchaser, on the one hand, and the Equityholder Representative, on the other hand, shall be liable for one- half of such amount.

9 Section 8.3 Timeliness and Accuracy of Records. The Paying Agent’s agreement to the terms and conditions of this Agreement and the fee schedule attached assumes that the records of the Company or its transfer agent are accurate, received in a timely fashion and in good order so that conversion of the records may be completed efficiently and additional balancing and/or correcting of the records shall not be required. If the records are received late, or are inaccurate, incomplete and/or otherwise not in good order, the mailing of materials and payments to Holders may be delayed and additional fees may apply for time spent correcting and/or balancing the records. Section 8.4 Reliance upon Certificates, Instructions. The Paying Agent shall be protected in relying and acting, or refusing to act, without further investigation upon any certificate or certification, instruction, direction, statement, request, consent, agreement, records, or other instrument (collectively, “Certificates and Instructions”) whatsoever furnished to the Paying Agent by an Authorized Representative of Purchaser or the Equityholder Representative or their respective counsel, not only as to its due execution and validity and the effectiveness of its provisions, but also as to the truth and accuracy of any information therein contained, which the Paying Agent shall in good faith believe to be genuine or to have been signed or presented by a proper person or persons. The Paying Agent shall have no responsibility or liability for the accuracy or inaccuracy of such Certificates and Instructions. Section 8.5 Indemnification. The Purchaser and Equityholder Representative will, severally and not jointly, indemnify, defend, protect and hold harmless the Paying Agent from and against any and all losses, liabilities, costs, damages or expenses, including, without limitation, reasonable attorneys’ fees and expenses, incurred or made, arising out of or in connection with the performance of the Paying Agent’s obligations under the provisions of this Agreement, including but not limited to, acting, or refusing to act, in reliance upon any signature, endorsement, assignment, certificate, order, request, notice, report, instructions, record, including but not limited to records concerning tax certification and cost basis information provided to it, or other instrument or document believed by the Paying Agent in good faith to be valid, genuine and sufficient; provided, however, such indemnification shall not apply to any such act or omission finally adjudicated by a court of competent jurisdiction to have been directly caused by the fraud, willful misconduct or gross negligence of the Paying Agent. The Paying Agent shall be under no obligation to institute or defend any action, suit, or legal proceeding in connection herewith or to take any other action likely to involve the Paying Agent in expense, unless first indemnified to the Paying Agent’s satisfaction. The indemnities provided by this paragraph shall survive the resignation or removal of the Paying Agent or the termination of this Agreement. ANYTHING IN THIS AGREEMENT TO THE CONTRARY NOTWITHSTANDING, IN NO EVENT SHALL THE PAYING AGENT BE LIABLE DIRECTLY OR INDIRECTLY, FOR ANY (I) DAMAGES, LOSSES OR EXPENSES OTHER THAN DAMAGES, LOSSES OR EXPENSES WHICH HAVE BEEN FINALLY ADJUDICATED TO HAVE DIRECTLY RESULTED FROM THE PAYING AGENT’S FRAUD, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, OR (II) INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL LOSSES OR DAMAGES OF ANY KIND WHATSOEVER (INCLUDING BUT NOT LIMITED TO LOST PROFITS), WHETHER OR NOT FORESEEABLE, EVEN IF THE PAYING AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR LOSSES AND REGARDLESS OF THE FORM OF ACTION. Section 8.6 Term. Purchaser, the Equityholder Representative and the Paying Agent agree that, unless terminated in writing by the parties with 30 calendar days’ notice, this Agreement shall terminate either upon completion of the exchange of all securities and other payments subject to this Agreement and all payments of Additional Amounts have been made or upon completion of all unclaimed property reporting and escheatment obligations arising in connection with this Agreement. Purchaser and the Equityholder Representative shall promptly notify the Paying Agent, in writing, upon their determination that no Additional Amounts will be required. If after one (1) year any Company Stock remains unexchanged or

10 other payments remain unpaid, then upon demand the Paying Agent shall return and deliver to Purchaser any remaining property. If after two (2) years any securities remain unexchanged or other payments remain unpaid, then the Paying Agent may terminate this Agreement and any remaining property may be delivered to Purchaser. Section 8.7 Amendments, etc. No provision of this Agreement may be changed, waived, discharged or terminated except by an instrument in writing signed by each of the parties hereto. Any inconsistency between this Agreement on the one hand and the Merger Agreement and the Letter of Transmittal on the other shall be resolved in favor of the Merger Agreement and the Letter of Transmittal, with the qualification that (a) the Paying Agent is not a party to the Merger Agreement and as such is not subject to its terms, as noted in Section 8.1 above, and (b) the rights and obligations of the Paying Agent shall be governed solely by the provisions of this Agreement. In the absence of written notice from Purchaser or the Equityholder Representative to the effect that an inconsistency exists between the Merger Agreement and Letter of Transmittal or this Agreement, the Paying Agent shall be entitled to assume that no such inconsistency exists. All fees, costs and expenses (including reasonable and documented out-of-pocket attorneys’ fees, costs and expenses) incurred in connection with any amendment, modification or supplement shall be payable by Purchaser and the Equityholder Representative pursuant to the Merger Agreement. Section 8.8 Notices. All notices, requests, and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, return receipt requested, or, if by other means, including electronic mail delivery, when received by the recipient party at the address shown below, or at such other addresses as may hereafter be furnished to the parties hereto by like notice. If such notice is mailed, it shall be deemed given five Business Days after the date such notice is deposited in the United States mail. If notice is given to a party, it shall be given at the address for such party as set forth below. It shall be the responsibility of Purchaser or the Equityholder Representative, as applicable, to notify the Paying Agent in writing of any name or address changes. In the case of communications delivered to the Paying Agent, such communications shall be deemed to have been given on the date received by the Paying Agent. If notice to Purchaser: AppFolio, Inc. 70 Castilian Drive Santa Barbara, CA 93117 E-mail: evan.pickering@gmail.com Attention: Evan Pickering; Associate General Counsel with copies (which shall not constitute notice) to: Massumi + Consoli LLP 2029 Century Park East, Suite 280 Los Angeles, CA 90067 Attention: Peter Massumi, P.C.; Daniel Dubelman, P.C. E-mail: pmassumi@mcllp.com; ddubelman@mcllp.com If notice to the Equityholder Representative: WT Representative LLC

11 50 South Sixth Street, Suite 1290 Minneapolis, MN 55402 Attention: Fiona Boger Email: RepNotices@wilmingtontrust.com If notice to the Paying Agent: Wilmington Trust, National Association 650 Town Center Drive, Suite 800 Costa Mesa, CA 92626 Attn: David McGuire Telephone: (714) 384-4179 Email Address: dmcguire@wilmingtontrust.com Section 8.9 Electronic Signatures; Facsimile Signatures; Counterparts. This Agreement may be executed in counterparts. Such execution of counterparts may occur by manual signature, electronic signature, facsimile signature, manual signature transmitted by means of facsimile transmission or manual signature contained in an imaged document attached to an email transmission, and any such execution that is not by manual signature shall have the same legal effect, validity and enforceability as a manual signature. Each such counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed copies of this Agreement or of executed signature pages to this Agreement by electronic transmission, facsimile transmission or as an imaged document attached to an email transmission shall constitute effective execution and delivery hereof. Any copy of this Agreement which is fully executed and transmitted in accordance with the terms hereof may be used for all purposes in lieu of a manually executed copy of this Agreement and shall have the same legal effect, validity and enforceability as if executed by manual signature. Section 8.10 Law. The rights and obligations of the parties hereto shall be governed by, and this Agreement shall be interpreted, construed and enforced in accordance with, the laws of the State of Delaware, excluding its conflict of laws rules to the extent such rules would apply the law of another jurisdiction. The parties hereto hereby (i) irrevocably submit to the exclusive jurisdiction of any federal or state court sitting in Wilmington, DE, (ii) waive any objection to laying of venue in any such action or proceeding in such courts, and (iii) waive any objection that such courts are an inconvenient forum or do not have jurisdiction over any party. EACH OF THE PARTIES HERETO HEREBY WAIVES THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. Section 8.11 Survival. The obligations of each party set forth in Sections 9.1 through 9.4 below shall survive termination or assignment of this Agreement. Section 8.12 Compliance. The Paying Agent’s continued appointment and acceptance of its duties under this Agreement may be contingent upon further verification of certain information relating to the Equityholder Representative and / or Purchaser satisfactory to the Paying Agent. These conditions include, but are not limited to, requirements arising in relation to the USA Patriot Act Customer Identification Program (CIP), the Bank Secrecy Act (BSA), and the U.S. Department of the Treasury Office of Foreign Assets Control (OFAC), each as may be amended from time to time. If these conditions are not met, the Paying Agent may at its option promptly terminate this Agreement in whole or in part, and without the Paying Agent having any liability or incurring any additional costs.

12 Section 8.13 Resignation or Removal. a. The Paying Agent may resign and be discharged from its duties and obligations hereunder at any time by giving no less than thirty (30) calendar days’ prior written notice of such resignation to the Parties, specifying the date when such resignation shall take effect. The Parties at any time shall have the right to terminate the appointment of the Paying Agent with or without cause, by providing no less than thirty (30) calendar days’ prior written notice to the Paying Agent specifying the date upon which such termination shall take effect. b. If the Parties fails to appoint a successor prior to the expiration of thirty (30) calendar days following the notice given above, the Paying Agent shall be entitled, at its sole discretion (at the sole cost and expense of the Parties, including with respect to reasonable attorneys’ fees and expenses) to (i) apply to a court of competent jurisdiction to appoint a successor or for other appropriate relief, and any such resulting appointment or relief shall be binding upon the parties, or (ii) deliver the Account assets held hereunder to the Buyer, and thereafter shall have no further duties, responsibilities or obligations hereunder. Section 8.14 Disagreements. If any conflict, disagreement or dispute arises between, among, or involving any of the parties hereto concerning the meaning or validity of any provision hereunder or concerning any other matter relating to this Agreement, or the Paying Agent is in doubt as to the action to be taken hereunder, the Paying Agent may, at its option, after sending written notice of the same to the Parties, refuse to act until such time as it (a) receives a final non-appealable order of a court of competent jurisdiction directing delivery of the Account assets or (b) receives a written instruction, executed by each of the parties involved in such disagreement or dispute, in a form reasonably acceptable to the Paying Agent, directing delivery of the Account assets. The Paying Agent will be entitled to act on any such written instruction or final, non-appealable order of a court of competent jurisdiction without further question, inquiry or consent. The Paying Agent may file an interpleader action in a state or federal court, and upon the filing thereof, the Paying Agent will be relieved of all liability as to the Account assets and will be entitled to recover reasonable and documented out-of-pocket attorneys’ fees, expenses and other costs incurred in commencing and maintaining any such interpleader action. Section 8.15 Miscellaneous. (a) The Paying Agent undertakes to perform such duties and only such duties as are specifically and expressly set forth in this Agreement. These duties shall be deemed purely ministerial in nature, and the Paying Agent shall not be liable except for the performance of such duties, and no implied covenants or obligations shall be read into this Agreement against the Paying Agent. The permissive rights of the Paying Agent to do things enumerated in this Agreement shall not be construed as duties. (b) Nothing in this Agreement shall require the Paying Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder. (c) The Paying Agent shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the request or direction of the Equityholder Representative, pursuant to the provisions of this Agreement, unless the Equityholder Representative shall have offered to the Paying Agent security or indemnity (satisfactory to the Paying Agent in its sole and absolute discretion) against the costs, expenses and liabilities which may be incurred by it in compliance with such request or direction.

13 (d) The Paying Agent shall be entitled to rely on and shall not be liable for any action taken or omitted to be taken by the Paying Agent in accordance with the advice of counsel or other professionals retained or consulted by the Paying Agent. The Paying Agent may perform any and all of its duties through its agents, representatives, attorneys, custodians, and/or nominees and shall not be responsible for the acts or omissions of any such attorney or agent appointed with due care. (e) The Paying Agent shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its control, including without limitation, any act or provision of any present or future law or regulation or governmental authority; acts of God; earthquakes; fires; floods; wars; terrorism; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions; or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility. (f) Any corporation or association into which the Paying Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Paying Agent is a party, will be and become the successor Paying Agent under this Agreement and will have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act. (g) In the event that any assets shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the assets, the Paying Agent is hereby expressly authorized, in its sole discretion, to respond as it deems appropriate or to comply with all writs, orders or decrees so entered or issued, or which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction. In the event that the Paying Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the Parties or to any other person, firm or corporation, should, by reason of such compliance notwithstanding, such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated. (h) If a court of competent jurisdiction declares any provision hereof invalid, it will be ineffective only to the extent of such invalidity, so that the remainder of the provision and Agreement will continue in full force and effect. (i) “Business Day” means a day other than Saturday, Sunday or any day on which banks in Los Angeles, California are authorized or required by Law to be closed. ARTICLE IX Section 9.1 Confidential Data. The Paying Agent, Purchaser and Equityholder Representative acknowledge that during the course of this Agreement, the parties hereto may make confidential data available to each other or may otherwise obtain proprietary or confidential information regarding Purchaser, the Company, the Holders or other rights owners, or the Paying Agent (collectively, hereinafter “Confidential Data”). Confidential Data includes all information not generally known or used by others and which gives, or may give the possessor of such information an advantage over its competitors or which could cause Equityholder Representative or the Paying Agent injury, loss of reputation or loss of goodwill if disclosed. Such information includes, but is not necessarily limited to, data or information which

14 identifies past, current or potential customers, Holders, business practices, financial results, research, development, systems and plans; and/or certain information and material identified by the Equityholder Representative, Purchaser or the Paying Agent as “Proprietary” or “Confidential”; and/or data the Paying Agent furnishes to Equityholder Representative or Purchaser from the Paying Agent’s database; and/or data received from the Equityholder Representative or Purchaser and enhanced by the Paying Agent. Confidential Data may be written, oral, recorded, or maintained on other forms of electronic media. Because of the sensitive nature of the information that Purchaser, Equityholder Representative or the Paying Agent and its employees or agents may obtain as a result of this Agreement, the intent of the parties is that these provisions be interpreted as broadly as possible to protect Confidential Data. Section 9.2 Relief. The Paying Agent acknowledges that all Confidential Data furnished by the Equityholder Representative or Purchaser is considered proprietary and strictly confidential. The Paying Agent also acknowledges that the unauthorized use or disclosure of any Confidential Data may cause irreparable harm to the Equityholder Representative or Purchaser. Accordingly, the Paying Agent agrees that the Equityholder Representative or Purchaser shall be entitled to equitable relief, including injunctive relief, in addition to all other remedies available at law for any threatened or actual breach of this agreement or any threatened or actual unauthorized use or disclosure of Confidential Data. Each of the Equityholder Representative and Purchaser agrees that the provisions and remedies of this section shall also apply to Confidential Data received by the Equityholder Representative or Purchaser relating to the Paying Agent. Section 9.3 Security Measures. The Paying Agent will employ the same security measures to protect Confidential Data received from the Equityholder Representative or Purchaser that it would employ for its own comparable confidential information (but in no event less than a reasonable degree of care in handling Confidential Data). Without limiting the foregoing, the Paying Agent further agrees, subject to applicable law and regulations, that: (i) Confidential Data shall not be distributed, disclosed, or conveyed to any third party except by prior written approval of the Equityholder Representative or Purchaser, as applicable; (ii) no copies or reproductions shall be made of any Confidential Data, except as needed to provide the services described in this Agreement; and (iii) the Paying Agent shall not use any Confidential Data for its own benefit or for the benefit of any third party. Section 9.4 Subpoena, Summons or Legal Process. Except as prohibited by applicable law or regulation, the Paying Agent shall promptly notify Purchaser and the Equityholder Representative in writing of any subpoena, summons or other legal process served on the Paying Agent for the purpose of obtaining Confidential Data (i) consisting of a Holders list, such as an identified class of Holders, or (ii) relating to significant regulatory action or litigation that would have a material effect on the performance of the Paying Agent or corporate status of Purchaser. In such cases, Purchaser and the Equityholder Representative, as applicable, shall have a reasonable opportunity to seek appropriate protective measures; provided, however, that this subsection shall not require the Paying Agent to notify Purchaser or the Equityholder Representative of its receipt of any subpoena, summons or other legal process seeking Confidential Data for a single Holder or group of related Holders in connection with routine tax levies or other routine third party litigation involving a Holder or if the Paying Agent is prohibited by law or regulation from making such disclosure. Purchaser and the Equityholder Representative will, severally and not jointly, reimburse the Paying Agent for all reasonable expenses incurred by the Paying Agent in connection with determining the lawful release of the Confidential Data. Section 9.5 Exceptions. The obligations set forth in Sections 9.1 through 9.4 above shall not apply to: (a) any disclosure specifically authorized in writing by Purchaser, the Equityholder Representative or the Paying Agent (as applicable);

15 (b) if this transaction is publicly announced, the Paying Agent may disclose that it acted in capacity as Paying Agent on the transaction. Notwithstanding the foregoing, terms or conditions of the transaction and such appointment will remain confidential in nature. (c) any disclosure required by applicable law or regulation, including pursuant to a court order; or (d) Confidential Data which: (1) has become public without violation of this Agreement; or (2) was disclosed to the receiving party by a third party not under an obligation of confidentiality to any party with respect to such Confidential Data; or (3) was independently developed by the disclosing party not otherwise in violation or breach of this Agreement or any other obligation of the parties to each other; or (4) was rightfully known to the receiving party prior to entering into this Agreement.

Signature Page to Paying Agent Agreement IN WITNESS WHEREOF, Purchaser, the Equityholder Representative and the Paying Agent have caused their names to be signed hereto by their duly authorized officers, all as of the date first written above. PURCHASER: APPFOLIO, INC. By __________________________________________ Name: Title: EQUITYHOLDER REPRESENTATIVE: WT REPRESENTATIVE LLC By __________________________________________ Name: Fiona Boger Title: Managing Director WILMINGTON TRUST, NATIONAL ASSOCIATION, as Paying Agent By __________________________________ Name: David McGuire Title: Vice President

Schedule A (Payments Spreadsheet) See attached.

18 Schedule B (Transaction Payments) See attached.

19 Exhibit A (Letter of Transmittal) See attached.

Exhibit B (Holder Solicitation Documents) See attached.

21 Exhibit C (Certificate of Indemnity) See attached.

Exhibit D-1 (Authorized Representatives) Each of the following is authorized by Purchaser to give the Paying Agent any further instructions in connection with the Paying Agent acting as Paying Agent hereunder (multiple individuals for each party are preferred): NAME TITLE/ENTITY NAME E-MAIL PHONE NUMBER SIGNATURE SPECIFIMEN William Shane Trigg President and Chief Executive Officer shane.trigg@appfolio.com Matt Mazza Chief Legal Officer matt.mazza@appfolio.com Snow Teng Senior Director, Accounting snow.teng@appfolio.com

23 Exhibit D-2 (Authorized Representatives) Each of the following is authorized by Representative to give the Paying Agent any further instructions in connection with the Paying Agent acting as Paying Agent hereunder (multiple individuals for each party are preferred): NAME TITLE/ENTITY NAME E-MAIL PHONE NUMBER SIGNATURE SPECIFIMEN

Exhibit E FEES OF PAYING AGENT Acceptance Fee: WAIVED Initial Fees as they relate to Wilmington Trust acting in the capacity of Paying Agent – includes review of the Paying Agent Agreement; acceptance of the appointment; setting up of Account(s) and accounting records; and coordination of receipt of funds for deposit to the Account(s). Acceptance Fee payable at time of Paying Agent Agreement execution. Paying Agent Administration Fee (one-time): $7,500 This all inclusive fee covers the solicitation of letter of transmittal forms, receipt of letters of transmittal, tax forms, certification of tax id numbers, the set-up of closing date wire payments for closing day payment amounts and holdback payment amounts to Holders, deposit of funds, issuance of tax forms, remittance to the IRS of tax reporting information, mailing of tax forms and subsequent reporting of amounts to the IRS for the initial and holdback payment to Holders. Wilmington Trust’s fee is based on the following assumptions: • Number of distributions to Holders: Not more than 2 • Number of Payees (including with respect to Transaction Payments): Not more than 45 • ALL FUNDS WILL BE RECEIVED FROM OR DISTRIBUTED TO A DOMESTIC OR AN APPROVED FOREIGN ENTITY • Payment Fund remains un-invested Out-of-Pocket Expenses: Billed At Cost

EXHIBIT D FORM OF R&W POLICY See attached.

BUYER’S REPRESENTATION AND WARRANTIES INSURANCE BINDER AGREEMENT Policy No. 24BC1-4201-0123 Date: October 22, 2024 1. Named Insured: AppFolio, Inc. 70 Castilian Drive Santa Barbara, CA 93117 Attention: Evan Pickering, Associate General Counsel Email: evan.pickering@appfolio.com Additional Insured: As set forth in the Draft Policy. 2. Coverage: Buyer’s Representation and Warranties Insurance Policy and the form for which is attached as Exhibit A (the “Draft Policy”). Any changes to the Draft Policy shall be mutually agreed upon by the Underwriter and the Named Insured. This Agreement provides only a summary of conditional coverage. Please refer to the Draft Policy for the actual terms, conditions and exclusions of coverage. This Agreement supersedes any prior binder, proposal, commitment, invoice or other indication of insurance. 3. Policy Period: From October 22, 2024 (the “Inception Date”) and expiring on October 22, 2027 (the “Expiration Date”); provided that the Expiration Date with respect to the Extended Representations and the Pre-Closing Tax Indemnity shall be October 22, 2030, each as of 12:01 P.M. (Local time at the address shown in Item 1). 4. Limit of Liability: $8,000,000 in the aggregate for the Policy Period 5. Retention: As set forth in the Draft Policy (subject to any dropdown provisions specified in the Draft Policy) 6. Premium: Non-Terrorism Portion: $185,000 Terrorism Portion: $0 Premium: $185,000 The Premium is inclusive of a 15% brokerage commission to the Insurance Broker. The Premium is exclusive of any applicable surplus lines, self-procurement or premium tax and any other similar applicable excise or other tax, fee or surcharge. It is the Insureds’ responsibility to pay any such applicable amount. For the avoidance of doubt, the Insureds are not responsible for the payment of any taxes or other amounts that are imposed on or determined by reference to income of the Insurer or the Insurance Broker or are imposed in lieu of an income tax. 7. Insurance Broker: Woodruff Sawyer 50 California Street, Floor 12 San Francisco, CA 94111 Surplus Lines License No. 0329598 8. Insurer: PartnerRe Ireland Insurance dac

9. Underwriter: VALE Insurance Services, LLC d/b/a VALE Insurance Partners 51 W. 52nd Street, 12th Floor New York, NY 10019 The Underwriter is a duly authorized agent of the Insurer. The Underwriter is authorized to act and receive all notices and communications on behalf of the Insurer with respect to all matters relating to this Draft Policy. The Insureds shall have no obligation to inquire as to the authority of the Underwriter to act or to receive notices and communications on behalf of, and bind, the Insurer hereunder or to provide any notice or other communications required hereunder other than to the Underwriter (who shall be deemed to have received any such notice or communication on behalf of the Insurer). 10. Conditions: Issuance of the final, executed Buyer’s Representation and Warranties Insurance Policy contemplated by this Agreement and the Draft Policy, and coverage for any Loss thereunder, shall be subject to the satisfaction or waiver of the following conditions (provided that the issuance of the Policy shall be deemed confirmation by the Insurer and the Underwriter that all of these conditions have been satisfied or waived and the Policy shall from that point forward be the exclusive document determining coverage for any Losses thereunder): (a) The Underwriter shall have received the underwriting fee in full in accordance with the wire transfer instructions in the Underwriting Fee Agreement provided by the Underwriter to the Broker. (b) On or prior to the date that is 30 days following the Closing Date, the Underwriter shall have received the full amount of the Premium in accordance with wire transfer instructions provided by the Underwriter to the Named Insured prior to the date hereof. (c) On or prior to the date that is 45 days following the Closing Date, the Underwriter shall have received copies of (i) the final, executed Purchase Agreement (including any amendments, exhibits, attachments, disclosure schedules thereto) and (ii) closing deliveries exchanged pursuant to the Purchase Agreement. (d) On or prior to the date that is 45 days following the Closing Date, the Underwriter shall have received a USB, CD or DVD-ROM containing a complete copy of the data room created in connection with the transactions contemplated by the Purchase Agreement. (e) On or prior to the date that is 10 days following the Closing Date, the Underwriter shall have received a copy of the applicable surplus lines completion forms or have been provided with the applicable surplus lines number. (f) The Closing shall have occurred within 180 days of the Inception Date in accordance with the terms and conditions of the Purchase Agreement (as the term is defined in the Draft Policy), subject to any amendments, supplements, rescissions, consents, waivers or grants permitted by Subjectivity (h) hereunder. (g) Neither the Insureds nor any of their respective Affiliates shall have (i) amended, supplemented or rescinded the Purchase Agreement, (ii) given any consent or waiver thereunder, or (iii) granted any authority to take any of the actions in clauses (i) or (ii) above, in each case, without the prior written consent of the Insurer (such consent not to be unreasonably withheld, conditioned or delayed) if such amendment, supplement, rescission, consent, waiver or grant would reasonably be expected to materially and adversely affect the Insurer’s rights or liabilities under this Insurance Binder or the Draft Policy. (h) The Insureds shall have provided the Insurer with reasonable access to the Deal Team Members as may be reasonably requested in writing (which may be by e-mail with a copy to such individuals at the Insurance Broker with primary interface between Insurer and the Insured prior to the date hereof) to allow the Insurer to conduct a “bring down” due diligence call prior to the Closing; it being understood that the results of such “bring down” due diligence call shall not be a condition to the issuance of the Policy or coverage for any Loss thereunder. (i) The Insurer shall have received a Closing No Claims Declaration, executed by an authorized representative of the Named Insured as of Closing Date. 11. Failure of Conditions: If any condition set forth in Section 10 above has failed to be satisfied when required to be satisfied pursuant to its terms (if the Underwriter has not waived such condition), then the Underwriter shall be entitled to terminate this Agreement by providing ten days’ prior written notice to the Named Insured (but only if such failure has not been cured during such prior notice period). If (x) this Agreement is so terminated or (y) the Transaction Agreement is terminated pursuant to the terms thereof (a “Termination Event”), then this Agreement shall be void ab initio and have no force or effect and the Underwriting Representative shall have no obligation or liability hereunder or in connection herewith. In consideration of its willingness to enter into this Agreement, the Underwriting Representative shall be entitled to 10% of the Premium (the “Termination Fee”) whether or not a Termination Event occurs. In furtherance of the foregoing sentence: (a) if a Termination Event occurs and the Termination Fee has not been paid to the Underwriting Representative, the Named Insured shall pay the Termination Fee within 10 business days of the Termination Event by wire transfer in accordance with the wire transfer instructions provided by the Underwriting Representative to the Insurance Broker. The Named Insured shall deliver a notice to the Underwriting Representative as soon as reasonably practicable after any Insured becomes aware that the Acquisition Agreement has been terminated. For the avoidance of doubt and notwithstanding anything to the contrary herein, the obligations of the Named Insured to pay the Termination Fee shall survive any such termination; and (b) if a Termination Event occurs and the Insureds have paid the entire amount of the Premium, then 90% of the Premium shall be refunded to the Named Insured within 10 business days of the Termination Event by wire transfer in accordance with the wire transfer instructions provided by the Named Insured to the Insurance Broker and the remaining 10% shall be kept by the Underwriting Representative as the Termination Fee described above. 12. Governing Law: As set forth, mutatis mutandis, in Section X.H of the Draft Policy. 13. Assignment: As set forth in the Draft Policy. 14. Amendments: This Agreement may not be amended, altered or modified except by a written consent of the parties hereto. 15. Entire Agreement: This Agreement constitutes the entire agreement and understanding concerning the subject matter of this Agreement and supersedes the terms and conditions of any prior oral or written discussions, agreements or communications among the

Underwriter, the Insurer and the Insureds and their respective affiliates concerning the subject matter of this Agreement. 16. Delivery: This Agreement may be executed and delivered by the Insurer by facsimile transmission or other electronic transmission. [Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first mentioned above. VALE Insurance Partners By: Name: James Melvin Title: Director

EXHIBIT A DRAFT POLICY

Policy No. 24BC1-4201-0123 (Project Lilac) Page 1 of 29 BUYER’S REPRESENTATIONS AND WARRANTIES INSURANCE POLICY Policy Number: 24BC1-4201-0123 NOTICE: THE INSURER NAMED HEREIN IS NOT LICENSED BY THE STATE OF NEW YORK, NOT SUBJECT TO ITS SUPERVISION, AND IN THE EVENT OF THE INSOLVENCY OF THE INSURER, NOT PROTECTED BY THE NEW YORK STATE SECURITY FUNDS. THE POLICY MAY NOT BE SUBJECT TO ALL OF THE REGULATIONS OF THE DEPARTMENT OF FINANCIAL SERVICES PERTAINING TO POLICY FORMS. NOTICE: 1. THE INSURANCE POLICY THAT YOU HAVE PURCHASED IS BEING ISSUED BY AN INSURER THAT IS NOT LICENSED BY THE STATE OF CALIFORNIA. THESE COMPANIES ARE CALLED “NONADMITTED” OR “SURPLUS LINE” INSURERS. 2. THE INSURER IS NOT SUBJECT TO THE FINANCIAL SOLVENCY REGULATION AND ENFORCEMENT THAT APPLY TO CALIFORNIA LICENSED INSURERS. 3. THE INSURER DOES NOT PARTICIPATE IN ANY OF THE INSURANCE GUARANTEE FUNDS CREATED BY CALIFORNIA LAW. THEREFORE, THESE FUNDS WILL NOT PAY YOUR CLAIMS OR PROTECT YOUR ASSETS IF THE INSURER BECOMES INSOLVENT AND IS UNABLE TO MAKE PAYMENTS AS PROMISED. 4. THE INSURER SHOULD BE LICENSED EITHER AS A FOREIGN INSURER IN ANOTHER STATE IN THE UNITED STATES OR AS A NON-UNITED STATES (ALIEN) INSURER. YOU SHOULD ASK QUESTIONS OF YOUR INSURANCE AGENT, BROKER, OR “SURPLUS LINE” BROKER OR CONTACT THE CALIFORNIA DEPARTMENT OF INSURANCE AT THE FOLLOWING TOLL-FREE TELEPHONE NUMBER 1-800-927-4357 OR INTERNET WEBSITE WWW.INSURANCE.CA.GOV. ASK WHETHER OR NOT THE INSURER IS LICENSED AS A FOREIGN OR NON-UNITED STATES (ALIEN) INSURER AND FOR ADDITIONAL INFORMATION ABOUT THE INSURER. YOU MAY ALSO CONTACT THE NAIC’S INTERNET WEBSITE AT WWW.NAIC.ORG. 5. FOREIGN INSURERS SHOULD BE LICENSED BY A STATE IN THE UNITED STATES AND YOU MAY CONTACT THAT STATES DEPARTMENT OF INSURANCE TO OBTAIN MORE INFORMATION ABOUT THAT INSURER. 6. FOR NON-UNITED STATES (ALIEN) INSURERS. THE INSURER SHOULD BE LICENSED BY A COUNTRY OUTSIDE OF THE UNITED STATES AND SHOULD BE ON THE NAIC’S INTERNATIONAL INSURERS DEPARTMENT (IID) LISTING OF APPROVED NONADMITTED NON-UNITED STATES INSURERS. ASK YOUR AGENT, BROKER OR “SURPLUS LINE” BROKER TO OBTAIN MORE INFORMATION ABOUT THAT INSURER. 7. CALIFORNIA MAINTAINS A LIST OF APPROVED SURPLUS LINE INSURERS. ASK YOUR AGENT OR BROKER IF THE INSURER IS ON THAT LIST, OR VIEW THAT LIST AT THE INTERNET WEB SITE OF THE CALIFORNIA DEPARTMENT OF INSURANCE: WWW.INSURANCE.CA.GOV. 8. IF YOU, AS THE APPLICANT, REQUIRED THAT THE INSURANCE POLICY YOU HAVE PURCHASED BE BOUND IMMEDIATELY, EITHER BECAUSE EXISTING COVERAGE WAS GOING TO LAPSE WITHIN TWO BUSINESS DAYS OR BECAUSE YOU WERE REQUIRED TO HAVE COVERAGE Exhibit A

WITHIN TWO BUSINESS DAYS, AND YOU DID NOT RECEIVE THIS DISCLOSURE FORM AND A REQUEST FOR YOUR SIGNATURE UNTIL AFTER COVERAGE BECAME EFFECTIVE, YOU HAVE THE RIGHT TO CANCEL THIS POLICY WITHIN FIVE DAYS OF RECEIVING THIS DISCLOSURE. IF YOU CANCEL COVERAGE THE PREMIUM WILL BE PRORATED AND ANY BROKER'S FEE CHARGED FOR THIS INSURANCE WILL BE RETURNED TO YOU.

NOTICE: THIS IS A CLAIMS MADE AND REPORTED POLICY AND APPLIES ONLY TO CLAIMS MADE AND REPORTED TO THE INSURER IN ACCORDANCE WITH THE TERMS OF THE POLICY. COVERAGE FOR DEFENSE COSTS AND PROSECUTION COSTS IS INCLUDED IN THE LIMIT OF LIABILITY. THE INSURER HAS NO DUTY TO DEFEND ANY OF THE INSUREDS.

VALE INSURANCE PARTNERS ISSUES THIS POLICY PURSUANT TO THE AUTHORITY OF PARTNERRE IRELAND INSURANCE DAC (THE INSURER, AS DEFINED BELOW IN THE DECLARATIONS). THE INSURER IS OBLIGATED TO PROVIDE THE INSURANCE IN ACCORDANCE WITH THE TERMS OF THE POLICY.

DECLARATIONS

These **Declarations** along with the **Policy** are the contract between the **Insured** and the **Insurer**.

Declaration 1.	A.	**Insurer:**	PartnerRe Ireland Insurance dac
	B.	**Underwriter**:	VALE Insurance Services, LLC d/b/a VALE Insurance Partners
Declaration 2.	A.	**Named Insured**:	AppFolio, Inc. 70 Castilian Drive Santa Barbara, CA 93117 Attention: Evan Pickering, Associate General Counsel Email: evan.pickering@appfolio.com
	B.	**Additional Insureds**:	the Purchaser Indemnified Parties, as defined in the **Purchase Agreement** (other than any third party agents or representatives), together with their respective successors and assigns.

Declaration 3. **Policy Period:**

From: October 22, 2024

To: October 22, 2027 for the **General Representations.**

To: October 22, 2030 for the **Fundamental Representations**, **Tax Representations**, and **Pre-Closing Tax Indemnity**.

All dates at 12:01 a.m. at the address stated in Declaration 2.

Declaration 4. **Purchase Agreement:** Agreement and Plan of Merger, by and among, AppFolio, Inc., Lilac Merger Sub, Inc., Move EZ, Inc. and WT Representative LLC, as the Equityholder Representative, dated as of October 22, 2024

Policy No. 24BC1-4201-0123 (Project Lilac) Page 2 of 29

Policy No. 24BC1-4201-0123 (Project Lilac) Page 3 of 29 Declaration 5. Target Group: the Group Companies, as defined in the Purchase Agreement Declaration 6. Sellers: the Equityholders, as defined in the Purchase Agreement Declaration 7. Insured Representations: A. The representations and warranties set forth in Article IV of the Purchase Agreement and the representations and warranties set forth in the Ancillary Documents identified on Appendix D as General Representations (in each case, other than those identified as Fundamental Representations or Tax Representations in parts B or C below) (the “General Representations”); B. The representations and warranties set forth in Sections 4.01, 4.02, the first sentence of 4.03 (with respect to clause (a) only), 4.05, 4.06, and 4.07 of the Purchase Agreement and the representations and warranties set forth in the Ancillary Documents identified on Appendix D as Fundamental Representations (the “Fundamental Representations”); and C. The representations and warranties set forth in Section 4.14 of the Purchase Agreement (the “Tax Representations”) Declaration 8. Limit of Liability: $8,000,000 in the aggregate for the Policy Period Declaration 9. Retention: $400,000 in the aggregate (the “Initial Retention”) until the Retention Dropdown Date, and thereafter dropping to the lesser of (i) $320,000 in the aggregate, and (ii) the then-remaining Retention; provided that the Retention for the Fundamental Representations shall be $0 in the aggregate. Declaration 10. Premium: $185,000 The above Premium is inclusive of 15% brokerage payable to the Broker. The Premium is exclusive of any applicable surplus lines, self-procurement or premium tax and any other applicable excise or other tax, fee or surcharge; provided that the Insurer hereby represents that the Insurer (1) has entered into a valid closing agreement with the United State Internal Revenue Service regarding the exemption from excise tax due under Section 4371 of the Internal Revenue Code of 1986, as amended and (2) qualifies for treaty benefits under the Income Tax Treaty between the United States and Ireland (clauses (1) and (2) together, the “Section 4371 Representation”). It is the Insureds’ responsibility to pay any such applicable amount, except to the extent such applicable amount is attributable to the inaccuracy of the Section 4371 Representation. The Premium is non-refundable. Declaration 11. Broker: Woodruff Sawyer 50 California Street, Floor 12 San Francisco, CA 94111 Surplus Lines License No. 0329598

Policy No. 24BC1-4201-0123 (Project Lilac) Page 4 of 29 Declaration 12. Notification Under This Policy: A. Notification pursuant to Clause VII shall be given to: PartnerRe Ireland Insurance DAC Claims Department 3rd Floor, The Exchange George’s Dock IFSC Dublin 1, D01 P2V6 Ireland Email: PRIIL.Dublin.Claims@partnerre.com VALE Insurance Partners 51 W. 52nd Street, 12th Floor New York, NY 10019 Email: RWclaims@valeip.com B. All other notices under this Policy shall be given to: VALE Insurance Partners 51 W. 52nd Street, 12th Floor New York, NY 10019 Email: RWclaims@valeip.com Declaration 13. Appendices: A. Deal Team Members B. Inception No Claims Declaration C. Closing No Claims Declaration D. Ancillary Documents E. Purchase Agreement Issued: ___/___/2024 At: 51 W. 52nd Street, 12th Floor New York, NY 10019 By: ___________________________________ James Melvin VALE Insurance Partners

Policy No. 24BC1-4201-0123 (Project Lilac) Page 5 of 29 BUYER’S REPRESENTATIONS AND WARRANTIES INSURANCE POLICY In consideration for and subject to the payment of the premium, and subject to the terms and conditions of the Policy, the Insurer agrees with the Insured as follows: I. INSURING AGREEMENT The Insurer shall indemnify, reimburse and pay to, or on behalf of, the Insured any Loss in excess of the Retention resulting from a Claim reported to the Insurer in accordance with the terms of this Policy. II. DEFINITIONS All capitalized terms used but not defined in this Policy shall have the meanings ascribed to them in the Purchase Agreement. The following terms used in this Policy in boldface type shall have the meanings provided below: A. Actual Knowledge means (i) with respect to a particular fact, event or condition as of a specified date or time, that the relevant person has an actual personal conscious awareness of such particular fact, event or condition, and (ii) with respect to a Breach, that such person has an actual personal conscious awareness of the particular fact, event or condition and the relevant person has actual conscious awareness that such particular fact, event or condition actually constitutes a Breach. The Insurer shall bear the burden of proving that any such applicable person had Actual Knowledge. For the avoidance of doubt, Actual Knowledge does not include imputed, implied or constructive knowledge, or any knowledge of any outside advisors, attorneys, counsel, contractors, representatives, accountants, employees or agents, nor does it require any duty of inquiry (other than with respect to the No Claims Declarations as expressly set forth therein). For the avoidance of doubt, the express reference to the Insurer’s burden of proof herein, or elsewhere in this Policy, shall not be interpreted to suggest the Insurer does not possess such burden where not expressly stated. B. Additional Insureds means the entities and individuals identified in Declaration 2.B. C. Affiliate has the meaning attributed to it in the Purchase Agreement. D. Ancillary Documents means any certificate, instrument, document or agreement that is set forth on Appendix D attached hereto. E. Breach means (i) any breach of, default in, misstatement, or misrepresentation of or inaccuracy in, or failure to perform, any of the Insured Representations (including, without limitation, as a result of Fraud) as of the date of the Purchase Agreement and as of the Closing (except, in each case, to the extent such Insured Representations are made on and as of a specified date, in which case as of such specified date) or (ii) any obligation to indemnify the Insured pursuant to the Pre- Closing Tax Indemnity. Except with respect to the use of the defined term “Material Adverse Effect” in Section 4.10 of the Purchase Agreement and the defined terms “Material Contracts,” “Material Customers,” and “Material Suppliers,” Breach shall be

Policy No. 24BC1-4201-0123 (Project Lilac) Page 6 of 29 determined without regard to any materiality, “Material Adverse Effect,” or other similar materiality qualification contained in or otherwise applicable to the Insured Representations (as if such words or phrases were deleted from such representation or warranty). Breach shall be determined without regard to the survival periods in Section 8.01 of the Purchase Agreement. For the purposes of the Policy: (a) the words “To the Company’s Knowledge” shall be deemed inserted prior to the second sentence of Section 4.04 of the Purchase Agreement; (b) clause (A) of the second sentence of Schedule 4.16(b)(1) of the Disclosure Schedules shall be deemed deleted; (c) each use of the word “indication” in the penultimate sentence of Sections 4.21(a) and (b) of the Purchase Agreement shall be read as “written (or, to the Company’s Knowledge, oral) notice”; (d) the second sentence of Section 4.23 of the Purchase Agreement shall be deemed deleted; (e) the words “To the Company’s Knowledge” shall be deemed inserted prior to the first sentence of Section 4.27(h) of the Purchase Agreement; (f) The following shall be deemed inserted on Section 4.08 of the Disclosure Schedules: “Revenue share liabilities are accrued at a 15% flat estimate”; and (g) The following shall be deemed inserted on Section 4.27 of the Disclosure Schedules: [(i) “The Company is noncompliant with the CCPA and TDPSA for failing to disclose rights residents have with respect to personal data, including the right to correct, the right to delete, and the right to opt out”]1; and (ii) “On September 15, 2024, the Company discovered that one of their servers hosted by Amazon Web Servers was compromised by a coin mining operation.” F. Business Day means any day other than a Saturday, Sunday or public holiday in the Insured’s location as provided in Declaration 2. G. Claim means any Breach or Third Party Claim. H. Closing has the meaning attributed to it in the Purchase Agreement. I. Closing Date has the meaning attributed to it in the Purchase Agreement. J. Closing No Claims Declaration means the no claims declarations executed by any Deal Team Member at Closing, an executed copy of which is attached at Appendix C. 1 This is a conditional deemed disclosure. To be removed to the extent these compliance issues have been remedied and the Named Insured delivers evidence thereof to the Insurer, in form and substance reasonably satisfactory to the Insurer, in writing (which may be via email) within 30 days following the Closing.

Policy No. 24BC1-4201-0123 (Project Lilac) Page 7 of 29 K. Deal Team Members means those individuals whose names are set forth on Appendix A. L. Defense Costs means that part of Loss that constitutes any reasonable fees, costs and expenses incurred by or on behalf of an Insured (including attorney’s fees, other professionals’ fees, consultants’ fees and experts’ fees and disbursements of attorneys, accountants, consultants and experts selected by an Insured at their standard hourly rates (including usual and customary periodic increases in such rates)) and including all out of pocket charges and expenses, and premiums for any appeal bond, attachment bond or other similar bond, but without any obligation to apply for or furnish such bond, in the investigation, negotiation, adjustment, prosecution (including prosecution of counterclaims and crossclaims), opposition, settlement, mitigation, defense or appeal of a Third Party Claim (including, for the avoidance of doubt, any such fees, costs and expenses incurred in the investigation of the facts and circumstances underlying such Third Party Claim. Defense Costs do not include internal expenses or internal compensation of any director, officer or employee of the Insured. For the avoidance of doubt, once the Insured has provided written support for Defense Costs, the burden shall be on the Insurer to establish that any submitted Defense Costs are unreasonable. The Insurer agrees that Massumi + Consoli LLP is counsel to the Insured and that the Insured may engage Massumi + Consoli LLP for matters related to this Policy (and the Insurer shall not challenge payment of the then prevailing rates of Massumi + Consoli LLP as being unreasonable). M. Finance Party means a lender, or a collateral agent acting on behalf of a lender or lenders of the Insured. N. Inception Date means the inception date of the Policy, which is the start date of the Policy Period. O. Inception No Claims Declaration means the no claims declarations executed by any Deal Team Member on the date of this Policy, an executed copy of which is attached as Appendix B. P. Insured means the Named Insured and the Additional Insureds identified in Declarations 2.A and 2.B, together with their respective successors and assigns. Q. Insured Representations means the representations and warranties identified in Declaration 7. R. Insurer means the entity stated in Declaration 1.A. S. Interim Breach means any Breach that first occurred during the Interim Period with respect to which any of the Deal Team Members first obtained Actual Knowledge thereof during the Interim Period. T. Interim Period means the period beginning at the execution of the Purchase Agreement and ending upon the signing of the Closing No Claims Declaration concurrently with the Closing. U. Limit of Liability means the limit stated in Declaration 8 and is the Insurer’s maximum aggregate limit of liability under this Policy for all Loss. The Retention is

Policy No. 24BC1-4201-0123 (Project Lilac) Page 8 of 29 not part of the Limit of Liability. V. Loss means (i) any and all losses, costs, claims, obligations, Liabilities, settlement payments, awards, judgments, fines, penalties, damages, expenses, deficiencies or other charges, (ii) any Defense Costs resulting from a Third Party Claim, and (iii) any Prosecution Costs; provided that Loss shall not include: (a) civil or criminal fines or penalties, except to the extent insurable by the law of the Most Favorable Jurisdiction, or awarded against the Insured or Target Group pursuant to (i) a final judgment by a court or arbitration panel of competent jurisdiction in connection with the resolution of a Third Party Claim or (ii) a settlement consented to in writing by the Insurer in accordance with Clause VIII.C. of this Policy with respect to a Third Party Claim, provided that this exclusion shall not apply to Defense Costs; or (b) punitive or exemplary damages, except to the extent insurable under the law of the Most Favorable Jurisdiction or awarded against the Insured or Target Group pursuant to (i) a final judgment by a court or arbitration panel of competent jurisdiction in connection with the resolution of a Third Party Claim or (ii) a settlement consented to in writing by the Insurer in accordance with Clause VIII.C. of this Policy with respect to a Third Party Claim, provided that this exclusion shall not apply to Defense Costs. Notwithstanding anything else contained herein, except with respect to the use of the defined term “Material Adverse Effect” in Section 4.10 of the Purchase Agreement and the defined terms “Material Contracts,” “Material Customers,” and “Material Suppliers,” Loss shall be determined without regard to any materiality, “Material Adverse Effect,” or other similar qualification contained in or otherwise applicable to the Insured Representations (as if such words or phrases were deleted from such representation or warranty). W. Loss Payee means any bank, holders of debt securities, financial institutions, hedge counterparties, or other person lending money or making other banking facilities available to any Insured or the Target Group. X. Most Favorable Jurisdiction means, at the election of the Insured, a jurisdiction that has any nexus to the Breach or the Loss, where the act, error or omission giving rise to the Breach or the Loss took place, the Third Party Claim was made, any relief was awarded, or any Insured is incorporated or has its principal place of business, in each case, which most favors coverage for any Loss. Y. Named Insured means the named insured stated in Declaration 2.A. Z. No Claims Declaration means the Closing No Claims Declaration or the Inception No Claims Declaration or both. AA. Policy means this buyer-side insurance policy including the Declarations, these terms and conditions, and the attached Appendices. BB. Policy Period means the relevant period of time stated in Declaration 3. CC. Pre-Closing Tax Indemnity means the obligation to indemnify the Insureds for

Policy No. 24BC1-4201-0123 (Project Lilac) Page 9 of 29 subparts (b) (disregarding the words “including any Taxes resulting from the Transactions”), (d) and (e) of the definition of Pre-Closing Taxes in the Purchase Agreement pursuant to Section 8.02(b) of the Purchase Agreement; except shall not include (i) Transfer Taxes; (ii) Taxes properly accrued or reserved on the Latest Balance Sheet of the Target Group as of the date thereof; or (iii) specific items, matters or liabilities disclosed in the Disclosure Schedules to the extent it is reasonably apparent on its face that such item, matter or liability relates to Taxes and, if ultimately resolved adversely, could reasonably be expected to result in Taxes of the Target Group with respect to the Pre-Closing Tax Period; provided that any disclosure relating to Tax matters that does not disclose a potential liability (including a Tax audit or other examination that is solely informational) shall not be treated as included in this clause (iii); and provided, however, that the inclusion of this Pre- Closing Tax Indemnity shall not waive or remove the Sellers’ obligation to abide by covenants related to Taxes as laid out in Section 6.08 of the Purchase Agreement. DD. Premium means the amount of premium stated in Declaration 10. EE. Prosecution Costs means the reasonable legal and professional fees and other fees, costs, expenses, disbursements, and charges, including the costs of advisors and consultants (and the costs of bonds or attachments), incurred by the Insured in connection with the Insured’s investigation, preparation and prosecution of a claim against any Sellers and/or pursuant to the Purchase Agreement for a Breach where such fees and expenses are incurred after the Insured has a reasonable expectation that a Breach may exist. It is understood and agreed that (i) representation of the Insureds by Massumi + Consoli LLP at its then prevailing rate structure is reasonable and (ii) once the Insureds have provided reasonable support for their Prosecution Costs, the burden shall be on the Insurer to demonstrate that such Prosecution Costs are unreasonable. FF. Purchase Agreement means the agreement stated in Declaration 4, an executed copy of which is attached as Appendix D. The Purchase Agreement includes its respective schedules, exhibits or other attachments. GG. Retention means the amount stated in Declaration 9. HH. Retention Dropdown Date means the 12-month anniversary of Closing. II. Sellers means the entity stated in Declaration 6. JJ. Specified Person means (i) any person who, at the time of a particular Loss, is the chief executive officer, chief financial officer or general counsel of the Named Insured or, if no such titled position exists, a person who holds a functionally equivalent position to any of the foregoing at the Named Insured, and (ii) any Deal Team Member (to the extent such person is employed by the Named Insured or any Affiliate of the Named Insured). Notwithstanding the foregoing, Specified Persons shall not include any chief executive officer, chief financial officer or general counsel or any person who held a functionally equivalent position to any of the foregoing at the Target Group immediately prior to Closing unless such person (y) is the chief executive officer, chief financial officer, or general counsel (or functionally equivalent positions) of any Insured and (z) intentionally and willfully withholds or conceals any information first obtained after Closing that would reasonably be expected to give

Policy No. 24BC1-4201-0123 (Project Lilac) Page 10 of 29 rise to a Breach. The burden of proving that a Specified Person intentionally and willfully withholds or conceals information first obtained after Closing shall be on the Insurer. KK. Target Group has the meaning stated in Declaration 5. LL. Tax Benefit means any reduction in taxes actually realized as a result of a Loss that has been paid under this Policy equal to the positive difference, if any, between (i) the Insured’s liability for Taxes in the year the Loss is incurred not taking into account such Loss or the payment under this Policy of such Loss and (ii) the Insured’s liability for Taxes in such year taking into account the Loss and taking into account any taxable income realized by the Insured as a result of the payment under this Policy on account of such Loss, with the Loss treated as the last item of expense or deduction realized for such year. MM. Third Party Claim means any claim, notice, written demand, complaint, arbitration, proceeding, legal action, administrative proceeding or other similar action made or brought against, or the initiation of a tax audit or examination of, the Insured or the Target Group asserted by any Person (who is neither a party to the Purchase Agreement nor the Insurer), which, if successful, could result in Loss arising out of, resulting from or related to an actual or alleged Breach. NN. Underwriter means the entity stated in Declaration 1.B. III. EXCLUSIONS The Insurer has no obligation to pay for that portion of Loss, nor shall the Retention be eroded by such portion, to the extent (and only to the extent): A. arising out of or resulting from any (a) Claim of which any Deal Team Member had Actual Knowledge prior to the Inception Date or (b) Interim Breach; B. arising out of or resulting from the specific indemnity set forth in Section 8.02(f) of the Purchase Agreement; C. arising out of or resulting from any employee benefit plan underfunding or withdrawal liability; D. amounts paid or required to be paid pursuant to the adjustment provisions at Section 3.06 of the Purchase Agreement without regard for any caps, collars, restrictions on sources of funds or other similar limitations; E. resulting from asbestos, Polychlorinated Biphenyls, Chlorofluorocarbons, or underground storage tanks; F. arising out of or resulting from the failure of the Target Group to comply with applicable transfer pricing laws, rules, regulations or requirements; G. arising out of or resulting from the use, availability or unavailability in any taxable period beginning after the Closing Date of any federal, state, or foreign income tax net operating loss carryforward, interest expense carryforward or other tax credit of the Target Group generated prior to the Closing and from any Pre-Closing Tax

Policy No. 24BC1-4201-0123 (Project Lilac) Page 11 of 29 Period; provided that for the avoidance of doubt this exclusion shall not apply to any Tax paid or payable by or with respect to the Target Group for any taxable period (or portion thereof) ending on or before the Closing Date; H. arising out of or resulting from any Taxes of the Target Group arising from (i) employment and payroll taxes of the Target Group in Ohio (including, for the avoidance of doubt, the city of Columbus) in 2021-2024; (ii) the misclassification of independent contractors in 2021-2022; (iii) any amounts claimed as an employee retention credit for the period from April 1, 2020 to September 30, 2021 which are currently in dispute; or (iv) costs related to amending method of accounting of the Target Group in respect of Section 174 due to improper capitalization and amortization of foreign R&D costs in 2022-2024 (for the avoidance of doubt, this prong (iv) shall include any compliance/filing costs in addition to any Taxes resulting therefrom); or I. [arising out of or resulting from any liability related to the Target Group’s participation in the Multiple Employer Welfare Arrangement].2 If only part of the Loss is excluded under this Clause III, the Insurer is liable for the portion of the Loss which is not excluded. IV. RETENTION The Retention is an aggregate one. The Insurer is only liable for Loss in excess of the Retention, which shall erode only by Loss covered by this Policy but for the Retention, whether or not such Loss is borne by any of the Insured, any Seller or from an escrow or other holdback type fund. The Retention may not be insured through another representation and warranty insurance policy. The Insured shall not be required to proceed against the Seller, any of its Affiliates, or any officer, director, employee or equityholder of any of the foregoing, for recovery under the Purchase Agreement with respect to any Loss prior to making a claim under this Policy or as a condition precedent to recovery hereunder. The Insurer and the Insured agree that it is the intent of the parties hereto that any Claims for Loss (or any portion thereof) that exceeds the Retention shall be subject to recovery under this Policy (subject to the conditions, limitations and exclusions contained herein) prior to and not conditioned upon obtaining recovery from the Seller, any of its Affiliates, or any officer, director, employee or equityholder of any of the foregoing under the Purchase Agreement, with respect to any Loss. In addition, for the avoidance of doubt, any amounts borne by the Insured in respect of any deductible under the Purchase Agreement shall erode the Retention. If the Retention stated in Declaration 9 incorporates a drop down in the dollar amount after a specified period of time, the Retention that shall apply to any Claim shall be the Retention remaining when the Specified Person obtains Actual Knowledge of the facts and circumstances underlying such Claim. 2 This is a conditional exclusion. To be removed upon receipt of the contract between the Company and the MEWA/plan sponsor with confirmation of no material issues identified therein and the Named Insured delivering evidence thereof to the Insurer, in form and substance reasonably satisfactory to the Insurer, in writing (which may be via email) within 30 days following the Closing.

Policy No. 24BC1-4201-0123 (Project Lilac) Page 12 of 29 V. NET LOSS The Insurer’s payment obligations under this Policy with respect to any Loss shall be net of any (i) offsetting amounts actually recovered by the Insured with respect to Loss (excluding those subject to forfeiture, and taking into account any costs, expenses or other loss incurred in connection with such recovery) from any other insurance policy or third party indemnities (other than any amounts paid or payable (x) pursuant to the Purchase Agreement for any Loss that would be covered by this Policy but for the Retention or (y) in excess of the Limit of Liability) or (ii) Tax Benefit actually realized; in each case only to the extent such recovery or Tax Benefit actually reduces the amount of Loss actually suffered and directly relates to such Loss.); provided, that the Insurer shall not delay payment of any Loss under this Policy while the Insured pursues such recovery; and provided further, that the failure of any Insured to pursue such rights shall only reduce the rights of the Insured to recover for Loss under this Policy to the extent of the Loss that would have been avoided by such pursuit of recovery. Loss shall not be reduced pursuant to the immediately preceding sentence to the extent of: (a) any retentions or deductibles paid by the Insured under any other policies of insurance; (b) any increase in premium under other insurance policies directly attributable to the Loss giving rise to such offsetting recoveries, and only to the extent of such increase; (c) any costs and expenses incurred by the Insured in connection with the recovery of such offsetting recoveries; or (d) any payment is not actually made under such other insurance policy or indemnity for such Loss. Notwithstanding anything in this Policy to the contrary, the Insured shall not be required to proceed against the Sellers or any third party prior or as a condition to seeking or securing recovery for any Loss, or otherwise exercising any rights, hereunder. VI. SUBROGATION A. If the Insurer makes any payment to the Insured under this Policy, the Insurer shall be subrogated, to the extent of such payment, to the Insured’s rights of recovery against any person with respect to such payment (other than (i) any Insured or any of their respective Affiliates, (ii) any direct or indirect member, shareholder, director, officer, partner or employee of any entity set forth in clause (i), (subject to the provisions of Clause VI.B below with respect to any Person that was a direct or indirect member, shareholder, director, officer, partner or employee of the Target Group prior to the Closing), and (iii) subject to the provisions of Clause VI.B below, any Seller, any of its Affiliates, or any direct or indirect member, shareholder, trustee, beneficiary, parent, subsidiary, controlling person, director, officer, partner or employee of any of the foregoing (or the functional equivalent of any such position)). At the sole cost and expense of the Insurer (costs incurred directly by the Insurer shall not reduce the Limit of Liability hereunder) and to the extent consistent with the granting of subrogation hereunder, the Insured shall take commercially reasonable measures at the written request of the Insurer to procure such rights on behalf of the Insurer against any person or entity (other than those persons and entities set forth above) to the extent of such payment, including assigning any of its rights to recovery to the Insurer, in each case to the extent of such payment; provided that if the Insured is unable to assign its rights of recovery to the Insurer, the Insured shall allow the Insurer, or any Affiliate of the Insurer, to prosecute such rights in the name of the Insured at the Insurer’s own cost without eroding the Limit of Liability. The Insured shall not, nor cause any of its Affiliates to knowingly and intentionally waive any rights in a manner that would reasonably

Policy No. 24BC1-4201-0123 (Project Lilac) Page 13 of 29 be expected to actually prejudice such subrogation or assignment. Notwithstanding the foregoing, the Insurer shall not be entitled to subrogate in respect of any landlords, customers, clients, vendors, licensors, licensees, suppliers, advisors or other material business relation of any person or entity described in clauses (i) through (iii) of Section VI.A above without the express written consent of the Named Insured until the aggregate amount of all Losses for which recovery would be available against any such landlords, customers, clients, sales representatives, vendors, licensors, licensees, suppliers, advisors or other material business relations, as applicable, exceeds $350,000 (the “Subrogation Threshold”); provided that after such Losses exceed the Subrogation Threshold, the Insurer shall be permitted to subrogate with respect to any such customers, clients, sales representatives, vendors, licensors, licensees, suppliers, advisors or other material business relations, as applicable, without the express written consent of the Named Insured, provided that the Insurer shall, prior to instituting a claim for subrogation against such customers, clients, vendors, licensors, licensees, suppliers, advisors or other material business relations, as applicable, give the Named Insured prior written notice of its intent to do so and shall thereafter (upon request of the Named Insured) provide reasonable updates with respect to the status of and circumstances of such claim. The Named Insured shall be entitled, at its sole cost and expense, to effectively associate in the prosecution, negotiation and settlement of any subrogation claims against any such landlords, customers, clients, sales representatives, vendors, licensors, licensees, suppliers, advisors or other material business relations, provided that the Insurer shall control all decisions. A. Notwithstanding anything herein to the contrary, the Insurer expressly and irrevocably waives and releases, and agrees not to pursue any rights of subrogation, contribution or rights acquired by assignment, against the Sellers, their respective Affiliates, or any of their respective direct or indirect former or current equityholder(s), partners, managers, members, directors, officers, employees, agents, or representatives, except in the case of payment of Loss hereunder resulting from Fraud in which case the Insurer shall be entitled to subrogate to the extent of said Fraud. The Insured and the Insurer shall not waive, amend, or modify such subrogation provision without the prior written consent of the Sellers. The Insurer agrees that the Sellers, their respective Affiliates, and any of their respective direct or indirect former or current equityholder(s), partners, managers, members, directors, officers, employees, agents, or representatives are intended third party beneficiaries of, and may rely upon and enforce, this Clause VI.B. B. Any amounts recovered by the Insurer as a result of subrogation or assignment of rights shall be applied in the following priority: (1) to reimburse the Insurer and the Insured for any costs and expenses incurred in connection with such recovery (allocated pro rata based on the total amount of costs and expenses incurred by the Insurer and Insured), (2) to reimburse the Insured for any Loss it has incurred in excess of the Limit of Liability and which provided the basis for such subrogation or assignment of recovery, (3) to reimburse the Insurer in respect of any Loss which the Insurer has paid under this Policy and (4) to reimburse the Insured in respect of any Loss which the Insured has incurred within the Retention and which provided the basis for such subrogation or assignment recovery. Any Loss falling under clause (3) immediately above shall be restored to the Limit of Liability.

Policy No. 24BC1-4201-0123 (Project Lilac) Page 14 of 29 C. The Insurer shall bear all costs incurred in connection with, arising from, or related to, any subrogation efforts or actions taken by the Insurer and the Insurer shall promptly reimburse the Insured and their respective Affiliates for any reasonable costs incurred in connection with any subrogation efforts in connection with this Clause VI of this Policy. The Insured shall defend at its own expense, and be liable for, any counterclaim, cross-claim, or third party action asserted in connection with any assignment or subrogation claim pursued by the Insurer, except to the extent that such counterclaim, cross-claim, or third party action (i) arises out of, results from, or relates to substantially the same facts and allegations as the assignment or subrogation claim, (ii) would itself constitute a Third Party Claim or would reasonably be expected to give rise to Loss, or (iii) arises out of, results from, or relates to actions taken by the Insurer in connection with such subrogation or assignment claim, in which event the Insurer shall defend and indemnify the Insured with respect to such counterclaim, cross-claim, or third party action. VII. NOTICE OF CLAIM A. The Insured shall deliver notice of a Claim to the Insurer and to the Underwriter at the addresses stated in Declaration 12 signed by a Specified Person as soon as commercially reasonable after any Specified Person obtains Actual Knowledge of a Breach or Third Party Claim, and in any event during the Policy Period or within 45 Business Days after the end of the Policy Period for a Claim that is discovered during the Policy Period; provided, however, as long as a notice of a Claim is provided to the Insurer during the Policy Period or within 45 Business Days after the end of the Policy Period for a Claim that is discovered during the Policy Period, the failure to provide timely notice shall excuse the Insurer from performance hereunder only to the extent that such failure actually and materially prejudices the Insurer with the Insurer having the burden of proof of proving such actual and material prejudice. If notice of such Breach or Third Party Claim is delivered to the Insurer and to the Underwriter during the Policy Period or within 45 Business Days after the end of the Policy Period for a Breach or Third Party Claim that is discovered during the Policy Period, then any subsequent Loss arising out of such Breach or Third Party Claim shall be deemed reported at the time such notice was received by the Insurer. Even if a suspected Loss is not likely to exceed the Retention, the Insured shall deliver such notice. The Insured is not required to bring an action against or otherwise pursue recovery from any person or entity, including the Seller for a Breach prior to delivering notice of a Claim under this paragraph, or prior to exercising any right under this Policy. B. The notice of a Claim shall describe, in reasonable detail (based on the information then within the Actual Knowledge of the Specified Person involved in the submission of the notice), the subject matter of the Breach or Third Party Claim, the specific Insured Representation(s) that is believed to be breached or potentially breached, and, to the extent known, an estimate of the likely amount of Loss. It is understood that at the time written notice of a Claim is given, limited information may be available and any information provided to the Insurer in connection with any Claim is disclosed solely for purposes of making a Claim under this Policy, and no information so disclosed shall be deemed to be an admission by any Insured to any third party of any manner whatsoever. A deficiency in the timing of delivery and/or content of a Claim (so long as such notice is delivered within 45 Business Days after

Policy No. 24BC1-4201-0123 (Project Lilac) Page 15 of 29 the end of the Policy Period) shall not preclude or reduce the liability of the Insurer for the Loss to which the Claim relates, except to the extent the Insurer is actually prejudiced by such deficiency (and the burden of proving such prejudice shall be on the Insurer); provided; however, it is understood and agreed by the Insurer that (i) the Insureds may have incomplete knowledge of a Breach, Third Party Claim or Loss at the time a Claim is delivered to the Insurer and that any Claim may reflect such incomplete knowledge; (ii) a notice of a Claim may be supplemented as more information (including information about additional Loss) becomes actually known to the Insured and any supplement to the notice of a Claim containing additional information or Loss shall be deemed reported at the time such notice was received by the Insurer. Nothing in this Policy shall be construed to require the waiver of any Fifth Amendment or similar protection. C. The information provided in or pursuant to any Claim shall be provided solely for the purpose of making a claim under this Policy and shall be kept strictly confidential. In disclosing such information, the Insureds expressly do not waive any attorney-client privilege associated with such information or any protection afforded by the work-product doctrine, common interest privilege, or other privilege with respect to any of the matters disclosed or discussed therein. No information contained in any notice of a Claim shall be deemed to be an admission by any Insured to any third party of any matter whatsoever (including any violation of law or breach of contract). D. As soon as reasonably practicable after the Insurer receives notice of a Claim, and in any event within thirty (30) days after the Insurer receives notice of a Claim, the Insurer will respond in writing by acknowledging or denying coverage for the Loss claimed or, if the Insurer is not in a position to determine whether the Loss is covered by this Policy, by requesting such additional information as will assist the Insurer in making a coverage determination or “reserve rights” as to coverage under this Policy. Once the Insurer receives such additional information, the first sentence of this paragraph shall apply again. The Insurer shall use commercially reasonable efforts to respond to any Claim in a manner which provides the Insured sufficient time to satisfy any litigation deadline or other similar deadlines of which the Insurer has knowledge relating to the matters which are the subject of the Claim. E. All notices under this Policy must be made in writing and delivered by prepaid courier, express mail, certified mail or electronic mail. Such notices will be deemed received and effective upon actual receipt by the recipient at the address or, in the case of electronic mail, when transmitted to the electronic mail address set forth below (or at another address specified in writing by the applicable party): to the Insured: AppFolio, Inc. 70 Castilian Drive Santa Barbara, CA 93117 Attention: Evan Pickering, Associate General Counsel Email: evan.pickering@appfolio.com

Policy No. 24BC1-4201-0123 (Project Lilac) Page 16 of 29 with copies (which shall not constitute notice) to: Massumi + Consoli LLP 2029 Century Park East, Suite 280 Los Angeles, CA 90067 Attention: Peter Massumi, P.C.; Daniel Dubelman P.C. Email: pmassumi@mcllp.com; ddubelman@mcllp.com to the Insurer and the Underwriter: PartnerRe Ireland Insurance DAC Claims Department 3rd Floor, The Exchange George’s Dock IFSC Dublin 1, D01 P2V6 Ireland Email: PRIIL.Dublin.Claims@partnerre.com VALE Insurance Partners 51 W. 52nd Street, 12th Floor New York, NY 10019 Email: RWclaims@valeip.com F. If the Insured gives the Insurer notice during the Policy Period, or within 45 Business Days after the end of the Policy Period of a Breach or Third Party Claim discovered during the Policy Period, or of facts or circumstances that are reasonably expected to give rise to a Claim, then any actual Claim and subsequent Loss arising out of such facts and circumstances will be deemed to have been reported to the Insurer within the Policy Period. Such notice shall comply with all other notice requirements of this Clause VII in the Policy. G. Any Loss paid by the Insurer pursuant to this Policy shall be paid to the Named Insured as representative of the Insured. At the written request of the Named Insured, the Insurer shall pay any Loss payable hereunder to such other Person as the Named Insured instructs the Insurer in writing in a notice provided pursuant to Clause VII.E of this Policy. H. Notwithstanding the foregoing, a deficiency in the content or form of the notice of a Claim shall not render such notice invalid, so long as it is received during the Policy Period or within 45 Business Days after the end of the Policy Period for a Claim that is discovered during the Policy Period. Nothing herein shall be interpreted to limit the Insured’s right to supplement a claim notice, including supplementation by telephone conference, letter, email or otherwise. VIII. DEFENSE AND SETTLEMENT A. The Insurer has no duty to defend the Insured under this Policy. B. If the Retention has been exhausted, and the Insured requests in writing, the Insurer will reimburse the Insured within 20 Business Days after each calendar month for Defense Costs incurred and billed through the end of such calendar month,

Policy No. 24BC1-4201-0123 (Project Lilac) Page 17 of 29 even if the Third Party Claim has not settled or been finally determined, so long as the Insured provides its invoices of Defense Costs after receipt along with a reasonable explanation of such Defense Costs. Defense Costs are part of Loss and are subject to the Limit of Liability of this Policy. C. The Insurer, at its sole cost and expense, has the right, and shall be given the opportunity, to associate effectively with the Insured in the investigation, defense and settlement, including the negotiation of a settlement of any Claim for which the Insured seeks coverage under this Policy; provided, however, that, subject to the subsequent sentence, the Insured shall control all decisions with respect to the investigation, defense, prosecution, negotiation and settlement of any such Third Party Claim. Except with respect to Defense Costs, the Insurer shall not be liable for Loss to the extent resulting from any settlement, compromise or stipulated judgment of a Third Party Claim to which the Insurer has not consented (such consent not to be unreasonably withheld, conditioned or delayed); provided that, with respect to any settlement or stipulated judgment of Third Party Claim with respect to which the resultant Loss is solely within the Retention, the Insurer’s consent to such settlement or stipulated judgment is not required unless the Total Settlement Amount (as defined below) exceeds 35% of the then-remaining Retention. “Total Settlement Amount” means the sum of (x) the amount of such settlement or stipulated judgment (including any paid or anticipated Defense Costs), and (y) any Loss alleged in any pending Claim under this Policy. D. The Insured shall use commercially reasonable efforts to provide the Insurer with all information in its possession and reasonably accessible, assistance and cooperation that the Insurer reasonably requests in connection with any Claim, including providing relevant court filings to the Insurer, permitting the Insurer to review the books, records and data of the Insured that relate to the Claim, and providing the Insurer with commercially reasonable access to the Insured’s and the Target Group’s representatives for interviews during normal business hours at the Insurer’s sole cost and expense (which shall not constitute Loss hereunder), upon reasonable advance notice and in agreeable locations. Notwithstanding anything in this Policy to the contrary, with respect to any documents or information that are subject to a confidentiality or non-disclosure agreement or protected by the attorney- client privilege, work product doctrine, common interest privilege, or other privileges, the Insurer and the Insured shall cooperate in good faith to provide such information or documents in such a manner that does not violate such confidentiality or non-disclosure agreement, or that preserves the privileged status of any such document or information (including by signing a joint defense or similar agreement acceptable to the Insurer and the Named Insured) and, provided further, that the foregoing shall not be interpreted to require the Insured to provide any such documents or information to the Insurer if such disclosure will breach any attorney- client privilege, work product protection or other privilege applicable to such documents or information. Nothing in this Policy shall be construed to require the waiver of any Fifth Amendment or similar protection. Without limiting any of the foregoing cooperation obligations of the Insurer, or Insureds, nothing in this Policy shall be construed to require any party to breach or violate any law or confidentiality or non-disclosure agreement or require any action that could reasonably be expected to cause the loss of the attorney-client privilege, work-product doctrine, or other privileges as to any document, information, or communication.

Policy No. 24BC1-4201-0123 (Project Lilac) Page 18 of 29 E. Notwithstanding the foregoing, the Insurer shall not use as the sole basis for denying its consent to a settlement or stipulated judgment the granting by the Insureds of an irrevocable and unconditional full and complete waiver and release to any person so long as, at the time of such waiver, the Insurer would not reasonably be expected to have any actual recoveries through subrogation against such person. IX. COVENANTS A. Maintenance of Records The Insured shall use commercially reasonable efforts, in accordance with its record retention policies, to retain the materials in the data room and relating to the due diligence conducted in connection with the transaction governed by the Purchase Agreement until the later of 60 Business Days after (i) the expiration of the Policy Period or (ii) the date on which all Claims have been fully and finally determined; provided that, the Insureds may destroy documents in the ordinary course of their business consistent with past practices and their document retention guidelines, so long as such destruction is done without the intent to harm the Insurer with respect to coverage hereunder, which bears the burden of establishing that such documents were destroyed with the specific intent to harm the Insurer with respect to coverage hereunder. B. Mitigation To the extent required by applicable law or reasonably requested in writing by the Insurer (such written request to include a reasonably detailed description of the specific efforts the Insurer is requesting of the Insureds), the Insured shall use commercially reasonable efforts within their control to mitigate any Loss or potential Loss after any Specified Person acquires Actual Knowledge of any Loss or potential Loss; provided that the failure of the Insured to mitigate pursuant to the terms hereunder shall only reduce the rights of the Insured to recover for Loss under this Policy to the extent of the Loss that would have been avoided by such mitigation and the burden of proving such amount shall be on the Insurer and shall not otherwise diminish or delay coverage hereunder; provided further, that the Insureds shall not be required or obligated (i) to seek recovery or recourse under the Purchase Agreement from the Sellers except as provided in Section VI of this Policy in connection with the subrogation rights of the Insurer or (ii) to seek recovery or recourse against any third party. In the event that the Insurer believes that the Insureds are in breach of this Clause IX.B., the Insurer shall provide prompt written notice thereof to the Insureds and provide the Insureds with a reasonable opportunity to cure. For the avoidance of doubt, any fees, costs, and expenses incurred by the Insureds in connection with any action taken pursuant to this Clause IX.B. shall be considered Loss (subject to the terms, conditions, and exclusions of this Policy). If the Insurer reasonably believes that any Insured must use additional commercially reasonable efforts to mitigate any Loss or potential Loss, the Insurer shall request such action of such Insured promptly in writing. C. Reimbursements The Insureds shall reimburse to the Insurer any amount paid by the Insurer in connection with this Policy:

Policy No. 24BC1-4201-0123 (Project Lilac) Page 19 of 29 i. which is agreed between the Insureds and Insurer in writing or which is finally determined by a United States-based arbitrator or court of competent jurisdiction in the United States in a final, non-appealable order not to constitute Loss or should not otherwise have been paid under this Policy; or ii. subject to Clause V hereof, which the Insureds or their respective Affiliates subsequently recover from any insurance or other source (other than indemnification payments from the Sellers under the Purchase Agreement that make up any portion of the Retention of this Policy or amounts in excess of the Limit of Liability of this Policy) that, when netted against any cost of recovery, reduces the amount of Loss actually suffered, but only to the extent that such reduction directly relates to such Loss. Any such reimbursement shall be made promptly but in no event later than 60 Business Days after such agreement, determination or receipt. To the extent that the Limit of Liability has been depleted preceding any reimbursement made pursuant to this Clause IX.C., following such reimbursement, the Limit of Liability shall be increased by the amount of such reimbursement. D. Other Insurance Coverage The coverage provided under this Policy shall be excess over any other valid, collectible, and applicable insurance (but, for the avoidance of doubt, not any deductibles, self-insurance retentions, or similar provisions under other such insurance). The Named Insured shall use commercially reasonable efforts to investigate, and shall inform the Insurer, whether any other insurance, bond, or indemnity may offer cover for the matters set forth in any notice provided pursuant to Clause VII.A; provided that any dispute as to the applicability of, or delay in obtaining, coverage pursuant to such insurance, bond or indemnity shall not be a basis for refusal of payment or denial of coverage hereunder, Insurer’s sole right, subject to Clause IX.C., being the right to subrogate and make claims against such other insurance as set forth in this Policy. The Insured shall not be obligated to first pursue claims for Breach against any other insurance policy, any Seller or any other source of recovery prior to being eligible for payment under this Policy; provided that it is understood that the foregoing shall not limit the Insurer’s rights of subrogation pursuant to and to the extent provided in Clause VI of this Policy. For the avoidance of doubt, to the extent payment of any deductible under any other insurance policy will constitute Loss hereunder, such deductible payment would be eligible for coverage pursuant to the terms and conditions of this Policy. E. Purchase Agreement The Purchase Agreement shall not be amended or assigned (except to a Finance Party or an Affiliate of the Insured) nor shall the Insured give or accept any consent or waiver under it without obtaining the prior written consent of the Insurer (such consent not to be unreasonably withheld, conditioned or delayed) if such amendment, assignment, grant, acceptance, consent, or waiver would reasonably be expected to materially prejudice the Insurer or its rights or liability under this Policy, which bears the burden of establishing that such amendment, assignment, grant, acceptance, consent, or waiver materially prejudices the Insurer or its rights or liability under this Policy.

Policy No. 24BC1-4201-0123 (Project Lilac) Page 20 of 29 F. Assignment Without the prior written consent of the Insurer (such consent not to be unreasonably withheld, conditioned or delayed), the Policy may be assigned (or partially assigned) to (i) an Affiliate of the Insured, (ii) a subsequent purchaser by merger or stock acquisition or sale of all or substantially all of the assets of the Insured or any of its Affiliates, or (iii) a Finance Party by way of granting of security or providing collateral provided that the Insured notified the Insurer of such assignment within 30 Business Days of such assignment. The Insurer may assign this Policy to another insurer that is a subsidiary or Affiliate of the Insurer without the consent of the Insured provided such other insurer’s financial strength rating (Moody’s or Standard & Poor’s) is equal to or better than that of the Insurer at the time of such assignment. In connection with a permitted assignment of this Policy by the Insureds pursuant to this Section IX.F, the Insurer agrees that any permitted assignee of any Insured shall also be, for purposes of payment or reimbursement under this Policy, considered an Insured and deemed to have relied to the same extent as the Insureds on the representations and warranties set forth in the Purchase Agreement and, to the extent there is a breach thereof, have suffered a Loss by virtue of any breach of the representations and warranties set forth in the Purchase Agreement. The Underwriter and the Insurer may not assign this Policy without the prior written consent of the Named Insured; provided that the Insurer may assign this Policy to another insurer that is a subsidiary or affiliate of the Insurer provided such other insurer’s financial strength rating (Moody’s or Standard & Poor’s) is equal to or better than that of the Insurer as of the date of such assignment. G. Sole Representations & Warranties Policy This Policy is the only representations and warranties insurance policy as of the Inception Date. H. Failure to Comply The failure by any Insured to comply with the provisions of Clauses VI, VII, and VIII (except as set forth below) of this Policy above will not relieve the Insurer of its obligations under this Policy, except to the extent that the Insurer is materially prejudiced thereby, and only to the extent of such prejudice (with the Insurer bearing the burden of proving such prejudice) (and, if curable, such failure is not cured reasonably promptly after the Insured receives notice thereof). The foregoing shall not apply the Insured’s failure to do either of the following: (i) submit a notice of a Claim no later than 45 Business Days following the end of the Policy Period (subject to Clause VII.E. hereof); and (ii) obtain the Insurer’s consent to a settlement as set forth in Clause VIII.C. X. GENERAL PROVISIONS A. Premium The Premium shall be fully earned at the Inception Date and is non-refundable.

Policy No. 24BC1-4201-0123 (Project Lilac) Page 21 of 29 B. Interpretation i. The headings of this Policy are for convenience only and shall not be taken into account in the interpretation of the terms and conditions of this Policy. ii. Words in the singular include the plural and vice versa, gender-specific words include every gender, and references to persons include corporations, partnerships, limited liability companies and unincorporated associations. iii. The word “including” or similar expression in this Policy shall be deemed to mean “including without limitation”. iv. References in this Policy to the “Declarations”, a “Clause” or an “Appendix” shall mean the Declarations, a Clause or an Appendix of or to this Policy unless otherwise stated. v. The fact that the Insurer is expressly stated in certain instances to bear the burden of proof shall not be interpreted to suggest that where not so expressly stated, the Insurer would not bear the burden of proof in other instances as applicable under the law. C. Cancellation This Policy may not be cancelled or terminated by the Insured or the Insurer except as provided for in the conditions set forth in the binder for this Policy. D. Amendment and Waiver No term of this Policy may be amended or waived except pursuant to a written endorsement executed and issued by the Insurer and consented to in writing by the Insured. E. Counterparts This Policy may be executed in counterparts. Each of the executed counterparts shall be deemed an original, and together shall constitute one agreement. This Policy shall not come into effect until it has been executed by the Underwriter and issued to the Insured whether electronically or in hard-copy. F. Invalidity If any provision of this Policy is or becomes invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of any other provision shall not be affected or impaired in any way and the remainder of the terms, provisions, agreements, covenants and restrictions of this Policy shall remain in full force and effect and shall in no way be effected, impaired or invalidated in any way. G. Entire Agreement This Policy constitutes the entire agreement between the Insurer and the Insured concerning the subject matter of this Policy and supersedes any and all previous agreements, oral or written, between the Insurer and/or its Affiliates on the one hand and the Insured and/or its respective Affiliates on the other hand, concerning

Policy No. 24BC1-4201-0123 (Project Lilac) Page 22 of 29 the subject matter of this Policy. Nothing in this Clause shall exclude or limit any liability or any right which any party may have in respect of any statements made fraudulently prior to the date of this Policy. H. Choice of Law Except where the laws of the Most Favorable Jurisdiction expressly apply hereunder, this Policy shall be interpreted under the laws of the State of Delaware, without reference to conflicts-of-laws principles that would require or allow the application of the law of any other jurisdiction. For the purposes of this Policy, the Purchase Agreement shall be interpreted under the laws of the jurisdiction chosen therein or, where no jurisdiction is so chosen, by the laws of the State of Delaware, without reference to conflicts-of-laws principles that would require or allow the application of the law of any other jurisdiction. I. Arbitration All disputes between the Insurer and the Insured which may arise under or in connection with this Policy may on the demand of the Named Insured or Insurer be submitted to binding arbitration before a panel of three arbitrators, consisting of two party-nominated (non-impartial) arbitrators and a third (impartial) arbitrator (the “Umpire”). The party desiring arbitration of a dispute shall notify the other party, including the name, address and occupation of the arbitrator nominated by the demanding party. The other party shall, within 30 days following receipt of the demand, notify in writing the demanding party of the name, address and occupation of the arbitrator nominated by it. The two arbitrators so selected shall, within 30 days of the appointment of the second arbitrator, select an Umpire. If the arbitrators are unable to agree upon an Umpire, the selection of the Umpire shall be submitted to the Judicial Arbitration and Mediation Services (“JAMS”). The umpire shall be selected in accordance with Rule 15 (as may be amended from time to time) of the JAMS Comprehensive Arbitration Rules and Procedures for the selection of a sole arbitrator. The procedural rules applicable to this arbitration shall, except as provided otherwise herein, be in accordance with the JAMS Comprehensive Arbitration Rules and Procedures. Arbitration shall take place in New York, New York. The fees and expenses of the arbitration panel shall be allocated to the Insured and the Insurer as determined by the arbitration panel based upon the relative success (in terms of percentages) of each party’s claims. For example, if the final determination reflects a 60-40 compromise of the parties’ claims, the arbitration panel would allocate expenses 40% to the party whose claims determined to be 60% successful and 60% to the party whose claims were determined to be 40% successful. Judgment may be entered on any arbitration award by any court of competent jurisdiction and the parties hereby consent to the jurisdiction of any state or federal court in the county of New York, state of New York and irrevocably waive any challenge to the jurisdiction or appropriateness of the venue of such a court including any challenge based on convenience of the forum. J. Sanctions If coverage for a Loss under this Policy violates any United Nations resolutions or the trade or economic sanctions, law or regulations of the United States, Canada, the

Policy No. 24BC1-4201-0123 (Project Lilac) Page 23 of 29 European Union, or the United Kingdom, including, but not limited to, sanctions administered by the U.S. Treasury Department’s Office of Foreign Assets Control, then there shall be no coverage for that Loss. XI. ACKNOWLEDGMENTS OF INSURED This Policy constitutes a fully negotiated insurance agreement among commercially sophisticated parties and therefore, in the event of ambiguity, shall not be construed or interpreted for or against any party, and any rule or maxim of construction to such effect shall not apply to this Policy. In entering into this Policy, the Insured acknowledges that the Insurer and Underwriter are relying upon the No Claim Declarations. XII. SERVICE OF SUIT A. In the event of the failure of the Insurer to pay any amount due upon final conclusion of binding and confidential arbitration provided hereunder, the Insurer, at the request of any person or entity insured by this Policy, will submit to the jurisdiction of any court of competent jurisdiction within the United States and will comply with all requirements necessary to give such court jurisdiction. Nothing in this Clause constitutes or should be understood to constitute a waiver of the Insurer’s rights to commence an action in any court of competent jurisdiction in the United States, to remove an action to United States District Court, or to seek a transfer of a case to another court as permitted by the laws of the United States or of any state in the United States. Service of process in such suit may be made upon the Insurer’s representatives designated in Clause XII.C. below, and in such suit, the Insurer will abide by the final decision of such court or of any appellate court in the event of an appeal. B. Further, pursuant to any statute of any state, territory or district of the United States that makes provision therefor, the Insurer designates the Superintendent, Commissioner, Director of Insurance or other officer specified for that purpose in the statute, or his successor or successors in office, as its true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Insureds or any beneficiary hereunder arising out of this Policy, and designates the representatives listed in Declaration 12 as the person to whom the said officer is authorized to mail such process or a true copy thereof. C. Service of process against the Insurer of a lawsuit, to compel arbitration, in aid of arbitration, or to enforce an arbitration award pursuant to this Clause XII may be made in the case of the Insurer: Freedman Normand Friedland LLP Attn: Amos Friedland 99 Park Avenue, Suite 1910 New York, NY 10016 If such suit is instituted against the Insurer, then the Insurer will abide by the final decision of such court or of any appellate court in the event of any appeal. The persons identified above are authorized and directed to accept service of process on behalf of the applicable Insurer in any such suit and/or, upon the request of the Named Insured, to give a written undertaking to the Named Insured that they will enter a

Policy No. 24BC1-4201-0123 (Project Lilac) Page 24 of 29 general appearance upon the Insurer’s behalf in the event such a suit shall be instituted. XIII. LOSS PAYEE Any lender who provides financing to the Target Group or the Insured may, upon written notice to the Insurer by the Insured, be named as a Loss Payee, to the extent its interests may appear, on this Policy at no additional cost. A Loss Payee shall have a right of payment, as its interest may appear or as a co-payee with the Insured in the event of Loss in excess of the Retention. The existence of one or more Loss Payees shall in no way alter the terms of coverage under this Policy, create multiple Claims, or create additional Loss for the same Claim.

Policy No. 24BC1-4201-0123 (Project Lilac) Page 25 of 29 APPENDIX A DEAL TEAM MEMBERS 1. Steven Biringer 2. Danny Ellsworth

APPENDIX B INCEPTION NO CLAIMS DECLARATION VALE Insurance Partners 51 W. 52nd Street, 12th Floor New York, NY 10019 Re: Project Lilac Dear Underwriter: On behalf of the Named Insured as a duly authorized signatory, and not in my individual capacity, I acknowledge this Inception No Claims Declaration is required to be given in relation to the Representations and Warranties Insurance Policy No. 24BC1-4201-0123 issued by Underwriters to the Insured. Capitalized and/or bolded terms in this Inception No Claims Declaration shall have the respective meanings assigned to them in the Policy. After reasonable due inquiry of the Deal Team Members immediately prior to the date hereof, I hereby declare, in my capacity as an authorized representative of the Insured and not in any individual capacity, on behalf of the Insured and on behalf of the Deal Team as follows: (a) After reasonable due inquiry, each of the persons listed as a Deal Team Member on Appendix A to the Policy has been provided with true and complete copies of the Purchase Agreement, the final (or to the extent not final, the most current draft) material written due diligence reports prepared in connection with the transaction that is the subject of the Purchase Agreement, and this Policy; and (b) After reasonable due inquiry, none of the persons listed on Appendix A as a Deal Team Member has Actual Knowledge of any Claim. Sign Name: Print Name: Title: Date: Docusign Envelope ID: F2D81653-D2D3-40DF-97F0-C1411595B555 ______________________________________ William Shane Trigg President and Chief Executive Officer 10/22/2024 ______________________________________

Policy No. 24BC1-4201-0123 (Project Lilac) Page 27 of 29 APPENDIX C CLOSING NO CLAIMS DECLARATION VALE Insurance Partners 51 W. 52nd Street, 12th Floor New York, NY 10019 Re: Project Lilac Dear Underwriter: On behalf of the Insured, I acknowledge this Closing No Claims Declaration is required to be given in relation to the Representations and Warranties Insurance Policy No. 24BC1-4201-0123 issued by Underwriters to the Insured. Capitalized and/or bolded terms in this Closing No Claims Declaration shall have the respective meanings assigned to them in the Policy. After due inquiry, I hereby declare on behalf of the Insured and on behalf of the Deal Team, as follows: (a) We have taken commercially reasonable steps to ensure that the Target Group and the Sellers have complied with their notification obligations under the Purchase Agreement during the Interim Period; and (b) None of the persons listed on Appendix A has Actual Knowledge of any Claim. Sign Name: ______________________________________ Print Name: William Shane Trigg Title: President and Chief Executive Officer Date: ______________________________________

Policy No. 24BC1-4201-0123 (Project Lilac) Page 28 of 29 APPENDIX D ANCILLARY DOCUMENTS 1. Each Letter of Transmittal a. Fundamental Representations: Subsections (b), (c), (d), (e), (f), (h), (i) (with respect to clause (i) only), (j) and (l) in each Letter of Transmittal b. General Representations: Subsections (i) (other than with respect to clause (i)) and (k) in each Letter of Transmittal 2. Each Option Cancellation Agreement a. Fundamental Representations: Sections 2(i), 2(ii), 2(iv), 2(v), 2(vi) (with respect to clause (A) of the first sentence only), and 2(viii) in each Option Cancellation Agreement b. General Representations: Sections 2(vi) (other than with respect to clause (A) of the first sentence) and 2(vii) in each Option Cancellation Agreement 3. Each Convertible Note Cancellation Agreement a. Fundamental Representations: Sections 2(i), 2(ii), 2(iii), 2(iv), 2(v) (with respect to clause (A) of the first sentence only), and 2(vii) in each Convertible Note Cancellation Agreement b. General Representations: Sections 2(v) (other than with respect to clause (A) of the first sentence) and Section 2(vi) in each Convertible Note Cancellation Agreement 4. Each Warrant Cancellation Agreement a. Fundamental Representations: Sections 2(i), 2(ii), 2(iii), 2(iv), 2(v) (with respect to clause (A) of the first sentence only), and 2(vii) in each Warrant Cancellation Agreement b. General Representations: Sections 2(v) (other than with respect to clause (A) of the first sentence) and 2(vi) in each Warrant Cancellation Agreement 5. Each Equity Rights Cancellation Agreement a. Fundamental Representations: Sections 2(i), 2(ii), 2(iii), 2(iv), 2(v) (with respect to clause (A) of the first sentence only), and 2(vii) in each Equity Rights Cancellation Agreement b. General Representations: Sections 2(v) (other than with respect to clause (A) of the first sentence) and 2(vi) in each Equity Rights Cancellation Agreement 6. Each Support Agreement a. Fundamental Representations: Sections 10(a), 10(b) (with respect to clause (i) of the first sentence), 10(d), 10(e) in each Support Agreement b. General Representations: Sections 10(b) (other than with respect to clause (A) of the first sentence) and 10(c) in each Support Agreement 7. Certificate delivered pursuant to Section 3.04(d) of the Purchase Agreement a. Fundamental Representations: Paragraphs 1 and 4 thereof. b. General Representations: None. 8. Certificate delivered pursuant to Section 3.04(e) of the Purchase Agreement a. Fundamental Representations: None. b. General Representations: Paragraphs 1 and 3 thereof. 9. Certificate delivered pursuant to Section 3.04(g) of the Purchase Agreement (which are General Representations)

Policy No. 24BC1-4201-0123 (Project Lilac) Page 29 of 29 APPENDIX E PURCHASE AGREEMENT See attached.

EXHIBIT E FORM OF OPTION CANCELLATION AGREEMENT See attached.

EXECUTION VERSION 1 OPTION CANCELLATION AGREEMENT To Optionholders: PLEASE READ THIS OPTION CANCELLATION AGREEMENT AND THE ACCOMPANYING INSTRUCTIONS CAREFULLY This Option Cancellation Agreement (this “Agreement”) by and between Move EZ, Inc., a Delaware corporation (the “Company”), and the undersigned holder of Options (the “Optionholder”) is made as of October ___, 2024. This Agreement is being delivered to the Optionholder because the Optionholder currently holds one or more outstanding stock options to purchase shares of Common Stock (each an “Option”) as set forth on Exhibit A attached hereto granted to the Optionholder under the Move EZ, Inc. Amended and Restated 2020 Equity Incentive Plan, adopted on September 30, 2020 (the “Plan”) and pursuant to the terms and conditions of the respective notices of stock option grant and stock option agreements thereunder (collectively, the “Option Agreements”). AppFolio, Inc., a Delaware corporation (“Purchaser”), intends to acquire the Company, pursuant to the terms of an Agreement and Plan of Merger dated on or about October 22, 2024 (the “Merger Agreement”) by and among Purchaser, Lilac Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Purchaser (“Merger Sub”), the Company, and WT Representative LLC, a Delaware limited liability company, as the Equityholder Representative (the “Equityholder Representative”), pursuant to which Merger Sub will merge with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of Purchaser (the “Merger”). The closing of the Merger (the “Closing”) is expected to occur within a couple of weeks of your receipt of this Agreement. Capitalized terms used herein but not defined herein have the meaning ascribed to them in the Merger Agreement. Pursuant to the Merger Agreement and in accordance with the Plan, (x) any portion of an Option that is unvested immediately prior to the Effective Time (the “Unvested Portion”) shall fully vest prior to the Effective Time by appropriate action of the Company’s board of directors; (y) each Option other than an In-the-Money Option (as defined below) shall be cancelled, terminated and extinguished without any consideration paid therefor at the Effective Time; and (z) each Option that is vested, outstanding and unexercised immediately prior to the Effective Time (after giving effect to any accelerated vesting in connection with the transactions contemplated by the Merger Agreement), and that has an exercise price per share that is less than the Common Stock Per Share Amount (each such Option, an “In-the-Money Option”), will be cancelled, terminated and extinguished at the Effective Time, and converted into the right to receive, subject to applicable Tax withholdings, an amount in cash equal to (a) the product of (i) the aggregate number of shares of Common Stock underlying such In-the-Money Option immediately prior to the Closing multiplied by (ii) the difference of (A) the Common Stock Per Share Amount minus (B) the applicable exercise price per share of such In-the-Money Option (the product of (i) and (ii), the “Closing Option Payment”), plus (b) any amounts that become payable out of the holdbacks and reserve amounts under Section 3.06 and/or Section 10.01(g) of the Merger Agreement, respectively (each such payment, if any, a “Post-Closing Option Payment,” and together with the Closing Option Payment, the “Option Payment”). The Plan and the Option Agreements will terminate effective as of the Closing. Notwithstanding anything to the contrary in this Agreement, the Optionholder shall not be entitled to receive any payment, and no payment shall be made to the Optionholder, in respect of any Options, later than the five (5) year anniversary of the Closing Date. If the Optionholder executes and delivers an executed version of this Agreement to the Company before Closing, then the Closing Option Payment will be paid at or promptly after Closing, and the Post- Closing Option Payments, if any, will be paid to the Optionholder on the same terms and conditions as such amounts are paid to holders of Common Stock (in respect thereof), promptly after it becomes due. If the

2 Optionholder does not execute and deliver an effective Agreement to the Company before Closing, then the Optionholder’s Closing Option Payment will be held until the Agreement is turned in, or if not turned in by December 31, 2024, then, notwithstanding anything to the contrary in this Agreement, the Optionholder will forfeit his or her right to receive the Option Payment and the delivery of this Agreement shall constitute written notice of the termination of the Options for no consideration as provided in the Merger Agreement, for all purposes, including for purposes of the Plan and the Option Agreements. The Option Payment will be made: (i) if the Optionholder is a current or former employee of the Company, through the payroll of the Surviving Corporation, or (ii) if the Optionholder is a not a current or former employee of the Company, through the Paying Agent. In order to receive the Option Payment, the Optionholder must deliver to the Company a duly completed and executed copy of IRS Form W-9 or IRS Form W-8BEN (or other applicable IRS Form W-8 which may be obtained on the Internal Revenue Service website at www.IRS.gov), as applicable. Upon the cancellation of each Option as provided in this Agreement and the Merger Agreement, the Optionholder shall cease to have any rights with respect thereto, except the right to receive the consideration (if any) payable with respect thereto pursuant to this Agreement and the Merger Agreement. AGREEMENT NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties to this Agreement hereby agree as follows: 1. OPTION ACKNOWLEDGMENT AND AGREEMENT The Optionholder hereby acknowledges and agrees that, subject to and contingent upon consummation of the Merger: (i) as of the Effective Time, the Optionholder shall surrender all right, title or interest in or to all Options and the shares of Common Stock otherwise purchasable upon exercise of the Options, and the Option Payment (less applicable tax withholdings and deductions) represents all of the consideration to which the Optionholder may be entitled pursuant to the Merger Agreement with respect to each In-the-Money Option; (ii) any Option that is not an In-the-Money Option shall be cancelled and forfeited without any consideration in respect thereof upon the Closing Date; (iii) the Optionholder has not as of the date hereof exercised, and shall not after the date hereof and prior to the Closing, exercise any Options; (iv) the Optionholder is waiving any provisions related to delivery or receipt of notice that may be required to be delivered by the Company to the Optionholder, and any rights to advance notice, in each case, in connection with the Transactions, whether pursuant to the Plan, the Option Agreements or any other agreement to which the Company and the Optionholder are parties, and any time period to exercise Options prior to the Closing; (v) the Optionholder is waiving any right the Optionholder may have pursuant to the Options, the Plan, the Option Agreements or any other equity incentive plan, or any other agreement or plan document to which the Company and the Optionholder are parties, or are bound by, with respect to the Options that in any way conflicts with, or otherwise prohibits or restricts, the transactions contemplated by the Merger Agreement or this Agreement, or the treatment of the Options hereunder or thereunder;

3 (vi) the Optionholder acknowledges that all Option Agreements previously entered into between the Company and the Optionholder were or shall be terminated as of the Closing with no further liability or obligation on the part of the Company, except as expressly provided in this Agreement and the Merger Agreement; and (vii) at the request of Purchaser at any time from and after the date hereof, the Optionholder shall execute and deliver such documents and take such actions reasonably deemed by Purchaser to be necessary or desirable to effectuate the purposes and objectives of this Agreement, including the cancellation of the Options. By executing this Agreement, the Optionholder acknowledges and agrees that the Optionholder shall be entitled to the rights and benefits, and subject to the obligations, as provided in this Agreement and the Merger Agreement. In the event of any conflict between the terms of this Agreement and the Merger Agreement, the Merger Agreement shall control. The Optionholder further acknowledges and agrees that this Agreement is a material element of Purchaser’s willingness to consummate the Merger and the Optionholder desires to facilitate the consummation of the Merger by entering into this Agreement. 2. REPRESENTATIONS AND WARRANTIES By signing this Agreement, the Optionholder also represents and warrants that: (i) the Optionholder is the owner, beneficially and of record, of the Options set forth in the Description of Options of Exhibit A attached hereto, free and clear of any Liens or any restrictions on transfer (other than any restrictions under the Securities Act of 1933, as amended, and state securities laws). Except for this Agreement, any of the Options held by the Optionholder and any Company Stock, Warrants or Convertible Notes held by the Optionholder (in respect of which the Optionholder has delivered or shall deliver a duly executed Letter of Transmittal, Warrant Cancellation Agreement or Convertible Note Cancellation Agreement, as applicable), the Optionholder is not a party to any option, warrant, right, contract, call, put or other agreement or commitment providing for the disposition or acquisition of any securities of the Company; (ii) the Description of Options set forth in Exhibit A is correct and complete and represents all of the outstanding options to acquire shares of Company Stock owned or held by the Optionholder as of the date of this Agreement, and the Optionholder does not own or have any right to any other options to acquire shares of Company Stock, and that the Optionholder has not exercised any Options prior to the date hereof; (iii) the amount to be paid to the Optionholder under this Agreement in respect of each In-the-Money Option is at least equal to the fair market value of such In-the-Money Option, and the consideration to which the Optionholder may be entitled under this Agreement and the Merger Agreement, including as a result of any acceleration of the Unvested Portion, is in addition to what the Optionholder would otherwise be entitled to under current agreements with the Company; (iv) the Optionholder has not exercised or sold, transferred, assigned, pledged or otherwise disposed of any interest in the Options, and the Options are not subject to any encumbrance, restriction on transfer, claim, lien, pledge, option, charge, security interest, defect of title or other similar right of any third party, whether arising by operation of law or otherwise; (v) the Optionholder has the full right, power, authority and legal capacity to execute and deliver this Agreement and the other Transaction Documents to which it is party, to consummate the transactions contemplated hereby and thereby and to perform his, her or its obligations hereunder and under the Merger Agreement and the other Transaction Documents, and

4 assuming due authorization, execution and delivery by the other parties thereto, this Agreement and the other Transaction Documents to which it is party constitute the legal, valid and binding obligations of the Optionholder and each enforceable in accordance with their respective terms and conditions (except as such enforceability may be limited by bankruptcy, insolvency, moratorium or similar Laws affecting creditor’s rights generally and by general equitable principles); (vi) the execution and delivery by the Optionholder of this Agreement and the other Transaction Documents to which it is party, and the consummation of the transactions contemplated hereby and thereby or the performance of any obligations under any other Transaction Document to which it is party, will not (A) violate or conflict any provisions of the Optionholder governing documents, if applicable, (B) violate, conflict with or result in a violation of, or constitute a default (whether after the giving of notice, lapse of time or both) under any provision of any Law to which the Optionholder is subject, or (C) violate, conflict with or result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, result in or create in any Person the right to, accelerate, terminate, modify or cancel, require any notice, authorization or consent under any agreement by which the Optionholder is a party, or by which any of the Optionholder’s assets or properties are bound. The Optionholder is not required to give any notice to, make any filing with, or obtain any authorization, consent or approval of any Governmental Authority in connection with its execution and delivery of this Agreement or the other Transaction Documents; (vii) there is, and there has been, no Actions, whether written or oral, pending or, threatened against, related to or affecting the Optionholder, at law or in equity, by or before a third Person or a Governmental Authority, that would adversely affect or delay, hinder or prevent the performance by the Optionholder of its obligations under this Agreement or to consummate the transactions contemplated hereby or the Merger Agreement, including the Merger; (viii) the Optionholder has or will have no obligation to pay any fees, commissions or other compensation to any broker, finder, investment banker, financial advisor, agent or other similar Person with respect to the transactions contemplated by this Agreement, the Merger Agreement or any other document contemplated hereby or thereby based on any contract to which the Optionholder is a party or that is otherwise binding upon the Optionholder; (ix) The Optionholder (A) has received and had the opportunity to review a copy of the Merger Agreement, and has had an opportunity to ask questions and receive answers concerning the terms and conditions of the Merger Agreement, (B) hereby acknowledges that it has adequate information concerning the business and financial condition of the Company to make an informed and adequate decision regarding the Merger independently without reliance on the Company or any other Optionholder and has made its own analysis and decision to approve the Merger and the Merger Agreement and to execute this Agreement, and (C) has consulted with (or has had the opportunity to but has decided not to) his, her or its own legal counsel and financial advisors regarding this Agreement; and (x) All of the representations and warranties of the Optionholder set forth in this Agreement shall survive the Closing and continue in full force and effect, until the date that is ninety (90) days following the expiration of the last statute of limitation applicable thereto, and the Optionholder agrees that all covenants and agreements of Optionholder set forth in this Agreement shall survive the Closing and continue in full force and effect after the Closing indefinitely until fully performed.

5 3. INDEMNIFICATION; EQUITYHOLDER REPRESENTATIVE The Optionholder has received, had the opportunity to review and has reviewed (or has voluntarily forgone such opportunity) a copy of the Merger Agreement and hereby acknowledges, confirms and agrees that the Optionholder shall be bound by the provisions thereof in his or her capacity as an Equityholder and an Optionholder thereunder, including, without limitation, (i) Article II of the Merger Agreement and (ii) Article X of the Merger Agreement (including the indemnification provisions in Section 10.01(e) of the Merger Agreement regarding the Equityholder Representative), as if the Optionholder were a party to the Merger Agreement. The Optionholder acknowledges that he or she has had an opportunity to read, and understands, the Merger Agreement and acknowledges that the Optionholder will be responsible on the terms and subject to the conditions and limitations set forth in the Merger Agreement. The Optionholder hereby agrees to indemnify, defend and hold harmless any Releasee (as defined below) from and against any and all damages, Liabilities, obligations, awards, fines, judgments, administrative orders, remediation requirements, suits, actions, causes of action, enforcement actions, claims, demands, deficiencies, losses, costs, wages, penalties, charges, liquidated damages, expenses, assessments, taxes, interest and penalties, including, but not limited to, reasonable attorneys’ fees and expenses paid, incurred, suffered or sustained by any Releasee, directly or indirectly, arising out of or resulting from (i) any breach of, or inaccuracy in, any of the representations or warranties made by the Optionholder in this Agreement, or (ii) any breach by the Optionholder of any covenant or agreement in this Agreement. By executing this Agreement, the Optionholder hereby irrevocably nominates, constitutes and appoints the Equityholder Representative, as set forth in Section 10.01 of the Merger Agreement, as the Optionholder’s representative, agent, agent for service of process, and true and lawful attorney-in-fact, with full power of substitution, to act in the name, place and stead of the Optionholder for all purposes in connection with the Merger Agreement and the agreements ancillary thereto, and the taking by the Equityholder Representative of any and all actions (whether prior to, contemporaneously with, or after such nomination, constitution and appointment) and the making of any decisions required or permitted to be taken or made by the Equityholder Representative in connection with the Merger Agreement, which in each case and as applicable shall have accordingly been deemed ratified by the Optionholder, including the exercise of the power to execute, deliver, acknowledge, certify and file (in the name of any or all of the Equityholders or otherwise) any and all documents and to take any and all actions that the Equityholder Representative may, in its sole discretion, determine to be necessary, desirable or appropriate on or after the date hereof, including the power to act on behalf of the Optionholder in any Action involving any of the Transaction Documents and the power to authorize the distribution of (after payment of any unpaid expenses chargeable to Optionholder in connection with the Transactions), all amounts payable to the Optionholder under the terms of the Merger Agreement. 4. WITHHOLDING The Company, the Equityholder Representative, Purchaser and the Surviving Corporation, and each of their Affiliates and Representatives, shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable to Optionholder such amounts as are required to be deducted or withheld therefrom under any provision of federal, state, local or foreign Tax Law or under any other Laws or orders (such amounts required to be deducted and withheld “Withholding Taxes”). Any Withholding Taxes so deducted or withheld shall be treated for all purposes under the Merger Agreement as having been paid to Optionholder. None of the Company, the Equityholder Representative, Purchaser, the Surviving Corporation, or any of their Affiliates and Representatives make any representation as to the tax consequences to Optionholder of the transactions contemplated by this Agreement, which consequences shall be the sole responsibility of Optionholder.

6 5. CONFIDENTIALITY From and after the date hereof, the Optionholder shall, and shall cause its representatives and Affiliates to, (a) keep confidential all information and materials of or regarding (i) the Purchaser, the Surviving Corporation and any of their respective Affiliates, and (ii) the Merger Agreement, each of the Transaction Documents and each other agreement, instrument, document or certificate required or contemplated to be entered into under the terms of the Merger Agreement or the Transaction Documents and the Transactions (except to the extent (A) disclosure of such information is required by law or (B) the information becomes publicly known except through the actions or inactions of the Optionholder or its representatives or Affiliates) and (b) promptly deliver to the Purchaser or the Surviving Corporation or destroy (at the Purchaser’s option) any such information covered by the immediately foregoing clause (a)(i) that remains in such person’s or entity’s possession or control; provided that, in the event the Optionholder or any of its representatives or Affiliates are required by law to disclose any such information, such person or entity shall promptly notify the Purchaser in writing in advance of such disclosure, which notification shall include the nature of the legal requirement and the extent of the required disclosure, and shall reasonably cooperate with the Purchaser to preserve the confidentiality of such information consistent with applicable law; provided, further, that nothing herein will be deemed to restrict or limit disclosures by the Optionholder to paid legal, accounting, tax and financial advisers to the extent reasonably necessary for any such adviser to perform its paid legal, accounting, tax and financial services, respectively, for the Optionholder and as long as such advisor is subject to confidentiality obligations substantially similar to those provided in this paragraph with respect thereto. From and after the date hereof, the Optionholder will not, and will cause its representatives and Affiliates not to, directly or indirectly, make or publish, verbally or in writing, any negative or disparaging statements or communications concerning Purchaser, the Company or any of their respective Affiliates or Subsidiaries, any of their respective services, products or practices, or their respective representatives or direct or indirect equityholders, which statements are or are reasonably likely to be construed as being injurious to the best interests of such Person, including statements alleging that such Person has acted improperly, illegally or unethically or has engaged in business practices which are improper, illegal or unethical, at any time from and after the Effective Time; provided that nothing herein will be deemed to restrict or limit the Optionholder or any of the Optionholder’s representatives or Affiliates from engaging in disclosures by the Optionholder (or his, her or its Affiliates) (i) to any governmental agency in connection with filing a charge, cooperating with or participating in an investigation or proceeding, or reporting a suspected violation of Law, (ii) for the purpose of engaging in protected conduct, including concerted protected activity under Section 7 of the National Labor Relations Act, (iii) related to any sexual assault or sexual harassment dispute arising after the date of this Letter of Transmittal. 6. RELEASE OF CLAIMS Effective as of the Effective Time, the Optionholder, on behalf of the Optionholder and each of the Optionholder’s Affiliates and Representatives (each, a “Releasor”), hereby unconditionally and irrevocably acquits, remises, discharges and forever releases Purchaser, Merger Sub and the Company and their respective Affiliates (including, from and after the Effective Time, the Surviving Corporation), and each Representative of each of the foregoing Persons (collectively, the “Releasees”), from any and all claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorneys’ fees and costs incurred) of whatsoever kind or nature, including those arising under any Law or Contract, both at law and in equity, which any Releasor, or any of their respective heirs, executors, administrators or assigns, now has, has ever had, or may hereafter have against any Releasee arising contemporaneously with or prior to the Effective Time or on account of or arising out of any matter, cause, event or circumstance occurring contemporaneously with or prior to the Effective Time (all of the foregoing collectively referred to herein as the “Released Claims”), expressly excluding (i) any claims arising as a result of any breach of the Merger

7 Agreement or any of the other Transaction Documents, (ii) if the Optionholder is an employee of the Company, any obligation by any Releasee to pay (A) expense reimbursements for expenses incurred by the Optionholder prior to the Effective Time that are reimbursable under the Company’s expense reimbursement policies, and (B) any accrued but unpaid wages, salaries or other cash compensation or benefits payable to the Optionholder in respect of services rendered prior to the Effective Time, and (iii) any rights that may not be released under applicable Law. The Optionholder, on behalf of the Optionholder and the other Releasors, hereby irrevocably covenants to refrain from, directly or indirectly, asserting any Released Claim, or commencing, instituting, or causing to be commenced, any action, claim or proceeding of any kind against any Releasee, based upon any matter released hereby. The Optionholder, on behalf of the Optionholder and the other Releasors, hereby acknowledges and intends that the foregoing release shall be effective as a bar to each and every one of the Released Claims. Each of the Optionholder, on behalf of the Optionholder and the other Releasors, expressly consents that the foregoing release shall be given full force and effect in accordance with each and every express term or provision thereof, including those relating to any Released Claim and any unknown and unsuspected claims (notwithstanding any state statute that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated claims). Without limiting the generality of the foregoing, the Optionholder, on behalf of the Optionholder and the other Releasors, shall be deemed to relinquish, to the extent it is applicable, and to the full extent permitted by applicable Law, the provisions, rights and benefits of Section 1542 of the California Civil Code (“Section 1542”), which provides: A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY. The Optionholder, on behalf of the Optionholder and the other Releasors, hereby waives, to the extent applicable, and to the fullest extent permitted by applicable Law, the provisions, rights and benefits conferred by any Law of any state or territory of the United States, including any principle of common law, which is similar, comparable or equivalent to Section 1542. The Optionholder, on behalf of the Optionholder and the other Releasors, acknowledges and agrees that the foregoing waiver is an essential and material term of this Agreement and that, without such waiver, Purchaser and Merger Sub would not have agreed to the terms of the Merger Agreement or this Agreement. Except as otherwise specifically provided above, the Claims released under this Section 6 include, but are not limited to: (i) any and all Claims relating to or arising from Optionholder’s employment with or services to the Company or any of its Subsidiaries and if applicable, the termination thereof; (ii) any and all Claims for or related (A) to capital stock, stock options or other equity or equity-based awards, phantom equity, phantom units, appreciation rights or any other similar rights (including any compensation or payments that are based in whole or in part on the value of any of the Releasees), (B) the attainment of benefit plan rights, claims for severance pay and claims arising under any policy, practice or procedure of any of the Releasees and (C) any promises to grant, award, pay or provide any of the foregoing; (iii) any and all Claims for alleged employment discrimination on the basis of race, color, religion, sex, age, national origin, sexual orientation, veteran status, disability, and/or any other protected characteristic, in violation of any federal, state, municipal or local law, statute, ordinance, regulation, judicial precedent or executive order, including, but not limited to, Claims for discrimination or retaliation under the following statutes: Title VII of the Civil Rights Act of 1964, 42 U.S.C. §2000e et seq.; the Civil Rights Act of 1866, 42 U.S.C. §1981; the Civil Rights Act of 1991; the Rehabilitation Act of 1973, as amended, 29 U.S.C. §701 et seq.; the Americans with Disabilities Act, 42 U.S.C. §12101 et seq.; and all state and local analogs of such statutes; (iv) all Claims under the Family and Medical Leave Act of 1993, 29 U.S.C. §2601, et seq.; the

8 Equal Pay Act, as amended, 29 U.S.C. §206, et seq.; the Fair Credit Reporting Act, as amended, 15 U.S.C. §1681, et seq.; the Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. §1000, et seq.; the Defend Trade Secrets Act of 2016, 18 U.S.C. §1905, et seq.; and all other federal, state, municipal and local laws, statutes, ordinances, regulations, judicial precedents and executive orders; (v) any and all Claims under the common law of any jurisdiction, whether arising in Contract, in tort or otherwise, including but not limited to, any Claims for assault, battery, misrepresentation, defamation, interference with Contract or prospective economic advantage, intentional or negligent infliction of emotional distress, duress, loss of consortium, invasion of privacy and negligence; and (vi) any and all Claims arising under or relating to the Plan or the Option Agreements, including, but not limited to, any and all Claims arising under or relating to Section 409A. It is the intention of the parties that the language relating to the description of Claims released in this Section 6 shall be given the broadest possible interpretation permitted by law. The Optionholder acknowledges and agrees that he, she or it (w) has read and understands this release and has been advised to seek legal counsel prior to signing this Agreement and has had ample opportunity to do so, (x) has signed this Agreement, including the provisions herein, freely and voluntarily, and (y) does not rely, and has not relied, on any representation or statement not set forth in this release made by Purchaser, the Merger Sub, the Company or any other Person with regard to the subject matter, basis or effect of this release or otherwise. The Optionholder acknowledges and agrees that the terms and provisions of this Section 6 have been a material inducement to Purchaser, the Company, and Merger Sub to consummate the Transactions, and that each of Purchaser, the Company, and Merger Sub will rely upon this Section 6 in consummating the Transactions. 7. NO TRANSFER OR ASSIGNMENT The Optionholder may not sell, exchange, transfer or otherwise dispose of his or her right to receive the Option Payment or any portion thereof. Any transfer in violation of this Section 7 shall be null and void and need not be recognized by the Company or Purchaser. 8. SECTION 409A MATTERS For the avoidance of doubt, it is intended that payments provided in this Agreement satisfy, to the greatest extent possible, the exemption from the application of Section 409A of the Code and the Treasury Regulations and other guidance and any state law of similar effect provided under Treasury Regulations Section 1.409A-1(b)(4) and, to the extent not so exempt, that the payments comply, and this Agreement be interpreted to the greatest extent possible as consistent, with Treasury Regulations Section 1.409A-3(b) and Section 1.409A-3(i)(5)(iv)(A) – that is, as “transaction-based compensation.” Each installment of the Option Payment is a separate “payment” for purposes Treasury Regulations Section 1.409A-2(b)(2)(i). The Company makes no representation or warranty and shall have no liability to the Optionholder or any other person if any payments under any provisions of this Agreement are determined to constitute deferred compensation under Section 409A of the Code. 9. NO CONTRACT FOR CONTINUING SERVICES; OPTIONHOLDER RIGHTS This Agreement shall not be construed as creating any contract for continued services between the Company or any of its Subsidiaries or Affiliates and the Optionholder, and nothing herein contained shall give the Optionholder the right to be retained as an employee of the Company or any of its Subsidiaries or Affiliates. Optionholder shall have no rights as an equityholder of the Company, Purchaser, or any of their respective Affiliates. No provision of the Plan, the Option Agreements, this Agreement or the Merger Agreement shall be interpreted to impose an obligation on the Company, Purchaser, Merger Sub or any of

9 their respective Affiliates to accept, agree to or otherwise consummate the Merger or any transaction. 10. OTHER TERMS AND CONDITIONS Except as otherwise provided herein, this Agreement shall be effective immediately upon the execution and delivery of this Agreement by the parties hereto. This Agreement is irrevocable by the Optionholder after he or she has executed and delivered it to the Company. Notwithstanding the foregoing, this Agreement is expressly conditioned upon the consummation of the Merger as contemplated in the Merger Agreement, and shall automatically become null and void ab initio upon termination of the Merger Agreement for any reason prior to the Closing. This Agreement constitutes the entire agreement between the parties hereto relating to the transactions contemplated hereby and supersedes any other agreements, whether written or oral, that may have been made or entered into by or among any of the parties hereto or any of their respective subsidiaries relating to the transactions contemplated hereby; provided that, for the avoidance of doubt, nothing herein is intended to amend, modify or supersede the Merger Agreement, and the Optionholder’s right to receive the Option Payment shall be subject to the applicable terms and conditions set forth in the Merger Agreement. This Agreement may be amended, or any provision of this Agreement may be waived, only upon the written approval of each party hereto (or, in the case of a waiver, by the party hereto so waiving). The Agreement is executed voluntarily by the Optionholder without any duress or undue influence. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement. All authority conferred in this Agreement shall survive the death or incapacity of the Optionholder, and all obligations of the Optionholder hereunder shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the Optionholder; provided, that the Optionholder may not assign, delegate or otherwise transfer any of the Optionholder’s rights or obligations under this Agreement without the prior written consent of Purchaser and the Company (and Purchaser shall be an express third party beneficiary of this provision). All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the schedules and exhibits hereto shall be governed by, and construed in accordance with, the Laws of the state of Delaware without giving effect to any choice of law or conflict of law rules or provisions (whether of the state of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the state of Delaware. In furtherance of the foregoing, the internal Laws of the state of Delaware shall control the interpretation and construction of this Agreement (and all schedules and exhibits hereto), even though under that jurisdiction’s choice of law or conflict of law analysis, the substantive Laws of some other jurisdiction would ordinarily apply. EACH OF THE PARTIES IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF DELAWARE FOR THE PURPOSES OF ANY ACTION ARISING OUT OF THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY. EACH OF THE PARTIES FURTHER AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY U.S. REGISTERED MAIL TO SUCH PARTY’S ADDRESS SET FORTH ON THE SIGNATURE PAGES HERETO SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY ACTION IN THE STATE OF DELAWARE WITH RESPECT TO ANY MATTERS TO WHICH IT HAS SUBMITTED TO JURISDICTION IN THIS PARAGRAPH. EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY ACTION UNDER THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF DELAWARE, AND HEREBY

10 AND THEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. AS A SPECIFICALLY BARGAINED FOR INDUCEMENT FOR EACH OF THE PARTIES TO ENTER INTO THIS AGREEMENT (AFTER HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL), EACH PARTY HERETO EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY, TO THE EXTENT PERMISSIBLE UNDER APPLICABLE LAW. The Optionholder agrees and acknowledges that all of the Releasees that are not party hereto shall be express third party beneficiaries of this Agreement, and accordingly, shall have the right to rely on this Agreement and enforce this Agreement against Optionholder directly with respect to a breach of any provision contained herein, including, without limitation, the acknowledgements of the Optionholder made in Section 1, the representations and warranties of the Optionholder made in Section 2, the release in Section 6 and, as it relates to Purchaser, the consent right to assignment referenced above. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopy or by electronic delivery in Adobe PDF or other electronic format based on common standards will be effective as delivery of a manually executed counterpart of this Agreement. (Description of Option Agreements and Signature Page Follows)

[Signature Page to Option Cancellation Agreement] IN WITNESS WHEREOF, the parties hereto have executed and delivered this Option Cancellation Agreement as of the date first set forth above. MOVE EZ, INC. By: Name: Title: Address

[Signature Page to Option Cancellation Agreement] IN WITNESS WHEREOF, the parties hereto have executed and delivered this Option Cancellation Agreement as of the date first set forth above. OPTIONHOLDER By: Name: Title: Address

EXHIBIT A – DESCRIPTION OF OPTIONS In connection with the Merger, the Optionholder hereby surrenders all rights under the Options described below in exchange for the Option Payment, payable in accordance with the terms of this Agreement and the Merger Agreement. Optionholder: [Insert Name] Grant Date Total Shares of Common Stock Subject to Option Total Shares of Common Stock Subject to In-the-Money Options Unvested Portion of Option Exercise Price Per Share

EXHIBIT F FORM OF WARRANT CANCELLATION AGREEMENT See attached.

EXECUTION VERSION 1 WARRANT CANCELLATION AGREEMENT To Warrantholders: PLEASE READ THIS WARRANT CANCELLATION AGREEMENT AND THE ACCOMPANYING INSTRUCTIONS CAREFULLY This Warrant Cancellation Agreement (this “Agreement”) by and between Move EZ, Inc., a Delaware corporation (the “Company”), and the undersigned holder of Warrants (the “Warrantholder”) is made as October 22, 2024. This Agreement is being delivered to the Warrantholder because the Warrantholder currently holds an outstanding warrant to purchase shares of Common Stock between the Company and the Warrantholder (the “Warrant”) as set forth on Exhibit A attached hereto. AppFolio, Inc., a Delaware corporation (“Purchaser”), intends to acquire the Company, pursuant to the terms of an Agreement and Plan of Merger dated on or about October 22, 2024 (the “Merger Agreement”) by and among Purchaser, Lilac Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Purchaser (“Merger Sub”), the Company, and WT Representative LLC, a Delaware limited liability company, as the Equityholder Representative (the “Equityholder Representative”), pursuant to which Merger Sub will merge with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of Purchaser (the “Merger”). The closing of the Merger (the “Closing”) is expected to occur within a couple of weeks of your receipt of this Agreement. Capitalized terms used herein but not defined herein have the meaning ascribed to them in the Merger Agreement. Pursuant to the Merger Agreement, (x) if the Warrant is outstanding and unexercised immediately prior to the Effective Time, and is not an In-the-Money Warrant (as defined below), the Warrant shall be cancelled, terminated and extinguished without any consideration paid therefor at the Effective Time; and (y) if the Warrant that is outstanding and unexercised immediately prior to the Effective Time, and the Warrant has an exercise price per share that is less than the Common Stock Per Share Amount (an “In-the- Money Warrant”), the Warrant will be cancelled, terminated and extinguished at the Effective Time, and converted into the right to receive, subject to applicable Tax withholdings, if any, an amount in cash equal to (a) the product of (i) the aggregate number of shares of Common Stock underlying such In-the-Money Warrant immediately prior to the Closing multiplied by (ii) the difference of (A) the Common Stock Per Share Amount minus (B) the applicable exercise price per share of such In-the-Money Warrant (the product of (i) and (ii), the “Closing Warrant Payment”), plus (b) any amounts that become payable out of the holdbacks and reserve amounts under Section 3.06 and/or Section 10.01(g) of the Merger Agreement, respectively (each such payment, if any, a “Post-Closing Warrant Payment,” and together with the Closing Warrant Payment, the “Warrant Payment”). The Warrant will terminate effective as of the Closing. If the Warrantholder executes and delivers an executed version of this Agreement to the Company before Closing, then the Closing Warrant Payment will be paid at or promptly after Closing, and the Post- Closing Warrant Payments, if any, will be paid to the Warrantholder on the same terms and conditions as such amounts are paid to holders of Common Stock (in respect thereof), promptly after it becomes due. If the Warrantholder does not execute and deliver an effective Agreement to the Company before Closing, then the Warrantholder’s Closing Warrant Payment will be held until the Agreement is turned in, or if not turned in by December 31, 2024, then, notwithstanding anything to the contrary in this Agreement, the Warrantholder will forfeit his, her or its right to receive the Warrant Payment. The Warrant Payment will be made through the Paying Agent. In order to receive the Warrant Payment, the Warrantholder must deliver to the Paying Agent a duly completed and executed copy of IRS Form W-9 or IRS Form W-8BEN (or other applicable IRS Form W-8 which may be obtained on the Internal Revenue Service website at www.IRS.gov), as applicable.

2 Upon the cancellation of the Warrant as provided in this Agreement and the Merger Agreement, the Warrantholder shall cease to have any rights with respect thereto (including with respect to any equity purchasable upon exercise of the Warrant), except the right to receive the consideration (if any) payable with respect thereto pursuant to this Agreement and the Merger Agreement. AGREEMENT NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties to this Agreement hereby agree as follows: 1. WARRANT ACKNOWLEDGMENT AND AGREEMENT The Warrantholder hereby acknowledges and agrees that, subject to and contingent upon consummation of the Merger: (i) as of the Effective Time, the Warrantholder shall surrender all right, title or interest in or to all Warrant and the shares of Common Stock otherwise purchasable upon exercise of the Warrant, and the Warrant Payment (less applicable tax withholdings and deductions) represents all of the consideration to which the Warrantholder may be entitled pursuant to the Merger Agreement with respect to each In-the-Money Warrant; (ii) any Warrant that is not an In-the-Money Warrant shall be cancelled and forfeited without any consideration in respect thereof upon the Closing Date; (iii) the Warrantholder has not as of the date hereof exercised, and shall not after the date hereof and prior to the Closing, exercise any Warrant; (iv) the Warrantholder is waiving any provisions related to delivery or receipt of notice that may be required to be delivered by the Company to the Warrantholder, and any rights to advance notice, in each case, in connection with the Transactions, whether pursuant to the Warrant or any other agreement to which the Company and the Warrantholder are parties, and any time period to exercise Warrant prior to the Closing; (v) the Warrantholder is waiving any right the Warrantholder may have pursuant to the Warrant or any other agreement to which the Company and the Warrantholder are parties, or are bound by, with respect to the Warrant that in any way conflicts with, or otherwise prohibits or restricts, the transactions contemplated by the Merger Agreement or this Agreement, or the treatment of the Warrant hereunder or thereunder; (vi) the Warrantholder acknowledges that all Warrants previously entered into between the Company and the Warrantholder were or shall be terminated as of the Closing with no further liability or obligation on the part of the Company, except as expressly provided in this Agreement and the Merger Agreement; and (vii) at the request of Purchaser at any time from and after the date hereof, the Warrantholder shall execute and deliver such documents and take such actions reasonably deemed by Purchaser to be necessary or desirable to effectuate the purposes and objectives of this Agreement, including the cancellation of the Warrant. By executing this Agreement, the Warrantholder acknowledges and agrees that the Warrantholder shall be entitled to the rights and benefits, and subject to the obligations, as provided in this Agreement and

3 the Merger Agreement. In the event of any conflict between the terms of this Agreement and the Merger Agreement, the Merger Agreement shall control. The Warrantholder further acknowledges and agrees that this Agreement is a material element of Purchaser’s willingness to consummate the Merger and the Warrantholder desires to facilitate the consummation of the Merger by entering into this Agreement. 2. REPRESENTATIONS AND WARRANTIES By signing this Agreement, the Warrantholder also represents and warrants that: (i) the Warrantholder is the owner, beneficially and of record, of the Warrant set forth in the Description of the Warrant on Exhibit A attached hereto, free and clear of any Liens or any restrictions on transfer (other than any restrictions under the Securities Act of 1933, as amended, and state securities laws). Except for this Agreement, any Warrant held by the Warrantholder and any Company Stock, Options or Convertible Notes held by the Warrantholder (in respect of which the Warrantholder has delivered or shall deliver a duly executed Letter of Transmittal, Option Cancellation Agreement or Convertible Note Cancellation Agreement, as applicable), the Warrantholder is not a party to any option, warrant, right, contract, call, put or other agreement or commitment providing for the disposition or acquisition of any securities of the Company; (ii) the Description of the Warrant set forth in Exhibit A is correct and complete and represents all of the outstanding warrants owned or held by the Warrantholder as of the date of this Agreement, and the Warrantholder does not own or have any right to any other warrant, and that the Warrantholder has not exercised any warrant prior to the date hereof; (iii) the Warrantholder has not exercised or sold, transferred, assigned, pledged or otherwise disposed of any interest in the Warrant (including with respect to any equity purchasable upon exercise of the Warrant), and the Warrant (including with respect to any equity purchasable upon exercise of the Warrant) is not subject to any encumbrance, restriction on transfer, claim, lien, pledge, option, charge, security interest, defect of title or other similar right of any third party, whether arising by operation of law or otherwise; (iv) the Warrantholder has the full right, power, authority and legal capacity to execute and deliver this Agreement and the other Transaction Documents to which it is party, to consummate the transactions contemplated hereby and thereby and to perform his, her or its obligations hereunder and under the Merger Agreement and the other Transaction Documents, and assuming due authorization, execution and delivery by the other parties thereto, this Agreement and the other Transaction Documents to which it is party constitute the legal, valid and binding obligations of the Warrantholder and each enforceable in accordance with their respective terms and conditions (except as such enforceability may be limited by bankruptcy, insolvency, moratorium or similar Laws affecting creditor’s rights generally and by general equitable principles); (v) the execution and delivery by the Warrantholder of this Agreement and the other Transaction Documents to which it is party, and the consummation of the transactions contemplated hereby and thereby or the performance of any obligations under any other Transaction Document to which it is party, will not (A) violate or conflict any provisions of the Warrantholder governing documents, if applicable, (B) violate, conflict with or result in a violation of, or constitute a default (whether after the giving of notice, lapse of time or both) under any provision of any Law to which the Warrantholder is subject, or (C) violate, conflict with or result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, result in or create in any Person the right to, accelerate, terminate, modify or cancel, require any notice, authorization or consent under any agreement by which the Warrantholder is a

4 party, or by which any of the Warrantholder’s assets or properties are bound. The Warrantholder is not required to give any notice to, make any filing with, or obtain any authorization, consent or approval of any Governmental Authority in connection with its execution and delivery of this Agreement or the other Transaction Documents; (vi) there is, and there has been, no Actions, whether written or oral, pending or, threatened against, related to or affecting the Warrantholder, at law or in equity, by or before a third Person or a Governmental Authority, that would adversely affect or delay, hinder or prevent the performance by the Warrantholder of its obligations under this Agreement or to consummate the transactions contemplated hereby or the Merger Agreement, including the Merger; (vii) the Warrantholder has or will have no obligation to pay any fees, commissions or other compensation to any broker, finder, investment banker, financial advisor, agent or other similar Person with respect to the transactions contemplated by this Agreement, the Merger Agreement or any other document contemplated hereby or thereby based on any contract to which the Warrantholder is a party or that is otherwise binding upon the Warrantholder; (viii) The Warrantholder (A) has received and had the opportunity to review a copy of the Merger Agreement, and has had an opportunity to ask questions and receive answers concerning the terms and conditions of the Merger Agreement, (B) hereby acknowledges that it has adequate information concerning the business and financial condition of the Company to make an informed and adequate decision regarding the Merger independently without reliance on the Company or any other Warrantholder and has made its own analysis and decision to approve the Merger and the Merger Agreement and to execute this Agreement, and (C) has consulted with (or has had the opportunity to but has decided not to) his, her or its own legal counsel and financial advisors regarding this Agreement; and (ix) All of the representations and warranties of the Warrantholder set forth in this Agreement shall survive the Closing and continue in full force and effect, until the date that is ninety (90) days following the expiration of the last statute of limitation applicable thereto, and the Warrantholder agrees that all covenants and agreements of Warrantholder set forth in this Agreement shall survive the Closing and continue in full force and effect after the Closing indefinitely until fully performed. 3. INDEMNIFICATION; EQUITYHOLDER REPRESENTATIVE The Warrantholder has received, had the opportunity to review and has reviewed (or has voluntarily forgone such opportunity) a copy of the Merger Agreement and hereby acknowledges, confirms and agrees that the Warrantholder shall be bound by the provisions thereof in his, her or its capacity as an Equityholder and a Warrantholder thereunder, including, without limitation, (i) Article II of the Merger Agreement and (ii) Article X of the Merger Agreement (including the indemnification provisions in Section 10.01(e) of the Merger Agreement regarding the Equityholder Representative), as if the Warrantholder were a party to the Merger Agreement. The Warrantholder acknowledges that he, she or it has had an opportunity to read, and understands, the Merger Agreement and acknowledges that the Warrantholder will be responsible on the terms and subject to the conditions and limitations set forth in the Merger Agreement.

5 The Warrantholder hereby agrees to indemnify, defend and hold harmless any Releasee (as defined below) from and against any and all damages, Liabilities, obligations, awards, fines, judgments, administrative orders, remediation requirements, suits, actions, causes of action, enforcement actions, claims, demands, deficiencies, losses, costs, wages, penalties, charges, liquidated damages, expenses, assessments, taxes, interest and penalties, including, but not limited to, reasonable attorneys’ fees and expenses paid, incurred, suffered or sustained by any Releasee, directly or indirectly, arising out of or resulting from (i) any breach of, or inaccuracy in, any of the representations or warranties made by the Warrantholder in this Agreement, or (ii) any breach by the Warrantholder of any covenant or agreement in this Agreement. By executing this Agreement, the Warrantholder hereby irrevocably nominates, constitutes and appoints the Equityholder Representative, as set forth in Section 10.01 of the Merger Agreement, as the Warrantholder’s representative, agent, agent for service of process, and true and lawful attorney-in-fact, with full power of substitution, to act in the name, place and stead of the Warrantholder for all purposes in connection with the Merger Agreement and the agreements ancillary thereto, and the taking by the Equityholder Representative of any and all actions (whether prior to, contemporaneously with, or after such nomination, constitution and appointment) and the making of any decisions required or permitted to be taken or made by the Equityholder Representative in connection with the Merger Agreement, which in each case and as applicable shall have accordingly been deemed ratified by the Warrantholder, including the exercise of the power to execute, deliver, acknowledge, certify and file (in the name of any or all of the Equityholders or otherwise) any and all documents and to take any and all actions that the Equityholder Representative may, in its sole discretion, determine to be necessary, desirable or appropriate on or after the date hereof, including the power to act on behalf of the Warrantholder in any Action involving any of the Transaction Documents and the power to authorize the distribution of (after payment of any unpaid expenses chargeable to Warrantholder in connection with the Transactions), all amounts payable to the Warrantholder under the terms of the Merger Agreement. 4. WITHHOLDING The Company, the Equityholder Representative, Purchaser and the Surviving Corporation, and each of their Affiliates and Representatives, shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable to Warrantholder such amounts as are required to be deducted or withheld therefrom under any provision of federal, state, local or foreign Tax Law or under any other Laws or orders (such amounts required to be deducted and withheld “Withholding Taxes”). Any Withholding Taxes so deducted or withheld shall be treated for all purposes under the Merger Agreement as having been paid to Warrantholder. None of the Company, the Equityholder Representative, Purchaser, the Surviving Corporation, or any of their Affiliates and Representatives make any representation as to the tax consequences to Warrantholder of the transactions contemplated by this Agreement, which consequences shall be the sole responsibility of Warrantholder. 5. CONFIDENTIALITY From and after the date hereof, the Warrantholder shall, and shall cause its representatives and Affiliates to, (a) keep confidential all information and materials of or regarding (i) the Purchaser, the Surviving Corporation and any of their respective Affiliates, and (ii) the Merger Agreement, each of the Transaction Documents and each other agreement, instrument, document or certificate required or contemplated to be entered into under the terms of the Merger Agreement or the Transaction Documents and the Transactions (except to the extent (A) disclosure of such information is required by law or (B) the information becomes publicly known except through the actions or inactions of the Warrantholder or its representatives or Affiliates) and (b) promptly deliver to the Purchaser or the Surviving Corporation or destroy (at the Purchaser’s option) any such information covered by the immediately foregoing clause (a)(i) that remains in such person’s or entity’s possession or control; provided that, in the event the Warrantholder

6 or any of its representatives or Affiliates are required by law to disclose any such information, such person or entity shall promptly notify the Purchaser in writing in advance of such disclosure, which notification shall include the nature of the legal requirement and the extent of the required disclosure, and shall reasonably cooperate with the Purchaser to preserve the confidentiality of such information consistent with applicable law; provided, further, that nothing herein will be deemed to restrict or limit disclosures by the Warrantholder to paid legal, accounting, tax and financial advisers to the extent reasonably necessary for any such adviser to perform its paid legal, accounting, tax and financial services, respectively, for the Warrantholder and as long as such advisor is subject to confidentiality obligations substantially similar to those provided in this paragraph with respect thereto. From and after the date hereof, the Warrantholder will not, and will cause its representatives and Affiliates not to, directly or indirectly, make or publish, verbally or in writing, any negative or disparaging statements or communications concerning Purchaser, the Company or any of their respective Affiliates or Subsidiaries, any of their respective services, products or practices, or their respective representatives or direct or indirect equityholders, which statements are or are reasonably likely to be construed as being injurious to the best interests of such Person, including statements alleging that such Person has acted improperly, illegally or unethically or has engaged in business practices which are improper, illegal or unethical, at any time from and after the Effective Time; provided that nothing herein will be deemed to restrict or limit the Warrantholder or any of the Warrantholder’s representatives or Affiliates from engaging in disclosures by the Warrantholder (or his, her or its Affiliates) to any governmental agency in connection with filing a charge, cooperating with or participating in an investigation or proceeding, or reporting a suspected violation of Law. 6. RELEASE OF CLAIMS Effective as of the Effective Time, the Warrantholder, on behalf of the Warrantholder and each of the Warrantholder’s Affiliates and Representatives (each, a “Releasor”), hereby unconditionally and irrevocably acquits, remises, discharges and forever releases Purchaser, Merger Sub and the Company and their respective Affiliates (including, from and after the Effective Time, the Surviving Corporation), and each Representative of each of the foregoing Persons (collectively, the “Releasees”), from any and all claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorneys’ fees and costs incurred) of whatsoever kind or nature, including those arising under any Law or Contract, both at law and in equity, which any Releasor, or any of their respective heirs, executors, administrators or assigns, now has, has ever had, or may hereafter have against any Releasee arising contemporaneously with or prior to the Effective Time or on account of or arising out of any matter, cause, event or circumstance occurring contemporaneously with or prior to the Effective Time (all of the foregoing collectively referred to herein as the “Released Claims”), expressly excluding (i) any claims arising as a result of any breach of the Merger Agreement or any of the other Transaction Documents, and (ii) any rights that may not be released under applicable Law. The Warrantholder, on behalf of the Warrantholder and the other Releasors, hereby irrevocably covenants to refrain from, directly or indirectly, asserting any Released Claim, or commencing, instituting, or causing to be commenced, any action, claim or proceeding of any kind against any Releasee, based upon any matter released hereby. The Warrantholder, on behalf of the Warrantholder and the other Releasors, hereby acknowledges and intends that the foregoing release shall be effective as a bar to each and every one of the Released Claims. Each of the Warrantholder, on behalf of the Warrantholder and the other Releasors, expressly consents that the foregoing release shall be given full force and effect in accordance with each and every express term or provision thereof, including those relating to any Released Claim and any unknown and unsuspected claims (notwithstanding any state statute that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated claims). Without limiting the generality of the foregoing, the Warrantholder, on behalf of the Warrantholder and the other Releasors, shall be deemed to

7 relinquish, to the extent it is applicable, and to the full extent permitted by applicable Law, the provisions, rights and benefits of Section 1542 of the California Civil Code (“Section 1542”), which provides: A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY. The Warrantholder, on behalf of the Warrantholder and the other Releasors, hereby waives, to the extent applicable, and to the fullest extent permitted by applicable Law, the provisions, rights and benefits conferred by any Law of any state or territory of the United States, including any principle of common law, which is similar, comparable or equivalent to Section 1542. The Warrantholder, on behalf of the Warrantholder and the other Releasors, acknowledges and agrees that the foregoing waiver is an essential and material term of this Agreement and that, without such waiver, Purchaser and Merger Sub would not have agreed to the terms of the Merger Agreement or this Agreement. The Warrantholder acknowledges and agrees that he, she or it (w) has read and understands this release and has been advised to seek legal counsel prior to signing this Agreement and has had ample opportunity to do so, (x) has signed this Agreement, including the provisions herein, freely and voluntarily, and (y) does not rely, and has not relied, on any representation or statement not set forth in this release made by Purchaser, the Merger Sub, the Company or any other Person with regard to the subject matter, basis or effect of this release or otherwise. The Warrantholder acknowledges and agrees that the terms and provisions of this Section 6 have been a material inducement to Purchaser, the Company, and Merger Sub to consummate the Transactions, and that each of Purchaser, the Company, and Merger Sub will rely upon this Section 6 in consummating the Transactions. 7. NO TRANSFER OR ASSIGNMENT The Warrantholder may not sell, exchange, transfer or otherwise dispose of his, her or its right to receive the Warrant Payment or any portion thereof. Any transfer in violation of this Section 7 shall be null and void and need not be recognized by the Company or Purchaser. 8. RESERVED. 9. WARRANTHOLDER RIGHTS Warrantholder shall have no rights as an equityholder of the Company, Purchaser, or any of their respective Affiliates. No provision of the Warrant, this Agreement or the Merger Agreement shall be interpreted to impose an obligation on the Company, Purchaser, Merger Sub or any of their respective Affiliates to accept, agree to or otherwise consummate the Merger or any transaction. 10. OTHER TERMS AND CONDITIONS Except as otherwise provided herein, this Agreement shall be effective immediately upon the execution and delivery of this Agreement by the parties hereto. This Agreement is irrevocable by the Warrantholder after he, she or it has executed and delivered it to the Company. Notwithstanding the foregoing, this Agreement is expressly conditioned upon the consummation of the Merger as contemplated in the Merger Agreement, and shall automatically become null and void ab initio upon termination of the

8 Merger Agreement for any reason prior to the Closing. This Agreement constitutes the entire agreement between the parties hereto relating to the transactions contemplated hereby and supersedes any other agreements, whether written or oral, that may have been made or entered into by or among any of the parties hereto or any of their respective subsidiaries relating to the transactions contemplated hereby; provided that, for the avoidance of doubt, nothing herein is intended to amend, modify or supersede the Merger Agreement, and the Warrantholder’s right to receive the Warrant Payment shall be subject to the applicable terms and conditions set forth in the Merger Agreement. This Agreement may be amended, or any provision of this Agreement may be waived, only upon the written approval of each party hereto (or, in the case of a waiver, by the party hereto so waiving). The Agreement is executed voluntarily by the Warrantholder without any duress or undue influence. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement. All authority conferred in this Agreement shall survive the death or incapacity of the Warrantholder, and all obligations of the Warrantholder hereunder shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the Warrantholder; provided, that the Warrantholder may not assign, delegate or otherwise transfer any of the Warrantholder’s rights or obligations under this Agreement without the prior written consent of Purchaser and the Company (and Purchaser shall be an express third party beneficiary of this provision). All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the schedules and exhibits hereto shall be governed by, and construed in accordance with, the Laws of the state of Delaware without giving effect to any choice of law or conflict of law rules or provisions (whether of the state of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the state of Delaware. In furtherance of the foregoing, the internal Laws of the state of Delaware shall control the interpretation and construction of this Agreement (and all schedules and exhibits hereto), even though under that jurisdiction’s choice of law or conflict of law analysis, the substantive Laws of some other jurisdiction would ordinarily apply. EACH OF THE PARTIES IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF DELAWARE FOR THE PURPOSES OF ANY ACTION ARISING OUT OF THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY. EACH OF THE PARTIES FURTHER AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY U.S. REGISTERED MAIL TO SUCH PARTY’S ADDRESS SET FORTH ON THE SIGNATURE PAGES HERETO SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY ACTION IN THE STATE OF DELAWARE WITH RESPECT TO ANY MATTERS TO WHICH IT HAS SUBMITTED TO JURISDICTION IN THIS PARAGRAPH. EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY ACTION UNDER THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF DELAWARE, AND HEREBY AND THEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. AS A SPECIFICALLY BARGAINED FOR INDUCEMENT FOR EACH OF THE PARTIES TO ENTER INTO THIS AGREEMENT (AFTER HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL), EACH PARTY HERETO EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY, TO THE EXTENT PERMISSIBLE UNDER APPLICABLE

9 LAW. The Warrantholder agrees and acknowledges that all of the Releasees that are not party hereto shall be express third party beneficiaries of this Agreement, and accordingly, shall have the right to rely on this Agreement and enforce this Agreement against Warrantholder directly with respect to a breach of any provision contained herein, including, without limitation, the acknowledgements of the Warrantholder made in Section 1, the representations and warranties of the Warrantholder made in Section 2, the release in Section 6 and, as it relates to Purchaser, the consent right to assignment referenced above. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopy or by electronic delivery in Adobe PDF or other electronic format based on common standards will be effective as delivery of a manually executed counterpart of this Agreement. (Description of Warrant and Signature Page Follows)

[Signature Page to Warrant Cancellation Agreement] IN WITNESS WHEREOF, the parties hereto have executed and delivered this Warrant Cancellation Agreement as of the date first set forth above. MOVE EZ, INC. By: Name: Title: Address

[Signature Page to Warrant Cancellation Agreement] IN WITNESS WHEREOF, the parties hereto have executed and delivered this Warrant Cancellation Agreement as of the date first set forth above. WARRANTHOLDER By: Name: Title: Address

EXHIBIT A – DESCRIPTION OF WARRANT In connection with the Merger, the Warrantholder hereby surrenders all rights under the Warrant described below in exchange for the Warrant Payment, payable in accordance with the terms of this Agreement and the Merger Agreement. Warrantholder: [Insert Name] Date of Warrant Total Shares of Common Stock Subject to Warrant Total Shares of Common Stock Subject to In-the-Money Warrant Exercise Price Per Share

EXHIBIT G FORM OF CONVERTIBLE NOTE CANCELLATION AGREEMENT See attached.

EXECUTION VERSION 1 CONVERTIBLE NOTE CANCELLATION AGREEMENT To Convertible Noteholders: PLEASE READ THIS CONVERTIBLE NOTE CANCELLATION AGREEMENT AND THE ACCOMPANYING INSTRUCTIONS CAREFULLY This Convertible Note Cancellation Agreement (this “Agreement”) by and between Move EZ, Inc., a Delaware corporation (the “Company”), and the undersigned holder of Convertible Note (the “Convertible Noteholder”) is made as of October 22, 2024. This Agreement is being delivered to the Convertible Noteholder because the Convertible Noteholder currently holds an outstanding convertible promissory note between the Company and the Convertible Noteholder (the “Convertible Note”) as set forth on Exhibit A attached hereto. AppFolio, Inc., a Delaware corporation (“Purchaser”), intends to acquire the Company, pursuant to the terms of an Agreement and Plan of Merger dated on or about October 22, 2024 (the “Merger Agreement”) by and among Purchaser, Lilac Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Purchaser (“Merger Sub”), the Company, and WT Representative, LLC, a Delaware limited liability company, as the Equityholder Representative (the “Equityholder Representative”), pursuant to which Merger Sub will merge with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of Purchaser (the “Merger”). The closing of the Merger (the “Closing”) is expected to occur within a couple of weeks of your receipt of this Agreement. Capitalized terms used herein but not defined herein have the meaning ascribed to them in the Merger Agreement. Pursuant to the Merger Agreement and Section 2(c) of the Convertible Note, the Convertible Note will be cancelled, terminated and extinguished at the Effective Time, and converted into the right to receive, subject to applicable Tax withholdings, if any, an amount in cash equal to (a) the amount that would have been paid under Section 2.02(a) of the Merger Agreement had the Convertible Noteholder elected, as of immediately prior to the Effective Time, to convert the Investment Amount (as defined under the Convertible Note) into a number of shares of Series A Preferred Stock equal to the quotient determined by dividing (i) the Investment Amount, by (ii) $1.847705 (the “Closing Convertible Note Payment”), plus (b) any amounts that become payable out of the holdbacks and reserve amounts under Section 3.06 and/or Section 10.01(g) of the Merger Agreement, respectively (each such payment, if any, a “Post-Closing Convertible Note Payment,” and together with the Closing Convertible Note Payment, the “Convertible Note Payment”). Without limiting the foregoing, this Agreement shall constitute the Convertible Noteholder’s written notice to the Company of its election under Section 2(c) of the Convertible Note that the Convertible Note be repaid in a manner described in Section 2(c)(y). If the Convertible Noteholder executes and delivers an executed version of this Agreement to the Company before Closing, then the Closing Convertible Note Payment will be paid at or promptly after Closing, and the Post-Closing Convertible Note Payments, if any, will be paid to the Convertible Noteholder on the same terms and conditions as such amounts are paid to holders of Series A Preferred Stock (in respect thereof), promptly after it becomes due. If the Convertible Noteholder does not execute and deliver an effective Agreement to the Company before Closing, then the Convertible Noteholder’s Closing Convertible Note Payment will be held until the Agreement is turned in, or if not turned in by December 31, 2024, then, notwithstanding anything to the contrary in this Agreement, the Convertible Noteholder will forfeit his, her or its right to receive the Convertible Note Payment. The Convertible Note Payment will be made through the Paying Agent. In order to receive the Convertible Note Payment, the Convertible Noteholder must deliver to the Paying Agent a duly completed and executed copy of IRS Form W-9 or IRS Form W-8BEN (or other applicable IRS Form W-8 which may be obtained on the Internal Revenue Service website at www.IRS.gov), as applicable.

2 Upon the cancellation of the Convertible Note as provided in this Agreement and the Merger Agreement, the Convertible Noteholder shall cease to have any rights with respect thereto (including with respect to any equity into which the Convertible Note would be convertible), except the right to receive the consideration (if any) payable with respect thereto pursuant to this Agreement and the Merger Agreement. AGREEMENT NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties to this Agreement hereby agree as follows: 1. CONVERTIBLE NOTE ACKNOWLEDGMENT AND AGREEMENT The Convertible Noteholder hereby acknowledges and agrees that, subject to and contingent upon consummation of the Merger: (i) as of the Effective Time, the Convertible Noteholder shall surrender all right, title or interest in or to all Convertible Note, and the Convertible Note Payment (less applicable tax withholdings and deductions) represents all of the consideration to which the Convertible Noteholder may be entitled pursuant to the Merger Agreement with respect to the Convertible Note (and that the Convertible Note Payment has been determined in a manner in accordance with Section 2(c)(y) of the Convertible Note); (ii) the Convertible Noteholder is waiving any provisions related to delivery or receipt of notice that may be required to be delivered by the Company to the Convertible Noteholder, and any rights to advance notice, in each case, in connection with the Transactions, whether pursuant to the Convertible Note or any other agreement to which the Company and the Convertible Noteholder are parties; (iii) the Convertible Noteholder is waiving any right the Convertible Noteholder may have pursuant to the Convertible Note or any other agreement to which the Company and the Convertible Noteholder are parties, or are bound by, with respect to the Convertible Note that in any way conflicts with, or otherwise prohibits or restricts, the transactions contemplated by the Merger Agreement or this Agreement, or the treatment of the Convertible Note hereunder or thereunder; and (iv) at the request of Purchaser at any time from and after the date hereof, the Convertible Noteholder shall execute and deliver such documents and take such actions reasonably deemed by Purchaser to be necessary or desirable to effectuate the purposes and objectives of this Agreement, including the cancellation of the Convertible Note. By executing this Agreement, the Convertible Noteholder acknowledges and agrees that the Convertible Noteholder shall be entitled to the rights and benefits, and subject to the obligations, as provided in this Agreement and the Merger Agreement. In the event of any conflict between the terms of this Agreement and the Merger Agreement, the Merger Agreement shall control. The Convertible Noteholder further acknowledges and agrees that this Agreement is a material element of Purchaser’s willingness to consummate the Merger and the Convertible Noteholder desires to facilitate the consummation of the Merger by entering into this Agreement. 2. REPRESENTATIONS AND WARRANTIES By signing this Agreement, the Convertible Noteholder also represents and warrants that:

3 (i) the Convertible Noteholder is the owner, beneficially and of record, of the Convertible Note set forth in the Description of Convertible Note on Exhibit A attached hereto, free and clear of any Liens or any restrictions on transfer (other than any restrictions under the Securities Act of 1933, as amended, and state securities laws). Except for this Agreement, the Convertible Note held by the Convertible Noteholder and any Company Stock, Options or Warrants held by the Convertible Noteholder (in respect of which the Convertible Noteholder has delivered or shall deliver a duly executed Letter of Transmittal, Option Cancellation Agreement or Warrant Cancellation Agreement, as applicable), the Convertible Noteholder is not a party to any option, warrant, right, contract, call, put or other agreement or commitment providing for the disposition or acquisition of any securities of the Company; (ii) the Description of the Convertible Note set forth in Exhibit A (including with respect to the Investment Amount) is correct and complete and represents all of the outstanding convertible promissory notes owned or held by the Convertible Noteholder as of the date of this Agreement, and the Convertible Noteholder does not own or have any right to any other convertible promissory note; (iii) the Convertible Noteholder has not converted or sold, transferred, assigned, pledged or otherwise disposed of any interest in the Convertible Note (including any interest in any equity into which the Convertible Note is convertible), and the Convertible Note (including any equity into which the Convertible Note is convertible) is not subject to any encumbrance, restriction on transfer, claim, lien, pledge, option, charge, security interest, defect of title or other similar right of any third party, whether arising by operation of law or otherwise; (iv) the Convertible Noteholder has the full right, power, authority and legal capacity to execute and deliver this Agreement and the other Transaction Documents to which it is party, to consummate the transactions contemplated hereby and thereby and to perform his, her or its obligations hereunder and under the Merger Agreement and the other Transaction Documents, and assuming due authorization, execution and delivery by the other parties thereto, this Agreement and the other Transaction Documents to which it is party constitute the legal, valid and binding obligations of the Convertible Noteholder and each enforceable in accordance with their respective terms and conditions (except as such enforceability may be limited by bankruptcy, insolvency, moratorium or similar Laws affecting creditor’s rights generally and by general equitable principles); (v) the execution and delivery by the Convertible Noteholder of this Agreement and the other Transaction Documents to which it is party, and the consummation of the transactions contemplated hereby and thereby or the performance of any obligations under any other Transaction Document to which it is party, will not (A) violate or conflict any provisions of the Convertible Noteholder governing documents, if applicable, (B) violate, conflict with or result in a violation of, or constitute a default (whether after the giving of notice, lapse of time or both) under any provision of any Law to which the Convertible Noteholder is subject, or (C) violate, conflict with or result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, result in or create in any Person the right to terminate, modify or cancel, require any notice, authorization or consent under any agreement by which the Convertible Noteholder is a party, or by which any of the Convertible Noteholder’s assets or properties are bound. The Convertible Noteholder is not required to give any notice to, make any filing with, or obtain any authorization, consent or approval of any Governmental Authority in connection with its execution and delivery of this Agreement or the other Transaction Documents;

4 (vi) there is, and there has been, no Actions, whether written or oral, pending or, threatened against, related to or affecting the Convertible Noteholder, at law or in equity, by or before a third Person or a Governmental Authority, that would adversely affect or delay, hinder or prevent the performance by the Convertible Noteholder of its obligations under this Agreement or to consummate the transactions contemplated hereby or the Merger Agreement, including the Merger; (vii) the Convertible Noteholder has or will have no obligation to pay any fees, commissions or other compensation to any broker, finder, investment banker, financial advisor, agent or other similar Person with respect to the transactions contemplated by this Agreement, the Merger Agreement or any other document contemplated hereby or thereby based on any contract to which the Convertible Noteholder is a party or that is otherwise binding upon the Convertible Noteholder; (viii) The Convertible Noteholder (A) has received and had the opportunity to review a copy of the Merger Agreement, and has had an opportunity to ask questions and receive answers concerning the terms and conditions of the Merger Agreement, (B) hereby acknowledges that it has adequate information concerning the business and financial condition of the Company to make an informed and adequate decision regarding the Merger independently without reliance on the Company or any other Convertible Noteholder and has made its own analysis and decision to approve the Merger and the Merger Agreement and to execute this Agreement, and (C) has consulted with (or has had the opportunity to but has decided not to) his, her or its own legal counsel and financial advisors regarding this Agreement; and (ix) All of the representations and warranties of the Convertible Noteholder set forth in this Agreement shall survive the Closing and continue in full force and effect, until the date that is ninety (90) days following the expiration of the last statute of limitation applicable thereto, and the Convertible Noteholder agrees that all covenants and agreements of Convertible Noteholder set forth in this Agreement shall survive the Closing and continue in full force and effect after the Closing indefinitely until fully performed. 3. INDEMNIFICATION; EQUITYHOLDER REPRESENTATIVE The Convertible Noteholder has received, had the opportunity to review and has reviewed (or has voluntarily forgone such opportunity) a copy of the Merger Agreement and hereby acknowledges, confirms and agrees that the Convertible Noteholder shall be bound by the provisions thereof in his or her capacity as an Equityholder and a Convertible Noteholder thereunder, including, without limitation, (i) Article II of the Merger Agreement and (ii) Article X of the Merger Agreement (including the indemnification provisions in Section 10.01(e) of the Merger Agreement regarding the Equityholder Representative), as if the Convertible Noteholder were a party to the Merger Agreement. The Convertible Noteholder acknowledges that he, she or it has had an opportunity to read, and understands, the Merger Agreement and acknowledges that the Convertible Noteholder will be responsible on the terms and subject to the conditions and limitations set forth in the Merger Agreement.

5 The Convertible Noteholder hereby agrees to indemnify, defend and hold harmless any Releasee (as defined below) from and against any and all damages, Liabilities, obligations, awards, fines, judgments, administrative orders, remediation requirements, suits, actions, causes of action, enforcement actions, claims, demands, deficiencies, losses, costs, wages, penalties, charges, liquidated damages, expenses, assessments, taxes, interest and penalties, including, but not limited to, reasonable attorneys’ fees and expenses paid, incurred, suffered or sustained by any Releasee, directly or indirectly, arising out of or resulting from (i) any breach of, or inaccuracy in, any of the representations or warranties made by the Convertible Noteholder in this Agreement, or (ii) any breach by the Convertible Noteholder of any covenant or agreement in this Agreement. By executing this Agreement, the Convertible Noteholder hereby irrevocably nominates, constitutes and appoints the Equityholder Representative, as set forth in Section 10.01 of the Merger Agreement, as the Convertible Noteholder’s representative, agent, agent for service of process, and true and lawful attorney-in-fact, with full power of substitution, to act in the name, place and stead of the Convertible Noteholder for all purposes in connection with the Merger Agreement and the agreements ancillary thereto, and the taking by the Equityholder Representative of any and all actions (whether prior to, contemporaneously with, or after such nomination, constitution and appointment) and the making of any decisions required or permitted to be taken or made by the Equityholder Representative in connection with the Merger Agreement, which in each case and as applicable shall have accordingly been deemed ratified by the Convertible Noteholder, including the exercise of the power to execute, deliver, acknowledge, certify and file (in the name of any or all of the Equityholders or otherwise) any and all documents and to take any and all actions that the Equityholder Representative may, in its sole discretion, determine to be necessary, desirable or appropriate on or after the date hereof, including the power to act on behalf of the Convertible Noteholder in any Action involving any of the Transaction Documents and the power to authorize the distribution of (after payment of any unpaid expenses chargeable to Convertible Noteholder in connection with the Transactions), all amounts payable to the Convertible Noteholder under the terms of the Merger Agreement. 4. WITHHOLDING The Company, the Equityholder Representative, Purchaser and the Surviving Corporation, and each of their Affiliates and Representatives, shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable to Convertible Noteholder such amounts as are required to be deducted or withheld therefrom under any provision of federal, state, local or foreign Tax Law or under any other Laws or orders (such amounts required to be deducted and withheld “Withholding Taxes”). Any Withholding Taxes so deducted or withheld shall be treated for all purposes under the Merger Agreement as having been paid to Convertible Noteholder. None of the Company, the Equityholder Representative, Purchaser, the Surviving Corporation, or any of their Affiliates and Representatives make any representation as to the tax consequences to Convertible Noteholder of the transactions contemplated by this Agreement, which consequences shall be the sole responsibility of Convertible Noteholder. 5. CONFIDENTIALITY From and after the date hereof, the Convertible Noteholder shall, and shall cause its representatives and Affiliates to, (a) keep confidential all information and materials of or regarding (i) the Purchaser, the Surviving Corporation and any of their respective Affiliates, and (ii) the Merger Agreement, each of the Transaction Documents and each other agreement, instrument, document or certificate required or contemplated to be entered into under the terms of the Merger Agreement or the Transaction Documents and the Transactions (except to the extent (A) disclosure of such information is required by law or (B) the information becomes publicly known except through the actions or inactions of the Convertible Noteholder or its representatives or Affiliates) and (b) promptly deliver to the Purchaser or the Surviving Corporation or destroy (at the Purchaser’s option) any such information covered by the immediately foregoing clause

6 (a)(i) that remains in such person’s or entity’s possession or control; provided that, in the event the Convertible Noteholder or any of its representatives or Affiliates are required by law to disclose any such information, such person or entity shall promptly notify the Purchaser in writing in advance of such disclosure, which notification shall include the nature of the legal requirement and the extent of the required disclosure, and shall reasonably cooperate with the Purchaser to preserve the confidentiality of such information consistent with applicable law; provided, further, that nothing herein will be deemed to restrict or limit disclosures by the Convertible Noteholder to paid legal, accounting, tax and financial advisers to the extent reasonably necessary for any such adviser to perform its paid legal, accounting, tax and financial services, respectively, for the Convertible Noteholder and as long as such advisor is subject to confidentiality obligations substantially similar to those provided in this paragraph with respect thereto. From and after the date hereof, the Convertible Noteholder will not, and will cause its representatives and Affiliates not to, directly or indirectly, make or publish, verbally or in writing, any negative or disparaging statements or communications concerning Purchaser, the Company or any of their respective Affiliates or Subsidiaries, any of their respective services, products or practices, or their respective representatives or direct or indirect equityholders, which statements are or are reasonably likely to be construed as being injurious to the best interests of such Person, including statements alleging that such Person has acted improperly, illegally or unethically or has engaged in business practices which are improper, illegal or unethical, at any time from and after the Effective Time; provided that nothing herein will be deemed to restrict or limit the Convertible Noteholder or any of the Convertible Noteholder’s representatives or Affiliates from engaging in disclosures by the Convertible Noteholder (or his, her or its Affiliates) to any governmental agency in connection with filing a charge, cooperating with or participating in an investigation or proceeding, or reporting a suspected violation of Law. 6. RELEASE OF CLAIMS Effective as of the Effective Time, the Convertible Noteholder, on behalf of the Convertible Noteholder and each of the Convertible Noteholder’s Affiliates and Representatives (each, a “Releasor”), hereby unconditionally and irrevocably acquits, remises, discharges and forever releases Purchaser, Merger Sub and the Company and their respective Affiliates (including, from and after the Effective Time, the Surviving Corporation), and each Representative of each of the foregoing Persons (collectively, the “Releasees”), from any and all claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorneys’ fees and costs incurred) of whatsoever kind or nature, including those arising under any Law or Contract, both at law and in equity, which any Releasor, or any of their respective heirs, executors, administrators or assigns, now has, has ever had, or may hereafter have against any Releasee arising contemporaneously with or prior to the Effective Time or on account of or arising out of any matter, cause, event or circumstance occurring contemporaneously with or prior to the Effective Time (all of the foregoing collectively referred to herein as the “Released Claims”), expressly excluding (i) any claims arising as a result of any breach of the Merger Agreement or any of the other Transaction Documents, and (ii) any rights that may not be released under applicable Law. The Convertible Noteholder, on behalf of the Convertible Noteholder and the other Releasors, hereby irrevocably covenants to refrain from, directly or indirectly, asserting any Released Claim, or commencing, instituting, or causing to be commenced, any action, claim or proceeding of any kind against any Releasee, based upon any matter released hereby. The Convertible Noteholder, on behalf of the Convertible Noteholder and the other Releasors, hereby acknowledges and intends that the foregoing release shall be effective as a bar to each and every one of the Released Claims. Each of the Convertible Noteholder, on behalf of the Convertible Noteholder and the other Releasors, expressly consents that the foregoing release shall be given full force and effect in accordance with each and every express term or provision thereof, including those relating to any Released Claim and any unknown and unsuspected claims (notwithstanding any state statute that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated claims). Without limiting the

7 generality of the foregoing, the Convertible Noteholder, on behalf of the Convertible Noteholder and the other Releasors, shall be deemed to relinquish, to the extent it is applicable, and to the full extent permitted by applicable Law, the provisions, rights and benefits of Section 1542 of the California Civil Code (“Section 1542”), which provides: A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY. The Convertible Noteholder, on behalf of the Convertible Noteholder and the other Releasors, hereby waives, to the extent applicable, and to the fullest extent permitted by applicable Law, the provisions, rights and benefits conferred by any Law of any state or territory of the United States, including any principle of common law, which is similar, comparable or equivalent to Section 1542. The Convertible Noteholder, on behalf of the Convertible Noteholder and the other Releasors, acknowledges and agrees that the foregoing waiver is an essential and material term of this Agreement and that, without such waiver, Purchaser and Merger Sub would not have agreed to the terms of the Merger Agreement or this Agreement. The Convertible Noteholder acknowledges and agrees that he, she or it (w) has read and understands this release and has been advised to seek legal counsel prior to signing this Agreement and has had ample opportunity to do so, (x) has signed this Agreement, including the provisions herein, freely and voluntarily, and (y) does not rely, and has not relied, on any representation or statement not set forth in this release made by Purchaser, the Merger Sub, the Company or any other Person with regard to the subject matter, basis or effect of this release or otherwise. The Convertible Noteholder acknowledges and agrees that the terms and provisions of this Section 6 have been a material inducement to Purchaser, the Company, and Merger Sub to consummate the Transactions, and that each of Purchaser, the Company, and Merger Sub will rely upon this Section 6 in consummating the Transactions. 7. NO TRANSFER OR ASSIGNMENT The Convertible Noteholder may not sell, exchange, transfer or otherwise dispose of his or her right to receive the Convertible Note Payment or any portion thereof. Any transfer in violation of this Section 7 shall be null and void and need not be recognized by the Company or Purchaser. 8. RESERVED. 9. CONVERTIBEL NOTEHOLDER RIGHTS Convertible Noteholder shall have no rights as an equityholder of the Company, Purchaser, or any of their respective Affiliates. No provision of the Convertible Note, this Agreement or the Merger Agreement shall be interpreted to impose an obligation on the Company, Purchaser, Merger Sub or any of their respective Affiliates to accept, agree to or otherwise consummate the Merger or any transaction. 10. OTHER TERMS AND CONDITIONS Except as otherwise provided herein, this Agreement shall be effective immediately upon the execution and delivery of this Agreement by the parties hereto. This Agreement is irrevocable by the Convertible Noteholder after he, she or it has executed and delivered it to the Company. Notwithstanding

8 the foregoing, this Agreement is expressly conditioned upon the consummation of the Merger as contemplated in the Merger Agreement, and shall automatically become null and void ab initio upon termination of the Merger Agreement for any reason prior to the Closing. This Agreement constitutes the entire agreement between the parties hereto relating to the transactions contemplated hereby and supersedes any other agreements, whether written or oral, that may have been made or entered into by or among any of the parties hereto or any of their respective subsidiaries relating to the transactions contemplated hereby; provided that, for the avoidance of doubt, nothing herein is intended to amend, modify or supersede the Merger Agreement, and the Convertible Noteholder’s right to receive the Convertible Note Payment shall be subject to the applicable terms and conditions set forth in the Merger Agreement. This Agreement may be amended, or any provision of this Agreement may be waived, only upon the written approval of each party hereto (or, in the case of a waiver, by the party hereto so waiving). The Agreement is executed voluntarily by the Convertible Noteholder without any duress or undue influence. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement. All authority conferred in this Agreement shall survive the death or incapacity of the Convertible Noteholder, and all obligations of the Convertible Noteholder hereunder shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the Convertible Noteholder; provided, that the Convertible Noteholder may not assign, delegate or otherwise transfer any of the Convertible Noteholder’s rights or obligations under this Agreement without the prior written consent of Purchaser and the Company (and Purchaser shall be an express third party beneficiary of this provision). All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the schedules and exhibits hereto shall be governed by, and construed in accordance with, the Laws of the state of Delaware without giving effect to any choice of law or conflict of law rules or provisions (whether of the state of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the state of Delaware. In furtherance of the foregoing, the internal Laws of the state of Delaware shall control the interpretation and construction of this Agreement (and all schedules and exhibits hereto), even though under that jurisdiction’s choice of law or conflict of law analysis, the substantive Laws of some other jurisdiction would ordinarily apply. EACH OF THE PARTIES IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF DELAWARE FOR THE PURPOSES OF ANY ACTION ARISING OUT OF THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY. EACH OF THE PARTIES FURTHER AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY U.S. REGISTERED MAIL TO SUCH PARTY’S ADDRESS SET FORTH ON THE SIGNATURE PAGES HERETO SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY ACTION IN THE STATE OF DELAWARE WITH RESPECT TO ANY MATTERS TO WHICH IT HAS SUBMITTED TO JURISDICTION IN THIS PARAGRAPH. EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY ACTION UNDER THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF DELAWARE, AND HEREBY AND THEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. AS A SPECIFICALLY BARGAINED FOR INDUCEMENT FOR EACH OF THE PARTIES TO

9 ENTER INTO THIS AGREEMENT (AFTER HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL), EACH PARTY HERETO EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY, TO THE EXTENT PERMISSIBLE UNDER APPLICABLE LAW. The Convertible Noteholder agrees and acknowledges that all of the Releasees that are not party hereto shall be express third party beneficiaries of this Agreement, and accordingly, shall have the right to rely on this Agreement and enforce this Agreement against Convertible Noteholder directly with respect to a breach of any provision contained herein, including, without limitation, the acknowledgements of the Convertible Noteholder made in Section 1, the representations and warranties of the Convertible Noteholder made in Section 2, the release in Section 6 and, as it relates to Purchaser, the consent right to assignment referenced above. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopy or by electronic delivery in Adobe PDF or other electronic format based on common standards will be effective as delivery of a manually executed counterpart of this Agreement. (Description of Convertible Note and Signature Page Follows)

[Signature Page to Convertible Note Cancellation Agreement] IN WITNESS WHEREOF, the parties hereto have executed and delivered this Convertible Note Cancellation Agreement as of the date first set forth above. MOVE EZ, INC. By: Name: Title: Address

[Signature Page to Convertible Note Cancellation Agreement] IN WITNESS WHEREOF, the parties hereto have executed and delivered this Convertible Note Cancellation Agreement as of the date first set forth above. CONVERTIBLE NOTEHOLDER By: Name: Title: Address

EXHIBIT A – DESCRIPTION OF CONVERTIBLE NOTE In connection with the Merger, the Convertible Noteholder hereby surrenders all rights under the Convertible Note described below in exchange for the Convertible Note Payment, payable in accordance with the terms of this Agreement and the Merger Agreement. Convertible Noteholder: [Insert Name] Date of Convertible Note Principal Amount of Note Investment Amount (as of October __, 2024)

EXHIBIT H FORM OF LETTER OF TRANSMITTAL See attached.

LETTER OF TRANSMITTAL For the exchange of shares of Company Stock of Move EZ, Inc. Ladies and Gentlemen: Reference is made to the Agreement and Plan of Merger (as may be amended, restated, supplemented or otherwise modified from time to time, the “Merger Agreement”) entered into on October 22, 2024, by and among AppFolio, Inc., a Delaware corporation (“Purchaser”), Lilac Merger Sub, Inc., a Delaware corporation and wholly owned Subsidiary of Purchaser (“Merger Sub”), Move EZ, Inc., a Delaware corporation (the “Company”), and WT Representative LLC, a Delaware limited liability company (the “Equityholder Representative”). Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed thereto in the Merger Agreement. The board of directors of the Company (the “Company Board”) has approved the Merger Agreement and the Transactions, including the Merger. Following the Company Board’s approval and recommendation, the requisite number of stockholders of the Company duly executed and delivered to the Company written consents approving the Transactions, including the Merger. Accordingly, the Merger Agreement has been adopted by all necessary corporate action on the part of the Company and its stockholders. Pursuant to the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”; and the effective time of the Merger, the “Effective Time”) and, as a result of the Merger, the separate corporate existence of Merger Sub will cease and the Company will continue as the surviving corporation. Pursuant to the Merger Agreement and subject to the conditions set forth therein, immediately prior to the Effective Time, each share of Company Stock (other than the Excluded Shares and the Dissenting Shares) shall automatically be converted into the right to receive a portion of the Merger Consideration, determined in accordance with the Merger Agreement. In order to receive the foregoing consideration, the undersigned (hereinafter referred to as the “Stockholder”) must provide Purchaser with (1) a duly and completed executed copy of this Letter of Transmittal, and (2) a duly completed and executed copy of IRS Form W-9 or IRS Form W-8BEN (or other applicable IRS Form W-8 which may be obtained on the Internal Revenue Service website at www.IRS.gov), as applicable, the form of which is enclosed herewith. A portion of the Merger Consideration in an amount equal to $800,000 (the “Holdback Amount”) will be retained by Purchaser as a “holdback” to secure payment obligations of the Equityholders under Section 3.06 of the Merger Agreement (and any remaining portion thereof would be released to the Equityholders upon final resolution of the Actual Closing Consideration in accordance with Section 3.06 of the Merger Agreement). An additional portion of the Merger Consideration in an amount equal to $500,000 (the “Representative Expense Amount”) would be retained by the Equityholder Representative in a reserve account to cover fees, costs, expenses or other obligations incurred by the Equityholder Representative (including certain payment obligations on behalf of Equityholders), and any remaining portion of such amount may be released from time to time, in whole or in part, as and when determined by the Equityholder Representative. If and when any such amounts are released from such holdback or the reserve account, as the case may be, for the benefit of Equityholders, the undersigned will also be entitled to the undersigned’s share of such amounts, if any, determined in accordance with the Merger Agreement. The undersigned understands that, pursuant to the terms of the Merger Agreement, the undersigned may never receive or be entitled to amounts so withheld or placed in the reserve account. The undersigned acknowledges receipt of the Merger Agreement and hereby agrees to the provisions of the Merger Agreement in all respects and to be bound as a Stockholder and Equityholder thereby, including, without limitation, (a) the obligations of the Stockholders to pay money (via application of the Holdback Amount by Purchaser or use of the Representative Expense Amount by the Equityholder Representative to make a payment on behalf of the Equityholders) if and to the extent required under Section 3.06 of the Merger Agreement, (b) the obligations of the Stockholders to indemnify the Equityholder Representative and certain other Persons as specified in Section 10.01(e) of the Merger Agreement, (c) the provisions requiring that a portion of the Merger Consideration be held in a reserve account pursuant to the terms of the Merger Agreement to cover fees, costs, expenses or other obligations incurred by the Equityholder Representative (i.e., the Representative Expense Amount) and (d) the provisions requiring that a portion of the Merger Consideration be subject to a holdback pursuant to the terms of the Merger Agreement (i.e., the Holdback Amount) to secure the payment obligations of the Equityholders as described in the foregoing clause (a).

By executing this Letter of Transmittal, the undersigned hereby (a) irrevocably appoints and constitutes the Equityholder Representative (and any successor Equityholder Representative appointed in accordance with the terms of the Merger Agreement), as of the date of the Merger Agreement, as its agent, proxy and attorney-in-fact to the full extent specified in Section 10.01 of the Merger Agreement; (b) agrees to be bound by all decisions and actions taken by the Equityholder Representative in accordance with the Merger Agreement and the Transaction Documents; (c) adopts, ratifies, confirms and approves in all respects all such decisions and actions taken prior to the date hereof; (d) acknowledges and agrees to the limitations on the Equityholder Representative’s liability and duties and the Equityholder Representative’s right to indemnification set forth in Section 10.01(e) of the Merger Agreement; and (e) agrees to be bound by the provisions of the Merger Agreement and the representations, warranties, and covenants set forth on Exhibit A to this Letter of Transmittal. All authority conferred or agreed to be conferred pursuant to this Letter of Transmittal shall be irrevocable, except as provided in the Merger Agreement, and shall be binding upon the successors, assigns, heirs, executors, administrators and legal representatives of the undersigned, and shall not be affected by, and shall survive, the death, incapacity, bankruptcy, dissolution or liquidation of the undersigned. Without limiting the generality of the foregoing, the undersigned hereby agrees to be bound by any amendment, extension or waiver to the Merger Agreement executed by the Equityholder Representative in his capacity as such. The undersigned understands that surrender is not made in acceptable form until the receipt by the Paying Agent of this Letter of Transmittal, duly completed and validly signed. The undersigned understands and agrees that the method of delivery of this Letter of Transmittal is at the election and risk of the undersigned. The undersigned understands that the payment for any Shares (as defined below) will be made as promptly as practicable after such surrender is made (but in all cases following the Effective Time) in acceptable form, and that in no event will the undersigned receive any interest on the payments to be made in respect to the Shares. The undersigned also understands that delivery of an executed Letter of Transmittal shall be made to the Purchaser, and risk of loss and title to such documents shall pass to the Purchaser, only upon delivery of such Letter of Transmittal to the Paying Agent in accordance with the procedures in this Letter of Transmittal and its instructions. The undersigned hereby irrevocably (a) waives any and all right of appraisal, any dissenters rights and any similar rights relating to the Merger that the undersigned may have by virtue of, or with respect to, any Shares owned by the undersigned (including those rights pursuant to Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”), Chapter 13 of the California Corporations Code (the “CCC”) or otherwise) and (b) withdraws all written objections to the Merger and demands for appraisal, if any, with respect to the Shares, to the fullest extent permitted by law. If the undersigned has previously executed a written consent with respect to the Merger, the undersigned hereby confirms all matters set forth in such written consent, including all matters which may have been referred to in such written consent and are re-affirmed in this Letter of Transmittal. Effective as of the Effective Time, the Stockholder, on behalf of the Stockholder and each of the Stockholder’s Affiliates and Representatives (each, a “Releasor”), hereby unconditionally and irrevocably acquits, remises, discharges and forever releases Purchaser, Merger Sub and the Company and their respective Affiliates (including, from and after the Effective Time, the Surviving Corporation), and each Representative of each of the foregoing Persons (collectively, the “Releasees”), from any and all claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorneys’ fees and costs incurred) of whatsoever kind or nature, including those arising under any Law or Contract, both at law and in equity, which any Releasor, or any of their respective heirs, executors, administrators or assigns, now has, has ever had, or may hereafter have against any Releasee arising contemporaneously with or prior to the Effective Time or on account of or arising out of any matter, cause, event or circumstance occurring contemporaneously with or prior to the Effective Time (all of the foregoing collectively referred to herein as the “Released Claims”), expressly excluding (i) any claims arising as a result of any breach of the Merger Agreement or any of the other Transaction Documents, (ii) if the Stockholder is an employee of the Company, any obligation by any Releasee to pay (A) expense reimbursements for expenses incurred by the Stockholder prior to the Effective Time that are reimbursable under the Company’s expense reimbursement policies, and (B) any accrued but unpaid wages, salaries or other cash compensation or benefits payable to the Stockholder in respect of services rendered prior to the Effective Time, and (iii) any rights that may not be released under applicable Law. The Stockholder, on behalf of the Stockholder and the other Releasors, hereby irrevocably covenants to refrain from, directly or indirectly, asserting any Released Claim, or commencing, instituting, or causing to be commenced, any action, claim or proceeding of any kind against any Releasee, based upon any matter released hereby.

The Stockholder, on behalf of the Stockholder and the other Releasors, hereby acknowledges and intends that the foregoing release shall be effective as a bar to each and every one of the Released Claims. Each of the Stockholder, on behalf of the Stockholder and the other Releasors, expressly consents that the foregoing release shall be given full force and effect in accordance with each and every express term or provision thereof, including those relating to any Released Claim and any unknown and unsuspected claims (notwithstanding any state statute that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated claims). Without limiting the generality of the foregoing, the Stockholder, on behalf of the Stockholder and the other Releasors, shall be deemed to relinquish, to the extent it is applicable, and to the full extent permitted by applicable Law, the provisions, rights and benefits of Section 1542 of the California Civil Code (“Section 1542”), which provides: A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY. The Stockholder, on behalf of the Stockholder and the other Releasors, hereby waives, to the extent applicable, and to the fullest extent permitted by applicable Law, the provisions, rights and benefits conferred by any Law of any state or territory of the United States, including any principle of common law, which is similar, comparable or equivalent to Section 1542. The Stockholder, on behalf of the Stockholder and the other Releasors, acknowledges and agrees that the foregoing waiver is an essential and material term of this Agreement and that, without such waiver, Purchaser and Merger Sub would not have agreed to the terms of the Merger Agreement or this Agreement. The Stockholder acknowledges and agrees that he, she or it (w) has read and understands the foregoing release and has been advised to seek legal counsel prior to signing this Letter of Transmittal and has had ample opportunity to do so, (x) has signed this Letter of Transmittal, including the provisions herein, freely and voluntarily, and (y) does not rely, and has not relied, on any representation or statement not set forth in the foregoing release made by Purchaser, the Merger Sub, the Company or any other Person with regard to the subject matter, basis or effect of the foregoing release or otherwise. The Stockholder acknowledges and agrees that the terms and provisions of the foregoing release have been a material inducement to Purchaser, the Company, and Merger Sub to consummate the Transactions, and that each of Purchaser, the Company, and Merger Sub will rely upon the foregoing release in consummating the Transactions. From and after the date hereof, the undersigned shall, and shall cause its representatives and Affiliates to, (a) keep confidential all information and materials of or regarding (i) the Purchaser, the Surviving Corporation and any of their respective Affiliates, and (ii) the Merger Agreement, each of the Transaction Documents and each other agreement, instrument, document or certificate required or contemplated to be entered into under the terms of the Merger Agreement or the Transaction Documents and the Transactions (except to the extent (A) disclosure of such information is required by law or (B) the information becomes publicly known except through the actions or inactions of the undersigned or its representatives or Affiliates) and (b) promptly deliver to the Purchaser or the Surviving Corporation or destroy (at the Purchaser’s option) any such information covered by the immediately foregoing clause (a)(i) that remains in such person’s or entity’s possession or control; provided that, in the event the undersigned or any of its representatives or Affiliates are required by law to disclose any such information, such person or entity shall promptly notify the Purchaser in writing in advance of such disclosure, which notification shall include the nature of the legal requirement and the extent of the required disclosure, and shall reasonably cooperate with the Purchaser to preserve the confidentiality of such information consistent with applicable law; provided, further, that nothing herein will be deemed to restrict or limit disclosures by the undersigned to paid legal, accounting, tax and financial advisers to the extent reasonably necessary for any such adviser to perform its paid legal, accounting, tax and financial services, respectively, for the undersigned and as long as such advisor is subject to confidentiality obligations substantially similar to those provided in this paragraph with respect thereto. From and after the date hereof, the undersigned will not, and will cause its representatives and Affiliates not to, directly or indirectly, make or publish, verbally or in writing, any negative or disparaging statements or communications concerning Purchaser, the Company or any of their respective Affiliates or Subsidiaries, any of their respective services, products or practices, or their respective representatives or direct or indirect equityholders, which statements are or are reasonably likely to be construed as being injurious to the best interests of such Person, including statements alleging that such Person has acted improperly, illegally or unethically or has engaged in business practices which are improper, illegal or unethical, at any time from and after the Effective Time; provided that nothing herein will be deemed to restrict or limit the undersigned or any of the undersigned’s representatives or Affiliates from engaging in disclosures by the undersigned (or his, her or its Affiliates) (i) to any governmental agency in connection with filing a charge, cooperating with or participating in an investigation or proceeding, or reporting a suspected violation of Law, (ii) for the purpose of engaging in protected conduct, including concerted protected activity under Section 7 of the National Labor Relations Act, (iii) related to any sexual assault or sexual harassment dispute arising after the date of this Letter of Transmittal. In connection with the Merger, the Stockholder hereby (a) surrenders for cancellation each share of Company Stock owned by the Stockholder immediately prior to the Effective Time and listed on the signature page to this Letter of Transmittal (the shares of Company Stock so owned by the Stockholder, collectively, the “Shares”) and (b) authorizes the Company to, directly or indirectly, cancel or cause to be cancelled the electronic certificates listed on the signature page to this Letter of Transmittal and representing the Shares (the “Certificates”) All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the schedules and exhibits hereto shall be governed by, and construed in accordance with, the Laws of the state of Delaware without giving effect to any choice of law or conflict of law rules or provisions (whether of the state of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the state of Delaware. In furtherance of the foregoing, the internal Laws of the state of Delaware shall control the interpretation and construction of this Agreement (and all schedules and exhibits hereto), even though under that jurisdiction’s choice of law or conflict of law analysis, the substantive Laws of some other jurisdiction would ordinarily apply. EACH OF THE PARTIES IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF DELAWARE FOR THE PURPOSES OF ANY ACTION ARISING OUT OF THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY. EACH OF THE PARTIES FURTHER AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY U.S. REGISTERED MAIL TO SUCH PARTY’S ADDRESS SET FORTH ON THE SIGNATURE PAGES HERETO SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY ACTION IN THE STATE OF DELAWARE WITH RESPECT TO ANY MATTERS TO WHICH IT HAS SUBMITTED TO JURISDICTION IN THIS PARAGRAPH. EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY ACTION UNDER THIS AGREEMENT, ANY RELATED DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY IN THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF DELAWARE, AND HEREBY AND THEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. AS A SPECIFICALLY BARGAINED FOR INDUCEMENT FOR EACH OF THE PARTIES TO ENTER INTO THIS AGREEMENT (AFTER HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL), EACH PARTY HERETO EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY, TO THE EXTENT PERMISSIBLE UNDER APPLICABLE LAW. NO STOCKHOLDER WHO INTENDS TO EXERCISE STATUTORY APPRAISAL RIGHTS PURSUANT TO SECTION 262 OF THE DGCL OR CHAPTER 13 OF THE CCC OR OTHERWISE SHOULD EXECUTE THIS LETTER OF TRANSMITTAL OR SURRENDER HIS, HER OR ITS CERTIFICATES FORMERLY REPRESENTING CANCELLED SHARES. THE UNDERSIGNED UNDERSTANDS THAT SUBMISSION OF THIS LETTER OF TRANSMITTAL TO THE PAYING AGENT WILL CONSTITUTE A WAIVER OF HIS, HER OR ITS RIGHT TO DEMAND APPRAISAL OF THE FAIR VALUE OF HIS, HER OR ITS SHARES PURSUANT TO THE PROVISIONS OF THE DGCL OR THE CCC. THE UNDERSIGNED FURTHER UNDERSTANDS THAT IF HE, SHE OR IT HAS FILED A DEMAND FOR APPRAISAL WITH RESPECT TO THE SHARES FORMERLY REPRESENTED BY THE CERTIFICATE(S) CANCELLED AND SURRENDERED HEREWITH, THE UNDERSIGNED, BY SUBMISSION OF THIS LETTER OF TRANSMITTAL, HEREBY WITHDRAWS SUCH DEMAND (AND ALL WRITTEN OBJECTIONS TO THE MERGER UNDER SECTION 262 OF THE DGCL, CHAPTER 13 OF THE CCC OR OTHERWISE FOR APPRAISAL) AND AGREES THAT THE FAIR VALUE OF SUCH SHARES IS NOT MORE THAN THE CONSIDERATION PAYABLE PURSUANT TO THE MERGER. Unless the express context otherwise requires, wherever the word “include,” “includes,” or “including” is used in this Letter of Transmittal, it shall be deemed to be followed by the words “without limitation” and the word “or” shall be inclusive and not exclusive, unless used in conjunction with “either” or the like.

REPRESENTATIONS AND WARRANTIES (Forming a part of the terms and conditions of the transaction) The Stockholder hereby represents and warrants to Purchaser and Merger Sub as of the date of this Letter of Transmittal and as of the Closing Date that the Stockholder: (a) (i) has received and had the opportunity to review a copy of the Merger Agreement, and has had an opportunity to ask questions and receive answers concerning the terms and conditions of the Merger Agreement, (ii) hereby acknowledges that it has adequate information concerning the business and financial condition of the Company to make an informed and adequate decision regarding the Merger independently without reliance on the Company or any other stockholder of the Company and has made its own analysis and decision to approve the Merger and the Merger Agreement and to execute this Letter of Transmittal, and (iii) has consulted with (or has had the opportunity to but has decided not to) his, her or its own legal counsel and financial advisors regarding this Letter of Transmittal and the Merger Agreement; (b) is the sole beneficial owner (if the Stockholder is an individual) and the sole record owner of the Shares; (c) has good and valid title to the Shares free and clear of any Liens or any restrictions on transfer (other than any restrictions under the Securities Act of 1933, as amended (the “Securities Act”), and state securities laws); (d) except for any stockholder agreements which have been or will be terminated in connection with the Merger, is not a party to any stockholder agreements, voting trusts or proxies with respect to any outstanding shares of Company Stock; (e) has the full right, power and authority or, in the case of an individual, full legal capacity, to surrender the Shares, free and clear of all Liens, and to execute and deliver this Letter of Transmittal and to perform Stockholder’s obligations hereunder and under the Merger Agreement; (f) other than the Shares (or Options, Warrants or Convertible Notes in respect of which the Stockholder has delivered a duly executed Option Cancellation Agreement, Warrant Cancellation Agreement or Convertible Note Cancellation Agreement, as applicable), does not (i) own or hold any option, warrant or other right to acquire any shares of capital stock of the Company, or (ii) have any right or claim to receive any capital stock, capital stock equivalent or other equity interest in the Company; (g) will, upon request, execute and deliver any other customary documents that Purchaser or the Equityholder Representative reasonably requires to complete the proper surrender of the Shares in accordance with the terms and conditions of this Letter of Transmittal; and (h) has duly and validly executed this Letter of Transmittal, and will duly and validly deliver this Letter of Transmittal, and acknowledges that this Letter of Transmittal constitutes a legally valid and binding obligation of the Stockholder, enforceable in accordance with its terms (except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general equitable principles); (i) certifies that the execution, delivery and performance by the Stockholder of the Stockholder’s obligations hereunder and the fulfillment of the terms hereof do not and will not (i) constitute a violation (with or without the giving of notice or lapse of time, or both) of any provision of any Law applicable to the Stockholder or, if the Stockholder is an entity, its organizational documents, (ii) require any consent, approval or authorization of, or notice to, any person, corporation, partnership, domestic or foreign Governmental Authority or other organizational entity, (iii) result in a default under, an acceleration or termination of, or the creation in any party of the right to accelerate, terminate, modify or cancel, any material agreement, lease, note or other restriction, encumbrance, obligation or liability to which the Stockholder is a party or by which the Stockholder is bound, or (iv) result in the creation or imposition of any Lien on any of the shares of Company Stock; (j) if the Stockholder is an entity (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was formed and (ii) has caused all action required to be taken by its equityholders, trustees, executors, administrators and governing bodies, as applicable, in order to authorize its entry into this Letter of Transmittal and all Transaction Documents to which the Stockholder is a party and sell, assign and transfer the shares of Company Stock owned by the Stockholder to be taken; (k) there are no Actions pending or, to the knowledge of the Stockholder, that are threatened in writing against the Stockholder, at law or equity, or before or by any Governmental Authority which would adversely affect the Stockholder’s performance under this Letter of Transmittal; and

(l) certifies that the information included by or on behalf of the Stockholder herein or in connection herewith is true, correct and complete (including the name(s) and address(es) of the registered holder(s) of the Shares, the number of Shares and the number(s) of the Certificate(s) representing the Shares indicated on the signature page to this Letter of Transmittal).

LETTER OF TRANSMITTAL For Delivery of Shares of Preferred Stock and Common Stock Move EZ, Inc. pursuant to the Agreement and Plan of Merger by and among APPFOLIO, INC., LILAC MERGER SUB, INC., MOVE EZ, INC. AND WT REPRESENTATIVE LLC, AS THE EQUITYHOLDER REPRESENTATIVE IF NOT SUBMITTED ELECTRONICALLY, DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ON THE LAST PAGE HEREOF WILL NOT CONSTITUTE A VALID DELIVERY THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED. NOTE: SIGNATURES MUST BE PROVIDED BELOW All holders of Company Stock must complete Boxes A and B. Please also read the “General Instructions”. BOX A – Signature of Registered Holder(s) BOX B – Certificate(s) Enclosed Must be signed by all registered shareholders Share Certificate Number(s) (Attach additional signed list, if necessary) Number of Shares and Series of Shares: Represented by Each Share Certificate Signature(s) Print Name(s) Here Legal Capacity (If signing on behalf of entity) Email Address Total Shares Surrendered: □ Lost Certificates. I have lost my certificate(s) for __________ shares and require assistance in replacing the shares. BOX C – Name and Address of Registered Holder Please update your address, if applicable. Name Street Address City, State and Zip Code NOTE: YOU DO NOT NEED TO SIGN THE BACK OF YOUR STOCK CERTIFICATE. Please remember to complete and sign the IRS Form W-9 or, if applicable, a Form W-8BEN or other Form W-8 (see instructions below) provided separately on the Paying Agent’s portal. General Instructions Please read this information carefully.

• BOX A – Signatures: All registered holders must sign as indicated in Box A. If you are signing on behalf of a registered holder or entity your signature must include your legal capacity. • BOX B – Certificate Detail: List all certificate numbers and Shares submitted in Box B. If your certificate(s) are lost, please check the appropriate box below Box A, complete the Letter of Transmittal and return the Letter of Transmittal to Wilmington Trust, N.A. You will be contacted if a fee and/or additional documents are required to replace lost stock certificate(s). You do not need to sign the back of your stock certificate. Originals are required for valid presentment. • BOX C – Current Name and Address of Registered Holder: Please confirm that the address here is the address that should be used for all future communications and payments. If your permanent address should be changed on Wilmington Trust, N.A. records, please make the necessary changes in Box E. If your permanent address should change in the future, please notify Wilmington Trust, N.A. at the number listed below. • IRS Form W-9 or Form W-8: If the person receiving payment for the Shares is a “U.S. person” (see definition below), complete and sign the IRS Form W-9, provided separately on the Paying Agent’s portal, to certify the payee’s tax identification number (“TIN”). Please provide the social security or employer identification number of the person or entity receiving payment for the above described Shares and sign and date the form. If the person receiving payment for the Shares is not a “U.S. person,” complete and sign an applicable IRS Form W-8 (usually, IRS Form W-8BEN). IRS Forms W-8 may be obtained at www.irs.gov or by calling 1-800-829-3676. Failure to provide a properly completed and signed IRS Form W-9 or a properly completed and signed IRS Form W-8BEN or other applicable Form W-8 may result in backup withholding under U.S. tax laws on any Merger Consideration payments and may result in a penalty imposed by the U.S. Internal Revenue Service. Circular 230 Disclosure: Internal Revenue Service regulations provide that, for the purpose of avoiding certain penalties under the Internal Revenue Code, taxpayers may rely only on opinions of counsel that meet specific requirements set forth in the regulations, including a requirement that such opinions contain extensive factual and legal discussion and analysis. Any tax advice that may be contained herein does not constitute an opinion that meets the requirements of the regulations. Any such tax advice therefore cannot be used, and was not intended or written to be used, for the purpose of avoiding any federal tax penalties that the Internal Revenue Service may attempt to impose. • Definition of “U.S. Person”: For federal tax purposes, you are considered a U.S. person if you are (1) An individual who is a U.S. citizen or U.S. resident alien, (2) A partnership, corporation, company or association created or organized in the United States or under the laws of the United States, (3) An estate (other than a foreign estate), or (4) A domestic trust (as defined in U.S. Treasury Regulations section 301.7701-7). • Deficient Presentments: If you request a registration change that is not in proper form, the required documentation will be requested from you and this will delay processing of any funds. • Returning Certificates: Return this Letter of Transmittal electronically. Separately, return your certificate(s) to the address below. If the Letter of Transmittal is not submitted electronically, please return it along with the certificate(s) to be exchanged for your portion of the Merger Consideration only to Wilmington Trust, N.A. at the address below. The method of delivery is at your option and your risk, but it is recommended that documents be delivered via a registered method, insured for 2% of the value of your Shares. By Mail to Wilmington Trust, N.A. Attention M&A Team Suite 1290 50 South 6th Street Minneapolis, MN 55402 For additional information please contact our Shareholder Services team at 612-217-5664 or Equityholdercontact@wilmingtontrust.com

EXHIBIT I FORM OF TRANSACTION BONUS AND RELEASE AGREEMENT See attached.

EXECUTION VERSION MOVE EZ, INC. ____________, 2024 [Name] Re: Transaction Bonus and Release Agreement Dear [Name], Move EZ, Inc., a Delaware corporation (the “Company”), may undergo a Change of Control (as defined below) (any such transaction, the “Transaction”; and the actual date of the consummation of the Transaction, the “Closing Date”). You are hereby eligible to receive, in connection with the Transaction, a one-time cash bonus in an amount equal to the amount that would have been paid to you in the Transaction in respect of the Contemplated Securities (as defined below)[, net of any applicable exercise price], and solely to the extent such Contemplated Securities would have been vested as of the Closing Date, assuming vesting occurred in equal monthly installments over forty-eight (48) months beginning on the first day of your employment or service with the Company, in each case, as determined by the Company in its sole discretion (the “Transaction Bonus”), less all applicable taxes, deductions and other withholdings, and payable on or within thirty (30) days after the Closing Date, on the terms and subject to the conditions set forth in this transaction bonus and release agreement (this “Agreement”). Your eligibility for the Transaction Bonus is expressly conditioned upon your execution of this Agreement and the consummation of the Transaction on or before March 1, 2025. If the Transaction is not consummated by March 1, 2025, this Agreement shall be deemed null and void in its entirety. You agree that the Transaction Bonus will be in lieu of, and in full satisfaction of, the obligation, if any, of the Company or its subsidiaries or affiliates, to grant the stock options or other equity securities of the Company contemplated by that certain [_____], dated as of [_________], by and between you and the Company1 (the “Contemplated Securities”), which have not yet been granted, awarded or issued to you, and which the Company has determined, as a result of the Transaction, are not advisable to grant, award or issue. You agree that neither the Company, nor any of its subsidiaries or affiliates, will have any obligations or liabilities with respect to the Contemplated Securities. For purposes of this Agreement, a “Change of Control” shall mean (i) a Deemed Liquidation Event (as defined in the Company’s certificate of incorporation), (ii) a transaction or series of related transactions in which any “person” or “group” (within the meaning of Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a person or group who is or contains persons who are stockholders of the Company as of the date hereof, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of more than 50% of the outstanding voting securities of the Company having the right to vote for the election of the Company’s board of directors (as applicable), (iii) any reorganization, merger or consolidation of the Company, or (iv) a sale, lease or other disposition of all or substantially all of the assets of the Company, other than to an affiliate of the Company, in each case, other than any of the following, as determined by the Company’s board of directors in its reasonable discretion, (x) pursuant to a bona fide transaction or series of related transactions with the principal purpose of raising capital, pursuant to which the Company issues and sells equity interests of the Company, (y) a transaction or series of related transactions in which the holders of the voting securities of the Company and their affiliates outstanding immediately prior to such transaction or series of related transactions retain, immediately after such transaction or series of related transactions, in 1 NTD: To reference the document that contemplates a stock option grant.

2 substantially the same proportions, at least a majority of the total voting power represented by the outstanding voting securities of the Company or the applicable surviving or resulting entity or holding company of the Company, and (z) transfers made by a transferor to affiliates or to family for bona fide estate planning, provided, however, that no transaction or other event shall constitute a Change of Control under this Agreement unless such transaction or other event is also a “change in control event” within the meaning of Treasury Regulations Section 1.409A-3(i)(5). * * * * 1. Waiver and Release (a) To the fullest extent permitted by law, effective as of the date hereof, you, on behalf of yourself and your heirs, spouse, executors, administrators, successors and assigns (the “Releasors”), hereby release and discharge the Company and each of its affiliates and subsidiaries and all of their respective past and present owners, agents, officers, unitholders, shareholders, employees, directors, attorneys, subscribers, subsidiaries, affiliates, predecessors, successors and assigns (collectively “Releasees”) from liability for any and all claims, demands, causes of action, suits, controversies, actions, crossclaims, counterclaims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, any other damages, claims for costs, attorneys’ fees, taxes or reimbursements with respect thereto, losses or liabilities of any nature whatsoever in law or in equity, and any other liabilities, known or unknown, suspected or unsuspected, of any nature whatsoever (collectively “Claims”) that you or any of the other Releasors have or may have against any of the Releasees, whether known or not known, including Claims arising out of or relating to (i) your status as a current or former employee, member, officer or director of any of the Releasees, (ii) the Contemplated Securities or any other rights to, or promises regarding, any equity, equity- based, cash-based or other incentives, bonuses or other awards from any Releasee, or (iii) any employment laws, including claims of unlawful discharge, breach of contract, breach of the covenant of good faith and fair dealing, fraud, violation of public policy, defamation, physical injury, emotional distress, claims for additional compensation or benefits arising out of your employment with the Company, claims under the Civil Rights Laws (including Title VII of the 1964 Civil Rights Act), the Americans with Disabilities Act, the Family and Medical Leave Act, the Employee Retirement Income Security Act, the Equal Pay Act, the Worker Adjustment and Retraining Notification Act, the National Labor Relations Act, the Uniform Services Employment and Reemployment Rights Act, the Genetic Information Nondiscrimination Act of 2008, each as amended, and any other federal, state, local, or foreign laws or regulations relating to employment or employment discrimination. (b) In signing this Agreement, you acknowledge and intend that it shall be effective as a bar to each and every one of the Claims hereinabove mentioned or implied. You further agree that in the event you should bring a Claim seeking damages against any of the Releasees, or in the event you should seek to recover against one of the Releasees in any Claim brought by a governmental agency on your behalf, this Agreement shall serve as a complete defense to such Claims to the maximum extent permitted by law. You represent that you have made no assignment or transfer of any Claim and to the fullest extent permitted by law, at no time subsequent to the execution of this Agreement will you pursue, or cause or knowingly permit the prosecution, in any state, federal or foreign court, or before any local, state, federal or foreign administrative agency, or any other tribunal, of any charge, Claim or action of any kind, nature and character whatsoever, known or unknown, which you may now have, have ever had, or may in the future have against Releasees, which is based in whole or in part on any matter released by this Agreement. You agree and acknowledge that all Releasees that are not parties hereto are third-party beneficiaries of this Agreement and have the right to enforce this Agreement. (c) Notwithstanding the foregoing, the Claims you are releasing under this Agreement do not include claims that you may not release as a matter of law, claims for indemnification under the Company’s organizational documents or applicable law, any claims to receive the Transaction Bonus pursuant to the terms and conditions of this Agreement, your right to receive any remuneration awarded for providing

3 information to a government agency under any whistleblower program, claims for unemployment benefits or workers’ compensation, any rights you may have to vested benefits (which, for the avoidance of doubt, shall not be deemed to include any rights with respect to the Contemplated Securities), such as pension or retirement benefits or any undisputed claims for earned but unpaid compensation (such as any unpaid base salary for the pay period in which you sign this Agreement). Moreover, you understand that nothing in this Agreement limits your ability to file a charge or complaint with, communicate with or otherwise participate in any investigation or proceeding that may be conducted by any government agency, including providing documents or other information, without notice to the Company or receiving an award for information provided to any such agency. Nothing contained in this Agreement will constitute or be treated as an admission by any Releasee of any wrongdoing or any violation of law. (d) Notwithstanding anything to the contrary in this Agreement, you expressly represent, warrant and agree that (i) this Agreement is written in a manner intended to be understood by you and that you have read this Agreement and understand the terms, conditions and effect of this Agreement and knowingly and voluntarily enter into this Agreement, (ii) you do not waive rights or Claims that may arise after the effective date of this Agreement, (iii) this Agreement is in exchange for consideration in addition to anything of value to which you are already entitled, (iv) you have been advised in writing to consult with an attorney prior to executing this Agreement and have so consulted or knowingly and voluntarily declined to do so, and (v) this Agreement shall not become effective until it has been executed by you and the Company. 2. General (a) The Company shall have the right to deduct from the Transaction Bonus any applicable withholding taxes or other deductions required by law to be withheld with respect to the Transaction Bonus. This Agreement is intended to be exempt from, or otherwise comply with, Section 409A and shall be construed and administered in accordance with Section 409A. Where payment under this Agreement specifies a payment period with reference to a number of days, the actual date of payment within the specified period shall be within the sole discretion of the Company, and in no event may you directly or indirectly, determine the taxable year in which a payment shall be made. Notwithstanding any provision of this Agreement to the contrary, in no event will any payment under this Agreement that constitutes “nonqualified deferred compensation” for purposes of Section 409A be subject to offset by any other amount unless otherwise permitted by Section 409A. In no event whatsoever shall the Company be liable for any additional tax, interest or penalty that may be imposed on you under Section 409A or damages for failure to comply with Section 409A. (b) Nothing in this Agreement imposes any obligation on the Company or any of its affiliates, successors or assigns to create or continue any employment, consulting or other relationship with you, or shall affect in any manner whatsoever the right or power of the Company or any of its affiliates, successors or assigns to terminate any employment, consulting or other relationship, for any reason, with or without cause. To the extent permissible by applicable law and the terms of the applicable plan, program or arrangement, your entitlement to the Transaction Bonus will not be treated as compensation for purposes of any other compensation or benefit plan, program or arrangement of the Company or any of its subsidiaries, affiliates, successors or assigns. This Agreement contains the entire agreement between you and the Company with respect to the subject matter hereof and supersedes any and all prior representations and agreements regarding the subject matter of this Agreement whether written or oral. This Agreement may be amended, modified, superseded or cancelled, and the terms and conditions hereof may be waived, only by written instrument signed by both parties or, in the case of a waiver, by the party waiving compliance. This Agreement is enforceable by the Company’s successors and assigns, including any successor to the Company’s business or operations. You may not assign your rights and obligations hereunder without the prior written consent of the Company. You agree to keep the provisions of this Agreement confidential and not to reveal its contents to anyone except your lawyer, your spouse or other

4 immediate family member, or your financial or tax advisor, or as required by legal process or applicable law, and to the extent you disclose the contents of this Agreement to any person or entity, you will instruct such person or entity not to disclose the same. (c) If any provision of this Agreement is determined by an arbitrator, court of competent jurisdiction, or government agency to be wholly or partially invalid or unenforceable, the legality, validity and enforceability of the remaining parts, terms, or provisions are intended to remain in full force and effect. This Agreement will be construed in accordance with, and governed in all respects by, the internal laws of the State of [Ohio]2 (without giving effect to principles of conflicts of laws). This Agreement may be executed in several counterparts, each of which is an original, but all of which together constitute one and the same instrument. Counterparts may be delivered via electronic signature complying with the U.S. federal E-SIGN Act of 2000 (e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Unless the context of this Agreement otherwise requires, (i) the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or”, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the terms “hereof,” “herein,” “hereby”, “hereunder” and derivative or similar words refer to this entire Agreement and (iv) the words “include,” “including” and other words of similar import shall be deemed to be followed in each case by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. * * * * 2 NTD: Governing law to be the state where the Transaction Bonus recipient provides services.

Signature Page to Transaction Bonus and Release Agreement Sincerely, MOVE EZ, INC. By: _______________________ Name: Title: Acknowledged and Agreed: By: ______________________ Name: Date: _____________________

EXHIBIT J FORM OF WRITTEN CONSENT See attached.

MOVEEZ, INC. WRITTEN CONSENT OF STOCKHOLDERS In accordance with Sections 228 of the Delaware General Corporation Law (“DGCL”) and the Bylaws of Move EZ, Inc. a Delaware corporation (the “Company”), the undersigned stockholders of the Company, including (i) pursuant to DGCL Section 251 the holders of a majority of the outstanding stock of the Company, (ii) pursuant to the Second Amended and Restated Certificate of Incorporation of the Company, the Requisite Holders, as defined therein, (iii) pursuant to the Amended and Restated Voting Agreement between the Company and certain stockholders of the Company (the “Voting Agreement”) (a) 60% of the shares of common stock issued or issuable upon the conversion of preferred stock and (b) holders of a majority of outstanding common stock held by Key Holders (as defined therein), and (iv) a majority of the outstanding shares held by disinterested stockholders of the Company ((i) – (iv) together the “Stockholders”), hereby irrevocably waive all requirements as to notice and hereby consent to and agree to the adoption of the following resolutions: 1. APPROVAL OF MERGER WHEREAS, the board of directors of the Company (the “Board”) delivered that certain Information Statement (the “Information Statement”) which is attached hereto as Exhibit A, to the Stockholders which provided such Stockholders specific information concerning that certain Agreement and Plan of Merger, dated as of October 22, 2024, (the “Merger Agreement”) a copy of which is included in the Information Statement, by and among the Company, AppFolio, Inc., a Delaware corporation (“Purchaser”), Lilac Merger Sub., a Delaware corporation and a wholly-owned subsidiary of Purchaser (“Merger Sub”) and (d) WT Representative LLC, a Delaware limited liability company (the “Equityholder Representative”), pursuant to which Merger Sub will merge with and into the Company, with the Company surviving as a wholly-owned subsidiary of Purchaser (the “Merger”). Capitalized terms not defined herein shall have the meanings ascribed to them in the Merger Agreement; and WHEREAS, the Board has (i) determined that the Merger Agreement, the other Transaction Documents and the Merger are fair, advisable and in the best interests of the Company and the Stockholders and (ii) approved and adopted the terms of the Merger Agreement, and (iii) resolved to recommend that the Stockholders approve and adopt the Merger Agreement and the Merger. NOW, THEREFORE, BE IT RESOLVED, that the Merger Agreement is, and all agreements, certificates, actions and transactions contemplated thereby (including the Merger) are, hereby adopted and approved in all respects by the Stockholders; and RESOLVED FURTHER, that the undersigned stockholders of the Company hereby irrevocably waive any notice provisions set forth in the Delaware General Corporation Law, the Company’s Second Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), the Bylaws or otherwise in any agreements between the Stockholders and the Company for the benefit of the holders of capital stock of the Company with respect to the Certificate of Incorporation and the Merger Agreement, and the transactions contemplated thereby, including the Merger. 2. INTERESTED PARTY TRANSACTION WHEREAS, pursuant to Section 144 of the DGCL, no contract or transaction between the Company and any other corporation, partnership, association or other organization of which one or more of the officers or directors of the Company is an officer or director, or has a financial interest in (any such party is referred to herein individually as an “Interested Party,” or collectively as the “Interested Parties,”

and any such contract or transaction is referred to herein as an “Interested Party Transaction”), shall be void or avoidable solely for that reason, or solely because the director or officer is present at or participates in the meeting of the Board which authorized the Interested Party Transaction or solely because the vote of any such director is counted for such purpose, if: (i) the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the Board, and the Board in good faith authorizes the contract or transaction by affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; (ii) the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Company as of the time it is authorized, approved or ratified by the Board of Directors of the Company or the stockholders of the Company; WHEREAS, in connection with the Merger Venkatesh Ganapathy and Niraj Patel, each a stockholder of the Company, and each a director of the Company, will receive certain financial benefits associated with the Merger, not available to all the Stockholders, through employment by AppFolio and compensation including but not limited to a salary and Restricted Stock Units (the “Interested Party Benefits”) and are therefore Interested Parties; and WHEREAS, the material facts as to the relationship and interest of persons that may be Interested Parties, have been disclosed or are known to the undersigned stockholders and the undersigned stockholders are aware of the material facts related to the Merger and the relationships and interests of Interested Parties with and in the Company in connection with the Merger, have had an opportunity to ask questions regarding the Merger and to investigate the nature of the relationships and/or interests of the Interested Parties with and in the Company in connection with the Merger including, without limitation, that the terms of the Merger Agreement provide that certain Interested Parties are entitled to receive financial benefits in connection with the Merger Agreement that are different than (including greater than) similar amounts payable to other stockholders. NOW, THEREFORE, BE IT RESOLVED, that the undersigned stockholders hereby acknowledge and affirm: 1. That they have received sufficient and accurate disclosures regarding: (i) the terms of the Merger Agreement; (ii) the compensation arrangements for the Niraj Patel and Venkatesh Ganapathy, including the salary and RSUs to be provided to them in the resulting entity;(iii) the Company’s financial and business performance, as well as the terms and conditions of the Merger and its potential impact on the stockholders; 2. That their approval of the Merger and the Interested Party Benefits is based on full information and is being made voluntarily, without any coercion or improper influence by the Company, the Founder Stockholders, or any other party; 3. That their approval of the Merger and the Interested Party Benefits is final, irrevocable, and cannot be rescinded or revoked once provided, and shall have the effect of extinguishing any claims for breach of fiduciary duty or conflicts of interest by the Company’s officers or directors in connection with the Merger, except in cases of waste or fraud; and RESOLVED FURTHER, that compensation to be provided to Interested Parties in connection with the Merger, consisting of salary, the issuance of RSUs in the resulting entity, or any other form of compensation, is hereby irrevocably approved, adopted, and authorized by the stockholders, who recognize that such compensation is in the best interests of the Company, is fair and reasonable, and has been fully disclosed to all stockholders in connection with their consideration of the Merger. Such approval is final and irrevocable and cannot be rescinded, modified, or revoked once provided.

RESOLVED FURTHER, that the Merger, the Merger Agreement and Interested Party Benefits are hereby determined to be fair to the Company within the meaning of Section 144 of the Delaware General Corporation Law, and Merger, the Merger Agreement and Interested Party Benefits are hereby authorized, approved and ratified for all purposes, including without limitation with respect to Section 144 of the Delaware General Corporation Law. 3. DRAG ALONG WHEREAS, certain stockholders of the Company are parties to the Voting Agreement, and Section 3 thereof includes a Drag-Along Right provision, requiring certain stockholders to sell or vote in favor of a transaction, such as the Merger, when specified conditions are met; WHEREAS, the Board has determined that the conditions set forth in Section 3 of the Voting Agreement have been satisfied in connection with the proposed Merger, and that triggering the Drag-Along Right is in the best interests of the Company and its stockholders; and WHEREAS, the Company is invoking the Drag-Along Rights under the Voting Agreement to require stockholders subject to the Merger Agreement to vote in favor of the Merger and take any necessary actions to consummate the transaction. NOW, THEREFORE, BE IT RESOLVED, that the undersigned stockholders of the Company, pursuant to Section 3 of the Voting Agreement, hereby irrevocably acknowledge and agree that by providing this consent, the undersigned stockholders are fully bound by the Drag-Along Rights set forth in Section 3 of the Voting Agreement, and that such rights compel full participation in the Merger, including the execution of all necessary consents, waivers, and related documentation. 4. APPOINTMENT OF THE EQUITYHOLDER REPRESENTATIVE NOW, THEREFORE, BE IT RESOLVED, that each undersigned stockholder hereby irrevocably designates and appoints WT Representative LLC, a Delaware limited liability company, as its true, lawful, and exclusive representative, agent, proxy, and attorney-in-fact, with full power of substitution to act on behalf of such securityholders of the Company as the Equityholder Representative to the extent and in the manner set forth in the Merger Agreement. 5. WAIVER OF APPRAISAL RIGHTS AND DISSENTERS’ RIGHTS WHEREAS, a stockholder of the Company who does not vote in favor of the Merger and is in compliance with all the provisions of the DGCL concerning the right of such dissenting stockholder to demand appraisal of such shares in connection with the Merger (a “Dissenting Stockholder”) may, under certain circumstances by following procedures prescribed by Section 262 of the DGCL, excerpt of which is included in the Information Statement, an exercise appraisal rights under the DGCL to receive cash in an amount equal to the “fair value” of such stockholder’s shares of Company’s capital stock as to which such stockholder has exercised such appraisal rights (such “fair value” will exclude any element of value arising from the accomplishment or expectation of the Merger); and WHEREAS, a Dissenting Stockholder must follow the appropriate procedures under the DGCL or suffer the termination or waiver of such appraisal rights. NOW, THEREFORE, BE IT RESOLVED, that each undersigned stockholder of the Company, with respect only to himself, herself or itself, hereby irrevocably waives any right to appraisal the undersigned may have in connection with the Merger under Section 262 of the DGCL or any similar rights that such undersigned stockholder of the Company may have in connection with the Merger, whether under applicable Law or otherwise.

6. TERMINATION OF FINANCING AGREEMENTS NOW, THEREFORE, BE IT RESOLVED, that, each undersigned stockholder approves that each of (i) the Amended and Restated Investors’ Rights Agreement by and among the Company and the other parties named therein, dated as of October 7, 2022 (the “Company IRA”), (ii) the Amended and Restated Right of First Refusal and Co-Sale Agreement by and among the Company and the other parties named therein, dated as of October 7, 2022 (the “Company ROFR Agreement”), (iii) the Amended and Restated Voting Agreement by and among the Company and the other parties named therein dated as of October 7, 2022 (the “Company Voting Agreement”), be, and it hereby is, terminated in its entirety (except Section 3.5 of the Company IRA), contingent upon the consummation of the Merger and effective as of the Effective Time, such that each of the Company IRA (except Section 3.5 of the Company IRA), the Company ROFR Agreement and the Company Voting Agreement shall thereafter be of no further force and effect. 7. OMNIBUS RESOLUTIONS NOW, THEREFORE, BE IT RESOLVED, that the undersigned stockholders of the Company hereby irrevocably approve any acts or actions that may be done or caused to be done by the officers of the Company, as they, or any of them, may deem necessary or advisable to make effective or to implement the Merger, and any and all transactions contemplated thereby; RESOLVED FURTHER, that any and all prior acts or actions taken by the directors or officers of the Company in connection with the Merger, the Merger Agreement or any of the foregoing resolutions, are hereby irrevocably approved and ratified in all respects; and RESOLVED FURTHER, that except as provided above in these resolutions, the officers of the Company be, and each of them with full authority to act without the others hereby is, irrevocably authorized to do or cause to be done any and all such further acts and things and to execute and deliver any and all such additional documents as they may deem necessary or appropriate in order to carry into effect the purposes and intent of the foregoing resolutions. (Signature Page Follows)

Signature Page to Written Consent of Stockholders IN WITNESS WHEREOF, by executing this Action by Written Consent of Stockholders, each undersigned stockholder is giving written consent with respect to all shares of the Company’s capital stock held by such stockholder in favor of the above resolutions as of the last date of execution by a stockholder hereunder. This Action by Written Consent of Stockholders may be executed and delivered by facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Any copy, facsimile or other reliable reproduction of this action may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction be a complete reproduction of the entire original writing. STOCKHOLDERS: MODERNE VENTURES CORE FUND II, L.P., a Delaware limited partnership By: Moderne Associates II, LLC, a Delaware limited liability company Its: General Partner By: Name: Constance Freedman Title: Manager MODERNE VENTURES CORE FUND II-A, L.P., a Delaware limited partnership By: Moderne Associates II, LLC, a Delaware limited liability company Its: General Partner By: Name: Constance Freedman Title: Manager

Signature Page to Written Consent of Stockholders IN WITNESS WHEREOF, by executing this Action by Written Consent of Stockholders, each undersigned stockholder is giving written consent with respect to all shares of the Company’s capital stock held by such stockholder in favor of the above resolutions as of the last date of execution by a stockholder hereunder. This Action by Written Consent of Stockholders may be executed and delivered by facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Any copy, facsimile or other reliable reproduction of this action may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction be a complete reproduction of the entire original writing. STOCKHOLDERS: THE TRAVELERS INDEMNITY COMPANY By: _____________________________ Date:_________________________ Maria Olivio, Executive Vice President

Signature Page to Written Consent of Stockholders IN WITNESS WHEREOF, by executing this Action by Written Consent of Stockholders, each undersigned stockholder is giving written consent with respect to all shares of the Company’s capital stock held by such stockholder in favor of the above resolutions as of the last date of execution by a stockholder hereunder. This Action by Written Consent of Stockholders may be executed and delivered by facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Any copy, facsimile or other reliable reproduction of this action may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction be a complete reproduction of the entire original writing. STOCKHOLDERS: BREAK TRAIL VENTURES FUND I LP By: _____________________________ Date:_________________________ Jay Hirsch, Managing Director

Signature Page to Written Consent of Stockholders IN WITNESS WHEREOF, by executing this Action by Written Consent of Stockholders, each undersigned stockholder is giving written consent with respect to all shares of the Company’s capital stock held by such stockholder in favor of the above resolutions as of the last date of execution by a stockholder hereunder. This Action by Written Consent of Stockholders may be executed and delivered by facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Any copy, facsimile or other reliable reproduction of this action may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction be a complete reproduction of the entire original writing. STOCKHOLDERS: By: _____________________________ Date:_________________________ NIRAJ PATEL

Signature Page to Written Consent of Stockholders IN WITNESS WHEREOF, by executing this Action by Written Consent of Stockholders, each undersigned stockholder is giving written consent with respect to all shares of the Company’s capital stock held by such stockholder in favor of the above resolutions as of the last date of execution by a stockholder hereunder. This Action by Written Consent of Stockholders may be executed and delivered by facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Any copy, facsimile or other reliable reproduction of this action may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction be a complete reproduction of the entire original writing. STOCKHOLDERS: By: _____________________________ Date:_________________________ VENKATESH GANAPATHY

Signature Page to Written Consent of Stockholders IN WITNESS WHEREOF, by executing this Action by Written Consent of Stockholders, each undersigned stockholder is giving written consent with respect to all shares of the Company’s capital stock held by such stockholder in favor of the above resolutions as of the last date of execution by a stockholder hereunder. This Action by Written Consent of Stockholders may be executed and delivered by facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Any copy, facsimile or other reliable reproduction of this action may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction be a complete reproduction of the entire original writing. STOCKHOLDERS: By: _____________________________ Date:_________________________

Exhibit A Information Statement Attached.

THE INFORMATION CONTAINED IN THESE DOCUMENTS IS CONFIDENTIAL AND IS BEING PROVIDED TO THE STOCKHOLDERS OF MOVE EZ, INC. FOR THE PURPOSE OF DISCLOSING RELEVANT INFORMATION ABOUT THE TRANSACTIONS DESCRIBED IN THESE DOCUMENTS. THE INFORMATION CONTAINED IN THESE DOCUMENTS IS NOT TO BE USED FOR ANY OTHER PURPOSE OR RELEASED TO ANY OTHER PERSON WITHOUT THE EXPRESS PRIOR WRITTEN CONSENT OF COMPANY. INFORMATION STATEMENT AND APPRAISAL RIGHTS in Connection with the Merger of Lilac Merger Sub, Inc. a wholly owned subsidiary of Appfolio, Inc. with and into Move EZ, Inc. October 22, 2024 Dear Stockholder: This information statement (the “Information Statement”) and notice of appraisal rights (the “Appraisal Rights”) is being furnished by Move EZ, Inc., a Delaware corporation (the “Company”) to the stockholders of the Company in connection with the (i) proposed merger as contemplated by that certain Agreement and Plan of Merger (the “Merger Agreement”), a copy of which is provided hereto as Exhibit A, by and among the Company, AppFolio, Inc., a Delaware corporation (“Purchaser”), Lilac Merger Sub., Inc., a Delaware corporation and a wholly-owned subsidiary of Purchaser (“Merger Sub”) and WT Representative LLC, a Delaware limited liability company (the “Equityholder Representative”), pursuant to which Merger Sub will merge with and into the Company, with the Company surviving as a wholly- owned subsidiary of Purchaser, as all is further qualified in the Merger Agreement (the “Merger”). Capitalized terms not defined herein shall have the meanings ascribed to such terms in the Merger Agreement. 1. Approval and Recommendation by the Board. As further outlined below, the Board carefully reviewed and considered the terms and conditions of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. The Board has (i) determined that the Merger and the other transactions contemplated by the Merger Agreement, on the terms and subject to the conditions set forth in the Merger Agreement, are fair to, and in the best interests of, the Company and its stockholders, (ii) approved and declared advisable the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, on the terms and subject to the conditions set forth in the Merger Agreement, and (iii) recommended that the Stockholders, as defined below, vote in favor of adopting the Merger Agreement and (iv) directed that the Merger Agreement be submitted to such Stockholders for their adoption. The Board considered a number of factors in its decision to approve and recommend the Merger Agreement, the Merger and the transactions contemplated by the Merger Agreement, including: (i) the market for the Company’s products and services and competition among current and potential providers of such products and services; (ii) the business, operations, financial condition, competitive position and prospects of the Company; (iii) current economic, industry and market conditions affecting the Company; (iv) the prospects of the Company as a stand-alone entity; (v) the ability of the Company to carry on its business if the Merger is not consummated; (vi) the potential for other third parties to enter into strategic relationships with the Company; (vii) the consideration proposed to be paid by Purchaser in the Merger; (viii) the Board’s fiduciary duties to the stockholders of the Company; (ix) the potential impact of the Merger on the Company’s employees and customers; (x) the terms of the Merger Agreement and the Transaction Documents, including, among others, tax treatment, the indemnification and holdback obligations and the conditions to the parties’ obligations to consummate the Merger; (xi) the likelihood of realizing superior benefits through alternative business strategies (including continuing as a privately-held, stand-alone entity, or other merger prospects, and the associated risks of delay, non-consummation or unavailability thereof); and (xii) the risks involved with the Merger, including (a) the possibility that the consideration for the Merger might be reduced due to indemnification claims; (b) the possibility that the Merger might not be consummated; and (c) the risk that the other benefits sought to be achieved by the Merger might not be achieved 2. Stockholder Approval. The respective obligations of the Company, Purchaser, Merger Sub, and the Equityholder Representative to consummate the Merger and the other transactions contemplated by the Merger Agreement are subject to the adoption of the Merger Agreement by the stockholders of the Company (the “Stockholder(s)”) entitled to vote thereon, including (i) pursuant to Section 251 of the Delaware General Corporation Law (the “DGCL”), the holders of a majority in voting power of the outstanding stock of the Company entitled to vote thereon, (ii) pursuant to the Second Amended and Restated Certificate of Incorporation of the Company, the Requisite Holders, as defined therein, (iii) pursuant to the Amended and Restated Voting Agreement between the Company and certain stockholders of the Company, the holders of at least (a) 60% of the outstanding shares of common stock, par value $.00001 per share, of the Company (the “Common Stock”) issued or issuable upon the conversion of the outstanding preferred stock, par value $.00001 per share, of the Company (the “Preferred Stock”) and (b) a majority of the outstanding shares of Common Stock held by Key Holders (as defined in the Voting Agreement), (iv) the holders of a majority in voting power of the outstanding shares of capital stock of the Company held by the Company’s “disinterested stockholders”; and (v) pursuant to the Merger Agreement, the holders of (x) ninety percent (90%) in voting power of the outstanding Preferred Stock and the Common Stock, voting together as a single class on an as-converted basis, and (y) ninety percent (95%) in voting power of the outstanding Preferred Stock, voting as a single class. Accordingly, the Company requests your consent to the adoption of the Merger Agreement and the approval of the transactions contemplated thereby, including the Merger. Such consent may be given by signing the Written Consent of Stockholders provided to the Stockholders and delivering a copy of such consent to the Company. 3. Parties to the Merger. a. Purchaser. Purchaser is a Delaware corporation with its principal offices located in Santa Barbara, California. Founded in 2006, Purchaser is a leading provider of cloud business management solutions for the real estate industry. Purchaser helps customers navigate a network of stakeholders in their business ecosystems, including property owners, real estate investment managers, rental prospects, residents, and vendors, and provide key functionality related to critical transactions across the real estate lifecycle, including screening potential tenants, sending and receiving payments and providing insurance-related risk mitigation services. Purchaser’s platform, which is designed for use across multiple devices and operating systems, is (i) a system of record to centralize and automate essential business processes, (ii) a system of engagement to enhance business interactions between its customers and their network of stakeholders, and (iii) a system of intelligence to leverage data to predict and optimize business workflows in order to enable exceptional customer experiences and increase efficiency across its customers' businesses. Purchaser’s solutions are offered as a service and are hosted using a public cloud service provider.

b. Merger Sub. Merger Sub is a Delaware corporation and to date has engaged in no activities other than those incident to its formation and the Merger. Merger Sub is an indirect, wholly owned subsidiary of Purchaser. c. Equityholder Representative. Equityholder Representative is a Delaware limited liability company. Pursuant to the Merger Agreement, the Equityholder Representative has been appointed as the representative, agent, and attorney in fact of each securityholder of the Company in connection with the Merger Agreement (the “Equityholder(s)”). 4. The Merger. a. Background. The following chronology summarizes the key events that led to the signing of the Merger Agreement. The chronology below does not purport to catalogue every conversation among the Company’s Board of Directors (the “Board”) or the representatives of the Company and other parties. i. From time to time, the Board and the Company’s senior management have evaluated potential strategic alternatives relating to the Company’s business, including prospects for alternative financing structures, all with a view toward enhancing shareholder value. In connection with its periodic evaluations of such strategic alternatives, the Board receives financial updates from the Company’s senior management and discusses the strategic direction of the Company. The Board’s consideration and ultimate recommendation of the Merger is the result of an evaluation of strategic alternatives, while at the same time considering the Company’s current balance sheet and ready to access capital. Throughout the events described below, the Board was kept regularly informed of developments. ii. The Company met the Purchaser in September 2023 and was subsequently invited to participate in an RFP for a strategic project. The Company was ultimately shortlisted as one of the two finalists and selected for a three month pilot. The overall pilot was successful and at the end of the pilot the Company met with the Purchaser's leadership team and presented its full capabilities. One week later the Purchaser approached the company and expressed their interest in potentially acquiring the company. iii. On August 11, 2024 the Company and the Purchaser entered into a Nondisclosure Agreement in order to discuss and evaluate a possible acquisition of assets of equity securities of the Company by Purchaser, or one of its wholly owned subsidiaries. iv. On August 16, 2024, the Company received a non-binding letter of intent from the Purchaser to acquire all of the Company’s equity securities for a purchase price of $60 million, payable in cash, with $10 million of the purchase price allocated to the employee retention (the “Initial Offer”). The Board evaluated the Initial Offer and felt strongly that the Company was worth more given the Company's recent signing of strategic partnerships in the Home Inspection and Insurance sectors and the launch of its embeddable product platform. As such, the Company countered with a $90 million purchase price. v. On August 19, 2024, the Company received a revised non-binding offer from the Purchaser which increased the purchase price to $74 million, payable in cash, with $10 million of the purchase price allocated to the employee retention (the “Subsequent Offer”). The Board evaluated the Subsequent Offer and felt that the allocation of the Purchase Price and retention equity should lean more towards the

Purchase Price to the benefit of the Stockholders. The Company communicated this to the purchaser on August 20, 2024. vi. Thereafter, the Company received a revised non-binding letter of intent (the “Letter of Intent”) whereby the Purchaser would acquire all of the Company’s equity securities for a purchase price of $80,000,000, payable in cash (the “Purchase Price”), with $6 million of the Purchase Price allocated to the employee retention. On August 23, 2024, the Company and Purchaser executed the Letter of Intent. vii. Between August 23, 2024 and October 22, 2024 the parties engaged in due diligence and negotiation of the Merger Agreement and the other transactions contemplated by the Merger Agreement through their respective counsel, with support from the Board and the Company’s senior management. On October 22, 2024, the parties finalized and executed the Merger Agreement. b. Effect of the Merger; Surrender and Payment for Shares. i. As further qualified in the Merger Agreement, upon the consummation of the Merger, each share of Common Stock and each share of the Preferred Stock (together, the “Company Stock”), that is issued and outstanding immediately prior to the Effective Time of the Merger, other than shares with respect to which appraisal rights have been properly exercised in accordance with the DGCL, will be converted into the right to receive their pro rata share of the Purchase Price in cash, less holdback and indemnification, less any applicable withholding taxes (the “Merger Consideration”). Each share of capital stock of the Company held immediately prior to the Effective Time by the Company as treasury stock, or by Purchaser or Merger Sub (collectively, the “Excluded Shares”) shall automatically be canceled for no consideration, and no payment shall be made with respect thereto. ii. The Company has appointed Wilmington Trust, National Association, to act as the paying agent (the “Paying Agent”) under the Merger Agreement. At or after the Effective Time, Paying Agent shall act as paying agent in effecting the exchange of cash for certificates which, immediately prior to the Effective Time, represented Company Stock and which are converted into the right to receive each of the Equityholders’ pro rata share of the Purchase Price, as further qualified above and in the Merger Agreement. Under the Merger Agreement, a portion of the Purchase Price otherwise payable to the Equityholders at the Closing, will be retained by the Purchaser in order to support any post-Closing adjustments, as further qualified in the Merger Agreement. To the extent there is any remaining balance of the amount held back by the Purchaser, Purchaser shall release such remaining balance to the Paying Agent for distribution to the Equityholders, as further qualified by the Merger Agreement. c. Indemnification. The Equityholders have certain pro rata indemnity obligations, as further qualified in the Merger Agreement, which could potentially extend to the entire amount of the Merger Consideration. However, as a condition of Closing of the Merger, the Purchaser has bound an insurance policy that will be Purchasers first source of recovery for breaches of the Companies representations and warranties in the Merger Agreement in most cases. d. Interests of Certain Persons in the Merger. The Company’s executive officer and the members of the Board (the “Interested Parties”) may be deemed to have interests in the transactions contemplated by the Merger Agreement that may be different from or in addition to those of the Equityholders generally, for the following reasons, among others: (i) Venkatesh Ganapathy and Niraj Patel with receive financial benefits through employment compensation associated with the Merger, including but not limited to a salary and Restricted Stock Units as summarized in greater detail on Exhibit D; and (ii) the Interested Parties’ rights to ongoing indemnification and insurance coverage under the Merger Agreement. These interests may create potential conflicts of interest. The Board was aware of these interests and considered them, among other matters, in reaching its decision to approve the Merger Agreement and the transactions contemplated by the Merger Agreement. e. Certain United States Federal Income Tax Consequences. The exchange of shares for cash pursuant to the Merger will be a taxable transaction for United States federal income tax purposes and may also be a taxable transaction under applicable state, local, foreign or other tax laws. The Company urges you to consult your own tax advisor as to the particular tax consequences of the Merger. 5. Drag-Along Right. Certain stockholders of the Company are parties to that certain Amended and Restated Voting Agreement dated October 7, 2022 (the “Voting Agreement”), Section 3 thereof includes a Drag-Along Right provision, requiring certain stockholders to sell or vote in favor of a transaction, such as the Merger, when specified conditions are me. The Board determined that the conditions set forth in Section 3 of the Voting Agreement were satisfied in connection with the proposed Merger, and that triggering the Drag-Along Right is in the best interests of the Company and its stockholders. 6. Appraisal Rights. To the extent you have not previously waived your appraisal rights, you have the right under Section 262 of the DGCL (“Section 262”) to demand an appraisal of the fair value of your shares of Common Stock or Preferred Stock, as determined by the Court of Chancery of the State of Delaware (the “Delaware Court of Chancery”), and to receive the appraised value thereof in cash from the surviving corporation in the Merger (the “Surviving Company”) together with interest, if any, on the amount determined to be the fair value, instead of the consideration, if any, you would be entitled to receive pursuant to the Merger Agreement, if you properly demand appraisal of your shares and comply with all of the procedures under Section 262. If you properly demand and do not withdraw or otherwise lose or forfeit your appraisal rights, the “fair value” of your shares as determined by the Delaware Court of Chancery through an appraisal proceeding may be more or less than, or the same as, the value of the consideration you would otherwise have received under the Merger Agreement. Reference is made to Section 262, a copy of which is attached hereto as Exhibit B, for a complete statement of the appraisal rights of dissenting stockholders. The following information is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by reference to the full text of Section 262. The following information does not constitute any legal or other advice, nor does it constitute a recommendation that you exercise your rights to demand appraisal under Section 262. In order for you to exercise your appraisal rights with respect to your shares of Common Stock or Preferred Stock, you must follow the procedures set forth in Section 262 of the DGCL as the failure to follow such procedures will result in a loss of your appraisal rights. Under the DGCL, stockholders of record and beneficial owners of shares of capital stock that are issued and outstanding immediately prior to the effective time of the Merger who are entitled to demand appraisal and who (i) follow the procedures set forth in Section 262 and (ii) do not thereafter withdraw their demand for appraisal of such shares or otherwise lose their appraisal rights, in each case in accordance with the DGCL, have the right to demand the appraisal of, and receive payment in cash for the “fair value” of, their capital stock as determined by the Delaware Court of Chancery (exclusive of any element of value arising from the expectation or effectuation of the Merger) together with interest, if any, to be paid upon the amount determined to be fair value. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective time of the Merger will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time between the effective time of the Merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder or beneficial owner entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided in Section 262 of the DGCL only upon the sum of (a) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery, and (b) interest theretofore accrued, unless paid at that time. In determining the fair value of the shares of Common Stock or Preferred Stock in an appraisal proceeding, the Delaware Court of Chancery will take into account all relevant factors. As such, any determination by the Delaware Court of Chancery of the fair value of the Common Stock and Preferred Stock could be based upon considerations other than or in addition to the consideration payable in the Merger. Stockholders and beneficial owners should recognize that the value so determined could be higher or lower than or the same as the amount of consideration per share of the Common Stock or Preferred Stock provided by the Merger Agreement. Moreover, the Surviving Company may argue in an appraisal proceeding that, for purposes of such a proceeding, the fair value of such shares of the Common Stock or Preferred Stock is less than the Merger Consideration. The costs of the appraisal proceeding (which do not include attorneys’ or experts’ fees) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable. The Delaware Court of Chancery may also order that all or a portion of the expenses incurred by any stockholder or beneficial owner in connection with an appraisal, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all the shares entitled to be appraised. Under Section 262, where a merger agreement relating to a proposed merger is adopted by stockholders acting by consent in lieu of a meeting of stockholders, either the constituent corporation before the effective date of the merger or the surviving corporation, within 10 days after the effective date of the merger, must notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger and that appraisal rights are available for any or all shares of such class or series of stock, and must include in such notice a copy of Section 262 or information directing the stockholders to a publicly available electronic resource at which Section 262 may be accessed without subscription or cost. This Notice constitutes such notice of the approval of the Merger and the availability of appraisal rights in connection therewith pursuant to Section 262(d)(2) of the DGCL and the applicable statutory provisions are attached to this Notice as Exhibit B. Subject to the satisfaction or waiver of the closing conditions set forth in the Merger Agreement, the Company currently intends to consummate the Merger on October 22, 2024 unless the Merger is not consummated for any reason or the Merger is consummated on an earlier or later date. This Notice constitutes notice of the effective date of the Merger pursuant to Section 262(d)(2) of the DGCL and, if the Merger is consummated on a date other than different October 22, 2024 for any reason, either (i) the Company will send a second notice before the effective date of the Merger in accordance with Section 262(d)(2) of the DGCL notifying each of the holders of any class or series of Company Capital Stock that are entitled to appraisal rights of the effective date of the Merger or (ii) the Surviving Company will send such a second notice to all such holders in accordance with Section 262(d)(2) of the DGCL on or within 10 days after such effective date of the Merger (provided, however, that if any such second notice is sent more than 20 days following the sending of this Notice, such second notice will only be sent to each stockholder and beneficial owner who is entitled to appraisal rights and who has demanded appraisal of such holder’s or beneficial owner’s shares in accordance with Section 262 of the DGCL). A stockholder or beneficial owner who is entitled to exercise appraisal rights and who desires to exercise his, her or its appraisal rights must make a written demand for the appraisal of their Common Stock or Preferred Stock to the Company within 20 days after the date this notice of the approval of the Merger and the availability of Appraisal Rights (this “Notice of Merger and Appraisal Rights”) is given, and must otherwise comply in all respects with the procedures for exercising appraisal rights set forth in Section 262 of the DGCL. Such demands should be delivered to Venkatesh Ganapathy via email at vganapathy@liveeasy.com. The demand must reasonably inform the Company of the identity of such holder as well as the intention of the holder to demand an appraisal of the “fair value” of the shares held by such holder. Any such demand for appraisal made by a stockholder of record of shares of Common Stock or Preferred Stock issued and outstanding immediately prior to the effective time of the Merger should be executed by or on behalf of the stockholder of record, fully and correctly, as his, her or its name appears on his, her or its stock certificates, and must state that such person intends thereby to demand appraisal of his, her or its shares of Common Stock or Preferred Stock issued and outstanding immediately prior to the effective time of the Merger. If the shares of Common Stock or Preferred Stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity, and if the shares of Common Stock or Preferred Stock are owned of record by more than one person, as in a joint tenancy and tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is agent for such owner or owners. A record holder, such as a broker who holds shares of Common Stock or Preferred Stock as nominee for several beneficial owners, may exercise appraisal rights with respect to the shares of Common Stock or Preferred Stock issued and outstanding immediately prior to the effective time of the Merger held for one or more beneficial owners while not exercising such rights with respect to the shares of Common Stock or Preferred Stock held for other beneficial owners; in such case, however, the written demand should set forth the number of shares of Common Stock or Preferred Stock issued and outstanding immediately prior to the effective time of the Merger as to which appraisal is sought and where no number of shares of Common Stock or Preferred Stock is expressly mentioned the demand will be presumed to cover all shares of Common Stock or Preferred Stock which are held in the name of the record owner. A demand for appraisal may also be made by a beneficial owner of shares of Common Stock or Preferred Stock if, in addition to otherwise satisfying the foregoing requirements, (i) such beneficial owner continuously owns such shares through the effective time of the Merger and otherwise satisfies the requirements for appraisal applicable to a stockholder of record under subsection (a) of Section 262 and (ii) the demand made by such beneficial owner reasonably identifies the holder of record of such shares for which the demand is made, is accompanied by documentary evidence of such beneficial owner’s beneficial ownership of such shares and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provides an address at which such beneficial owner consents to receive notices and to be set forth on the verified list described below. Alternatively, beneficial owners of shares of Common Stock or Preferred Stock may have the holder of record of such shares submit the required demand in respect of such shares.

Within 120 days after the effective time of the Merger, but not thereafter, the Company or any stockholder or beneficial owner of Common Stock or Preferred Stock who is entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of Common Stock or Preferred Stock. The Company is under no obligation to and has no present intention to file such a petition. Accordingly, it is the obligation of the stockholders and beneficial owners of Common Stock or Preferred Stock to initiate all necessary action to perfect their appraisal rights in respect of such shares of Company Capital Stock within the time prescribed in Section 262. Within 120 days after the effective time of the Merger, any stockholder or beneficial owner of Common Stock or Preferred Stock who has complied with the requirements for exercise of appraisal rights under Section 262 will be entitled, upon written request, to receive from the Company a statement setting forth the aggregate number of shares not voted in favor of the Merger and with respect to which demands for appraisal have been received and the aggregate number of stockholders or beneficial owners holding or owning such shares (for purposes of which the record holder of shares held by a beneficial owner who has made a demand for appraisal shall not be considered a separate stockholder holding such shares). Such statement must be given within 10 days after a written request therefor has been received by the Company or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later. If a petition for an appraisal is timely filed by a stockholder or beneficial owner of shares of Common Stock or Preferred Stock and a copy thereof is served upon the Company, the Company will then be obligated within 20 days to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders and beneficial owners who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached. After notice to such stockholders and beneficial owners as required by the Delaware Court of Chancery, the Delaware Court of Chancery is empowered to conduct a hearing on such petition to determine those persons who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require persons who have demanded payment for their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceeding; and if any person fails to comply with such direction, the Delaware Court of Chancery may dismiss the proceedings as to such person. After the Delaware Court of Chancery determines the stockholders and beneficial owners entitled to appraisal of their shares, the appraisal proceeding will be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Delaware Court of Chancery will determine the fair value of the shares of Common Stock or Preferred Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. When the fair value has been determined, the Delaware Court of Chancery will direct the payment of the fair value of such shares, together with interest, if any, by the Surviving Company. Payment will be made to each person entitled thereto upon such terms and conditions as the Delaware Court of Chancery may order. In determining “fair value,” the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court has stated that in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which were known or which could be ascertained as of the date of the Merger which throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the Merger and not the product of speculation, may be considered.” In addition, the Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a stockholder’s exclusive remedy. If any holder or beneficial owner of shares of Common Stock or Preferred Stock who demands appraisal under Section 262 of the DGCL fails to perfect, or effectively withdraws or otherwise loses his, her or its rights to appraisal with respect to such shares as provided in the DGCL, such shares will be deemed to have been converted into the right to receive the Merger Consideration as of the effective time of the Merger, without interest and subject to any applicable tax withholding, in accordance with the Merger Agreement. A stockholder or beneficial owner will fail to perfect, or effectively lose or withdraw, his, her or its right to appraisal if no petition for appraisal is filed within 120 days after the effective time of the Merger. Any stockholder or beneficial owner who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw a demand for appraisal by delivering to the Company a written withdrawal of the demand for appraisal and acceptance of the terms of the Merger in accordance with Section 262 of the DGCL either within 60 days after the effective time of the Merger or thereafter with the written approval of the Company. Notwithstanding the foregoing, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder or beneficial owner without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; provided, however, that the limitation set forth in this sentence will not affect the right of any stockholder or beneficial owner who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such holder’s demand for appraisal and to accept the Merger Consideration within 60 days after the effective time of the Merger. The foregoing discussion is not a complete statement of applicable law pertaining to appraisal rights under Delaware law or a statement of the procedures to be followed by stockholders and beneficial owners desiring to exercise such appraisal rights and is qualified in its entirety by reference to Section 262 of the DGCL, the full text of which is set forth in Exhibit B hereto, which stockholders and beneficial owners are encouraged to read in its entirety. Any stockholder or beneficial owner who considers demanding appraisal is advised to consult legal counsel and financial advisors. The preservation and exercise of appraisal rights require strict and timely adherence to the applicable provisions of Delaware law. Failure to strictly comply with the procedures set forth in Section 262 of the DGCL will result in the loss of appraisal rights. To perfect appraisal rights in Delaware, you must, among other things, comply with the following procedures: (1) demand appraisal by sending an appraisal demand notice to the Company within 20 days after the date this Notice is given, (2) not vote in favor or otherwise consent to the Merger, and (3) maintain continuous ownership of Your Shares during the applicable period pursuant to

Section 262. Additionally, as noted above, if an appraisal petition is not filed within 120 days after the effective time of the Merger, any person who has demanded appraisal rights will lose such appraisal rights. You should be advised that signing and delivering the Written Consent to adopt the Merger Agreement and approve the transactions contemplated thereby will result in a waiver of your appraisal rights under Section 262. 7. Financial Statements. Certain financial statements (the “Financials”) attached hereto as Exhibit C were prepared by the Company’s management and made available to the Board in connection with the Board’s exploration of strategic alternatives, including the Merger. 8. Transaction Benefits. All as further qualified and defined in the 280 Disclosure Statement (the “Disclosure Statement”), attached hereto as Exhibit D, certain stockholders and service providers of the Company are, or may be viewed as, “disqualified individuals” within the meaning of Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury Regulations and related guidance thereunder. In connection with the Merger, Venkatesh Ganapathy, Niraj Patel, and Megan Mulligan (each, an “Executive,” and together, the “Executives”) will receive or retain or may be or become entitled to receive or retain payments or benefits that are contingent on, or closely related to, a change in the ownership or control of the Company (the “Transaction Benefits”). A portion of the Transaction Benefits could be subject to certain adverse tax consequences for the Company and the Executives unless certain requirements are met as more fully described in Exhibit D. In an effort to prevent potential adverse tax consequences to each Executive and the Company, each Executive and the Company are seeking to comply with the stockholder approval exception by (i) entering into a Waiver Agreement pursuant to which each Executive has previously waived the Executive’s right to receive the Transaction Benefits with respect to such Executive to the extent such amounts exceed three (3) times the Executives “Base Amount” as defined in the Code less $1.00 (such excess the “Excess Payments”), unless and until the stockholder approval requirements of Code Section 280G(b)(5)(B) are met and the Executive is or becomes entitled to the Excess Payments in accordance with the terms thereof; (ii) providing adequate disclosure of the material terms of all material payments and benefits provided to each Executive or to which each Executive is or may become entitled and that may be treated as being made in connection with the Transaction under Code Section 280G to those individuals and entities who collectively own 100% of the outstanding voting interests of the Company (within the meaning of the Treasury Regulations) on the date hereof and are eligible to vote pursuant to the Treasury Regulations; and (iii) obtaining approval of the payment of the Excess Payments by those stockholders who, as of the date of this Disclosure Statement, owned more than 75% of such voting interests of the Company and are eligible to vote pursuant to the Treasury Regulations. Accordingly, the Company would appreciate, and requests, your approval of the Executives’ rights to receive or retain their respective Excess Payments to qualify all of the benefits and payments to each Executive described herein, so the Company and each Executive will qualify for the stockholder approval exception. Such approval may be given by signing the Written Consent of Stockholders in Lieu of a Special Meeting attached as Exhibit B to the Disclosure Statement and delivering a copy of such consent to the Company. Please note that the stockholder vote to approve the Merger is separate from the vote to approve the Excess Payments. The exhibits accompanying this letter provide you with more specific information concerning the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. We encourage you to carefully read each document. We thank you for your continued support of Move EZ, Inc. Sincerely, Venkatesh Ganapathy President and Chief Executive Officer

EXHIBIT A Merger Agreement Attached

EXHIBIT B Appraisal Rights 8 Del.C. § 262 § 262. Appraisal rights (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository; the words “beneficial owner” mean a person who is the beneficial owner of shares of stock held either in voting trust or by a nominee on behalf of such person; and the word “person” means any individual, corporation, partnership, unincorporated association or other entity. (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation in a merger, consolidation, conversion, transfer, domestication or continuance to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264, § 266 or § 390 of this title (other than, in each case and solely with respect to a converted or domesticated corporation, a merger, consolidation, conversion, transfer, domestication or continuance authorized pursuant to and in accordance with the provisions of§ 265 or § 388 of this title): (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders, or at the record date fixed to determine the stockholders entitled to consent pursuant to § 228 of this title, to act upon the agreement of merger or consolidation or the resolution providing for the conversion, transfer, domestication or continuance (or, in the case of a merger pursuant to § 251(h) of this title, as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title. (2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation if the holders thereof are required by the terms of an agreement of merger or consolidation, or by the terms of a resolution providing for conversion, transfer, domestication or continuance, pursuant to § 251, § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264, § 266 or § 390 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or of the converted entity or the entity resulting from a transfer, domestication or continuance if such entity is a corporation as a result of the conversion, transfer, domestication or continuance, or depository receipts in respect thereof; b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger, consolidation, conversion, transfer, domestication or continuance will be either listed on a national securities exchange or held of record by more than 2,000 holders; c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section. (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation. (4) Repealed by 82 Laws 2020, ch. 256, § 15. (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation, the sale of all or substantially all of the assets of the corporation or a conversion effected pursuant to § 266 of this title or a transfer, domestication or continuance effected pursuant to § 390 of this title. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable. (d) Appraisal rights shall be perfected as follows: (1) If a proposed merger, consolidation, conversion, transfer, domestication or continuance for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations or the converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and, § 114 of this title, if applicable) may be accessed without subscription or cost. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger, consolidation, conversion, transfer, domestication or continuance, a written demand for appraisal of such stockholder's shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger, consolidation, conversion, transfer, domestication or continuance shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity shall notify each stockholder of each constituent or converting, transferring, domesticating or continuing corporation who has complied with this subsection and has not voted in favor of or consented to the merger, consolidation, conversion, transfer, domestication or continuance, and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section, of the date that the merger, consolidation or conversion has become effective; or (2) If the merger, consolidation, conversion, transfer, domestication or continuance was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent, converting, transferring, domesticating or continuing corporation before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, or the surviving, resulting or converted entity within 10 days after such effective date, shall notify each stockholder of any class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation who is entitled to appraisal rights of the approval of the merger, consolidation, conversion, transfer, domestication or continuance and that appraisal rights are available for any or all shares of such class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting, transferring, domesticating or continuing corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and § 114 of this title, if applicable) may be accessed without subscription or cost. Such notice may, and, if given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, shall, also notify such stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving, resulting or converted entity the appraisal of such holder's shares; provided that a demand may be delivered to such entity by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs such entity of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, either (i) each such constituent corporation or the converting, transferring, domesticating or continuing corporation shall send a second notice before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance notifying each of the holders of any class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation that are entitled to appraisal rights of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance or (ii) the surviving, resulting or converted entity shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation or entity that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation or the converting, transferring, domesticating or continuing corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given. (3) Notwithstanding subsection (a) of this section (but subject to this paragraph (d)(3)), a beneficial owner may, in such person's name, demand in writing an appraisal of such beneficial owner's shares in accordance with either paragraph (d) (1) or (2) of this section, as applicable; provided that (i) such beneficial owner continuously owns such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance and otherwise satisfies the requirements applicable to a stockholder under the first sentence of subsection (a) of this section and (ii) the demand made by such beneficial owner reasonably identifies the holder of record of the shares for which the demand is made, is accompanied by documentary evidence of such beneficial owner's beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provides an address at which such beneficial owner consents to receive notices given by the surviving, resulting or converted entity hereunder and to be set forth on the verified list required by subsection (f) of this section. (e) Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity, or any person who has complied with subsections (a) and (d) of this section and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person entitled to appraisal rights who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such person's demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance. Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person who has complied with the requirements of subsections (a) and (d) of this section, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the surviving, resulting or converted entity a statement setting forth the aggregate number of shares not voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2) of this title)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that, where a beneficial owner makes a demand pursuant to paragraph (d)(3) of this section, the record holder of such shares shall not be considered a separate stockholder holding such shares for purposes of such aggregate number). Such statement shall be given to the person within 10 days after such person's request for such a statement is received by the surviving, resulting or converted entity or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section, whichever is later. (f) Upon the filing of any such petition by any person other than the surviving, resulting or converted entity, service of a copy thereof shall be made upon such entity, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached by such entity. If the petition shall be filed by the surviving, resulting or converted entity, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving, resulting or converted entity and to the persons shown on the list at the addresses therein stated. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving, resulting or converted entity. (g) At the hearing on such petition, the Court shall determine the persons who have complied with this section and who have become entitled to appraisal rights. The Court may require the persons who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any person fails to comply with such direction, the Court may dismiss the proceedings as to such person. If immediately before the merger, consolidation, conversion, transfer, domestication or continuance the shares of the class or series of stock of the constituent, converting, transferring, domesticating or continuing corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger, consolidation, conversion, transfer, domestication or continuance for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title. (h) After the Court determines the persons entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, consolidation, conversion, transfer, domestication or continuance, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger, consolidation, conversion, transfer, domestication or continuance through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger, consolidation or conversion and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving, resulting or converted entity may pay to each person entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving, resulting or converted entity or by any person entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under this section. (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving, resulting or converted entity to the persons entitled thereto. Payment shall be so made to each such person upon such terms and conditions as the Court may order. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving, resulting or converted entity be an entity of this State or of any state. (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section who participated in the proceeding and incurred expenses in connection therewith, the Court may order all or a portion of such expenses, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal not dismissed pursuant to subsection (k) of this section or subject to such an award pursuant to a reservation of jurisdiction under subsection (k) of this section. (a) Subject to the remainder of this subsection, from and after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, no person who has demanded appraisal rights with respect to some or all of such person's shares as provided in subsection (d) of this section shall be entitled to vote such shares for any purpose or to receive payment of dividends or other distributions on such shares (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger, consolidation, conversion, transfer, domestication or continuance). If a person who has made a demand for an appraisal in accordance with this section shall deliver to the surviving, resulting or converted entity a written withdrawal of such person's demand for an appraisal in respect of some or all of such person's shares in accordance with subsection (e) of this section, either within 60 days after such effective date or thereafter with the written approval of the corporation, then the right of such person to an appraisal of the shares subject to the withdrawal shall cease. Notwithstanding the foregoing, an appraisal proceeding in the Court of Chancery shall not be dismissed as to any person without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just, including without limitation, a reservation of jurisdiction for any application to the Court made under subsection (j) of this section; provided, however that this provision shall not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person's demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, as set forth in subsection (e) of this section. If a petition for an appraisal is not filed within the time provided in subsection (e) of this section, the right to appraisal with respect to all shares shall cease. (k) The shares or other equity interests of the surviving, resulting or converted entity to which the shares of stock subject to appraisal under this section would have otherwise converted but for an appraisal demand made in accordance with this section shall have the status of authorized but not outstanding shares of stock or other equity interests of the surviving, resulting or converted entity, unless and until the person that has demanded appraisal is no longer entitled to appraisal pursuant to this section.

EXHIBIT C Financial Statements Attached.

EXHIBIT D 280G Disclosure Attached.

THE INFORMATION CONTAINED IN THESE DOCUMENTS IS CONFIDENTIAL AND IS BEING PROVIDED TO THE STOCKHOLDERS OF MOVE EZ, INC. FOR THE PURPOSE OF DISCLOSING RELEVANT INFORMATION ABOUT THE TRANSACTIONS DESCRIBED IN THESE DOCUMENTS. THE INFORMATION CONTAINED IN THESE DOCUMENTS IS NOT TO BE USED FOR ANY OTHER PURPOSE OR RELEASED TO ANY OTHER PERSON WITHOUT THE EXPRESS PRIOR WRITTEN CONSENT OF COMPANY. MOVE EZ, INC. 280G DISCLOSURE STATEMENT October 22, 2024 To the Stockholders of Move EZ, Inc.: The issued and outstanding equity interests of Move EZ, Inc., a Delaware corporation company (the “Company”), are to be acquired pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) entered into on or about October 22, 2024 by and among AppFolio, Inc., a Delaware corporation (the “Purchaser”), Lilac Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Purchaser (the “Merger Sub”), the Company, and WT Representative LLC (the “Equityholder Representative”) (the “Transaction”). The Company has determined that the Transaction will constitute a change in the ownership or control of the Company and that certain stockholders and service providers of the Company are, or may be viewed as, “disqualified individuals” within the meaning of Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury Regulations and related guidance thereunder (collectively, the “Parachute Provisions”). The Transaction is expected to close on or about October 22, 2024. In connection with the Transaction, Venkatesh Ganapathy, Niraj Patel, and Megan Mulligan (each, an “Executive,” and together, the “Executives”) will receive or retain or may be or become entitled to receive or retain payments or benefits that are contingent on, or closely related to, a change in the ownership or control of the Company. These payments or benefits are referred to herein as the “Transaction Benefits” and are described more fully below. As described in greater detail below, a portion of the Transaction Benefits as well as any other payments or benefits described herein could be subject to certain adverse tax consequences for the Company and the Executives unless (a) the Excess Payments (as defined below) are approved by the holders of more than 75% of the voting power of all the outstanding equity of the Company (excluding from both the numerator and denominator in such calculation equity of the Company held by all of the Executives and certain persons related to the Executives), (b) the Excess Payments are provided or retained only if so approved after adequate disclosure is made to all persons eligible to vote, of all material facts concerning all material payments and benefits to the Executives that, but for the approval, would be “parachute payments,” as described below, and (c) the stockholder vote determines the Executive’s right to receive or retain the Excess Payments. To prevent these potential adverse tax consequences, each Executive has executed a waiver agreement substantially in the form attached hereto as Exhibit A (each, a “Waiver Agreement”) pursuant to which the Executive has waived the Executive’s right to receive or retain certain payments and other consideration that would result in these adverse tax consequences unless and until (i) more than 75% of the voting power of all the outstanding equity of the Company entitled to vote immediately before the closing of the Transaction (the “Closing”) approves payment thereof, and (ii) the Executive is or becomes entitled to such payments or benefits in accordance with the terms thereof. Specifically, pursuant to the Waiver Agreements, each Executive has waived the Executive’s right to receive the Transaction Benefits with respect to such Executive to the extent such amounts exceed three (3) times the Executive’s “Base Amount” (as defined in Code Section 280G(b)(3)) less $1.00 (such excess, the “Excess Payments”), unless the approval requirements of Code Section 280G(b)(5)(B) and Treasury Regulation Section 1.280G-1, Q/A-7 are satisfied with respect to the Excess Payments and, as applicable, the Executive otherwise becomes entitled to such payments or benefits. The Base Amount generally is a disqualified individual’s average annual taxable income from the company undergoing the change in control (or a predecessor or related entity) for the five (5) calendar years preceding the calendar year in which the change in control occurs (or for the disqualified individual’s period of service with such company (or a predecessor or related entity) if it covers fewer than five (5) years). The purpose of this 280G Disclosure Statement (this “Disclosure Statement”) is to describe all the payments and other consideration to be received or that may be retained by each Executive that are, or may be treated as, “parachute payments” (within the meaning of Code Section 280G) and to seek your approval for payment of the Excess Payments described herein. If the Company’s stockholders holding more than 75% of the voting power of all the Company’s equity eligible to vote under Code Section 280G do not approve the Excess Payments with respect to each Executive (as described in paragraph (b) of the section below entitled “Stockholder Approval Exception”), then the amount of the Transaction Benefits provided to each Executive that constitutes “parachute payments” within the meaning of Code Section 280G will be reduced to a level such that the sum of the amounts of the Transaction Benefits provided to each Executive that constitute “parachute payments” within the meaning of Code Section 280G will not exceed three (3) times the Executive’s Base Amount less $1.00 and, therefore, no portion of the remaining amounts that are paid to or retained by each Executive will be treated as “excess parachute payments” (see the “Golden Parachute Rules” section below for a description of these terms). The vote to approve the consummation of the Transaction is separate from the vote to approve the Excess Payments. Golden Parachute Rules Under the Parachute Provisions, a company is prohibited from deducting, and the applicable individual recipient must pay a 20% federal excise tax on, any “excess parachute payment.” A “parachute payment” generally is defined under the Parachute Provisions to mean a payment or benefit in the nature of compensation (including the accelerated vesting of any such payment or benefit), or the acceleration of the timing of any such payment or benefit: (a) that is paid to certain “disqualified individuals,” including certain officers, stockholders or highly-compensated service providers of a company, as further described below; (b) that is contingent on or closely related to a change in control of the company (with payments made pursuant to an agreement entered into or modified within one (1) year before the change in ownership presumed to be contingent on the change in control); and (c) where the present value (as of the time of the change in control) of all such payments or benefits made or to be made to the particular individual equals or exceeds three (3) times the individual’s Base Amount. The term “excess parachute payment” means an amount equal to the excess of any “parachute payment” over the portion of the Base Amount allocated to such payment. Subject to certain exceptions and limitations, “parachute payments” are reduced by any portion of the payment which the taxpayer establishes by clear and convincing evidence is reasonable compensation for personal services actually rendered by the disqualified individual following the date of the change in ownership or control. The Parachute Provisions provide several exceptions to the definitions of “parachute payment” and “excess parachute payment.” One of them is the exception to the golden parachute rules provided by Code Section 280G(b)(5)(A)(ii) regarding stockholder approval of payments (the “Stockholder Approval Exception”), as further explained below.

Disqualified Individuals The service providers described below who provided services to the company (or a related entity) on any day during the rolling 12-month period ending on the date of the change in control are disqualified individuals for purposes of the Parachute Provisions: (a) Officers of the company, except that the number of officers is limited to the lesser of (i) 50, and (ii) a number equal to the greater of (A) three (3) officers, and (B) 10% of the highest number of employees at the company employed during the 12-month period prior to the change in control; (b) Other employees and service providers of the company, except that the number of such individuals (assuming all such individuals were employees) is limited to the lesser of (i) the highest paid 250 employees, and (ii) the highest paid 1% of all employees, in each case excluding employees earning less than $155,000 per year; and (c) Employees and service providers of the company who are also stockholders owning equity of the company with a fair market value in excess of 1% of the total fair market value of the company’s outstanding equity. Stockholder Approval Exception Payments and benefits to an individual that otherwise would result in the adverse tax consequences under the Parachute Provisions are not treated as “parachute payments” or “excess parachute payments” (and therefore are not subject to the 20% federal excise tax and the deduction disallowance) if all of the following requirements are met: (a) immediately before the change in control, the company undergoing the change in control (i.e., the Company) has no outstanding equity readily tradable on an established securities market or otherwise; (b) entitlement to such payments and benefits is waived subject to the stockholder approval described below; (c) the payments and benefits are approved by a vote of the persons who own, immediately before the ownership change, more than 75% of the voting power of the company’s equity entitled to vote under Code Section 280G; provided, however, that (i) for purposes of determining whether the requirements of the Stockholder Approval Exception have been met, the vote excludes the equity held or constructively owned by the Executives (including certain persons related to the Executives and with respect to equity of the Company that may be attributed to the Executives under applicable tax rules); and (ii) if a substantial portion of the assets of an “entity stockholder” (within the meaning of Treasury Regulations Section 1.280G-1, Q/A-7(b)(3)) consists (directly or indirectly) of equity in the company undergoing the ownership change (i.e., the total fair market value of the equity held by the “entity stockholder” in the company undergoing the ownership change equals or exceeds one third of the total gross fair market value of all the assets of the “entity stockholder” without regard to any liabilities associated with such assets) and the value of the equity held by the “entity stockholder” is greater than 1% of the total value of the outstanding equity of such company (i.e., the Company), approval of the payment by that “entity stockholder” must be made by a separate vote of the persons who hold, immediately before the ownership change, more than 75% of the voting power of the “entity stockholder,” and if the individual authorized to vote the “entity stockholder’s” equity is a disqualified individual who may be eligible for an Excess Payment, the “entity stockholder” must designate someone who is not a disqualified individual to vote the equity;

(d) if the “entity stockholder” is a partnership for U.S. federal tax purposes and the general partner or other person with authority to approve matters on behalf of the “entity stockholder” is not a disqualified individual, and none of the limited partners of the “entity stockholder” are entitled to vote on issues involving the management of the “entity stockholder’s” investments, then approval or disapproval of the Excess Payments may be obtained from the general partner of the “entity stockholder” in accordance with Treasury Regulation Section 1.280G-1, Q/A-7, Ex. 3; (e) before the stockholder vote, adequate disclosure is made to all persons entitled to vote, as described in clauses (c) and (d) above, of all material facts concerning all material payments and benefits to the individual that, but for the Stockholder Approval Exception, would be “parachute payments;” and (f) the stockholder vote determines the individual’s right to receive or retain the payments and benefits. Description of Payments and Other Considerations The Executives could be eligible to receive the payments or benefits described in the following paragraphs in connection with the Transaction that could be considered to be “parachute payments” under Code Section 280G. The discussion below sets forth the material facts of each Transaction Benefit for which stockholder approval is being solicited and the Company’s estimate of the value of such Transaction Benefits under the valuation rules set forth in the Parachute Provisions. The valuation rules are complex and their application can involve uncertainty as a result of ambiguities in the Parachute Provisions, the need to make judgments as to future events, and other factors. Further, the amount of any payments and benefits described herein is based on the best available information as of the date hereof. Accordingly, the values of the Transaction Benefits and the Excess Payments described herein should be viewed as estimates based on a reasonable interpretation of the Parachute Provisions. It is important to note, however, that the actual values of the payments and benefits ultimately may be higher or lower than the Company’s current estimates. The stockholder vote with respect to the payments and benefits will be in respect of the payments and benefits as finally determined based on future events, rather than the estimated amounts described herein. In applying the valuation principles under the Parachute Provisions, the Company has assumed, among other things, that all amounts that are contingent upon an Executive’s continuous service will be paid and, to the extent applicable, that none of the amounts qualify as reasonable compensation for services rendered following the date of consummation of the Transaction. This Disclosure Statement is being provided solely for purposes of adequate disclosure as described in Code Section 280G(b)(5)(B)(ii), and the descriptions contained herein should in no event be deemed or construed to represent any view or position of the Company or any of its affiliates as to the terms or conditions of the Transaction Benefits for any other purpose or to govern or modify any such terms or conditions. Transaction Benefits Post-Closing Base Salary and Target Bonus Increases Pursuant to offer letters between each Executive and the Purchaser, each Executive is to become an employee of the Purchaser (or a subsidiary of the Purchaser) upon the closing of the Transaction. Each Executive’s offer letter provides for base salary and a target bonus that are greater than the base salary and target bonus currently provided to the Executive by the Company. In the case of each of Mr. Ganapathy and Mr. Patel, the base salary is significantly higher than their current base salary because they have been paid below-market amounts since the Company’s founding. The higher base salaries and target bonuses will bring each of the Executives’ compensation more in line with market-based pay levels. While the Company and the Purchaser believe that the increased base salary and target bonus amounts represent reasonable compensation for services to be rendered to the Purchaser after the Transaction, it is possible under the Parachute Provisions that the increases could be considered Transaction Benefits. Therefore, the increases in the base salary and the target bonus for each Executive have been included in the Transaction Benefit calculations out of an abundance of caution. The estimated values of the base salary and the target bonus increases for Section 280G purposes are set forth below. Executive Estimated Section 280G Value of Base Salary and Target Bonus Increases Venkatesh Ganapathy $319,000.00 Niraj Patel $319,000.00 Megan Mulligan $61,000.00 Post-Closing Equity Awards It is anticipated that, following the Closing, the Purchaser will grant restricted stock unit awards to the Executives (the “Post-Closing Equity Award”). As of the date of this Disclosure Statement, no Post- Closing Equity Award has been granted. Each Post-Closing Equity Award will be subject to a four-year vesting schedule and other requirements, which means that all or a portion of the award may be forfeited and a reduced or no value may be delivered under the award. The amount of value, if any, that the Executives may receive from a Post-Closing Equity Award also depends on the future equity value of the Purchaser, which cannot be known with any degree of certainty as of the date hereof. Because the Post- Closing Equity Award is being made in connection with the Transaction, it is presumed to be “contingent” (within the meaning of Section 280G) on the Transaction. While the Post-Closing Equity Award relates to performance and services rendered after the Closing and all or a portion of the value attributable to the Post- Closing Equity Award may constitute reasonable compensation for the related services rendered by the Executives after the Closing (and, therefore, may not constitute a parachute payment), out of an abundance of caution we have treated the estimated value of each Executive’s anticipated Post-Closing Equity Award as a Transaction Benefit. The estimated values of the Post-Closing Equity Awards for Section 280G purposes are set forth below. Executive Estimated Section 280G Value of Post-Closing Equity Awards Venkatesh Ganapathy $2,670,000.00 Niraj Patel $2,670,000.00 Megan Mulligan $400,000.00 Transaction Bonus (including Promised Option Payment) Contingent upon the consummation of the Transaction, the Company is to pay Megan Mulligan a cash bonus if she remains employed with the Company through the Transaction closing date (the “Transaction Bonus”). The Transaction Bonus consists of two components: (a) a transaction bonus in the amount of $200,000.00 related to Ms. Mulligan’s service to the Company and significant contributions to the Transaction, and (b) a payment in the amount of $92,143.17 related to a promised stock option that was not granted, as described in the following paragraph. The total estimated value of the Transaction Bonus for Section 280G purposes is $292,143.17.

When Ms. Mulligan joined the Company, she and the Company entered into an offer letter providing that she would be granted an option to purchase 50,000 shares of the Company’s common stock, subject to the approval of the Company’s board of directors and to a service-based vesting schedule (25% on the 12- month anniversary of the vesting commencement date and 75% in equal monthly installments over three years thereafter) (the “Promised Option”). The steps to issue the Promised Option were not completed before the Transaction opportunity arose. To compensate for the portion of the Promised Option that would have been vested under the service-based vesting schedule as of the Closing if the Promised Option had been issued as intended, the Company plans to pay Ms. Mulligan a cash amount equal to the expected value of such portion of the Promised Option (the “Promised Option Payment”), contingent upon the completion of the Transaction and subject to her execution of a Transaction Bonus and Release Agreement. While the Promised Option Payment relates to an arrangement that could be considered a vested right that is not contingent on the Transaction (and, therefore, may not constitute a parachute payment), out of an abundance of caution we have treated the estimated value of the Promised Option Payment as a Transaction Benefit. ****************** Notwithstanding arguments to the contrary, for purposes of this Disclosure Statement, the Company has assumed that each of the Transaction Benefits described herein could be treated as being in the nature of compensation and contingent on or closely related to the Company’s change of ownership or control within the meaning of Code Section 280G (subject to the Stockholder Approval Exception described herein). We are requesting consent for payment of the Transaction Benefits to be received or retained by each Executive in connection with the Transaction. As discussed above, absent stockholder approval, the Excess Payments will be forfeited or required to be returned by the Executive, as applicable. The approval of the Company’s stockholders being solicited is the approval of the Transaction Benefits as finally determined and not the estimated values set forth in this Disclosure Statement. The Base Amount for each Executive is approximately as shown in the table below. The Base Amount is quite low for each of Mr. Ganapathy and Mr. Patel because they have been paid below-market amounts since the Company’s founding to help the Company maximize the resources available to develop and operate the business. Executive Base Amount Venkatesh Ganapathy $58,226.71 Niraj Patel $58,563.02 Megan Mulligan $172,513.18 Based on the assumptions described above, the total potential amount of Transaction Benefits (based on the estimated value of such payments) that each Executive could receive in connection with the Transaction is set forth in Column A in the table below. Column B is the amount that represents three (3) times each Executive’s Base Amount less $1. Column C contains the estimated Excess Payment amount for each Executive.

A B C Executive Estimated Transaction Benefits Safe Harbor Threshold (Three (3) Times Base Amount (Less $1)) Estimated Excess Payments (A minus B) Venkatesh Ganapathy $2,989,000.00 $174,679.13 $2,814,320.87 Niraj Patel $2,989,000.00 $175,688.06 $2,813,311.94 Megan Mulligan $753,143.17 $517,538.54 $235,604.63 Request for Approval by the Stockholders of the Company In an effort to prevent potential adverse tax consequences to each Executive and the Company, each Executive and the Company are seeking to comply with the Stockholder Approval Exception described above by (i) entering into the Waiver Agreement pursuant to which each Executive has previously waived the Executive’s right to receive or retain the Executive’s Excess Payments, unless and until the stockholder approval requirements of Code Section 280G(b)(5)(B) are met and the Executive is or becomes entitled to the Excess Payments in accordance with the terms thereof; (ii) providing adequate disclosure of the material terms of all material payments and benefits provided to each Executive or to which each Executive is or may become entitled and that may be treated as being made in connection with the Transaction under Code Section 280G to those individuals and entities who collectively own 100% of the outstanding voting interests of the Company (within the meaning of Treasury Regulations Section 1.280G-1, Q/A-7) on the date hereof and are eligible to vote pursuant to Treasury Regulations Section 1.280G-1, Q/A-7; and (iii) obtaining approval of the payment of the Excess Payments by those stockholders who, as of the date of this Disclosure Statement, owned more than 75% of such voting interests of the Company and are eligible to vote pursuant to Treasury Regulations Section 1.280G-1, Q/A-7. A vote in favor of paying the Excess Payments will mean all Transaction Benefits described above will be paid to or retained by each Executive, as applicable, provided that the Executive is otherwise entitled to or becomes entitled to such payments and benefits. Such affirmative vote is not a condition to the closing of the Transaction and, if stockholder approval is not obtained, it will not affect the approval of the Transaction by the stockholders. If the stockholders do not, by the requisite percentage, approve payment of the Excess Payments, and the Transaction is consummated, then each Executive will be paid only the portion of the Transaction Benefits that would cause the total amount of Transaction Benefits, when added to any other payment or benefit that could be considered a “parachute payment,” to equal one dollar less than three (3) times the Executive’s Base Amount, and therefore no “excess parachute payments” will be made. Due to each Executive’s execution of a Waiver Agreement prior to the date hereof, even if the stockholders do not approve the payment to and retention of the Excess Payments by the Executives, no deductions would be disallowed under Section 280G. This vote will be conducted on a “slate” basis. This means you must vote to approve or disapprove the Excess Payments for all Executives ‒ you may not vote on the Excess Payments separately for each Executive. Accordingly, the Company would appreciate, and requests, your approval of the Executives’ rights to receive or retain their respective Excess Payments to qualify all of the benefits and payments to each Executive described herein, so the Company and each Executive will qualify for the Stockholder Approval Exception. Such approval may be given by signing the Written Consent of Stockholders in Lieu of a Special Meeting attached as Exhibit B and delivering a copy of such consent to the Company. [EXHIBITS FOLLOW]

EXHIBIT A FORM OF WAIVER AGREEMENT [ATTACHED]

WAIVER AGREEMENT This WAIVER AGREEMENT (this “Waiver Agreement”) is entered into on October __, 2024 by and between the individual identified on the signature page hereto (the “Executive”) and Move EZ, Inc., a Delaware corporation (the “Company”). WHEREAS, an Agreement and Plan of Merger is expected to be entered into on or about October 22, 2024 by and among AppFolio, Inc., a Delaware corporation (the “Purchaser”), Lilac Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Purchaser (the “Merger Sub”), the Company, and WT Representative LLC (the “Equityholder Representative”) (the “Merger Agreement”); WHEREAS, pursuant to the Merger Agreement, the Purchaser will acquire the Company through the statutory merger of the Merger Sub with and into the Company, with the Company surviving the merger and becoming a wholly-owned subsidiary of the Purchaser (the “Transaction”); WHEREAS, the Transaction, if consummated, will constitute a change in the ownership or effective control of the Company under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”); WHEREAS, as summarized in the schedule attached hereto as Exhibit A, and pursuant to certain agreements between the Company and the Executive, the Executive has received or is or may be entitled to receive or retain certain benefits and/or payments such as, for example and without limitation, base pay adjustments, bonuses, equity award vesting and other incentives, in certain circumstances if the Transaction is consummated and, but for this Waiver Agreement, a portion of such benefits or payments could result in the Executive’s receipt or deemed receipt of a “parachute payment” resulting in adverse tax consequences pursuant to Code Sections 280G and 4999 and regulations thereunder (collectively, the “Parachute Provisions”), including subjecting the Executive to a 20% excise tax under Code Section 4999 and resulting in the loss of a tax deduction for such payment by the Company under Code Section 280G; WHEREAS, the Parachute Provisions provide that a payment or benefit will not be deemed to be a “parachute payment” if the individual’s right to receive or retain the payment or benefit is contingent upon the approval by more than 75% of the Company’s stockholders who are entitled to vote on such matter in accordance with the provisions of Code Section 280G(b)(5)(B) and such payment or benefit is then approved by the Company’s stockholders in accordance with Code Section 280G(b)(5)(A)(ii); and WHEREAS, the Executive has reviewed Exhibit A and the pertinent sections of the Disclosure Statement that has been provided to the Executive and hereby irrevocably waives the right to receive or retain the Excess Payments (as defined below) that the Executive may be entitled to receive or retain on account of the Transaction, as summarized in Exhibit A attached hereto (which are mere estimates, with such ultimate Excess Payments to which such waiver applies possibly being greater or less than the amounts set forth in Exhibit A), and that would otherwise be considered “parachute payments” within the meaning of Code Section 280G, unless such stockholder approval requirements under Code Section 280G are met, so that Excess Payments will not result in the loss of tax deductions by the Company or the applicable payor under Code Section 280G or the imposition of an excise tax on the Executive under Code Section 4999. NOW, THEREFORE, the Executive and the Company hereby agree as follows:

1. Notwithstanding the Merger Agreement or any other agreement or understanding between the Executive and the Company or the Purchaser or any of their subsidiaries, affiliates or equityholders or any of their employees, directors, or agents, by executing this Waiver Agreement, the Executive hereby knowingly, voluntarily, irrevocably and unconditionally relinquishes any and all rights that the Executive currently possesses or will possess in the portion of any payments or benefits that (a) have been, are to be, or are deemed to be, received or provided to or retained by the Executive, (b) are “contingent” (within the meaning of Code Section 280G) on the consummation of the Transaction, including upon the Executive’s subsequent termination of employment, and (c) would, absent this Waiver Agreement, constitute “parachute payments” within the meaning of Code Section 280G (the “Parachute Payments”), but only with respect to that portion of the Parachute Payments (either alone or in combination with any other payment or benefit not herein described) that exceeds (such excess amount to be waived, the “Excess Payments”) an amount equal to three (3) times the Executive’s “base amount” (as defined in Code Section 280G(b)(3), generally referring to the average annual taxable income from the Company during the five (5)-calendar year period (or period of service with the Company, if shorter) preceding the calendar year in which the Transaction occurs, hereinafter, the “Base Amount”), less $1.00 (such threshold of three (3) times the Executive’s Base Amount less $1.00 is referred to as the “Safe Harbor Threshold”), unless and until (i) after the execution of this Waiver Agreement, the stockholders of the Company holding more than 75% of the voting power of the Company approve the payment of the Excess Payments in compliance with the requirements of Code Section 280G(b)(5)(B) and Treasury Regulation Section 1.280G-1, Q/A-7 (“Stockholder Approval”), as determined by the Company, and (ii) the Executive otherwise becomes entitled to such payment or benefit in accordance with its terms. After execution of this Waiver Agreement, the Company will request a vote of the Company’s stockholders, in a manner intended to comply with the procedures specified in the Parachute Provisions, but does not make any guarantees regarding the outcome of such Stockholder Approval. If the Stockholder Approval is not obtained, the Transaction Benefits (as defined in the Disclosure Statement) will be reduced so the total Parachute Payments are $1.00 less than three (3) times the Executive’s Base Amount, as determined by the Company. For purposes of this Waiver Agreement, the order in which any such reductions will be effectuated shall be as follows: (a) cash payments not subject to Code Section 409A; (b) cash payments subject to Code Section 409A, if any; (c) equity-based payments and acceleration of vesting, if any; and (d) non-cash benefits, if any. To the extent any such Excess Payment is to be made over time (e.g., in installments, etc.), such Excess Payment will be waived in reverse chronological order. Any determination by the Company for purposes of this Section 1 will be final, binding and conclusive on all parties hereto. 2. The Executive understands that the terms of this Waiver Agreement are binding on and shall inure to the benefit of (a) the Executive, the Executive’s beneficiaries, heirs-at-law, legatees and other statutorily designated representatives, and (b) the successors and assigns of the Company. The Executive also understands that this Waiver Agreement, once executed, is irrevocable and binding, regardless of whether Stockholder Approval is obtained. 3. If Stockholder Approval is not obtained, the Excess Payments will be forfeited or required to be promptly returned, as applicable, by the Executive, as determined by the Company. 4. The Executive hereby authorizes the Company to deliver a copy of this Waiver Agreement to the Purchaser and all counterparties to the Merger Agreement and hereby agrees that such counterparties may rely upon such delivery as conclusively evidencing the waivers referred to in this Waiver Agreement for purposes of all agreements, documents and instruments to which such waivers are applicable or relevant.

5. The Company agrees to use its reasonable efforts to facilitate the Stockholder Approval and, upon receipt by the Company or its agent of executed copies of the Stockholder Approval, shall use its reasonable efforts to ensure the effectiveness of the Stockholder Approval, it being understood and agreed that the Company does not guarantee that such Stockholder Approval will be obtained. If, and only if, the Company determines that such Stockholder Approval is obtained, then the Executive shall be entitled to receive or retain the Excess Payments to the extent the Executive would, absent this Waiver Agreement, be so entitled. 6. The Executive acknowledges that the Executive has been provided the opportunity to consult legal counsel, has been advised by the Company to consult such counsel, and has consulted counsel with respect to this Waiver Agreement and the payments waived herein (or has voluntarily elected not to retain legal counsel), and by executing below waives any defense that the execution of this Waiver Agreement was either unknowing or involuntary. The Executive further certifies, acknowledges and agrees that the Executive has read and understands the provisions of this Waiver Agreement, and that the Executive is signing freely and voluntarily, without duress, coercion or undue influence. 7. The Executive acknowledges and agrees that (a) none of the Company, the Purchaser, or any of their respective affiliates has made any agreement, understanding, representation or promise, whether express or implied, to reinstate or otherwise pay the Excess Payments; and (b) there is no certainty that the stockholders of the Company will approve the Excess Payments. 8. The Executive acknowledges that the conditions to the obligations of the Purchaser to consummate the Transaction set forth in the Merger Agreement are for the benefit of the Purchaser alone and may be waived by the Purchaser in its sole discretion without notice, liability or obligation to the Executive or any other person. The Executive further acknowledges that the Company’s stockholders are under no obligation to approve payment of the Excess Payments and that the Transaction is not conditioned upon such approval. 9. This Waiver Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to such state’s principles of conflicts of law that would cause the laws of any other jurisdiction to apply. In any action arising out of or relating to this Waiver Agreement, including any action seeking equitable relief, the Executive irrevocably and unconditionally (a) consents and submits to the exclusive jurisdiction and venue of the state and federal courts located in Delaware, (b) agrees that process may be served upon the Executive in any manner authorized by the laws of the State of Delaware, and (c) waives, and covenants not to assert or plead, any objection which the Executive might otherwise have to such jurisdiction, venue and/or service of process. The Executive hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Waiver Agreement or the negotiation, administration, performance and enforcement hereof. 10. Subject to the Company’s submitting for approval by the stockholders of the Company of the Executive’s right to receive or retain the Excess Payments, this Waiver Agreement is irrevocable to the fullest extent provided under the laws of the State of Delaware. This Waiver Agreement may not be amended or otherwise modified without prior written consent of the Company and the Executive and may be amended or otherwise modified only in a manner that does not invalidate the Executive’s waiver of the Excess Payments set forth in Section 1. 11. This Waiver Agreement will automatically terminate if the Merger Agreement is terminated and if the Transaction is not ultimately consummated.

12. The Executive hereby releases and holds harmless each of the Purchaser, the Company, and their respective subsidiaries, affiliates, or successors, and each of their respective directors, officers, stockholders, agents, advisors, and counsel from any and all claims that may arise from or relate to any tax liability, penalties, interest, costs, fees, including attorneys’ fees, or other liability incurred by the Executive in connection with the Parachute Payments or this Waiver Agreement as a result of the application of Code Section 280G or Section 4999. 13. If any provision of this Waiver Agreement is determined to be invalid or unenforceable, it shall be adjusted rather than voided to achieve the intent of the parties to the extent possible, and the remainder of the Waiver Agreement shall be enforced to the maximum extent permitted under applicable law. Execution of this Waiver Agreement may be made by providing a signed original copy or providing a signature via facsimile or other electronic means, such as DocuSign or portable document format (PDF). [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Executive and the Company have executed this Waiver Agreement on the day and year first above written. MOVE EZ, INC. By: ______________________________ Name: ______________________________ Its: ______________________________ EXECUTIVE [name]

EXHIBIT A Potential Parachute Payments – [name] The Company is unable to predict with certainty the value of the Excess Payments if the Transaction is consummated. However, the following is an estimate of the Executive’s Excess Payments waived, assuming the Transaction will close on or about October 22, 2024. The Executive is waiving the actual amount of such Excess Payments. Estimated Post-Closing Base Salary and Target Bonus Increases Estimated Post-Closing Equity Awards [Estimated Transaction Bonus] [$ ] [$ ] [$ ] Base Amount Safe Harbor Threshold Estimated Total Potential Transaction Benefits Estimated Total Excess Payments $ $ $ $

EXHIBIT B WRITTEN CONSENT OF STOCKHOLDERS IN LIEU OF SPECIAL MEETING [ATTACHED]

MOVE EZ, INC. WRITTEN CONSENT OF THE STOCKHOLDERS IN LIEU OF SPECIAL MEETING October 22, 2024 In accordance with Section 228 of the Delaware General Corporation Law and the Amended and Restated Bylaws of Move EZ, Inc., a Delaware corporation (the “Company”), the undersigned stockholders (each, a “Stockholder” and collectively, the “Stockholders”), being the direct and indirect holders of more than 75% of the voting power of the Company as of the date set forth above, disregarding for this purpose equity interests of the Company held by any of the Executives (as defined below) and any equity interests of the Company treated as constructively owned by or for any of the Executives, and in accordance with Section 280G(b)(5)(B) of the Internal Revenue Code of 1986, as amended (the “Code”), hereby irrevocably consent to the adoption, by written consent (this “Written Consent”), of the following recitals and resolutions and the actions set forth herein and further direct that this Written Consent be filed with the minutes of the proceedings of the Stockholders. Approval of the Transaction Benefits WHEREAS, an Agreement and Plan of Merger was entered into on or about October 22, 2024 by and among AppFolio, Inc., a Delaware corporation (the “Purchaser”), Lilac Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Purchaser (the “Merger Sub”), the Company, and WT Representative LLC (the “Equityholder Representative”) (the “Merger Agreement”); WHEREAS, pursuant to the Merger Agreement, the Purchaser will acquire the Company through the statutory merger of the Merger Sub with and into the Company, with the Company surviving the merger and becoming a wholly-owned subsidiary of the Purchaser (the “Transaction”); WHEREAS, the Transaction, if consummated, will constitute a change in the ownership or effective control of the Company for purposes of Code Section 280G and the Treasury Regulations and related guidance thereunder (together with Code Sections 280G and 4999, the “Parachute Provisions”); WHEREAS, there has been presented to each holder of the voting power of the Company for its consideration a description of certain “Transaction Benefits” and “Excess Payments,” as each such term is defined in the disclosure document circulated to the Stockholders simultaneously with this Written Consent (the “Disclosure Statement”) that each of Venkatesh Ganapathy, Niraj Patel, and Megan Mulligan (each, an “Executive” and collectively, the “Executives”) may have received or may be or become entitled to receive or retain in connection with the Transaction; WHEREAS, each Executive may be considered a “disqualified individual” under Code Section 280G, and such Executive’s Transaction Benefits (as ultimately calculated based on future events) may be equal to or in excess of three times such Executive’s average annual taxable income from the Company during the five-calendar year period (or period of service with the Company, if shorter) preceding the calendar year in which the Transaction occurs (the “Base Amount”), as calculated in accordance with the Parachute Provisions (the value of such Transaction Benefits that exceeds three times the Base Amount less $1.00, the “Excess Payments”) and, without Stockholder approval of the Transaction Benefits in accordance with the Parachute Provisions, a portion of the Transaction Benefits could be treated as “excess parachute payments” under Code Section 280G, resulting in certain potential adverse tax consequences for the Company, the Purchaser and the Executives as described in the Disclosure Statement;

WHEREAS, prior to the presentation of the Disclosure Statement to the Stockholders, each Executive has executed a waiver agreement, as described in the Disclosure Statement, pursuant to which such Executive waived the Executive’s right to receive or retain the Excess Payments unless and until (i) the holders of more than 75% of the voting power of the Company entitled to vote immediately before the change in ownership or control (disregarding for this purpose equity interests held or treated as constructively owned by the Executives) approve the Transaction Benefits in a manner that complies with Code Section 280G(b)(5)(B) and Treasury Regulation Section 1.280G-1, Q&A-7, and (ii) as applicable, the Executive otherwise becomes entitled to such payments and benefits; WHEREAS, the vote to approve the Transaction Benefits is being conducted on a “slate” basis, and the Company’s Stockholders must vote with respect to the Transaction Benefits for all Executives and not separately for each Executive; WHEREAS, the vote to approve the Transaction is separate from the vote to approve the Transaction Benefits and the Transaction may be approved by the Stockholders even if the Transaction Benefits are not approved by the holders of the voting power of the Company; and WHEREAS, the undersigned now wish to approve the payment of all of the Transaction Benefits, including the Excess Payments. NOW, THEREFORE, BE IT RESOLVED, that the payment, form, terms and provisions of the Transaction Benefits that are subject to this approval be and hereby are authorized, adopted and approved for payment as presented to the holders of the voting power of the Company; FURTHER RESOLVED, that all actions taken by the Stockholders, Board of Directors, and/or any officer of the Company prior to the adoption of these resolutions in connection with the matters referred to herein which would have been within the authority conferred hereby had these resolutions predated such actions be, and they hereby are, ratified, confirmed and approved in all respects; FURTHER RESOLVED, that the officers of the Company and each of them acting singly be, and hereby are, authorized and directed to take any and all actions and to execute, deliver and file any and all agreements, instruments, and documents as the officer or officers so acting shall determine to be necessary or appropriate to consummate the items contemplated by the foregoing resolutions, the taking of such action to be conclusive evidence that the same was deemed to be necessary or appropriate and was authorized hereby; FURTHER RESOLVED, that each of the undersigned acknowledges and agrees that this Written Consent is, and is intended to be, irrevocable Stockholder approval of the Executives’ conditional rights to receive or retain the Excess Payments as defined and described in the Disclosure Statement, to the extent that each Executive otherwise becomes entitled to receive such amounts. Each of the undersigned hereby further acknowledges and affirms that the undersigned has received, read, and understood the attached Disclosure Statement; FURTHER RESOLVED, that this Written Consent shall be deemed effective upon the execution and delivery to the Company of this Written Consent by the holders of more than 75% of the voting power of the Company (disregarding for this purpose equity interests of the Company held by any of the Executives and any equity of the Company treated as constructively owned by or for any of them) as required by Code Section 280G(b)(5); and FURTHER RESOLVED, that the actions taken by this Written Consent shall have the same force and effect as if taken by the undersigned at a special meeting of the Stockholders of the Company, duly called and constituted pursuant to the Company’s amended and restated bylaws. This Written Consent may be executed in multiple counterparts, each of which shall be considered an original and all of which together shall constitute one and the same Written Consent. Execution of this Written Consent may be made by providing a signed original copy or providing a signature via facsimile or other electronic means, such as portable document format (PDF). [SIGNATURE PAGES FOLLOW]

Signature Page Individual Stockholder 280G Consent FOR EXECUTION BY AN INDIVIDUAL STOCKHOLDER: IN WITNESS WHEREOF, the undersigned has duly executed this Written Consent as of the date written below. (signature) (print name) Date:

FOR EXECUTION BY AN “ENTITY STOCKHOLDER”: By signing below, the undersigned represents to the Company that the undersigned is an “entity stockholder” within the meaning of Treasury Regulations Section 1.280G-1, Q&A-7(b)(3), and the applicable requirements of Treasury Regulations Section 1.280G-1, Q&A-7(b)(3) and (4) applicable to “entity stockholders” have been satisfied in respect of this vote: ☐ One of the following is satisfied: ☐ (A) The value of the Company’s equity interests held, directly or indirectly, by the undersigned does not exceed 1% of the total value of the outstanding equity interests of the Company; OR ☐ (B) The total fair market value of equity interests of the Company held, directly or indirectly, by the undersigned is less than one third (1/3) of the total gross fair market value of all such “entity stockholder’s” assets, determined without regard to any liabilities associated with such assets; OR ☐ (C) All of the following apply: (i) The value of the Company’s equity interests held, directly or indirectly, by the undersigned exceeds 1% of the total value of the outstanding equity interests of the Company; (ii) The total fair market value of the equity interests of the Company held, directly or indirectly, by the undersigned is equal to or more than one third (1/3) of the total gross fair market value of all such “entity stockholder’s” assets, determined without regard to any liabilities associated with such assets; (iii) The undersigned has distributed the Disclosure Statement to all persons entitled to vote on behalf of the undersigned; AND (iv) The undersigned (I) has obtained the approval of persons that collectively possess more than seventy-five percent (75%) of the voting power of the undersigned, and the signatures of the equityholders of the undersigned equityholder who have the right to vote with respect to the Excess Payments are attached hereto on separate signature pages, OR (II) certifies that the “entity stockholder” is a partnership for U.S. federal tax purposes, none of the limited partners are entitled to vote on issues involving the management of investments, and the undersigned is the general partner of the “entity stockholder.” ☐ The signatory executing this consent on behalf of the undersigned is authorized by the undersigned to execute this consent. Note: For purposes of completeness and the avoidance of doubt, in addition to the undersigned signatory, the Stockholders also are approving the Transaction Benefits, to ensure that the approval complies with Code Section 280G(b)(5)(B) and Treasury Regulation Section 1.280G-1, Q&A-7. Please check each of the applicable boxes above to confirm your representations to the Company that all requirements applicable to “entity stockholders” have been satisfied in respect of this vote. If you have questions about the representations above, please contact your tax adviser or legal counsel.

IN WITNESS WHEREOF, the undersigned has duly executed this Written Consent for Execution by an “Entity Stockholder” as of the date written below. Name of entity By: (signature) (print name) Title: Date:

EXHIBIT K FORM OF EQUITY RIGHTS CANCELLATION AGREEMENT See attached.

EXECUTION VERSION 1 EQUITY RIGHT CANCELLATION AGREEMENT To Equity Right Holder: PLEASE READ THIS EQUITY RIGHT CANCELLATION AGREEMENT AND THE ACCOMPANYING INSTRUCTIONS CAREFULLY This Equity Right Cancellation Agreement (this “Agreement”) by and between Move EZ, Inc., a Delaware corporation (the “Company”), and the undersigned holder of Warrants that were never formally issued (the “Equity Right Holder”) is made as October 22, 2024. This Agreement is being delivered to the Equity Right Holder because the Equity Right Holder acquired an Equity Right in the Company to a warrant to purchase, for an exercise price per share equal to $1.527669 (the “Exercise Price”), shares of Series Seed Preferred Stock of the Company, pursuant to that certain Convertible Promissory Note Purchase Agreement dated _____, 2018, between the Equity Right Holder and the Company (the “2018 Warrant Right”) as set forth on Exhibit A attached hereto. To date, the Company has never formally issued the 2018 Warrant Right, and the Equity Right Holder has not exercised his, her or its right to purchase the Series Seed Preferred Stock underlying the 2018 Warrant Right. AppFolio, Inc., a Delaware corporation (“Purchaser”), intends to acquire the Company, pursuant to the terms of an Agreement and Plan of Merger dated on or about October 22, 2024 (the “Merger Agreement”) by and among Purchaser, Lilac Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Purchaser (“Merger Sub”), the Company, and WT Representative LLC, a Delaware limited liability company, as the Equityholder Representative (the “Equityholder Representative”), pursuant to which Merger Sub will merge with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of Purchaser (the “Merger”). The closing of the Merger (the “Closing”) is expected to occur within a couple of weeks of your receipt of this Agreement. Capitalized terms used herein but not defined herein have the meaning ascribed to them in the Merger Agreement. Pursuant to the Merger Agreement, the 2018 Warrant Right will be cancelled, terminated and extinguished at the Effective Time, and converted into the right to receive, subject to applicable Tax withholdings, if any, an amount in cash equal to (a) the product of (i) the aggregate number of shares of Series Seed Preferred Stock underlying the 2018 Warrant Right immediately prior to the Closing multiplied by (ii) the difference of (A) the Preferred Stock Per Share Amount minus (B) the Exercise Price (the product of (i) and (ii), the “Closing 2018 Warrant Right Payment”), plus (b) any amounts that become payable out of the holdbacks and reserve amounts under Section 3.06 and/or Section 10.01(g) of the Merger Agreement, respectively (each such payment, if any, a “Post-Closing 2018 Warrant Right Payment,” and together with the Closing 2018 Warrant Right Payment, the “2018 Warrant Right Payment”). The 2018 Warrant Right will terminate effective as of the Closing. If the Equity Right Holder executes and delivers an executed version of this Agreement to the Company before Closing, then the Closing 2018 Warrant Right Payment will be paid at or promptly after Closing, and the Post-Closing 2018 Warrant Right Payments, if any, will be paid to the Equity Right Holder on the same terms and conditions as such amounts are paid to holders of Series Seed Preferred Stock (in respect thereof), promptly after it becomes due. If the Equity Right Holder does not execute and deliver an effective Agreement to the Company before Closing, then the Equity Right Holder’s Closing 2018 Warrant Right Payment will be held until the Agreement is turned in, or if not turned in by December 31, 2024, then, notwithstanding anything to the contrary in this Agreement, the Equity Right Holder will forfeit his, her or its right to receive the 2018 Warrant Right Payment. The 2018 Warrant Right Payment will be made through the Paying Agent. In order to receive the 2018 Warrant Right Payment, the Equity Right Holder must deliver to the Paying Agent a duly completed and executed copy of IRS Form W-9 or IRS Form W- 8BEN (or other applicable IRS Form W-8 which may be obtained on the Internal Revenue Service website

2 at www.IRS.gov), as applicable. Upon the cancellation of the 2018 Warrant Right as provided in this Agreement and the Merger Agreement, the Equity Right Holder shall cease to have any rights with respect thereto (including with respect to any equity purchasable upon exercise of the 2018 Warrant Right), except the right to receive the consideration (if any) payable with respect thereto pursuant to this Agreement and the Merger Agreement. AGREEMENT NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties to this Agreement hereby agree as follows: 1. 2018 WARRANT RIGHT ACKNOWLEDGMENT AND AGREEMENT The Equity Right Holder hereby acknowledges and agrees that, subject to and contingent upon consummation of the Merger: (i) as of the Effective Time, the Equity Right Holder shall surrender all right, title or interest in or to the 2018 Warrant Right and the shares of Series Seed Preferred Stock otherwise purchasable upon exercise of the 2018 Warrant Right, and the 2018 Warrant Right Payment (less applicable tax withholdings and deductions) represents all of the consideration to which the Equity Right Holder may be entitled pursuant to the Merger Agreement with respect to the 2018 Warrant Right; (ii) the Equity Right Holder has not as of the date hereof exercised, and shall not after the date hereof and prior to the Closing, exercise the 2018 Warrant Right; (iii) the Equity Right Holder is waiving any provisions related to delivery or receipt of notice that may be required to be delivered by the Company to the Equity Right Holder, and any rights to advance notice, in each case, in connection with the Transactions, whether pursuant to the 2018 Warrant Right or any other agreement to which the Company and the Equity Right Holder are parties, and any time period to exercise 2018 Warrant Right prior to the Closing; (iv) the Equity Right Holder is waiving any right the Equity Right Holder may have pursuant to the 2018 Warrant Right or any other agreement to which the Company and the Equity Right Holder are parties, or are bound by, with respect to the 2018 Warrant Right that in any way conflicts with, or otherwise prohibits or restricts, the transactions contemplated by the Merger Agreement or this Agreement, or the treatment of the 2018 Warrant Right hereunder or thereunder; (v) the Equity Right Holder acknowledges that all Warrants previously entered into between the Company and the Equity Right Holder were or shall be terminated as of the Closing with no further liability or obligation on the part of the Company, except as expressly provided in this Agreement and the Merger Agreement; and (vi) at the request of Purchaser at any time from and after the date hereof, the Equity Right Holder shall execute and deliver such documents and take such actions reasonably deemed by Purchaser to be necessary or desirable to effectuate the purposes and objectives of this Agreement, including the cancellation of the 2018 Warrant Right. By executing this Agreement, the Equity Right Holder acknowledges and agrees that the Equity Right Holder shall be entitled to the rights and benefits, and subject to the obligations, as provided in this

3 Agreement and the Merger Agreement. In the event of any conflict between the terms of this Agreement and the Merger Agreement, the Merger Agreement shall control. The Equity Right Holder further acknowledges and agrees that this Agreement is a material element of Purchaser’s willingness to consummate the Merger and the Equity Right Holder desires to facilitate the consummation of the Merger by entering into this Agreement. 2. REPRESENTATIONS AND WARRANTIES By signing this Agreement, the Equity Right Holder also represents and warrants that: (i) the Equity Right Holder is the owner, beneficially and of record, of the 2018 Warrant Right set forth in the description of the 2018 Warrant Right on Exhibit A attached hereto, free and clear of any Liens or any restrictions on transfer (other than any restrictions under the Securities Act of 1933, as amended, and state securities laws). Except for this Agreement, the 2018 Warrant Right and any Company Stock, Options, Warrants or Convertible Notes held by the Equity Right Holder (in respect of which the Equity Right Holder has delivered or shall deliver a duly executed Letter of Transmittal, Option Cancellation Agreement, Warrant Cancellation Agreement or Convertible Note Cancellation Agreement, as applicable), held by the Equity Right Holder, the Equity Right Holder is not a party to any option, warrant, right, contract, call, put or other agreement or commitment providing for the disposition or acquisition of any securities of the Company; (ii) the description of the 2018 Warrant Right set forth in Exhibit A is correct and complete and represents all of the outstanding warrants owned or held by the Equity Right Holder as of the date of this Agreement, and the Equity Right Holder does not own or have any right to any other warrant, and that the Equity Right Holder has not exercised any warrant prior to the date hereof; (iii) the Equity Right Holder has not exercised or sold, transferred, assigned, pledged or otherwise disposed of any interest in the 2018 Warrant Right (including with respect to any equity purchasable upon exercise of the 2018 Warrant Right), and the 2018 Warrant Right (including with respect to any equity purchasable upon exercise of the 2018 Warrant Right) is not subject to any encumbrance, restriction on transfer, claim, lien, pledge, option, charge, security interest, defect of title or other similar right of any third party, whether arising by operation of law or otherwise; (iv) the Equity Right Holder has the full right, power, authority and legal capacity to execute and deliver this Agreement and the other Transaction Documents to which it is party, to consummate the transactions contemplated hereby and thereby and to perform his, her or its obligations hereunder and under the Merger Agreement and the other Transaction Documents, and assuming due authorization, execution and delivery by the other parties thereto, this Agreement and the other Transaction Documents to which it is party constitute the legal, valid and binding obligations of the Equity Right Holder and each enforceable in accordance with their respective terms and conditions (except as such enforceability may be limited by bankruptcy, insolvency, moratorium or similar Laws affecting creditor’s rights generally and by general equitable principles); (v) the execution and delivery by the Equity Right Holder of this Agreement and the other Transaction Documents to which it is party, and the consummation of the transactions contemplated hereby and thereby or the performance of any obligations under any other Transaction Document to which it is party, will not (A) violate or conflict any provisions of the Equity Right Holder governing documents, if applicable, (B) violate, conflict with or result in a violation of, or constitute a default (whether after the giving of notice, lapse of time or both) under any provision of any Law to which the Equity Right Holder is subject, or (C) violate, conflict with

4 or result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, result in or create in any Person the right to accelerate, terminate, modify or cancel, require any notice, authorization or consent under any agreement by which the Equity Right Holder is a party, or by which any of the Equity Right Holder’s assets or properties are bound. The Equity Right Holder is not required to give any notice to, make any filing with, or obtain any authorization, consent or approval of any Governmental Authority in connection with its execution and delivery of this Agreement or the other Transaction Documents; (vi) there is, and there has been, no Actions, whether written or oral, pending or, threatened against, related to or affecting the Equity Right Holder, at law or in equity, by or before a third Person or a Governmental Authority, that would adversely affect or delay, hinder or prevent the performance by the Equity Right Holder of its obligations under this Agreement or to consummate the transactions contemplated hereby or the Merger Agreement, including the Merger; (vii) the Equity Right Holder has or will have no obligation to pay any fees, commissions or other compensation to any broker, finder, investment banker, financial advisor, agent or other similar Person with respect to the transactions contemplated by this Agreement, the Merger Agreement or any other document contemplated hereby or thereby based on any contract to which the Equity Right Holder is a party or that is otherwise binding upon the Equity Right Holder; (viii) The Equity Right Holder (A) has received and had the opportunity to review a copy of the Merger Agreement, and has had an opportunity to ask questions and receive answers concerning the terms and conditions of the Merger Agreement, (B) hereby acknowledges that it has adequate information concerning the business and financial condition of the Company to make an informed and adequate decision regarding the Merger independently without reliance on the Company or any other Equity Right Holder and has made its own analysis and decision to approve the Merger and the Merger Agreement and to execute this Agreement, and (C) has consulted with (or has had the opportunity to but has decided not to) his, her or its own legal counsel and financial advisors regarding this Agreement; and (ix) All of the representations and warranties of the Equity Right Holder set forth in this Agreement shall survive the Closing and continue in full force and effect, until the date that is ninety (90) days following the expiration of the last statute of limitation applicable thereto, and the Equity Right Holder agrees that all covenants and agreements of Equity Right Holder set forth in this Agreement shall survive the Closing and continue in full force and effect after the Closing indefinitely until fully performed. 3. INDEMNIFICATION; EQUITYHOLDER REPRESENTATIVE The Equity Right Holder has received, had the opportunity to review and has reviewed (or has voluntarily forgone such opportunity) a copy of the Merger Agreement and hereby acknowledges, confirms and agrees that the Equity Right Holder shall be bound by the provisions thereof in his, her or its capacity as an Equityholder and an Equity Right Holder thereunder, including, without limitation, (i) Article II of the Merger Agreement and (ii) Article X of the Merger Agreement (including the indemnification provisions in Section 10.01(e) of the Merger Agreement regarding the Equityholder Representative), as if the Equity Right Holder were a party to the Merger Agreement. The Equity Right Holder acknowledges that he, she or it has had an opportunity to read, and understands, the Merger Agreement and acknowledges that the Equity Right Holder will be responsible on the terms and subject to the conditions and limitations set forth in the Merger Agreement.

5 The Equity Right Holder hereby agrees to indemnify, defend and hold harmless any Releasee (as defined below) from and against any and all damages, Liabilities, obligations, awards, fines, judgments, administrative orders, remediation requirements, suits, actions, causes of action, enforcement actions, claims, demands, deficiencies, losses, costs, wages, penalties, charges, liquidated damages, expenses, assessments, taxes, interest and penalties, including, but not limited to, reasonable attorneys’ fees and expenses paid, incurred, suffered or sustained by any Releasee, directly or indirectly, arising out of or resulting from (i) any breach of, or inaccuracy in, any of the representations or warranties made by the Equity Right Holder in this Agreement, or (ii) any breach by the Equity Right Holder of any covenant or agreement in this Agreement. By executing this Agreement, the Equity Right Holder hereby irrevocably nominates, constitutes and appoints the Equityholder Representative, as set forth in Section 10.01 of the Merger Agreement, as the Equity Right Holder’s representative, agent, agent for service of process, and true and lawful attorney- in-fact, with full power of substitution, to act in the name, place and stead of the Equity Right Holder for all purposes in connection with the Merger Agreement and the agreements ancillary thereto, and the taking by the Equityholder Representative of any and all actions (whether prior to, contemporaneously with, or after such nomination, constitution and appointment) and the making of any decisions required or permitted to be taken or made by the Equityholder Representative in connection with the Merger Agreement, which in each case and as applicable shall have accordingly been deemed ratified by the Equity Right Holder, including the exercise of the power to execute, deliver, acknowledge, certify and file (in the name of any or all of the Equityholders or otherwise) any and all documents and to take any and all actions that the Equityholder Representative may, in its sole discretion, determine to be necessary, desirable or appropriate on or after the date hereof, including the power to act on behalf of the Equity Right Holder in any Action involving any of the Transaction Documents and the power to authorize the distribution of (after payment of any unpaid expenses chargeable to Equity Right Holder in connection with the Transactions), all amounts payable to the Equity Right Holder under the terms of the Merger Agreement. 4. WITHHOLDING The Company, the Equityholder Representative, Purchaser and the Surviving Corporation, and each of their Affiliates and Representatives, shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable to Equity Right Holder such amounts as are required to be deducted or withheld therefrom under any provision of federal, state, local or foreign Tax Law or under any other Laws or orders (such amounts required to be deducted and withheld “Withholding Taxes”). Any Withholding Taxes so deducted or withheld shall be treated for all purposes under the Merger Agreement as having been paid to Equity Right Holder. None of the Company, the Equityholder Representative, Purchaser, the Surviving Corporation, or any of their Affiliates and Representatives make any representation as to the tax consequences to Equity Right Holder of the transactions contemplated by this Agreement, which consequences shall be the sole responsibility of Equity Right Holder. 5. CONFIDENTIALITY From and after the date hereof, the Equity Right Holder shall, and shall cause its representatives and Affiliates to, (a) keep confidential all information and materials of or regarding (i) the Purchaser, the Surviving Corporation and any of their respective Affiliates, and (ii) the Merger Agreement, each of the Transaction Documents and each other agreement, instrument, document or certificate required or contemplated to be entered into under the terms of the Merger Agreement or the Transaction Documents and the Transactions (except to the extent (A) disclosure of such information is required by law or (B) the information becomes publicly known except through the actions or inactions of the Equity Right Holder or its representatives or Affiliates) and (b) promptly deliver to the Purchaser or the Surviving Corporation or destroy (at the Purchaser’s option) any such information covered by the immediately foregoing clause (a)(i) that remains in such person’s or entity’s possession or control; provided that, in the event the Equity Right

6 Holder or any of its representatives or Affiliates are required by law to disclose any such information, such person or entity shall promptly notify the Purchaser in writing in advance of such disclosure, which notification shall include the nature of the legal requirement and the extent of the required disclosure, and shall reasonably cooperate with the Purchaser to preserve the confidentiality of such information consistent with applicable law; provided, further, that nothing herein will be deemed to restrict or limit disclosures by the Equity Right Holder to paid legal, accounting, tax and financial advisers to the extent reasonably necessary for any such adviser to perform its paid legal, accounting, tax and financial services, respectively, for the Equity Right Holder and as long as such advisor is subject to confidentiality obligations substantially similar to those provided in this paragraph with respect thereto. From and after the date hereof, the Equity Right Holder will not, and will cause its representatives and Affiliates not to, directly or indirectly, make or publish, verbally or in writing, any negative or disparaging statements or communications concerning Purchaser, the Company or any of their respective Affiliates or Subsidiaries, any of their respective services, products or practices, or their respective representatives or direct or indirect equityholders, which statements are or are reasonably likely to be construed as being injurious to the best interests of such Person, including statements alleging that such Person has acted improperly, illegally or unethically or has engaged in business practices which are improper, illegal or unethical, at any time from and after the Effective Time; provided that nothing herein will be deemed to restrict or limit the Equity Right Holder or any of the Equity Right Holder’s representatives or Affiliates from engaging in disclosures by the Equity Right Holder (or his, her or its Affiliates) to any governmental agency in connection with filing a charge, cooperating with or participating in an investigation or proceeding, or reporting a suspected violation of Law. 6. RELEASE OF CLAIMS Effective as of the Effective Time, the Equity Right Holder, on behalf of the Equity Right Holder and each of the Equity Right Holder’s Affiliates and Representatives (each, a “Releasor”), hereby unconditionally and irrevocably acquits, remises, discharges and forever releases Purchaser, Merger Sub and the Company and their respective Affiliates (including, from and after the Effective Time, the Surviving Corporation), and each Representative of each of the foregoing Persons (collectively, the “Releasees”), from any and all claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorneys’ fees and costs incurred) of whatsoever kind or nature, including those arising under any Law or Contract, both at law and in equity, which any Releasor, or any of their respective heirs, executors, administrators or assigns, now has, has ever had, or may hereafter have against any Releasee arising contemporaneously with or prior to the Effective Time or on account of or arising out of any matter, cause, event or circumstance occurring contemporaneously with or prior to the Effective Time (all of the foregoing collectively referred to herein as the “Released Claims”), expressly excluding (i) any claims arising as a result of any breach of the Merger Agreement or any of the other Transaction Documents, and (ii) any rights that may not be released under applicable Law. The Equity Right Holder, on behalf of the Equity Right Holder and the other Releasors, hereby irrevocably covenants to refrain from, directly or indirectly, asserting any Released Claim, or commencing, instituting, or causing to be commenced, any action, claim or proceeding of any kind against any Releasee, based upon any matter released hereby. The Equity Right Holder, on behalf of the Equity Right Holder and the other Releasors, hereby acknowledges and intends that the foregoing release shall be effective as a bar to each and every one of the Released Claims. Each of the Equity Right Holder, on behalf of the Equity Right Holder and the other Releasors, expressly consents that the foregoing release shall be given full force and effect in accordance with each and every express term or provision thereof, including those relating to any Released Claim and any unknown and unsuspected claims (notwithstanding any state statute that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated claims). Without limiting the generality of the foregoing, the Equity Right Holder, on behalf of the Equity Right Holder and the other

7 Releasors, shall be deemed to relinquish, to the extent it is applicable, and to the full extent permitted by applicable Law, the provisions, rights and benefits of Section 1542 of the California Civil Code (“Section 1542”), which provides: A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY. The Equity Right Holder, on behalf of the Equity Right Holder and the other Releasors, hereby waives, to the extent applicable, and to the fullest extent permitted by applicable Law, the provisions, rights and benefits conferred by any Law of any state or territory of the United States, including any principle of common law, which is similar, comparable or equivalent to Section 1542. The Equity Right Holder, on behalf of the Equity Right Holder and the other Releasors, acknowledges and agrees that the foregoing waiver is an essential and material term of this Agreement and that, without such waiver, Purchaser and Merger Sub would not have agreed to the terms of the Merger Agreement or this Agreement. The Equity Right Holder acknowledges and agrees that he, she or it (w) has read and understands this release and has been advised to seek legal counsel prior to signing this Agreement and has had ample opportunity to do so, (x) has signed this Agreement, including the provisions herein, freely and voluntarily, and (y) does not rely, and has not relied, on any representation or statement not set forth in this release made by Purchaser, the Merger Sub, the Company or any other Person with regard to the subject matter, basis or effect of this release or otherwise. The Equity Right Holder acknowledges and agrees that the terms and provisions of this Section 6 have been a material inducement to Purchaser, the Company, and Merger Sub to consummate the Transactions, and that each of Purchaser, the Company, and Merger Sub will rely upon this Section 6 in consummating the Transactions. 7. NO TRANSFER OR ASSIGNMENT The Equity Right Holder may not sell, exchange, transfer or otherwise dispose of his, her or its right to receive the 2018 Warrant Right Payment or any portion thereof. Any transfer in violation of this Section 7 shall be null and void and need not be recognized by the Company or Purchaser. 8. RESERVED. 9. EQUITY RIGHT HOLDER RIGHTS Equity Right Holder shall have no rights as an equityholder of the Company, Purchaser, or any of their respective Affiliates. No provision of the 2018 Warrant Right, this Agreement or the Merger Agreement shall be interpreted to impose an obligation on the Company, Purchaser, Merger Sub or any of their respective Affiliates to accept, agree to or otherwise consummate the Merger or any transaction. 10. OTHER TERMS AND CONDITIONS Except as otherwise provided herein, this Agreement shall be effective immediately upon the execution and delivery of this Agreement by the parties hereto. This Agreement is irrevocable by the Equity Right Holder after he, she or it has executed and delivered it to the Company. Notwithstanding the foregoing, this Agreement is expressly conditioned upon the consummation of the Merger as contemplated

8 in the Merger Agreement, and shall automatically become null and void ab initio upon termination of the Merger Agreement for any reason prior to the Closing. This Agreement constitutes the entire agreement between the parties hereto relating to the transactions contemplated hereby and supersedes any other agreements, whether written or oral, that may have been made or entered into by or among any of the parties hereto or any of their respective subsidiaries relating to the transactions contemplated hereby; provided that, for the avoidance of doubt, nothing herein is intended to amend, modify or supersede the Merger Agreement, and the Equity Right Holder’s right to receive the 2018 Warrant Right Payment shall be subject to the applicable terms and conditions set forth in the Merger Agreement. This Agreement may be amended, or any provision of this Agreement may be waived, only upon the written approval of each party hereto (or, in the case of a waiver, by the party hereto so waiving). The Agreement is executed voluntarily by the Equity Right Holder without any duress or undue influence. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement. All authority conferred in this Agreement shall survive the death or incapacity of the Equity Right Holder, and all obligations of the Equity Right Holder hereunder shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the Equity Right Holder; provided, that the Equity Right Holder may not assign, delegate or otherwise transfer any of the Equity Right Holder’s rights or obligations under this Agreement without the prior written consent of Purchaser and the Company (and Purchaser shall be an express third party beneficiary of this provision). All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the schedules and exhibits hereto shall be governed by, and construed in accordance with, the Laws of the state of Delaware without giving effect to any choice of law or conflict of law rules or provisions (whether of the state of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the state of Delaware. In furtherance of the foregoing, the internal Laws of the state of Delaware shall control the interpretation and construction of this Agreement (and all schedules and exhibits hereto), even though under that jurisdiction’s choice of law or conflict of law analysis, the substantive Laws of some other jurisdiction would ordinarily apply. EACH OF THE PARTIES IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF DELAWARE FOR THE PURPOSES OF ANY ACTION ARISING OUT OF THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY. EACH OF THE PARTIES FURTHER AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY U.S. REGISTERED MAIL TO SUCH PARTY’S ADDRESS SET FORTH ON THE SIGNATURE PAGES HERETO SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY ACTION IN THE STATE OF DELAWARE WITH RESPECT TO ANY MATTERS TO WHICH IT HAS SUBMITTED TO JURISDICTION IN THIS PARAGRAPH. EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY ACTION UNDER THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF DELAWARE, AND HEREBY AND THEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. AS A SPECIFICALLY BARGAINED FOR INDUCEMENT FOR EACH OF THE PARTIES TO ENTER INTO THIS AGREEMENT (AFTER HAVING THE OPPORTUNITY TO CONSULT WITH

9 COUNSEL), EACH PARTY HERETO EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY, TO THE EXTENT PERMISSIBLE UNDER APPLICABLE LAW. The Equity Right Holder agrees and acknowledges that all of the Releasees that are not party hereto shall be express third party beneficiaries of this Agreement, and accordingly, shall have the right to rely on this Agreement and enforce this Agreement against Equity Right Holder directly with respect to a breach of any provision contained herein, including, without limitation, the acknowledgements of the Equity Right Holder made in Section 1, the representations and warrants of the Equity Right Holder made in Section 2, the release in Section 6 and, as it relates to Purchaser, the consent right to assignment referenced above. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopy or by electronic delivery in Adobe PDF or other electronic format based on common standards will be effective as delivery of a manually executed counterpart of this Agreement. (Description of 2018 Warrant Right and Signature Page Follows)

[Signature Page to Equity Right Cancellation Agreement] IN WITNESS WHEREOF, the parties hereto have executed and delivered this Equity Right Cancellation Agreement as of the date first set forth above. MOVE EZ, INC. By: Name: Title: Address

[Signature Page to Equity Right Cancellation Agreement] IN WITNESS WHEREOF, the parties hereto have executed and delivered this Equity Right Cancellation Agreement as of the date first set forth above. EQUITY RIGHT HOLDER By: Name: Title: Address

EXHIBIT A – DESCRIPTION OF 2018 WARRANT RIGHT In connection with the Merger, the Equity Right Holder hereby surrenders all rights under the 2018 Warrant Right described below in exchange for the 2018 Warrant Right Payment, payable in accordance with the terms of this Agreement and the Merger Agreement. Equity Right Holder: [Insert Name] Date of 2018 Warrant Right Total Shares of Series Seed Preferred Stock Subject to 2018 Warrant Right Exercise Price Per Share $1.527669